UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

ACREAGE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

No securities regulatory authority or stock exchange in Canada, the United States or any other jurisdiction has expressed an opinion about, or passed upon the fairness or merits of, the transactions described in this document, the securities offered pursuant to such transactions or the adequacy of the information contained in this document and it is an offense to claim otherwise.
NOTICE OF SPECIAL MEETING OF FLOATING SHAREHOLDERS
to be held March 15, 2023
and
PROXY STATEMENT AND MANAGEMENT INFORMATION CIRCULAR
with respect to a proposed
ARRANGEMENT
involving
ACREAGE HOLDINGS, INC.,
HOLDERS OF CLASS D SUBORDINATE VOTING SHARES OF ACREAGE HOLDINGS, INC.,
CANOPY GROWTH CORPORATION and
CANOPY USA, LLC
RECOMMENDATION TO FLOATING SHAREHOLDERS:
THE BOARD OF DIRECTORS OF ACREAGE HOLDINGS, INC. RECOMMENDS THAT FLOATING SHAREHOLDERS VOTE IN FAVOUR OF THE ARRANGEMENT RESOLUTION
February 14, 2023

These materials are important and require your immediate attention. They require holders (the “Floating Shareholders”) of Class D subordinate voting shares of Acreage Holdings, Inc. (“Acreage”) to make important decisions. If you are in doubt as to how to make such decisions, please contact your financial, legal or other professional advisor.

The accompanying proxy statement and management information circular is dated February 14, 2023 and is first being mailed to Floating Shareholders on or about February 22, 2023.

If you have any questions or require assistance, please contact Morrow Sodali, the strategic shareholder advisor and proxy solicitation agent for Acreage, by telephone at 1.888.444.0623 toll-free in North America (+1.289.695.3075 collect) or by e-mail at assistance@morrowsodali.com, or your professional advisor.

If you have any questions please contact Morrow Sodali at 1.888.444.0623 toll-free in North America or 1.289.695.3075 outside of North America or by email at assistance@morrowsodali.com.
Please visit http://investors.acreageholdings.com/ for additional information.

February 14, 2023
Dear Floating Shareholder:
The Board of Directors (the “Acreage Board”) of Acreage Holdings, Inc. (“Acreage”) invites you to attend the special meeting (the “Meeting”) of holders (the “Floating Shareholders”) of Acreage’s issued and outstanding Class D subordinate voting shares (the “Floating Shares”) to be held at 12:00 p.m. (New York time) on March 15, 2023. The Meeting will be held in a virtual format via live webcast online at web.lumiagm.com/244671399 (password: acreage2023). Floating Shareholders will not need, or be able to, physically attend the Meeting. Floating Shareholders will have an equal opportunity to attend, ask questions and vote at the Meeting online regardless of their geographic location or equity ownership.
On October 24, 2022, Acreage entered into an arrangement agreement (the “Floating Share Arrangement Agreement”) with Canopy Growth Corporation (“Canopy”) (TSX: WEED, NASDAQ: CGC) and Canopy USA, LLC (“Canopy USA”), pursuant to which, subject to approval of the Floating Shareholders and the terms and conditions of the Floating Share Arrangement Agreement, Canopy USA will acquire all of the issued and outstanding Floating Shares by way of a court-approved plan of arrangement (the “Floating Share Arrangement”). Pursuant to the Floating Share Arrangement, Canopy USA will acquire all of the issued and outstanding Floating Shares on the basis of 0.45 of a common share of Canopy (each whole share, a “Canopy Share”) for each Floating Share held at the time of the acquisition of the Floating Shares (the “Consideration Shares”).
At the Meeting, you will be asked to consider and approve a special resolution authorizing and approving the Floating Share Arrangement.
Please complete the enclosed form of proxy and submit it to our transfer agent and registrar, Odyssey Trust Company, as soon as possible but not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting or any adjournment or postponement thereof.
In accordance with the terms of the Floating Share Arrangement Agreement, Canopy irrevocably waived its option to acquire the Floating Shares under the plan of arrangement implemented on September 23, 2020 involving Canopy and Acreage (the “Existing Arrangement”) pursuant to the arrangement agreement between Canopy and Acreage dated April 18, 2019, as amended (the “Existing Arrangement Agreement”).
In accordance with the terms of the Floating Share Arrangement Agreement, Canopy will, subject to the terms and conditions therein, exercise its option pursuant to the Existing Arrangement Agreement (the “Fixed Call Option”) to acquire Acreage’s outstanding Class E subordinate voting shares (the “Fixed Shares”), representing approximately 70% of the total shares of Acreage (the “Acreage Shares”) as at the date hereof, at a fixed exchange ratio of 0.3048 of a Canopy Share for each Fixed Share held, such exercise to occur no later than five business days following the satisfaction of all required conditions. Canopy has announced that it expects Canopy USA to complete the acquisition of the Floating Shares under the Floating Share Arrangement immediately prior to completion of the acquisition of the Fixed Shares pursuant to the Fixed Call Option. Completion of the acquisition of the Fixed Shares following exercise of the Fixed Call Option is subject to the satisfaction or waiver of certain conditions set forth in the Existing Arrangement Agreement.
Upon completion of: (i) the acquisition of the Floating Shares pursuant to the Floating Share Arrangement; and (ii) the acquisition of the Fixed Shares pursuant to the Existing Arrangement, Canopy USA will own 100% of the issued and outstanding Acreage Shares.
The Acreage Board and a special committee comprised of three independent members of the Acreage Board (the “Special Committee”) considered alternatives and a number of factors with respect to the Floating Share Arrangement including, among others, the following:

(a)
Increased Liquidity.   The Canopy Shares to be received by Floating Shareholders in accordance with the Floating Share Arrangement are expected to provide increased liquidity to Floating Shareholders. Canopy Shares trade an average of more than $50 million a day in value, compared to less than $0.1 million in value for each of the Fixed Shares and Floating Shares. Under the Existing Arrangement, Canopy is not obligated to acquire the Floating Shares but rather Canopy held an option to acquire the Floating Shares at a minimum price of $6.41 per Floating Share. Given the current and expected trading price of the Floating Shares, Canopy advised Acreage that it would not be exercising its option to acquire the Floating Shares under the Existing Arrangement. If the Fixed Shares were acquired upon exercise of the Fixed Call Option under the Existing Arrangement and the Floating Shares were not acquired, Floating Shareholders would have the risk of holding potentially illiquid shares in a company with a 70% majority shareholder.

(b)
Compelling Value Relative to Alternatives.   Prior to entering into the Floating Share Arrangement Agreement, the Acreage Board and the Special Committee, with the assistance of their respective financial and legal advisors, and based upon their collective knowledge of the business, operations, financial condition, earnings and prospects of Acreage, and their collective knowledge of the current and prospective environment in which Acreage operates (including economic and market conditions), assessed the relative benefits and risks of various alternatives reasonably available to Floating Shareholders given that prior to the Floating Share Arrangement Agreement, Canopy was not obligated to acquire the Floating Shares. The Acreage Board and the Special Committee considered alternatives, including continued execution of Acreage’s existing business operations and plans, assuming no exercise of the Fixed Call Option, and the possibility of soliciting other potential liquidity events for the Floating Shares, the latter being constrained by the terms of the Existing Arrangement Agreement and the right of Canopy to exercise the Fixed Call Option independent of its obligations with respect to the Floating Shares. As part of that evaluation process, the Special Committee and the Acreage Board unanimously (with the exception of directors who disclosed their interest in the Floating Share Arrangement or the connected transactions and abstained from voting thereon) concluded that: (i) to continue as a stand-alone publicly traded company, Acreage would need to raise capital due to the nature of Acreage’s business and its cash flow requirements; and (ii) Acreage’s ability to execute on its existing strategic plan would be negatively affected by the anticipated difficulty and cost of obtaining capital given the challenges associated with the current capital market environment for cannabis issuers and the restrictions imposed upon Acreage’s ability to operate its business under the Existing Arrangement Agreement.

(c)
Continued Industry Participation.   If the Floating Share Arrangement is completed, Floating Shareholders will have the opportunity to remain invested in the high-growth cannabis industry through their ownership of Canopy Shares. Canopy is one of the world’s largest cannabis operators.

(d)
Participate at the Onset of Canopy USA.   Upon completion of the Floating Share Arrangement, it is expected that Acreage will be able to immediately leverage Canopy’s strategic platform in the United States and participate in the revenues, costs and operational synergies expected to be achieved by Canopy USA. Upon completion of the Floating Share Arrangement, it is expected that Canopy’s brand position will be strengthened if and when the cultivation, distribution and possession of cannabis become federally permissible in the United States.

(e)
Strategic Alternatives and Business Costs.   While the Acreage Board remained positive with respect to Acreage’s short-term and long-term prospects and its strategic business plan, the Acreage Board determined that the Floating Share Arrangement is the best alternative available to Acreage. In particular, the commitment to cause Canopy USA to acquire the Fixed Shares and the Floating Shares: (i) will eliminate Acreage’s ongoing costs and related reporting requirements of a public company; (ii) will eliminate the complications associated with public shareholders holding a class of shares representing a minority of Acreage’s total outstanding shares; and (iii) is expected to provide Acreage with an enhanced platform and support to enable Acreage to execute on its strategic plan should Canopy USA determine to do so. Given the current market dynamics and restrictions arising from the Existing Arrangement, should Acreage not pursue the Floating Share Arrangement, there is significant execution risk inherent in the strategic plan given the associated capital requirements.

(f)
Access to Capital.   Concurrently with the execution of the Floating Share Arrangement Agreement,

Canopy consented to the Amended Credit Facility. The Amended Credit Facility provides, subject to the satisfaction of certain terms and conditions, Acreage with an additional $25 million for immediate draw. The Amended Credit Facility provides capital for Acreage to execute its expansion plans, with additional capital and more flexibility pursuant to the Amended Credit Facility (including the waiver of certain financial covenants through Q1 2024).
(g)
Support of Floating Shareholders.   Certain directors and current and former officers of Acreage entered into voting support agreements pursuant to which they each agreed, among other things and subject to the terms of their respective agreements, to vote all of the Floating Shares held by them in favour of the Floating Share Arrangement.

(h)
Superior Proposal.   Pursuant to the Floating Share Arrangement Agreement, the Acreage Board remains able to respond to an unsolicited written Acquisition Proposal (as defined in the Circular) on the specific terms and conditions set forth in the Floating Share Arrangement Agreement.

For additional information with respect to these and other anticipated benefits of the Floating Share Arrangement, see the section in the proxy statement and management information circular accompanying this letter (the “Circular”) entitled “The Floating Share Arrangement — Reasons for the Floating Share Arrangement”.
To be adopted, the special resolution approving the Floating Share Arrangement (the “Arrangement Resolution”) must be approved by: (i) at least 66 2∕3% of the votes cast by Floating Shareholders, present virtually or represented by proxy and entitled to vote at the Meeting; and (ii) in accordance with Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions (“MI 61-101”), a simple majority of votes cast by the Floating Shareholders, present virtually or represented by proxy and entitled to vote at the Meeting, excluding the votes in respect of Floating Shares cast by any “interested party”, any “related party” of an “interested party” or any “joint actor” (as such terms are defined in MI 61-101) (together, the “Interested Parties”). Abstentions and broker non-votes will not have any effect on the approval of the Arrangement Resolution. The votes attaching to the Floating Shares held by the Interested Parties will be excluded for the purposes of determining whether “minority approval” has been obtained for the purposes of MI 61-101.
Eight Capital delivered an opinion dated October 24, 2022 to the Special Committee which states that, as of the date thereof, and based upon and subject to the assumptions, qualifications and limitations contained therein, the number of Canopy Shares per Floating Share to be received by the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) (the “Eight Capital Fairness Opinion”).
In addition, the Acreage Board received an opinion from Canaccord Genuity Corp. (“Canaccord Genuity”), which states that, as of the date thereof, and based upon and subject to the assumptions, qualifications, explanations and limitations set forth therein, and such other matters as Canaccord Genuity considered relevant, the number of Consideration Shares to be received by Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) (the “Canaccord Genuity Fairness Opinion” and, together with the Eight Capital Fairness Opinion, the “Fairness Opinions”).
After consulting with Acreage management and receiving advice and assistance from its financial and legal advisors, and after careful consideration of alternatives and a number of factors, including, among others, receipt of the unanimous recommendation from the Special Committee, the Fairness Opinions and the factors set out in the Circular under the heading “Reasons for the Floating Share Arrangement”, the Acreage Board unanimously (with the exception of Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each having declared their interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained from voting in respect thereof) determined that the Floating Share Arrangement and entry into the Floating Share Arrangement Agreement are in the best interests of Acreage and are fair to Floating Shareholders and recommend that Floating Shareholders vote FOR the Arrangement Resolution. The accompanying Circular describes the background to the Acreage Board’s determinations and recommendations.

The accompanying Circular contains a detailed description of the Floating Share Arrangement and includes other information to assist you in considering the matters to be voted upon which we encourage you to carefully consider. If you require assistance, you should consult your financial, tax, legal and other professional advisors.
Your vote is important regardless of the number of Floating Shares you own.   All Floating Shareholders are encouraged to take the time to complete, sign, date and return the applicable form of proxy in accordance with the instructions set out therein and in the accompanying Circular so that your Floating Shares are voted at the Meeting in accordance with your instructions. If you are a non-registered Floating Shareholder and hold your Floating Shares through a broker, custodian, nominee or other intermediary, please follow their instructions.
Please vote as soon as possible.
While certain matters, such as the timing of the receipt of court approval and the satisfaction of certain other conditions, are beyond Acreage’s control, if the requisite approvals are obtained from Floating Shareholders, it is anticipated that the Floating Share Arrangement will be completed in the second half of 2023.
If you have any questions regarding the submission of your proxy, please contact Odyssey Trust Company, at its North American toll-free number: 1-888-290-1175 or Morrow Sodali, the strategic advisor and the proxy solicitation agent for Acreage, by telephone at 1.888.444.0623 toll-free in North America (1.289.695.3075 collect) or by e-mail at assistance@morrowsodali.com.
On behalf of Acreage, I would like to thank all Acreage shareholders for your ongoing support.
Sincerely,
“Peter Caldini”

Peter Caldini
Chief Executive Officer
Acreage Holdings, Inc.
If you have any questions please contact Morrow Sodali at 1.888.444.0623 toll-free in North America or 1.289.695.3075 outside of North America or by email at assistance@morrowsodali.com.
Please visit http://investors.acreageholdings.com/ for additional information.

TO BE COUNTED VOTES MUST BE RECEIVED BY ODYSSEY TRUST COMPANY NO LATER THAN 12:00 P.M. (EASTERN STANDARD TIME) ON MARCH 13, 2023
The time limit for the deposit of proxies/voting instruction forms may be waived or extended by the Chair of the Meeting at his discretion without notice.
In order to ensure that your proxy/voting instruction form is received in time for Acreage Holdings, Inc.’s Special Shareholder Meeting to be held on March 15, 2023, we recommend that you vote in any of the following ways:
VOTING METHOD	BENEFICIAL (NON-REGISTERED) SHAREHOLDERS If your shares are held with a broker, bank or other intermediary	REGISTERED SHAREHOLDERS If your shares are registered in your name and represented by a physical certificate or a DRS advice
	BY INTERNET Go to www.proxyvote.com and follow the instructions. You will need your 16-digit control number found on your voting instruction form.	Go to https://login.odysseytrust.com/pxlogin and follow the instructions. You will need your 12-digit control number, which is on your proxy form.
	BY PHONE: Canada: In English: 1-800-474-7493 In French: 1-800-474-7501 U.S.A.: 1-800-454-8683	N/A
	BY FACSIMILE: Canada: Fax your voting instruction form to 1-905-507-7793 or toll-free to 1-866-623-5305 in order to ensure that your vote is received before the deadline.	N/A
	BY MAIL Complete and return the voting instruction form and return it in the envelope provided.	Complete, sign and date your proxy form and return it in the envelope provided or mail to: Odyssey Trust Company Attention: Proxy Department 323 – 409 Granville Street, Vancouver, BC V6C 1T2
If you have any questions please contact Morrow Sodali at 1.888.444.0623 toll-free in North America or 1.289.695.3075 outside of North America or by email at assistance@morrowsodali.com.
Please visit http://investors.acreageholdings.com/ for additional information.

NOTICE OF MEETING
NOTICE IS HEREBY GIVEN that a special meeting (the “Meeting”) of the holders (the “Floating Shareholders”) of Class D subordinate voting shares (the “Floating Shares”) of Acreage Holdings, Inc. (“Acreage” or the “Company”) will be held on March 15, 2023 at 12:00 p.m. (New York time) for the following purposes:

1.
to consider pursuant to an interim order of the Supreme Court of British Columbia (the “Court”) dated January 18, 2023, as varied on February 13, 2023 to amend the Record Date (as defined below), the date of the Meeting, the date of the hearing for the Final Order (as defined below) approving the Floating Share Arrangement (as defined below) and any related timelines (the “Interim Order”) and, if thought advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”), the full text of which is set forth in Appendix “B” to the accompanying proxy statement and management information circular (the “Circular”), authorizing and approving, among other things, an arrangement (the “Floating Share Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) (the “BCBCA”) involving Acreage, Canopy Growth Corporation (“Canopy”) and Canopy USA, LLC (“Canopy USA”), as more particularly set out in the Circular under the heading “The Floating Share Arrangement”; and

2.
to transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

The Circular provides additional information relating to the matters to be addressed at the Meeting, including the Floating Share Arrangement.
The full text of the plan of arrangement (the “Floating Share Plan of Arrangement”) effecting the Floating Share Arrangement and the Interim Order are attached to the Circular as Appendix “C” and Appendix “F”, respectively. A copy of the Floating Share Arrangement Agreement has been filed under Acreage’s profile on SEDAR at www.sedar.com and with the SEC and available on EDGAR at www.sec.gov/edgar.
Additional information relating to the matters to be brought before the Meeting is set forth in the Circular which accompanies this Notice.
The Company’s board of directors (the “Acreage Board”) unanimously (with the exception of Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each of whom declared their interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained from voting in respect thereof) recommends that Floating Shareholders vote FOR the Arrangement Resolution. It is a condition to the completion of the Floating Share Arrangement that the Arrangement Resolution is adopted at the Meeting.
The Acreage Board fixed February 10, 2023 as the record date for the Meeting (the “Record Date”). Floating Shareholders of record at the close of business on the Record Date are entitled to notice of the Meeting and to vote thereat or at any adjournment or postponement thereof on the basis of one vote for each Floating Share held. To be adopted, the Arrangement Resolution must be approved by: (i) at least 66 2∕3% of the votes cast by Floating Shareholders, present virtually or represented by proxy and entitled to vote at the Meeting; and (ii) in accordance with Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions (“MI 61-101”), a simple majority of votes cast by the holders of Floating Shares, present virtually or represented by proxy and entitled to vote at the Meeting, excluding the votes cast by any “interested party”, any “related party” of an “interested party” or any “joint actor” (as such terms are defined in MI 61-101) (together, the “Interested Parties”). Abstentions and broker non-votes will not have any effect on the approval of the Arrangement Resolution. The votes attaching to the Floating Shares held by the Interested Parties will be excluded for the purposes of determining whether “minority approval” has been obtained for the purposes of MI 61-101.
Meeting Format
The Company is holding the Meeting as a virtual meeting, which will be conducted via live webcast. Floating Shareholders will not need, or be able, to attend the Meeting in person.

Acreage will be holding the Meeting in a virtual only format. Floating Shareholders will not need, or be able, to attend the Meeting in person. Registered Floating Shareholders (“Registered Shareholders”) and duly appointed proxyholders are entitled to vote at the Meeting either by attending virtually or by submitting a form of proxy, as described in the Circular under the headings, “General Proxy Information” and “How to Vote Your Shares”.
In order to attend, participate in (including asking questions at the Meeting) or vote at the Meeting, Registered Shareholders and duly appointed proxyholders must have a valid username. Guests are welcome to attend and view the webcast, but will be unable to participate in or vote at the Meeting. To join as a guest please visit the Meeting online at web.lumiagm.com/244671399 and select “Join as a Guest” when prompted.
Non-registered Floating Shareholders (being beneficial Floating Shareholders who hold their Floating Shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary) who have not duly appointed themselves as proxyholder will be able to attend the Meeting as a guest and view the webcast but will not be able to participate in or vote at the Meeting. Registered Shareholders may attend, participate in and vote at the Meeting or may be represented by proxy. Registered Shareholders and duly appointed proxyholders will be able to access the Meeting at web.lumiagm.com/244671399. Registered Shareholders may enter the Meeting by clicking “I have a login” and entering a username and password before the start of the Meeting.
Registered Shareholders: The control number located on the form of proxy is the username. The password for the Meeting is “acreage2023” (case sensitive). If as a Registered Shareholder you use your control number to access the Meeting and you have previously voted, you do not need to vote again when the polls open. By voting at the meeting, you will be revoking any and all previously submitted proxies for the Meeting and will be provided with the opportunity to vote by online ballot on the matters put forth at the Meeting. If you do not wish to revoke a previously submitted proxy, you will not be able to participate at the Meeting online and can only attend the Meeting as a guest.
Duly appointed proxyholders: Floating Shareholders who wish to appoint a third-party proxyholder to represent them at the Meeting (including Non-Registered Shareholders who wish to appoint themselves as proxyholder to attend, participate in or vote at the Meeting) MUST submit their duly completed proxy or voting instruction form, as applicable, AND register the proxyholder in advance of the proxy cut-off at 12:00 p.m. (New York time) on March 13, 2023. Following registration of a proxyholder, Odyssey Trust Company will provide duly appointed proxyholders with a username by e-mail after the voting deadline has passed. The password for the Meeting is “acreage2023” (case sensitive). Non-registered Floating Shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting as a guest but will not be able to participate in or vote at the Meeting.
If you are a Registered Shareholder and are unable to attend the Meeting virtually, please exercise your right to vote by completing, signing, dating and returning the applicable accompanying form of proxy to Odyssey Trust Company, the transfer agent of the Company as soon as possible, so that as large a representation as possible may be had at the Meeting. To be valid, completed proxy forms must be signed, dated and deposited with Odyssey Trust Company using one of the following methods:
By Mail or Hand Delivery:	Odyssey Trust Company Attention: Proxy Department 323 – 409 Granville Street, Vancouver, BC V6C 1T2
By Internet:	https://login.odysseytrust.com/pxlogin
Proxies must be deposited with Odyssey Trust Company not later than 12:00 p.m. (New York time) on March 13, 2023, or, if the Meeting is adjourned or postponed, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such reconvened Meeting or any adjournment or postponement thereof. The Chair of the Meeting shall have the discretion to waive or extend the proxy deadlines without notice.
If you are unable to attend the Meeting, we encourage you to complete and return the enclosed form of proxy as soon as possible so that as large a representation as possible may be had at the Meeting. If a Floating

Shareholder receives more than one form of proxy because such holder owns Floating Shares registered in different names or addresses, each form of proxy must be completed and returned in order to ensure all Floating Shares are voted.
Registered Shareholders have the right to dissent with respect to the Arrangement Resolution and, if the Arrangement Resolution is adopted, to be paid the fair value of their Floating Shares in accordance with the provisions of the BCBCA as modified by the Floating Share Plan of Arrangement, the Interim Order and the final order of the Court approving the Floating Share Plan of Arrangement (the “Final Order”), as described in the accompanying Circular under the heading “Dissent Rights”. Failure to strictly comply with the requirements with respect to the dissent rights set forth in the BCBCA, as modified by the Floating Share Plan of Arrangement, the Interim Order and the Final Order may result in the loss of any right to dissent. Persons who are beneficial owners of Floating Shares registered in the name of a broker, custodian, nominee or other intermediary and who wish to dissent must make arrangements for the Floating Shares beneficially owned by them to be registered in their name prior to the time their written objection to the Arrangement Resolution is required to be received by the Company or, alternatively, make arrangements for the registered holder of such Floating Shares to dissent on their behalf.
If you are a Registered Shareholder and receive these materials through your broker or through another intermediary, please complete and return the form of proxy in accordance with the instructions provided to you by your broker or other intermediary, as applicable.
If you have any questions or require assistance, please contact Morrow Sodali, our strategic shareholder advisor and proxy solicitation agent, by telephone at 1.888.444.0623 toll-free in North America (1.289.695.3075 collect calls outside of North America) or by e-mail at assistance@morrowsodali.com, or your professional advisor.
DATED at New York, New York this 14th day of February, 2023.
BY ORDER OF THE BOARD OF DIRECTORS
“Peter Caldini”

Peter Caldini
Chief Executive Officer
Acreage Holdings, Inc.
If you have any questions please contact Morrow Sodali at 1.888.444.0623 toll-free in North America or 1.289.695.3075 outside of North America or by email at assistance@morrowsodali.com.
Please visit http://investors.acreageholdings.com/ for additional information.

QUESTIONS AND ANSWERS ABOUT THE FLOATING SHARE ARRANGEMENT AND THE MEETING
The information contained below is of a summary nature and therefore is not complete. This summary information is qualified in its entirety by the more detailed information contained elsewhere in or incorporated by reference into this Circular, including the Appendices hereto and the form of proxy, each of which are important and should be reviewed carefully. Capitalized terms used in these questions and answers but not otherwise defined herein have the meanings set forth in Appendix “A” — Glossary of Terms in this Circular. See “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors”.
Q&A ON THE FLOATING SHARE ARRANGEMENT
General
Q:
What are the Floating Shareholders being asked to vote on?

A:
Floating Shareholders are being asked to vote on a special resolution, the full text of which is set forth in Appendix “B” to this Circular, authorizing and approving, among other things, the Floating Share Arrangement involving Acreage, Canopy and Canopy USA. If the Floating Share Arrangement is approved by the Floating Shareholders, Canopy USA will acquire all of the issued and outstanding Floating Shares for consideration equal to 0.45 of a Canopy Share in exchange for each Floating Share held.

See “The Floating Share Arrangement — Required Shareholder Approvals” and “The Floating Share Arrangement — Description of the Floating Share Arrangement”.
Q:
What will I receive for my Floating Shares upon completion of the Floating Share Arrangement?

A:
Pursuant to the Floating Share Plan of Arrangement, among other things, Canopy USA will acquire all of the issued and outstanding Floating Shares for consideration equal to 0.45 of a Canopy Share in exchange for each Floating Share held. Upon completion of the Floating Share Arrangement, each Floating Shareholder will no longer hold any Floating Shares, but instead, will hold such number of Canopy Shares as is equal to the number of Floating Shares previously held by the Floating Shareholder, multiplied by the Exchange Ratio. For example, if you currently hold 1,000 Floating Shares, you will hold 450 Canopy Shares upon completion of the Floating Share Arrangement. No fractional Canopy Shares will be issued to a Floating Shareholder pursuant to the terms of the Floating Share Arrangement.

As of the Record Date, the maximum number of Canopy Shares that may be received by the Floating Shareholders pursuant to the terms of the Floating Share Arrangement, and assuming all securities convertible, exchangeable or exercisable for Floating Shares are so converted, exchanged or exercised prior to the closing of the Floating Share Arrangement, is approximately 20,806,461 Canopy Shares.
See “The Floating Share Arrangement — Principal Steps of the Floating Share Arrangement” and “Transaction Agreements — Floating Share Arrangement Agreement — Floating Share Arrangement”.
Q:
What will happen to my Floating Options, Floating Warrants and Floating Share Units pursuant to the Floating Share Arrangement?

A:
Pursuant to the Floating Share Arrangement, commencing at the Effective Time, each Floating Option, Floating Warrant and Floating Share Unit that is outstanding immediately prior to the Effective Time will be exchanged for a Replacement Option, Replacement Warrant and Replacement Share Unit, respectively, to acquire from Canopy such number of Canopy Shares as is equal to: (i) the number of Floating Shares that were issuable upon exercise of such Floating Security immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio (provided that if any holder of Replacement Options, Replacement Warrants or Replacement Share Units, following the exchange pursuant to the terms of the Floating Share Plan of Arrangement, is holding, in aggregate, Replacement Options, Replacement Warrants or Replacement Share Units that would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued pursuant to such Replacement Options,

Replacement Warrants or Replacement Share Units will be rounded down to the nearest whole number). The Replacement Options and Replacement Warrants will provide for an exercise price per Replacement Option or Replacement Warrant (rounded up to the nearest whole cent), as applicable, equal to the quotient obtained when: (i) the exercise price per Floating Share that would otherwise be payable pursuant to the Replacement Option or Replacement Warrant, as applicable, it replaces is divided by (ii) the Exchange Ratio, and any document evidencing a Floating Option or Floating Warrant, as applicable, will thereafter evidence and be deemed to evidence such Replacement Option or Replacement Warrant, respectively.
See “The Floating Share Arrangement — Principal Steps of the Floating Share Arrangement”.
Q:
What happened to the Floating Call Option?

A:
Pursuant to the floating share arrangement agreement, canopy irrevocably waived its floating call option. Subject to the provisions of the Floating Share Arrangement Agreement, the Fixed Call Option pursuant to the Existing Arrangement to acquire all of the issued and outstanding Fixed Shares (following the automatic conversion of the Fixed Multiple Shares), representing approximately 70% of the total issued and outstanding Acreage Shares as of the date hereof, at a fixed exchange ratio of 0.3048 of a Canopy Share for each Fixed Share, is required to be exercised no later than five Business Days following the exchange of all Canopy Shares held by CBG and Greenstar into Exchangeable Canopy Shares.

See “The Floating Share Arrangement — Description of the Floating Share Arrangement”.
Q:
What will happen to my High Street Units and USCo2 Shares following the Floating Share Arrangement?

A:
Concurrently with the execution of the Floating Share Arrangement Agreement, Acreage amended the High Street Operating Agreement to: (i) allow Canopy USA to have a call right on the High Street Units effective immediately following the earlier of the closing of the Floating Share Arrangement or the closing of the Existing Arrangement (rather than the three year anniversary of the closing of the Existing Arrangement) thereby requiring each holder of High Street Units to exchange their High Street Units for Canopy Shares as described in further detail in such amendment; and (ii) make other non-substantive changes agreed upon by Acreage and Canopy which were advisable or necessary in order to carry out the purpose and intention of the transactions contemplated in the Floating Share Arrangement.

The USCo2 Constating Documents will be amended prior to the closing of the Floating Share Arrangement to: (i) allow Canopy USA to have a call right on the USCo2 floating shares effective immediately following the earlier of the closing of the Floating Share Arrangement or the closing of the Existing Arrangement (rather than the three year anniversary of the closing of the Existing Arrangement) thereby requiring each shareholder to exchange their floating shares for Canopy Shares; and (ii) make other non-substantive changes agreed upon by Acreage and Canopy which were advisable or necessary in order to carry out the purpose and intention of the transactions contemplated in the Floating Share Arrangement.
Immediately following the Effective Time, all High Street Units and USCo2 Shares may be exchanged for Floating Shares and Fixed Shares, which will then be exchanged for Canopy Shares on the basis of the Exchange Ratio and the Fixed Exchange Ratio, as applicable. Upon the closing of the Floating Share Arrangement, or if the Floating Share Arrangement does not close but the Existing Arrangement closes, all High Street Units and USCo2 Shares will be exercisable, convertible or exchangeable for Canopy Shares and Floating Shares in accordance with the provisions of such amendments.
See “The Floating Share Arrangement — Treatment of High Street Holders and USCo2 Holders” and “Securities Law Matters — U.S. Securities Laws — Exemption from U.S. Registration”.
Q:
When will the Floating Share Arrangement be completed?

A:
Subject to receipt of Shareholder Approval, the Interim Order and the Final Order, and all other required approvals from the stock exchanges on which the Canopy Shares are listed, and the satisfaction or waiver of all other conditions specified in the Floating Share Arrangement Agreement, the Floating Share Arrangement is expected to be completed in the second half of 2023.

See “Regulatory Matters”, “Transaction Agreements — The Floating Share Arrangement Agreement — Conditions for Completion of the Floating Share Arrangement” and “Transaction Agreements — Floating Share Arrangement Agreement”.
Q:
What will happen if the Arrangement Resolution is not approved or the Floating Share Arrangement is not implemented for any reason?

A:
Pursuant to the terms of the Floating Share Arrangement Agreement, the Floating Share Arrangement Agreement may be terminated prior to the Effective Time by either Acreage or Canopy if, among other things, the Shareholder Approval is not obtained at the Meeting in accordance with the Interim Order. Upon termination of the Floating Share Arrangement Agreement, Canopy will no longer have the right to exercise its Floating Call Option pursuant to the Floating Share Arrangement; however, Canopy will retain its Fixed Call Option pursuant to the Existing Arrangement, and as such will continue to be required to acquire the Fixed Shares upon the occurrence or waiver (at Canopy’s discretion) of the Triggering Event and the satisfaction or waiver of the Acquisition Closing Conditions.

See “Risk Factors — Risks Relating to the Floating Share Arrangement — The Floating Share Arrangement may not be completed”, “Risk Factors — Risks Relating to the Completion of the Floating Share Arrangement — Acreage could fail to receive the necessary approvals required to complete the Floating Share Arrangement”, “Risk Factors — Risks Relating to the Completion of the Floating Share Arrangement —Canopy may not complete the Floating Share Arrangement if the Canopy Amendment Proposal is not adopted or CBG and Greenstar do not exchange their Canopy Shares”, “Risk Factors — Risks Relating to the Completion of the Floating Share Arrangement — Risks if the Floating Share Arrangement is not completed and Canopy acquires the Fixed Shares”, and “Transaction Agreements — The Floating Share Arrangement Agreement — Termination of Floating Share Arrangement Agreement” and “The Floating Share Arrangement Agreement — The Fixed Call Option”.
Q:
When will the Fixed Call Option be exercised?

A:
Pursuant to the terms of the Floating Share Arrangement Agreement, the Fixed Call Option is required to be exercised within five Business Days of the Fixed Call Option Conditions being satisfied, being: (i) the approval of the Canopy Amendment Proposal at the Canopy Meeting; and (ii) CBG and Greenstar each electing (in their sole discretion) to exchange the Canopy Shares they currently hold for Exchangeable Canopy Shares.

If the Fixed Call Option Conditions are not satisfied by the Exercise Outside Date, Acreage may terminate the Floating Share Arrangement Agreement, and Canopy will be obligated to pay the Canopy Expense Reimbursement to Acreage.
See “The Floating Share Arrangement — Description of the Floating Share Arrangement”, “The Floating Share Arrangement — Timing for Completion of the Floating Share Arrangement”, “The Floating Share Arrangement — Principal Steps of the Floating Share Arrangement” or the Floating Share Arrangement, a copy of which is attached as Appendix “C” to this Circular.
Q:
Will the Floating Shares or Fixed Shares continue to trade following the Effective Date?

A:
No. It is expected that Canopy USA will apply to: (i) have the Floating Shares delisted from the CSE, the OTCQX and the FSE as promptly as possible following the Effective Date; and (ii) have the Fixed Shares delisted from the CSE, the OTCQX and the FSE as promptly as possible following the Acquisition Date. In addition, following completion of each of the Floating Share Arrangement and the Acquisition, as applicable, it is expected that Canopy USA will apply to have Acreage cease to be a reporting issuer in all jurisdictions in which it is a reporting issuer and thus will terminate Acreage’s reporting obligations in Canada and the United States.

See “Regulatory Matters — Stock Exchange Matters”.
Q:
What will happen to the directors and officers of Acreage following completion of the Floating Share Arrangement?

A:
Pursuant to the terms of the Floating Share Arrangement Agreement, Acreage has agreed that Acreage and its Subsidiaries will use their best efforts to cause all of the directors and officers of Acreage and its Subsidiaries to provide resignations and mutual releases prior to the Effective Time, failing which, Acreage and its Subsidiaries will terminate such directors and officers effective as at the Effective Time. In addition, Acreage has agreed to use commercially reasonable efforts to cause any directors and officers receiving severance payments to execute full and final mutual releases releasing each of such director or officer, Acreage and its Subsidiaries from all liability and obligations owed to one another, including in respect of any change of control entitlements in favour of Acreage.
Q:
Are there any risks I should consider in connection with the Floating Share Arrangement?

A:
Yes. Floating Shareholders should carefully consider the risk factors set out in this Circular before deciding to vote or instructing their vote to be cast to approve the Arrangement Resolution. In addition to the risk factors set out in this Circular, Floating Shareholders should also carefully consider the risk factors applicable to Acreage set out in the Acreage Annual Report under the heading “Risk Factors”, a copy of which is available under Acreage’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar, and the risk factors applicable to Canopy referred to in Appendix “G” to this Circular.

See “Risk Factors” and Appendix “G” — “Information Concerning Canopy”.
Q:
Are there any risks I should consider in connection with holding Canopy Shares following the consummation of the Floating Share Arrangement?

A:
Yes. Floating Shareholders should carefully consider the risk factors applicable to Canopy referred to in Appendix “G” to this Circular. These include the risk that if Canopy USA acquires Wana, Jetty or the Fixed Shares of Acreage, without structural amendments to Canopy’s interest in Canopy USA, the listing of the Canopy Shares on the Nasdaq Stock Market may be jeopardized.

The Canopy Shares are currently listed on the TSX and the Nasdaq. So long as Canopy continues to be listed on the TSX and the Nasdaq, Canopy must comply with their requirements and guidelines when conducting business, particularly when pursuing opportunities in the United States. In October 2017, the TSX issued the TSX Staff Notice, which notes that listed issuers with ongoing business activities that are in violation of United States federal law regarding marijuana are not compliant with the TSX Listing Requirements. While the Nasdaq has not issued official rules specific to the cannabis or hemp industry, stock exchanges in the United States, including the Nasdaq, have historically refused to list certain cannabis related businesses, including cannabis retailers, that operate primarily in the United States. Canopy has advised that it expects to consolidate the financial statements of Canopy USA in accordance with U.S. GAAP, including the financial statements of Acreage, Wana and Jetty once those acquisitions have been completed by Canopy USA. Canopy has received a letter from Nasdaq Regulation stating, among other things, their position that companies that consolidate “the assets and revenues generated from activities in violation under federal law cannot continue to list on Nasdaq”. Failure to comply with any requirements imposed by the Nasdaq could result in the delisting of the Canopy Shares from the Nasdaq, or the denial of any application to have additional securities listed on the Nasdaq, which could have a material adverse effect on the trading price of the Canopy Shares.
See Appendix “G” — “Information Concerning Canopy” and “Risk Factors — Canopy is subject to certain restrictions of the TSX and the Nasdaq, which may constrain is ability to expand its business in the United States”, “Risk Factors — If Canopy USA acquires Wana, Jetty or the Fixed Shares of Acreage without structural amendments to Canopy’s interest in Canopy USA, the listing of the Canopy Shares on the Nasdaq Stock Market may be jeopardized” and “Risk Factors — Delisting of Canopy Shares from the Nasdaq Could Adversely Impact Liquidity of Canopy Shares”.
Q:
Are Floating Shareholders entitled to Dissent Rights?

A:
Yes. Registered Shareholders may exercise Dissent Rights with respect to the Arrangement Resolution pursuant to and in the manner set forth under Sections 237 to 247 of the BCBCA, as modified by the Floating Share Plan of Arrangement, the Interim Order and the Final Order, provided that, notwithstanding Section 242 of the BCBCA, the written objection to the Arrangement Resolution must be sent to Acreage by holders who wish to dissent and be received by Acreage not later than 5:00 p.m. (Vancouver time) on the date that is two Business Days immediately prior to the Meeting or any date to which the Meeting may be postponed or adjourned.
Registered Shareholders who wish to dissent should take note that the procedures for dissenting from the Arrangement Resolution require strict compliance with the applicable dissent procedures, and are advised to consult with their legal advisors.
See “Dissent Rights” and Appendix “H” — “Division 2 of Part 8 of the BCBCA”.
Background
Q:
What was the process that led to the Floating Share Arrangement Agreement?

A:
The entry by Acreage, Canopy and Canopy USA into the Floating Share Arrangement Agreement, and the proposed Floating Share Arrangement, is the result of arm’s length negotiations among representatives of Acreage, Canopy and Canopy USA and their respective legal and financial advisors. A summary of the material events leading up to the negotiation of the Floating Share Arrangement Agreement and the Floating Share Arrangement and the material meetings, negotiations and discussions between Acreage, Canopy and Canopy USA and their respective legal and financial advisors that preceded the execution of the Floating Share Arrangement Agreement and the public announcement of the Floating Share Arrangement is included in this Circular under the heading “The Floating Share Arrangement — Background to the Floating Share Arrangement”.

See “The Floating Share Arrangement — Background to the Floating Share Arrangement”, “Reasons for the Floating Share Arrangement” and “Cautionary Statement Regarding Forward-Looking Information”.
Q:
Has a fairness opinion been provided on the Floating Share Arrangement?

A:
Yes. The Special Committee received the Eight Capital Fairness Opinion, in which Eight Capital stated that, as of the date thereof, and based upon and subject to the assumptions, qualifications and limitations contained therein, the number of Canopy Shares per Floating Share to be received by the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates). A copy of the Eight Capital Fairness Opinion is attached as Appendix “D” to this Circular.

In addition, the Acreage Board received the Canaccord Genuity Fairness Opinion, pursuant to which Canaccord Genuity stated that, as of the date of such opinion, and based on and subject to the assumptions, qualifications, explanations and limitations set forth therein, and such other matters as Canaccord Genuity considered relevant, the number of Consideration Shares to be received by Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates), a copy of which is attached as Appendix “E” to this Circular.
See “The Floating Share Arrangement — Eight Capital Fairness Opinion” and “The Floating Share Arrangement — Canaccord Genuity Fairness Opinion”.
Q:
Does the Acreage Board support the Floating Share Arrangement?

A:
Yes. The Acreage Board, after consultation with Acreage management and receipt of advice and assistance from its financial and legal advisors, and after careful consideration of alternatives and a number of factors, including, among others, the unanimous recommendation of the Special Committee, the Eight Capital Fairness Opinion, the Canaccord Genuity Fairness Opinion and the factors set out under the heading “The Floating Share Arrangement — Reasons for the Floating Share Arrangement”, unanimously (with the exception of Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each of whom declared their interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained from voting in respect thereof) determined that the Floating Share Arrangement and entry into the Floating Share Arrangement Agreement are in the best interests of Acreage and are fair to Floating Shareholders and approved and authorized Acreage to enter into the Floating Share Arrangement Agreement and related agreements. Accordingly, the Acreage Board unanimously (with the exception of Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each of whom declared their interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained from voting in respect thereof) recommends that Floating Shareholders vote FOR the Arrangement Resolution.
See “The Floating Share Arrangement — Background to the Floating Share Arrangement” and “The Floating Share Arrangement — Reasons for the Floating Share Arrangement”.
Approvals
Q:
What approvals are required of Floating Shareholders at the Meeting?

A:
In order for the Floating Share Arrangement to become effective, as provided in the Interim Order and by the BCBCA, the Arrangement Resolution must be approved by: (i) not less than 66 2∕3% of the votes cast on the Arrangement Resolution by Floating Shareholders present virtually or represented by proxy and entitled to vote at the Meeting; and (ii) not less than a simple majority of votes cast by Floating Shareholders present virtually or represented by proxy and entitled to vote at the Meeting, excluding the votes of the Interested Parties pursuant to MI 61-101. Should Floating Shareholders fail to approve the Arrangement Resolution by the requisite majorities, the Floating Share Arrangement will not be completed.

See “The Floating Share Arrangement — Approval of the Arrangement Resolution”.
Q:
Are there voting agreements or lock-ups?

A:
Yes. Concurrently with the execution of the Floating Share Arrangement Agreement, the Acreage Locked-Up Shareholders entered into the Voting Agreements with Canopy and Canopy USA, pursuant to which such Acreage Locked-Up Shareholders, in their capacities as securityholders and not in their capacities as directors or officers of Acreage agreed, among other things: (i) to vote or cause to be voted all of their Acreage Holder Securities in favour of the Arrangement Resolution and against any matter that could reasonably be expected to adversely affect the successful completion of the Floating Share Arrangement; (ii) not to exercise any Dissent Rights; and (iii) not to sell, transfer, otherwise convey or encumber any of their Acreage Holder Securities prior to the Record Date, subject to certain exceptions.

As of the Record Date, to the knowledge of Acreage, the Acreage Locked-Up Shareholders, collectively, beneficially owned, or exercised control or direction over, an aggregate of 2,518,404 Floating Shares, representing approximately 7.37% of the issued and outstanding Floating Shares on a non-diluted basis.
Of the votes attaching to the Floating Shares held by Acreage Locked-Up Shareholders, approximately 2.48% of the votes attaching to the Floating Shares will be excluded for the purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101.
As of the Record Date, to the knowledge of Acreage, the Acreage Locked-Up Shareholders also beneficially owned, or exercised control or direction over, 16,528,388 High Street Units, 958,722 Floating Options and 330,031 Floating Share Units.
See “Transaction Agreements — Voting Agreements”.
Q:
What conditions must be satisfied to complete the Floating Share Arrangement?

A:
Pursuant to the Floating Share Arrangement Agreement, among other things, the following conditions must be satisfied to complete the Floating Share Arrangement: (i) the Arrangement Resolution must be approved and adopted by the Floating Shareholders at the Meeting in accordance with the Interim Order and applicable Law; (ii) each of the Interim Order and the Final Order must have been obtained on terms consistent with the Floating Share Arrangement Agreement, and must not have been set aside or modified in a manner unacceptable to either Acreage, Canopy or Canopy USA, each acting reasonably, on appeal or otherwise; (iii) all Regulatory Approvals must have been obtained or received on terms that are acceptable to the Parties, each acting reasonably; and (iv) all Acquisition Closing Conditions must have been satisfied or, if permitted, waived (excluding conditions that by their terms cannot be satisfied until the Acquisition Effective Time).
See “Transaction Agreements — Floating Share Arrangement Agreement — Conditions for Completion of the Floating Share Arrangement”.
Tax Consequences
Q:
What are the United States federal income tax consequences of the Floating Share Arrangement?

A:
For U.S. federal income tax purposes, the Floating Share Arrangement is expected not to qualify as a reorganization under Section 368(a) of the Code and is expected to be a fully taxable transaction. The U.S. federal income tax treatment of the Floating Share Arrangement is based on the series of steps contemplated in connection with the Floating Share Arrangement Agreement, including exercise of the Fixed Call Option and completion of the Floating Share Arrangement. These transactions will generally be treated as a single integrated transaction for purposes of determining qualification as a reorganization. In order to qualify as a reorganization within the meaning of Sections 368(a)(1) and 368(a)(2)(E) of the Code, Canopy would be required to acquire an amount of Fixed Shares and Floating Shares in connection with these transactions which represents “control” (as defined in Section 368(c) of the Code) of Acreage in exchange solely for Canopy Shares. After the completion of these transactions, Canopy USA rather than Canopy will be in “control” of Acreage causing the “control” requirement not to be satisfied. In addition, it is expected that the portion of the Option Premium and some or all of Aggregate Amendment Option Payments which were paid in cash to shareholders of Acreage under the terms of (and defined in) the Existing Arrangement Agreement will be treated as other consideration in determining whether Canopy acquired control of Acreage in exchange solely for Canopy Shares. Based on the value of Canopy Shares as of the date of the Floating Share Arrangement Agreement, such cash consideration is expected to cause the control requirement not to be satisfied. Accordingly, the Floating Share Arrangement is expected not to qualify as a reorganization for U.S. federal income tax purposes.

Assuming the Floating Share Arrangement does not qualify as a reorganization under Section 368(a) of the Code, a U.S. Holder that receives Canopy Shares in exchange for Floating Shares would generally recognize a capital gain or loss equal to the difference between the fair market value of the Canopy Shares received and the U.S. Holder’s adjusted tax basis in the Floating Shares exchanged therefor. The gain or loss would generally be determined separately for each block of Floating Shares (i.e., Floating Shares acquired at the same cost in a single transaction). Capital gains recognized by an individual upon the disposition of Floating Shares that have been held for more than one year are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations.
The rules described above for U.S. Holders should generally also apply to a Non-U.S. Holder that directly exchanges its Floating Shares for Canopy Shares, except that any such gain recognized by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless: (i) the gain is “effectively connected” with such Non-U.S. Holder’s conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting such person to U.S. taxation on a net income basis; or (ii) the Non-U.S. Holder is an individual, is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.
The foregoing is a brief summary of the material United States federal income tax consequences only and is not intended to be, nor should it be construed to be, legal or tax advice. Floating Shareholders should carefully read the information in this Circular under the heading “Certain United States Federal Income Tax Considerations”, which qualifies the summary set forth above. Floating Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Floating Share Arrangement.
See “Certain United States Federal Income Tax Considerations”.

Q:
What are the Canadian federal income tax consequences of the Floating Share Arrangement?

A:
Pursuant to the Floating Share Arrangement, a Canadian Holder, other than a Dissenting Canadian Holder, will transfer the Canadian Holder’s Floating Shares to Canopy USA for Canopy Shares. Such Canadian Holder will realize a capital gain (or a capital loss) equal to the amount by which the fair market value of the Canopy Shares received exceeds (or is exceeded by) the aggregate of the adjusted cost base of the Floating Shares transferred and any reasonable costs of disposition. The cost of the Canopy Shares acquired will be equal to the fair market value thereof. This cost will be averaged with the adjusted cost base of all other Canopy Shares (if any) held by such Canadian Holder as capital property for the purpose of determining the adjusted cost base of each Canopy Share held by such Canadian Holder. Such capital gain (or capital loss) will be subject to the tax treatment described below under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.

The foregoing summary is of a general nature and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Floating Shareholder. Accordingly, Floating Shareholders should consult their own tax advisors for advice with respect to the income tax consequences to them of disposing of their Floating Shares pursuant to the Floating Share Arrangement, and holding and disposing of Canopy Shares, having regard to their own particular circumstances.
See “Certain Canadian Federal Income Tax Considerations”.
Questions
Q:
Who can help answer my questions?

A:
If you have any questions about this Circular or the matters described in this Circular, please contact Morrow Sodali or your professional advisor. Floating Shareholders who would like additional copies, without charge, of this Circular or have additional questions about the procedures for voting Floating Shares, should contact their broker or Morrow Sodali by e-mail, or at the telephone number below.

North American Toll Free:	1.888.444.0623
Outside North America Collect:	1.289.695.3075
By E-mail:	assistance@morrowsodali.com

Q:
What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. If your shares are held in “street name,” you will receive your proxy card or other voting information from your bank, broker or other nominee and you will return your proxy card(s) to your bank, broker or other nominee. You should vote on and sign each proxy card you receive as provided in this Circular. To request that only one copy of any of these materials be mailed to your household, please contact your bank, broker or other nominee.

Q&A ON PROXY VOTING
Q:
When and where is the Meeting?

A:
The Meeting will be held at 12:00 p.m. (New York time) on March 15, 2023. The Meeting will be held in a virtual format, via live webcast online at web.lumiagm.com/244671399 (password: acreage2023). In order to attend, participate, vote or ask questions at the Meeting, Floating Shareholders must have a valid username. Guests are welcome to attend and view the webcast, but will be unable to participate in or vote at the Meeting. To join as a guest, please visit the Meeting online at web.lumiagm.com/244671399 and select “Join as a Guest” when prompted. Registered Shareholders and duly appointed proxyholders will be able to access the Meeting online at web.lumiagm.com/244671399. Such Persons may enter the

Meeting by clicking “I have a login” and entering a username and password before the start of the Meeting. The control number located on the form of proxy is the username. The password for the Meeting is “acreage2023” (case sensitive).
See “General Proxy Information — Meeting Format”.
Q:
Who is entitled to vote on the Arrangement Resolution?

A:
The record date for determining the Floating Shareholders entitled to receive notice of and to vote at the Meeting was February 10, 2023. Only Floating Shareholders of record as of the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting. Any securities of the Company, High Street or USCo2 that were not exchanged for Floating Shares prior to the Record Date are not permitted to vote on the Arrangement Resolution.

Q:
What if I acquire ownership of Floating Shares after the Record Date?

A:
You will not be entitled to vote Floating Shares acquired after the Record Date at the Meeting. Only Persons owning Floating Shares as of the Record Date are entitled to vote at the Meeting. However, Floating Shareholders who acquire Floating Shares after the Record Date will still receive Canopy Shares as consideration for their Floating Shares if they hold such Floating Shares upon closing of the Floating Share Arrangement.

Q:
What do I need to do now in order to vote on the Arrangement Resolution?

A:
You should carefully read and consider the information contained in this Circular.

The Company is holding the Meeting as a virtual meeting, which will be conducted via live webcast, as described in this Circular under the headings, “General Proxy Information” and “How to Vote Your Shares”.
In order to attend, participate in (including asking questions) or vote at the Meeting, Registered Shareholders and duly appointed proxyholders must have a valid username. Guests are welcome to attend and view the webcast, but will be unable to participate in or vote at the Meeting. To join as a guest please visit the Meeting online at web.lumiagm.com/244671399 and select “Join as a Guest” when prompted.
Registered Shareholders and duly appointed proxyholders will be able to access the Meeting online at web.lumiagm.com/244671399. Such persons may then enter the Meeting by clicking “I have a login” and entering a username and password before the start of the Meeting:
•
Registered Shareholders:   The control number located on the form of proxy is the username. The password for the Meeting is “acreage2023” (case sensitive). If as a Registered Shareholder you are using your control number to access the Meeting and you accept the terms and conditions, you will be revoking any and all previously submitted proxies for the Meeting and will be provided with the opportunity to vote by online ballot on the matters put forth at the Meeting. If you do not wish to revoke a previously submitted proxy, you will need to attend the Meeting as a guest and will not be able to participate in the Meeting.

•
Duly appointed proxyholders:   Floating Shareholders who wish to appoint a third-party proxyholder to represent them at the Meeting (including Non-Registered Shareholders who wish to appoint themselves as proxyholder to attend, participate in or vote at the Meeting) MUST submit their duly completed proxy or VIF, as applicable, AND register the proxyholder. See “How to Vote Your Shares — Appointment of Proxies”. Following registration of a proxyholder, the Transfer Agent will provide duly appointed proxyholders with a username by e-mail after the voting deadline has passed. The password for the Meeting is “acreage2023” (case sensitive). Non-Registered Shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting as a guest but will not be able to participate in or vote at the Meeting.

If you are a Non-Registered Shareholder and wish to attend, participate in or vote at the Meeting, you have to insert your own name in the space provided on the VIF sent to you by your Intermediary, follow all of the applicable instructions provided by your Intermediary AND register yourself as your proxyholder, as described above. By doing so, you are instructing your Intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your Intermediary.
There are three ways to submit your vote by proxy, in accordance with the instructions on the form of proxy:
By Mail or Hand Delivery:	Odyssey Trust Company Attention: Proxy Department 323 – 409 Granville Street, Vancouver, BC V6C 1T2
By Internet:	https://login.odysseytrust.com/pxlogin
Each completed form of proxy must be submitted no later than 12:00 p.m. (New York time) on March 13, 2023, or, in the event that the Meeting is adjourned or postponed, not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the reconvened Meeting or any adjournment or postponement thereof.
If you hold your Floating Shares through an Intermediary, please follow the instructions provided by such Intermediary to ensure that your vote is counted at the Meeting and contact your Intermediary for instructions and assistance in delivering the share certificate(s) representing those shares.
See “General Proxy Information” and “How to Vote Your Shares”.
Q:
Should I send in my proxy now?

A:
Yes. Once you have carefully read and considered the information contained in this Circular, to ensure your vote is counted, you need to complete and submit the enclosed form of proxy or, if applicable, provide your Intermediary with a completed VIF. You are encouraged to vote well in advance of the proxy cut-off at 12:00 p.m. (New York time) on March 13, 2023 (or if the Meeting is postponed or adjourned, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the postponed or adjourned meeting).

See “General Proxy Information” and “How to Vote Your Shares”.
Q:
What happens if I sign and submit the form of proxy sent to me?

A:
Signing and depositing the enclosed form of proxy gives authority to the Person(s) designated by management of Acreage on such form to vote your Floating Shares at the Meeting. If the instructions in a proxy given to Acreage’s management are specified, the Floating Shares represented by such proxy will be voted for or against in accordance with your instructions on any poll that may be called for. If a choice is not specified, the Floating Shares represented by a proxy given to Acreage’s management will be voted FOR the approval of the Arrangement Resolution as described in this Circular.

See “General Proxy Information” and “How to Vote Your Shares”.
Q:
Can I appoint someone other than the Person(s) designated by management of Acreage to vote my Floating Shares?

A:
Yes. Floating Shareholders who wish to appoint a third-party proxyholder to represent them at the Meeting (including Non-Registered Shareholders who wish to appoint themselves as proxyholder to attend, participate in or vote at the Meeting) MUST submit their duly completed proxy or VIF and register the proxyholder in advance of the proxy cut-off at 12:00 p.m. (New York time) on March 13, 2023 to attend the Meeting virtually.

See “General Proxy Information” and “How to Vote Your Shares”.

Q:
What if amendments are made to these matters or if other matters are brought before the Meeting?

A:
The form of proxy accompanying this Circular confers discretionary authority upon the proxy nominee with respect to any amendments or variations to matters identified in the Notice of Meeting and any other matters that may properly come before the Meeting or any postponement or adjournment thereof. As of the date of this Circular, Acreage’s management is not aware of any such amendments or variations, or of other matters to be presented for consideration at the Meeting. However, if any amendments to matters identified in the accompanying Notice of Meeting or any other matters which are not now known to management should properly come before the Meeting or any postponement or adjournment thereof, the Floating Shares represented by properly executed proxies given in favour of the Person(s) designated by management of Acreage in the enclosed form of proxy will be voted on such matters pursuant to such discretionary authority.

See “General Proxy Information” and “How to Vote Your Shares”.
Q:
Can I change my vote after I have voted by proxy?

A:
Yes. A Registered Shareholder who has given a proxy may revoke the proxy at any time prior to use by: (i) depositing an instrument in writing, including another completed form of proxy, executed by such Registered Shareholder or by his or her attorney authorized in writing, or, if the Registered Shareholder is a corporation, by an authorized officer or attorney thereof, or (ii) by transmitting by facsimile or other electronic means, a signed revocation: (x) to the head office of the Company, located at 366 Madison Avenue, 14th Floor, New York, New York, 10017, at any time prior to 5:00 p.m. (New York time) on the last Business Day preceding the day of the Meeting or any adjournment or postponement thereof; (y) with the Chair of the Meeting on the day of the Meeting or any adjournment or postponement thereof, prior to the start of the Meeting or any adjournment or postponement thereof; or (z) in any other manner permitted by Law. If as a Registered Shareholder you are using your control number to access the Meeting and you accept the terms and conditions, you will be revoking any and all previously submitted proxies for the Meeting and will be provided with the opportunity to vote by online ballot on the matters put forth at the Meeting. If you do not wish to revoke a previously submitted proxy, you will need to attend the Meeting as a guest and will not be able to participate in the Meeting.

Only Registered Shareholders have the right to revoke a proxy. A Non-Registered Shareholder who has submitted a form of proxy may revoke it by contacting the Intermediary through which its Floating Shares are held and following the instructions of the Intermediary respecting the revocation of proxies.
See “General Proxy Information” and “How to Vote Your Shares”.
Q:
Who will count the votes?

A:
Acreage’s transfer agent, Odyssey Trust Company, will count and tabulate the votes received for the Meeting.

Q:
If my Floating Shares are held by my Intermediary, will they vote my Floating Shares?

A:
Generally, Non-Registered Shareholders who have not waived the right to receive Meeting Materials will be sent either:

(a)
a VIF which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions which the Intermediary must follow. Typically, the VIF will consist of a one-page pre-printed form. Sometimes, instead of the one-page pre-printed form, the VIF will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label with a bar-code and other information. In order for the form of proxy to validly constitute a VIF, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(b)
a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Floating Shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with Odyssey Trust Company, 323 – 409 Granville Street, Vancouver, BC V6C 1T2.

If an Intermediary holds your Floating Shares in “street name,” your Intermediary will vote your Floating Shares only if you provide instructions on how to vote by filling out the VIF sent to you by your Intermediary with this Circular.
Acreage may utilize the Broadridge QuickVoteTM service to assist NOBOs with voting their Floating Shares. NOBOs of Acreage may be contacted by Morrow Sodali, which is soliciting proxies on behalf of Acreage’s management, to obtain voting instructions over the telephone, and relaying them to Broadridge (on behalf of the Floating Shareholder’s intermediary). While representatives of Morrow Sodali are soliciting proxies on behalf of Acreage’s management, Floating Shareholders are not required to vote in the manner recommended by the Acreage Board. The QuickVote™ system is intended to assist Floating Shareholders in exercising their votes, however, Floating Shareholders are not obligated to vote using the QuickVote™ system, and a Floating Shareholder may vote (or change or revoke their votes) at any other time and in any other applicable manner described in this Circular. Any voting instructions provided by a Floating Shareholder will be recorded and such Floating Shareholder will receive a letter from Broadridge (on behalf of the Floating Shareholder’s intermediary) as confirmation that their voting instructions have been accepted.
See “General Proxy Information” and “How to Vote Your Shares”.
If you have any questions please contact Morrow Sodali at 1.888.444.0623 toll-free in North America or 1.289.695.3075 outside of North America or by email at assistance@morrowsodali.com.
Please visit http://investors.acreageholdings.com/ for additional information.

i

ii

ACREAGE HOLDINGS, INC.
CSE: ACRG.B.U
OTCQX: ACRDF
FSE: 0VZ2
PROXY STATEMENT AND MANAGEMENT INFORMATION CIRCULAR
FOR THE SPECIAL MEETING OF FLOATING SHAREHOLDERS
TO BE HELD ON MARCH 15, 2023
PURPOSE OF SOLICITATION
This Circular and accompanying form of proxy are furnished in connection with the solicitation of proxies by the management of Acreage for use at the Meeting of Floating Shareholders to be held on March 15, 2023, commencing at 12:00 p.m. (New York time), and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Meeting.
The Company is holding the Meeting as a virtual meeting, which will be conducted via live webcast. Floating Shareholders will not need, or be able, to attend the Meeting in person.
All summaries of, and references to, the Floating Share Arrangement Agreement, the Floating Share Plan of Arrangement, the Arrangement Resolution, other related agreements and each of the Fairness Opinions in this Circular are qualified in their entirety by reference to the complete text of these documents, each of which is either included as an appendix to this Circular or filed under the Company’s profile on SEDAR at www.sedar.com and with the SEC and available on EDGAR at www.sec.gov/edgar. Floating Shareholders are urged to carefully read the full text of these documents.
GENERAL MATTERS
Defined Terms
In this Circular, unless otherwise indicated or the context otherwise requires, terms defined in the Glossary of Terms contained in Appendix “A” hereto shall have the meanings attributed thereto. Words importing the singular include the plural and vice versa and words importing gender include all genders.
Information Contained in this Circular
The information contained in this Circular, unless otherwise indicated, is given as of February 10, 2023.
No Person is authorized by Acreage to provide any information (including any representations) in connection with the matters to be considered at the Meeting other than the information contained in this Circular. This Circular does not constitute an offer to sell, or a solicitation of an offer to acquire, any securities, or a solicitation of a proxy, by any Person in any jurisdiction in which such an offer or solicitation is not authorized or is unlawful.
Information contained in this Circular should not be construed as legal, tax or financial advice, and Floating Shareholders should consult their own professional advisors concerning the consequences of the Floating Share Arrangement in their own circumstances.
Neither the Floating Share Arrangement Agreement (including its fairness or merits), Floating Share Arrangement (including its fairness or merits), Floating Share Plan of Arrangement (including its fairness or merits) nor this Circular (including the accuracy or adequacy of the information contained in this Circular) has been approved or disapproved by any securities regulatory authority (including any Canadian provincial or territorial securities regulatory authority, the SEC or any other securities regulatory authority), and any representation to the contrary is unlawful.
Information Contained in this Circular Regarding Canopy
Certain information included or incorporated by reference in this Circular pertaining to Canopy, including, but not limited to, information pertaining to Canopy in Appendix “G” — Information Concerning

Canopy, has been furnished by Canopy, or is derived from Canopy’s publicly available documents. With respect to this information, the Acreage Board has relied exclusively upon Canopy, without independent verification by the Company. Although the Company does not have any knowledge that would indicate that such information is untrue or incomplete, neither the Company nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information, or for the failure by Canopy to disclose events or information that may affect the completeness or accuracy of such information.
For further information regarding Canopy, please refer to Canopy’s filings with the securities regulatory authorities which may be obtained under Canopy’s profile on SEDAR at www.sedar.com and with the SEC and available on EDGAR at www.sec.gov/edgar. See also Appendix “G” — Information Concerning Canopy.
Financial Information
Unless otherwise indicated, all financial information contained in this Circular was derived from financial statements prepared in accordance with U.S. GAAP.
Currency
Acreage publishes its consolidated financial statements in U.S. dollars. Unless otherwise indicated in this Circular, all references to “$”, “US$” or “dollars” set forth in this Circular are to United States dollars and references to “Canadian dollars” and “C$” are to the currency of Canada.
The following table sets forth, for each period indicated, the high and low exchange rates, the average exchange rate, and the exchange rate at the end of the period, based on the rate of exchange of one U.S. dollar in exchange for Canadian dollars published by the Bank of Canada.
Year ended December 31
	2022	2021	2020
High	C$1.3856	C$1.2942	C$1.4496
Low	C$1.2451	C$1.2040	C$1.2718
Average	C$1.3011	C$1.2535	C$1.3415
Closing	C$1.2678	C$1.2678	C$1.2732
On October 24, 2022, the Business Day immediately prior to the Announcement Date, the average daily exchange rate as reported by the Bank of Canada was US$1.00 = C$1.3722 or C$1.00 = US$0.7288. On February 10, 2023, the average daily exchange rate as reported by the Bank of Canada was US$1.00 = C$1.3362 or C$1.00 = US$0.7484.

SUMMARY
This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Circular, including the Appendices (which are incorporated into and form part of this Circular). Terms with initial capital letters in this summary are defined in Appendix “A” — Glossary of Terms.
The Meeting
The Company is holding the Meeting as a virtual meeting, which will be conducted via live webcast. Floating Shareholders will not need, or be able, to attend the Meeting in person.
Acreage will be holding the Meeting in a virtual only format.
In order to attend, participate in (including and asking questions) or vote at the Meeting, Floating Shareholders must have a valid username. Guests are welcome to attend and view the webcast, but will be unable to participate in or vote at the Meeting.
See “General Proxy Information” and “How to Vote Your Shares”.
Record Date
Only Floating Shareholders of record at the close of business on February 10, 2023 will be entitled to receive notice of and to vote at the Meeting, or any adjournment or postponement thereof.
Purpose of the Meeting
The purpose of the Meeting is for Floating Shareholders to consider and vote upon the Arrangement Resolution and such other proposals as may properly come before the Meeting, and any adjournment or postponement thereof. The Meeting may be postponed at the discretion of the Acreage Board. For the Floating Share Arrangement to be adopted, the Arrangement Resolution must be approved by: (i) not less than 66 2∕3% of the votes cast on the Arrangement Resolution by Floating Shareholders present virtually or represented by proxy and entitled to vote at the Meeting; and (ii) not less than a simple majority of votes cast by the holders of Floating Shares, present virtually or represented by proxy and entitled to vote at the Meeting, excluding the votes of the Interested Parties.
Principal Steps of the Floating Share Arrangement
It is a condition to closing of the Floating Share Arrangement that all Acquisition Closing Conditions, being conditions precedent to the completion of the Acquisition set forth in the Existing Arrangement Agreement, shall have been satisfied or, if permitted, waived, excluding conditions that by their terms cannot be satisfied until the Acquisition Effective Time.
Pursuant to the Floating Share Plan of Arrangement attached as a schedule to the Floating Share Arrangement Agreement, which is attached to this Circular at Appendix “C”, commencing at the Effective Time, the following principal steps shall occur and shall be deemed to occur in the following order without any further act or formality:
(a)
Dissenting Shareholders.   Each Dissenting Share will be, and will be deemed to be, transferred to Canopy USA by the holder thereof, free and clear of all liens, and thereupon each Dissenting Shareholder will cease to have any rights as a holder of such Floating Shares other than a claim against Canopy to be paid the fair value for each Floating Share in respect of which they have exercised Dissent Rights as outlined in the Floating Share Plan of Arrangement.

(b)
Transfer of Floating Shares.   Each Floating Share held by a Floating Shareholder (other than the Canopy USA, Canopy or their respective affiliates), other than a Dissenting Shareholder, will be transferred, and will be deemed to be transferred, free and clear of all liens, by the holder thereof to Canopy USA for the Consideration Shares (or, in the event a Canopy Change of Control has occurred prior to the Effective Date, the Per Share Consideration), which Consideration Shares or Per Share Consideration, as applicable, shall be paid in accordance with the provisions of the Floating Share Plan of Arrangement.

(c)
Exchange of Floating Options.   Each Floating Option will be exchanged for a Replacement Option to acquire from Canopy such number of Canopy Shares as is equal to: (A) the number of Floating Shares that were issuable upon exercise of such Floating Option immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (provided that if any holder of Replacement Options, following the exchange pursuant to the terms of the Floating Share Plan of Arrangement, is holding, in aggregate, Replacement Options that would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued pursuant to such Replacement Options will be rounded down to the nearest whole number). Such Replacement Options will provide for an exercise price per Replacement Option (rounded up to the nearest whole cent) equal to the quotient obtained when: (i) the exercise price per Floating Share that would otherwise be payable pursuant to the Floating Option it replaces is divided by (ii) the Exchange Ratio, and any document evidencing a Floating Option will thereafter evidence and be deemed to evidence such Replacement Option. Except as provided in the Floating Share Plan of Arrangement, all terms and conditions of a Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Floating Option for which it was exchanged, and will be governed by the terms of the Canopy Equity Incentive Plan, and the exchange will not provide any optionee with any additional benefits as compared to those under his or her original Floating Option.

(d)
Exchange of Floating Warrants.   Each Floating Warrant will be exchanged for a Replacement Warrant to acquire from Canopy such number of Canopy Shares as is equal to: (A) the number of Floating Shares that were issuable upon exercise of such Floating Warrant immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (provided that if any holder of Replacement Warrants, following the exchange pursuant to the terms of the Floating Share Plan of Arrangement, is holding in aggregate, Replacement Warrants that would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued pursuant to such Replacement Warrants will be rounded down to the nearest whole number). Such Replacement Warrants will provide for an exercise price per whole Replacement Warrant (rounded up to the nearest whole cent) equal to the quotient obtained when: (i) the exercise price per Floating Share that would otherwise be payable pursuant to the Floating Warrant it replaces is divided by (ii) the Exchange Ratio, and any document evidencing a Floating Warrant will thereafter evidence and be deemed to evidence such Replacement Warrant. Except as provided in the Floating Share Plan of Arrangement, all terms and conditions of a Replacement Warrant, including the term to expiry, conditions to and manner of exercising, will be the same as the Floating Warrant for which it was exchanged, and the exchange will not provide any holder with any additional benefits as compared to those under his or her original Floating Warrant.

(e)
Exchange of Floating Share Units.   Each Floating Share Unit will be exchanged for a Replacement Share Unit to acquire from Canopy such number of Canopy Shares as is equal to: (A) the number of Floating Shares that were issuable upon vesting of such Floating Share Unit immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (provided that if any holder of Replacement Share Units, following the exchange pursuant to the Floating Share Plan of Arrangement, is holding, in aggregate, Replacement Share Units that would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued pursuant to such Replacement Share Units will be rounded down to the nearest whole number). Any document evidencing a Floating Share Unit will thereafter evidence and be deemed to evidence such Replacement Share Unit. Except as provided in the Floating Share Plan of Arrangement, all terms and conditions of a Replacement Share Unit, including the term to expiry, conditions to and manner of exercising, will be the same as the Floating Share Unit for which it was exchanged, and the exchange will not provide any holder with any additional benefits as compared to those under his or her original Floating Share Unit.

Pursuant to the terms of the Floating Share Arrangement Agreement, the Fixed Call Option pursuant to the Existing Arrangement to acquire all of the issued and outstanding Fixed Shares (following the automatic conversion of the Fixed Multiple Shares) is required to be exercised no later than five Business Days following the exchange of all Canopy Shares held by CBG and Greenstar into the Exchangeable Canopy Shares. See the Existing Arrangement and Acreage’s proxy statement and management information circular dated August 17, 2020 in connection with a special meeting held to approve the Existing Arrangement for further details with respect to the steps of the Existing Arrangement, a copy of each of which is available under Acreage’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.
See “The Floating Share Arrangement — Principal Steps of the Floating Share Arrangement” or the Floating Share Arrangement, a copy of which is attached as Appendix “C” to this Circular.
Description of the Floating Share Arrangement
On October 24, 2022, Acreage, Canopy and Canopy USA entered into the Floating Share Arrangement Agreement, which sets out, among other things, the terms and conditions upon which the Floating Share Arrangement will be completed, including the terms of the Floating Share Plan of Arrangement. The completion of the Floating Share Plan of Arrangement is subject to satisfaction or, if permitted, waiver of the Acquisition Closing Conditions, excluding conditions that by their terms cannot be satisfied until the Acquisition Effective Time, and the conditions precedent set out in the Floating Share Arrangement Agreement, including, among others, completion of the Canopy Capital Reorganization on or prior to the Exercise Outside Date and obtaining Shareholder Approval and the Final Order. Upon receipt of Shareholder Approval and the Final Order and the satisfaction or waiver of all other conditions set out in the Floating Share Arrangement Agreement, the Parties will complete the Floating Share Plan of Arrangement. See “Transaction Agreements — The Floating Share Arrangement Agreement”.
Pursuant to the Floating Share Plan of Arrangement, among other things, Canopy will acquire all of the issued and outstanding Floating Shares for consideration equal to 0.45 of a Canopy Share in exchange for each Floating Share held, which represents a premium of 17.2% to the Floating Shares based on the volume weighted average prices of each of the Floating Shares and the Canopy Shares for the 30-day trading period ending October 24, 2022, on the CSE and the Nasdaq, respectively. As of the Record Date, the maximum number of Canopy Shares that may be received by the Floating Shareholders pursuant to the terms of the Floating Share Arrangement, and assuming all securities convertible, exchangeable or exercisable for Floating Shares are so converted, exchanged or exercised prior to the closing of the Floating Share Arrangement, is approximately 20,806,461 Canopy Shares. See “Transaction Agreements — Floating Share Arrangement Agreement”.
Pursuant to the Floating Share Arrangement Agreement, Canopy irrevocably waived its Floating Call Option. Subject to the provisions of the Floating Share Arrangement Agreement, the Fixed Call Option pursuant to the Existing Arrangement to acquire all of the issued and outstanding Fixed Shares (following the automatic conversion of the Fixed Multiple Shares), representing approximately 70% of the total issued and outstanding shares of Acreage as at the date hereof, at a fixed exchange ratio of 0.3048 of a Canopy Share for each Fixed Share, is required to be exercised no later than five Business Days following the exchange of all Canopy Shares held by CBG and Greenstar into Exchangeable Canopy Shares.
Upon completion of: (i) the acquisition of the Floating Shares pursuant to the Floating Share Arrangement; and (ii) the Acquisition of the Fixed Shares following the exercise of the Fixed Call Option pursuant to the Existing Arrangement, Canopy USA will own 100% of the Acreage Shares.
See “The Floating Share Arrangement — Description of the Floating Share Arrangement”.
The Fixed Call Option
The Fixed Call Option is embedded in the special rights and restrictions of the Fixed Shares provided for in Acreage’s Articles. Pursuant to the terms of the Existing Arrangement Agreement, Canopy will be required to exercise the Fixed Call Option after the Triggering Event Date and complete the Acquisition unless any of the Canopy Acquisition Closing Conditions is not satisfied or waived by Canopy. In addition, pursuant to the terms of the Existing Arrangement Agreement, Acreage will not be required to complete the Acquisition unless each of the Acreage Acquisition Closing Conditions is satisfied or waived by Acreage.
Pursuant to the terms of the Existing Arrangement Agreement, the Fixed Call Option may be exercised at any time prior to the Triggering Event Date and before the Fixed Call Option Expiry Date by delivering to the Depositary (with a copy to Acreage) a Fixed Call Option Exercise Notice stating that the Fixed Call Option is being exercised with respect to all (but not less than all) of the Fixed Shares and specifying the Acquisition Date on which the closing of the purchase and sale of the Fixed Shares is to occur.

See “The Floating Share Arrangement Agreement — The Fixed Call Option”.
Canopy USA
On October 24, 2022, Canopy completed the Reorganization. Following the implementation of the Reorganization, Canopy USA holds the U.S. cannabis investments previously held by Canopy. The transfer of Canopy’s U.S. cannabis investments to Canopy USA is expected to enable Canopy USA, following, among other things, the Meeting, to acquire Acreage, Wana and Jetty. In addition, as of December 9, 2022, Canopy USA controls approximately 25.3% of the issued and outstanding common shares of TerrAscend on a partially-diluted basis, assuming the conversion of 63,492,037 exchangeable shares of TerrAscend into common shares of TerrAscend and the exercise of 22,474,130 common share purchase warrants and an option to acquire 1,072,450 common shares of TerrAscend.
Canopy holds Canopy USA Non-Voting Shares, representing approximately 99.3% of the issued and outstanding shares of Canopy USA on an as-converted basis. The Canopy USA Non-Voting Shares do not carry voting rights, rights to receive dividends or other rights upon dissolution of Canopy USA, but are exchangeable into Canopy USA Common Shares. On October 24, 2022, Canopy USA issued 1,000,000 Canopy USA Common Shares to VCo Ventures, a former shareholder of Jetty, in exchange for US$1,000,000. As of the date hereof, VCo Ventures holds all of the outstanding Canopy USA Common Shares. Canopy USA retains the Canopy USA Repurchase Right. VCo Ventures has also been granted the right to appoint one member to the Canopy USA board of managers and a put right following Canopy’s conversion of the Canopy USA Non-Voting Shares into Canopy USA Common Shares on the same terms and conditions as the Canopy USA Repurchase Right.
Upon closing of Canopy USA’s acquisition of Acreage, Canopy will receive additional Canopy USA Non-Voting Shares from Canopy USA in consideration for the issuance of Canopy Shares that shareholders of Acreage will receive in accordance with the terms of the Existing Arrangement Agreement and the Floating Share Arrangement Agreement.
See “The Floating Share Arrangement Agreement — Canopy USA”, Appendix “G” — “Information Concerning Canopy — Recent Developments — Reorganization — Creation of Canopy USA” and “Information Concerning Canopy — Recent Developments — Ownership of U.S. Cannabis Investments”.
Background to the Floating Share Arrangement
The entry by Acreage, Canopy and Canopy USA into the Floating Share Arrangement Agreement, and the proposed Floating Share Arrangement, is the result of arm’s length negotiations among representatives of Acreage, Canopy and Canopy USA and their respective legal and financial advisors. A summary of the material events leading up to the negotiation of the Floating Share Arrangement Agreement and the Floating Share Arrangement and the material meetings, negotiations and discussions between Acreage, Canopy and Canopy USA and their respective legal and financial advisors that preceded the execution of the Floating Share Arrangement Agreement and the public announcement of the Floating Share Arrangement is included in this Circular under the heading “The Floating Share Arrangement — Background to the Floating Share Arrangement”.
Reasons for the Floating Share Arrangement
In evaluating the Floating Share Arrangement and in making their respective recommendations, the Special Committee and the Acreage Board each consulted with Acreage management, received the advice and assistance of their respective legal and financial advisors and gave careful consideration to certain constraining terms and conditions imposed upon Acreage pursuant to the Existing Arrangement Agreement, alternatives available to Acreage, the current and expected future financial position of Acreage and all terms of the Floating Share Arrangement Agreement. The Special Committee and the Acreage Board considered alternatives and a number of factors including, among others, the following in determining that the Floating Share Arrangement and entry into the Floating Share Arrangement Agreement are in the best interests of Acreage and are fair to Floating Shareholders and authorizing Acreage to enter into the Floating Share Arrangement Agreement and related agreements:

(a)
Increased Liquidity.   The Canopy Shares to be received by Floating Shareholders in accordance with the Floating Share Arrangement are expected to provide increased liquidity to Floating Shareholders. Canopy Shares trade an average of more than $50 million a day in value, compared to less than $0.1 million in value for each of the Fixed Shares and Floating Shares. Under the Existing Arrangement, Canopy is not obligated to acquire the Floating Shares but rather Canopy held an option to acquire the Floating Shares at a minimum price of $6.41 per Floating Share. Given the current and expected trading price of the Floating Shares, Canopy advised Acreage that it would not be exercising its Floating Call Option to acquire the Floating Shares under the Existing Arrangement. If the Fixed Shares were acquired upon exercise of the Fixed Call Option under the Existing Arrangement and the Floating Shares were not acquired, then Floating Shareholders would have the risk of holding potentially illiquid shares in a company with a 70% majority shareholder.

(b)
Compelling Value Relative to Alternatives.   Prior to entering into the Floating Share Arrangement Agreement, the Acreage Board and the Special Committee, with the assistance of their respective financial and legal advisors, and based upon their collective knowledge of the business, operations, financial condition, earnings and prospects of Acreage, and their collective knowledge of the current and prospective environment in which Acreage operates (including economic and market conditions), assessed the relative benefits and risks of various alternatives reasonably available to Floating Shareholders given that prior to the Floating Share Arrangement Agreement, Canopy was not obligated to acquire the Floating Shares. The Acreage Board and the Special Committee considered alternatives, including continued execution of Acreage’s existing business operations and plans, assuming no exercise of the Fixed Call Option, and the possibility of soliciting other potential liquidity events for the Floating Shares, the latter being constrained by the terms of the Existing Arrangement Agreement and the right of Canopy to exercise the Fixed Call Option independent of obligations with respect to the Floating Shares. As part of that evaluation process, the Special Committee and the Acreage Board unanimously (with the exception of directors who disclosed their interest in the Floating Share Arrangement or the connected transactions and abstained from voting thereon) concluded that: (i) to continue as a stand-alone publicly traded company, Acreage would need to raise capital due to the nature of Acreage’s business and its cash flow requirements; and (ii) Acreage’s ability to execute on its existing strategic plan would be negatively affected by the anticipated difficulty and cost of obtaining capital given the challenges associated with the current capital market environment for cannabis issuers and the restrictions imposed upon Acreage’s ability to operate its business under the Existing Arrangement Agreement.

(c)
Continued Industry Participation.   If the Floating Share Arrangement is completed, Floating Shareholders will have the opportunity to remain invested in the high-growth cannabis industry through their ownership of Canopy Shares. Canopy is one of the world’s largest cannabis operators.

(d)
Participate at the Onset of Canopy USA.   Upon completion of the Floating Share Arrangement, it is expected that Acreage will be able to immediately leverage Canopy’s strategic platform in the United States and participate in the revenues, costs and operational synergies expected to be achieved by Canopy USA. Upon completion of the Floating Share Arrangement, it is expected that Canopy’s brand position will be strengthened if and when the cultivation, distribution and possession of cannabis become federally permissible in the United States.

(e)
Capitalize on, and Accelerate, the Opportunity to Solidify Canopy’s U.S. Cannabis Ecosystem.   Canopy USA’s ownership of Acreage, along with its other U.S. investments, is expected to unite three top-tier operators (Acreage, Wana, and Jetty), giving these entities a pathway to leverage the best of each other’s capabilities and respective value chain position, which is expected to further accelerate Canopy’s growth and profitability in the maturing U.S. industry, which is estimated to be more than a $50 billion1 market opportunity by 2026.

(f)
Strategic Alternatives and Business Costs.   While the Acreage Board remained positive with respect to Acreage’s short-term and long-term prospects and its strategic business plan, the Acreage Board determined that the Floating Share Arrangement is the best alternative available to Acreage. In

1
MJBiz market forecast dated June 2022 of total US cannabis market by 2026.

particular, the commitment to cause Canopy USA to acquire the Fixed Shares and the Floating Shares: (i) will eliminate Acreage’s ongoing costs and related reporting requirements of a public company; (ii) will eliminate the complications associated with public shareholders holding a class of shares representing a minority of Acreage’s total outstanding shares; and (iii) is expected to provide Acreage with an enhanced platform and support to enable Acreage to execute on its strategic plan should Canopy USA determine to do so. Given the current market dynamics and restrictions arising from the Existing Arrangement, should Acreage not pursue the Floating Share Arrangement, there is significant execution risk inherent in the strategic plan given the associated capital requirements.
(g)
Access to Capital.   Concurrently with the execution of the Floating Share Arrangement Agreement, Canopy consented to the Amended Credit Facility. The Amended Credit Facility provides, subject to the satisfaction of certain terms and conditions, Acreage with an additional $25 million for immediate draw. The Amended Credit Facility provides capital for Acreage to execute its expansion plans, with additional capital and more flexibility pursuant to the Amended Credit Facility (including the waiver of certain financial covenants through Q1 2024).

(h)
Restrictions on Acreage under the Existing Arrangement Agreement.   The Existing Arrangement Agreement includes certain covenants, rights and restrictions in favour of Canopy, which include, among others, the right to nominate a majority of the Acreage Board, consent rights on Acreage director and officer appointments, pre-emptive rights, top-up rights, certain audit and inspection rights and restrictions on certain activities, including, but, not limited to, dividend payments, M&A activity, acquisitions, divestitures, debt incurrence, securities issuance and capital raising, in each case without obtaining Canopy’s consent. Acreage is also restricted in its pursuit of strategic and other business opportunities under the Existing Arrangement Agreement without obtaining Canopy’s consent. In the event Canopy does not provide its consent, Acreage may fail to execute on its business objectives and may not be able to pursue strategic and organic growth opportunities.

(i)
Financial Constraints under the Existing Arrangement.   The Existing Arrangement Agreement restricts Acreage from taking specified actions during the Interim Period, including incurring debt or issuing additional Acreage Shares beyond permitted levels, without Canopy’s consent, which may adversely affect the ability of Acreage to raise the capital necessary to continue as a going concern and execute its business objectives. If Acreage remains subject to the terms of the Existing Arrangement Agreement until the expiry of the Fixed Call Option in 2030 in accordance with the terms of the Existing Arrangement Agreement, there is a significant risk that Acreage will be unable to obtain, or Canopy will not consent to the obtaining of, additional financing and/or obtain the necessary amendments to Acreage’s existing credit agreements to address its inability to meet the covenants thereunder. These restrictions may prevent Acreage from executing its strategic plan and pursuing certain business opportunities that may arise or may result in Acreage defaulting under its existing commitments. See “Risk Factors — The Existing Arrangement Agreement Contains Restrictive Covenants”, “Risk Factors — During the Interim Period, Acreage is Restricted from Taking Certain Actions pursuant to the Existing Arrangement” and “Risk Factors — Securing Additional Financing”.

(j)
Certainty of Acquisition of Fixed Shares.   Pursuant to the Floating Share Arrangement Agreement, the Fixed Call Option pursuant to the Existing Arrangement to acquire all of the outstanding Fixed Shares, representing approximately 70% of the total Acreage Shares outstanding as at the date hereof, at a Fixed Exchange Ratio of 0.3048 of a Canopy Share for each Fixed Share, is required to be exercised no later than five Business Days following the exchange of all Canopy Shares held by CBG and Greenstar into Exchangeable Canopy Shares, in CBG and Greenstar’s sole discretion.

(k)
Key Shareholder Support.   The Acreage Locked-Up Shareholders who collectively hold, as at the Record Date, approximately 7.37% of the issued and outstanding Floating Shares, have entered into the Voting Agreements with Canopy and Canopy USA under which they have agreed, among other things, to vote FOR the Arrangement Resolution. See “Transaction Agreements — Voting Agreements”.

(l)
Shareholder Approval.   The structure of the Shareholder Approval is protective of the rights of Floating Shareholders. Pursuant to the Interim Order and the BCBCA, the Arrangement Resolution

must be approved, with or without variation, by the affirmative vote of at least 66 2∕3% of the votes cast by holders of Floating Shares present virtually or represented by proxy and entitled to vote at the Meeting. In addition, pursuant to MI 61-101, the Arrangement Resolution must be approved by at least a simple majority of votes cast by the holders of Floating Shares, present virtually or represented by proxy and entitled to vote at the Meeting, excluding the votes of the Interested Parties.
(m)
Court Process.   The Floating Share Arrangement will be subject to a judicial determination of the Court that the Floating Share Arrangement is procedurally and substantively fair and reasonable to Floating Shareholders.

(n)
Dissent Rights.   Registered Shareholders who do not vote in favour of the Arrangement Resolution are entitled to be paid the fair value of the Floating Shares held by such holder in accordance with Section 245 of the BCBCA, as modified by the Floating Share Plan of Arrangement, the Interim Order and the Final Order, if such holder properly exercises Dissent Rights and the Floating Share Arrangement becomes effective (subject to compliance with certain conditions). Pursuant to the Floating Share Arrangement Agreement, Canopy, on behalf of Canopy USA, is required to make any payments to Floating Shareholders who validly exercise Dissent Rights.

(o)
Preservation of Right to Make Change in Recommendation.   Given the restrictions imposed upon Acreage under the Existing Arrangement Agreement, Acreage management believes it is unlikely that any other party would be willing to acquire the Floating Shares on terms that are more favourable to Floating Shareholders, from a financial point of view, than the Floating Share Arrangement Agreement. The Floating Share Arrangement Agreement preserves the right of the Acreage Board to make a Change in Recommendation in certain circumstances. If Acreage receives an Acquisition Proposal that constitutes a Superior Proposal prior to obtaining the approval of Floating Shareholders in respect of the Arrangement Resolution, the Acreage Board may make a Change in Recommendation and approve, recommend or enter into a definitive agreement with respect to such Superior Proposal, if and only if, among other things, (i) the Person making the Superior Proposal was not restricted from making such Superior Proposal pursuant to an existing confidentiality, standstill, business purpose or similar restriction, (ii) the Acquisition Proposal, inquiry, proposal, offer or request did not arise, directly or indirectly, as a result of a violation by Acreage of the non-solicitation provisions of the Floating Share Arrangement Agreement; (iii) Canopy USA is provided with an opportunity to match the Superior Proposal, and (iv) the Floating Share Arrangement Agreement is terminated and Acreage pays the Termination Fee to Canopy USA; provided that the Person making the Superior Proposal must provide Acreage with an amount equal to the Termination Fee.

(p)
Receipt of Eight Capital Fairness Opinion.   The Special Committee received the Eight Capital Fairness Opinion, in which Eight Capital stated that, as of the date thereof, and based upon and subject to the assumptions, qualifications and limitations contained therein, the number of Canopy Shares per Floating Share to be received by the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates). Eight Capital is independent of Acreage, Canopy and Canopy USA for purposes of the Floating Share Arrangement and Eight Capital was entitled to receive a fixed fee for delivery of its fairness opinion, regardless of its conclusions.

(q)
Receipt of Canaccord Genuity Fairness Opinion.   The Acreage Board received the Canaccord Genuity Fairness Opinion, in which Canaccord Genuity stated that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications, explanations and limitations set forth therein, and such other matters as Canaccord Genuity considered relevant, the number of Consideration Shares to be received by Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates). Canaccord Genuity is independent of Acreage, Canopy and Canopy USA for purposes of the Floating Share Arrangement and is acting as Acreage’s financial advisor in connection with the Floating Share Arrangement.

(r)
Other Factors.   Each of the Acreage Board and the Special Committee also carefully considered the Floating Share Arrangement with reference to the Existing Arrangement, current economics, industry and market trends affecting each of Acreage and Canopy in their respective markets, the proposed business plans and anticipated opportunities of Canopy USA, information concerning the business, operations, assets, financial condition, operating results and prospects of each of Acreage, Canopy and Canopy USA and the historical trading prices of the Floating Shares and Canopy Shares.

The Special Committee and the Acreage Board also considered a number of risks, negative factors and potentially adverse implications relating to the Floating Share Arrangement, which are set out under the heading “The Floating Share Arrangement — Reasons for the Floating Share Arrangement”.
The Acreage Board (with the exception of Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each of whom declared their interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained from voting in respect thereof) unanimously approved the execution of the Floating Share Arrangement Agreement. The process of evaluating the Floating Share Plan of Arrangement was led by the Special Committee, which is comprised of independent members of the Acreage Board who are not members of management.
The members of the Special Committee met regularly with its and Acreage’s legal and financial advisors and members of management and communicated directly with representatives of Canopy throughout the process of negotiating the Floating Share Arrangement.
See “The Floating Share Arrangement — Reasons for the Floating Share Arrangement”.
Approval of the Arrangement Resolution
At the Meeting, Floating Shareholders will be asked to approve the Arrangement Resolution, the full text of which is set out in Appendix “B” to this Circular. In order for the Floating Share Arrangement to become effective, as provided in the Interim Order and by the BCBCA, the Arrangement Resolution must be approved by: (i) not less than 66 2∕3% of the votes cast on the Arrangement Resolution by Floating Shareholders present virtually or represented by proxy and entitled to vote at the Meeting; and (ii) not less than a simple majority of votes cast by the Floating Shareholders, present virtually or represented by proxy and entitled to vote at the Meeting, excluding the votes of the Interested Parties pursuant to MI 61-101. Should Floating Shareholders fail to approve the Arrangement Resolution by the requisite majorities, the Floating Share Arrangement will not be completed.
See “The Floating Share Arrangement — Approval of the Arrangement Resolution”.
Eight Capital Fairness Opinion
Eight Capital was formally engaged by the Special Committee pursuant to the Eight Capital Engagement Agreement dated September 28, 2022 and accepted by Acreage on October 17, 2022, to provide an opinion as to the fairness, from a financial point of view, of the number of Canopy Shares per Floating Share to be received by Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement. On October 24, 2022, Eight Capital verbally delivered its opinion to the Special Committee, which opinion was subsequently confirmed in writing and in which Eight Capital stated that, as of the date thereof, and based upon and subject to the assumptions, qualifications and limitations contained therein, the number of Canopy Shares per Floating Share to be received by the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates).
Pursuant to the Eight Capital Engagement Agreement, Acreage has agreed to pay Eight Capital a fixed fee for the delivery of the Eight Capital Fairness Opinion. In addition, Acreage has agreed to reimburse Eight Capital for its reasonable out-of-pocket expenses and to indemnify Eight Capital against certain liabilities in connection with its engagement, as further described in the indemnity that forms part of the Eight Capital Engagement Agreement. The fee payable to Eight Capital by Acreage in respect of the delivery of the Eight

Capital Fairness Opinion is not contingent upon the conclusions reached by Eight Capital in the Eight Capital Fairness Opinion or the consummation of the Floating Share Arrangement.
The summary of the Eight Capital Fairness Opinion in this Circular is qualified in its entirety by, and should be read in conjunction with, the full text of the Eight Capital Fairness Opinion attached to this Circular as Appendix “D”. The full text of the Eight Capital Fairness Opinion describes, among other things, the assumptions made, matters considered and limitations and qualifications on the review undertaken in connection with the Eight Capital Fairness Opinion. Floating Shareholders are encouraged to read the Eight Capital Fairness Opinion carefully in its entirety.
See “The Floating Share Arrangement — Eight Capital Fairness Opinion”.
Recommendation of the Special Committee
The Special Committee, after consultation with Acreage management and receipt of advice and assistance of its and Acreage’s financial and legal advisors and after careful consideration of alternatives and a number of factors, including, among others, the Eight Capital Fairness Opinion and the factors set out below under the heading “Reasons for the Floating Share Arrangement”, unanimously determined that the Floating Share Arrangement and entry into the Floating Share Arrangement Agreement and related agreements are in the best interests of Acreage and the Floating Shareholders and recommended to the Acreage Board that it approve and authorize Acreage to enter into the Floating Share Arrangement Agreement and related agreements.
See “The Floating Share Arrangement — Recommendation of the Special Committee”.
Canaccord Genuity Fairness Opinion
Canaccord Genuity was formally engaged by Acreage through the Canaccord Genuity Engagement Agreement dated October 20, 2022. The Canaccord Genuity Engagement Agreement provides the terms upon which Canaccord Genuity has agreed to act as a financial advisor to Acreage in connection with the Floating Share Arrangement during the term of the Canaccord Genuity Engagement Agreement.
On October 24, 2022, Canaccord Genuity verbally delivered its opinion to the Acreage Board, which was subsequently confirmed in writing, that, as at the date of such opinion and based upon and subject to the assumptions, qualifications, explanations and limitations set forth therein, and such other matters as Canaccord Genuity considered relevant, the number of Consideration Shares to be received by Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates). Canaccord Genuity’s opinion was one of many factors considered by the Acreage Board in its evaluation of the Floating Share Arrangement and should not be viewed as determinative of the views of the Acreage Board in its evaluation with respect to the Floating Share Arrangement or the consideration to be received by Floating Shareholders pursuant to the Floating Share Arrangement. The Canaccord Genuity Fairness Opinion was addressed to the Acreage Board and only addresses the fairness to Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates), from a financial point of view, of the number of Consideration Shares to be received by Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement, and did not and does not address the relative merits of the Floating Share Arrangement as compared to other transactions or business strategies that might be available to Acreage, nor does it address the underlying business decision of Acreage to enter into the Floating Share Arrangement, or any views on any other terms or aspects of the Floating Share Arrangement, or any potential implication of the Floating Share Arrangement or the Transactions. The Canaccord Genuity Fairness Opinion has been provided to members of the Acreage Board (solely in their capacity as directors of Acreage) for their sole use and benefit in connection with, and for the purpose of, their consideration of the Floating Share Arrangement and is not intended to, and should not, be relied upon by any other person or entity (including, without limitation, securityholders, creditors or other constituencies of Acreage) or used for any other purpose.
The summary of the Canaccord Genuity Fairness Opinion in this Circular is qualified in its entirety by, and should be read in conjunction with, the full text of the Canaccord Genuity Fairness Opinion attached to this Circular as Appendix “E”. The full text of the Canaccord Genuity Fairness Opinion describes, among other things, procedures followed, the assumptions made, matters considered and limitations and qualifications on the review undertaken in connection with the Canaccord Genuity Fairness Opinion. Floating Shareholders are encouraged to read the Canaccord Genuity Fairness Opinion carefully in its entirety.
See “The Floating Share Arrangement — Canaccord Genuity Fairness Opinion”.
Recommendation of the Acreage Board
The Acreage Board, after consultation with Acreage management and receipt of advice and assistance from its financial and legal advisors, and after careful consideration of alternatives and a number of factors, including, among others, the receipt of the unanimous recommendation of the Special Committee, the Fairness Opinions and the factors set out below under the heading “Reasons for the Floating Share Arrangement”, unanimously (with the exception of Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each of whom declared their interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained from voting in respect thereof) determined that the Floating Share Arrangement and entry into the Floating Share Arrangement Agreement are in the best interests of Acreage and are fair to Floating Shareholders and approved and authorized Acreage to enter into the Floating Share Arrangement Agreement and related agreements. Accordingly, the Acreage Board unanimously (with the exception of Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each of whom declared their interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained from voting in respect thereof) recommends that Floating Shareholders vote FOR the Arrangement Resolution.
See “The Floating Share Arrangement — Recommendation of the Acreage Board”.
Treatment of High Street Holders and USCo2 Holders
Concurrently with the execution of the Floating Share Arrangement Agreement, Acreage amended the High Street Operating Agreement to: (i) allow Canopy USA to have a call right on the High Street Units effective immediately following the earlier of the closing of the Floating Share Arrangement or the closing of the Existing Arrangement (rather than the three year anniversary of the closing of the Existing Arrangement) thereby requiring each holder of High Street Units to exchange their High Street Units for Canopy Shares as described in further detail in such amendment; and (ii) make other non-substantive changes agreed upon by Acreage and Canopy which were advisable or necessary in order to carry out the purpose and intention of the transactions contemplated in the Floating Share Arrangement.
The USCo2 Constating Documents will be amended prior to the closing of the Floating Share Arrangement Agreement to: (i) allow Canopy USA to have a call right on the USCo2 floating shares effective immediately following the earlier of the closing of the Floating Share Arrangement or the closing of the Existing Arrangement (rather than the three year anniversary of the closing of the Existing Arrangement) thereby requiring each USCo2 shareholder to exchange their floating shares for Canopy Shares; and (ii) make other non-substantive changes agreed upon by Acreage and Canopy which were advisable or necessary in order to carry out the purpose and intention of the transactions contemplated in the Floating Share Arrangement.
Immediately following the Effective Time, all High Street Units and USCo2 Shares may be exchanged for Floating Shares and Fixed Shares, which will then be exchanged for Canopy Shares on the basis of the Exchange Ratio and the Fixed Exchange Ratio, as applicable. Upon the closing of the Floating Share Arrangement, or if the Floating Share Arrangement does not close but the Existing Arrangement closes, all High Street Units and USCo2 Shares will be exercisable, convertible or exchangeable for Canopy Shares and Floating Shares in accordance with the provisions of such amendments.
See “The Floating Share Arrangement — Treatment of High Street Holders and USCo2 Holders”.
Timing for Completion of the Floating Share Arrangement
Subject to the satisfaction or waiver of the conditions in the Floating Share Arrangement Agreement, the Floating Share Arrangement will become effective at 12:00 a.m. (Vancouver time) on the Effective Date, being the date upon which all of the conditions to the completion of the Floating Share Arrangement as set out in the Floating Share Arrangement Agreement have been satisfied or waived in accordance with the Floating Share Arrangement Agreement and all documents agreed to be delivered thereunder have been delivered to the satisfaction of the recipient, acting reasonably.
Although Acreage’s, Canopy’s and Canopy USA’s objective is to have the Effective Date occur as soon as possible after the Meeting, the Effective Date could be delayed for several reasons, including, but not limited to, any delay in obtaining any required Floating Share Arrangement Regulatory Approvals or Regulatory Approvals. In addition, any delay in satisfaction of the Acquisition Closing Conditions under the Existing Arrangement Agreement will result in a corresponding delay in completion of the Floating Share Arrangement.
The Effective Date will be the date upon which Acreage, Canopy and Canopy USA agree in writing following the satisfaction or waiver of all conditions to the completion of the Floating Share Arrangement as set out in the Floating Share Arrangement Agreement (excluding any conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or waiver of those conditions). The completion of the Floating Share Arrangement is expected to occur in the second half of 2023; however, it is possible that completion may be delayed beyond this date if the conditions to the completion of the Floating Share Arrangement cannot be met on a timely basis.
See “The Floating Share Arrangement — Timing for Completion of the Floating Share Arrangement”.
Required Shareholder Approvals
Pursuant to the Interim Order and the BCBCA, in order to be adopted, the Arrangement Resolution must be approved, with or without variation, by the affirmative vote of at least 66 2∕3% of the votes cast by holders of Floating Shares, present virtually or represented by proxy and entitled to vote at the Meeting.
Pursuant to MI 61-101, the Arrangement Resolution must also be approved by not less than a simple majority of votes cast by the holders of Floating Shares, present virtually or represented by proxy and entitled to vote at the Meeting, excluding the votes of the Interested Parties pursuant to MI 61-101. The votes attaching to the Floating Shares held by the Interested Parties will be excluded for the purposes of determining whether “minority approval” has been obtained for the purposes of MI 61-101.
See “The Floating Share Arrangement — Required Shareholder Approvals”.
Interests of Certain Persons in the Floating Share Arrangement
In considering the Floating Share Arrangement and the unanimous recommendation of the Acreage Board (with the exception of Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each of whom declared their interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained from voting in respect thereof) with respect to the Floating Share Arrangement, Floating Shareholders should be aware that certain directors and certain executive officers of Acreage have interests in connection with the Floating Share Arrangement that may present them with actual or potential conflicts of interest in connection with the Floating Share Arrangement and the connected transactions. The Acreage Board and the Special Committee are aware of these interests and considered them along with other matters described under the heading “The Floating Share Arrangement — Reasons for the Floating Share Arrangement”. These interests and benefits are described under the heading “The Floating Share Arrangement — Interests of Certain Persons in the Floating Share Arrangement” and “Securities Law Matters — Canadian Securities Laws — Multilateral Instrument 61-101”.
Court Approval of the Floating Share Arrangement and Completion of the Floating Share Arrangement
The Floating Share Arrangement requires Court approval under Division 5 of Part 9 of the BCBCA. On January 18, 2023, prior to the mailing of this Circular, Acreage obtained the Interim Order, which was varied on February 13, 2023 to amend the Record Date, the date of the Meeting, the date of the hearing for the Final Order approving the Floating Share Arrangement and any related timelines. The Interim Order provides for the calling and holding of the Meeting, the Dissent Rights and other procedural matters. A copy of the Interim Order is attached as Appendix “F” to this Circular.

Subject to obtaining Shareholder Approval, the hearing in respect of the Final Order is currently scheduled to take place on or about March 20, 2023 in Vancouver, British Columbia.
See “The Floating Share Arrangement — Court Approval of the Floating Share Arrangement and Completion of the Floating Share Arrangement” and “Securities Law Matters — U.S. Securities Laws”.
Effects of the Floating Share Arrangement on Shareholders’ Rights
The rights of Floating Shareholders are currently governed by the BCBCA and by Acreage’s Articles. Floating Shareholders receiving Canopy Shares pursuant to the Floating Share Arrangement will become shareholders of Canopy, which is governed by the CBCA and the articles of incorporation, as amended, and by-laws of Canopy. Although the rights and privileges of shareholders under the CBCA are in many instances comparable to those under the BCBCA, there are several differences. See Appendix “I” — “Comparison of Shareholder Rights under the BCBCA and CBCA” for a comparison of certain of these rights.
The Existing Arrangement Agreement
Acreage and Canopy are parties to the Existing Arrangement Agreement. In accordance with the Existing Arrangement Agreement, on September 23, 2020, Acreage implemented the Existing Arrangement pursuant to which, among other things, Acreage completed a capital reorganization whereby: (i) each existing Former SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share; (ii) each issued and outstanding Former PVS was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each issued and outstanding Former MVS was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share.
A description of certain provisions of the Existing Arrangement Agreement are included in this Circular under the heading “Transaction Agreements — The Existing Arrangement Agreement”. The description is not comprehensive and is qualified in its entirety by the full text of the Existing Arrangement Agreement which has been filed by the Company with the SEC and is available on EDGAR at www.sec.gov/edgar and under the Company’s profile on SEDAR at www.sedar.com
The Floating Share Arrangement Agreement
On October 24, 2022, Acreage, Canopy and Canopy USA entered into the Floating Share Arrangement Agreement, which sets out, among other things, the terms and conditions upon which the Floating Share Arrangement will be implemented, including the terms of the Floating Share Arrangement.
A description of certain provisions of the Floating Share Arrangement Agreement are included in this Circular under the heading “Transaction Agreements — The Floating Share Arrangement Agreement”. The description is not comprehensive and is qualified in its entirety by the full text of the Floating Share Arrangement Agreement which has been filed by the Company with the SEC and is available on EDGAR at www.sec.gov/edgar and under the Company’s profile on SEDAR at www.sedar.com.
Voting Agreements
Concurrently with the execution of the Floating Share Arrangement Agreement, the Acreage Locked-Up Shareholders entered into the Voting Agreements with Canopy and Canopy USA, pursuant to which such Acreage Locked-Up Shareholders, in their capacities as securityholders and not in their capacities as directors or officers of Acreage agreed, among other things: (i) to vote or cause to be voted all of their Acreage Holder Securities in favour of the Arrangement Resolution and against any matter that could reasonably be expected to adversely affect the successful completion of the Floating Share Arrangement; (ii) not to exercise any Dissent Rights; and (iii) not to sell, transfer, otherwise convey or encumber any of their Acreage Holder Securities prior to the Record Date, subject to certain exceptions. The foregoing summary of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements, which have been filed by Acreage with the SEC and is available on EDGAR at www.sec.gov/edgar and under Acreage’s SEDAR profile at www.sedar.com.
As of the Record Date, to the knowledge of Acreage, the Acreage Locked-Up Shareholders, collectively, beneficially owned, or exercised control or direction over, an aggregate of 2,518,404 Floating Shares, representing approximately 7.37% of the issued and outstanding Floating Shares on a non-diluted basis.

Of the votes attaching to the Floating Shares held by Acreage Locked-Up Shareholders, approximately 2.48% of the votes attaching to the Floating Shares will be excluded for the purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101.
As of the Record Date, to the knowledge of Acreage, the Acreage Locked-Up Shareholders also beneficially owned, or exercised control or direction over, 16,528,388 High Street Units, 958,722 Floating Options and 330,031 Floating Share Units.
See “Transaction Agreements — Voting Agreements”.
Amended Credit Facility
Concurrently with the execution of the Floating Share Arrangement Agreement, the Company entered into the Credit Agreement Amendment to amend the Credit Agreement. Under the terms of the Amended Credit Facility, subject to the satisfaction of certain terms and conditions, an additional $25 million is available for immediate draw, and an additional $25 million is available in future periods under a committed accordion option once certain predetermined milestones are achieved and conditions satisfied. In conjunction with entering into the Credit Agreement Amendment, the Lenders waived the requirement for the Company to comply with certain financial covenants, except a minimum cash requirement, through Q1 2024, and new financial covenants have been agreed upon in respect of all periods beginning on and after March 31, 2024, reflecting the Company’s growth plan, financial position, and current market conditions. Finally, the Credit Agreement Amendment permits Canopy, its affiliates or Canopy USA to acquire control of the Company without requiring repayment of all amounts outstanding under the Amended Credit Facility. Acreage intends to use the proceeds of the Amended Credit Facility to fund expansion initiatives and provide additional working capital.
The Amended Credit Facility will bear interest at Prime plus 5.75% per annum, payable monthly in arrears, with a Prime floor of 5.50%, and a maturity date of January 1, 2026. Under the terms of the Amended Credit Facility, at any time after January 1, 2023 and before January 1, 2024, the Company has the option to extend the maturity date to January 1, 2027, for a fee equal to 1.0% of the total amount available to be drawn under the Amended Credit Facility. In connection with the Credit Agreement Amendment, the Company paid an amendment fee of $1.25 million to the Lenders. This summary is qualified in its entirety by reference to the Credit Agreement Amendment, which has been filed by Acreage on its SEDAR profile at www.sedar.com and with the SEC and is available on EDGAR at www.sec.gov/edgar.
See “Transaction Agreements — Amended Credit Facility”.
Tax Receivable Agreement and Bonus Plan Amendments
Concurrently with the execution of the Floating Share Arrangement Agreement, Canopy, Canopy USA, High Street, Acreage Holdings America, Inc. and certain individuals party to the TRA, amended the TRA in accordance with the Third Amendment. Pursuant to the Third Amendment, Canopy, on behalf of Canopy USA agreed to: (i) issue Canopy Shares with a value of approximately $30.5 million to the TRA Members in exchange for each such individual executing an assignment of rights agreement assigning such individual’s rights under the TRA to Canopy USA, such that following assignment, Canopy USA is the sole member and beneficiary under the TRA; and (ii) fund a payment with a value of approximately $19.5 million to be made by the Company in Canopy Shares to certain eligible participants pursuant to the Bonus Plans, as amended on October 24, 2022, both in order to reduce a potential liability of approximately $121 million under the TRA and the Bonus Plans. In connection with the foregoing, Canopy issued 5,648,927 Canopy Shares with a value of approximately $15.25 million to the TRA Members, with a second payment of approximately $15.25 million in Canopy Shares to occur on the earlier of: (a) the second Business Day following the date on which the Floating Share Arrangement has been approved; or (b) April 24, 2023. In addition, the TRA Bonuses with an aggregate value of approximately $19.5 million in Canopy Shares will be issued by Canopy to certain eligible participants under the Bonus Plans on the closing of the Floating Share Arrangement or, if the Floating Share Arrangement does not close or is terminated but the Existing Arrangement closes, then on the closing of the Acquisition. The TRA Bonuses will be paid to recipients to be determined by Kevin Murphy, the administrator of the Bonus Plans, and may include one or more of Kevin Murphy, John Boehner, Brian Mulroney, and Peter Caldini, each of whom are directors of Acreage and other current and former officers or consultants of Acreage as may be determined by Kevin Murphy. Canopy has also agreed to register the resale of such Canopy Shares under the Securities Act of 1933, as amended.
See “Transaction Agreements — Tax Receivable Agreement and Bonus Plan Amendments”.
High Street Operating Agreement Amendments
Concurrently with the execution of the Floating Share Arrangement Agreement, Acreage amended the High Street Operating Agreement to: (i) allow Canopy USA to have a call right on the High Street Units effective immediately following the earlier of the closing of the Floating Share Arrangement or the closing of the Existing Arrangement (rather than the three year anniversary of the closing of the Existing Arrangement) thereby requiring each holder of High Street Units to exchange their High Street Units for Canopy Shares as described in further detail in such amendment; and (ii) make other non-substantive changes agreed upon by Acreage and Canopy which were advisable or necessary in order to carry out the purpose and intention of the transactions contemplated in the Floating Share Arrangement.
See “Transaction Agreements — High Street Operating Agreement Amendments”.
Amendments to USCo2 Constating Documents
The USCo2 Constating Documents will be amended prior to the closing of the Floating Share Arrangement Agreement to: (i) allow Canopy USA to have a call right on the USCo2 floating shares effective immediately following the earlier of the closing of the Floating Share Arrangement or the closing of the Existing Arrangement (rather than the three year anniversary of the closing of the Existing Arrangement) thereby requiring each USCo2 shareholder to exchange their floating shares for Canopy Shares; and (ii) make other non-substantive changes agreed upon by Acreage and Canopy which were advisable or necessary in order to carry out the purpose and intention of the transactions contemplated in the Floating Share Arrangement.
Canadian Securities Laws
A general overview of certain requirements of Canadian Securities Laws that may be applicable to Floating Shareholders, Floating Optionholders, Floating Share Unit Holders and Floating Warrantholders is described in this Circular under the heading “Securities Law Matters — Canadian Securities Laws”. Each securityholder is urged to consult such holder’s professional advisors to determine the conditions and restrictions applicable under Canadian Securities Laws to trade in the Canopy Shares issuable pursuant to the Floating Share Arrangement.
The issuance of the Canopy Shares and Replacement Securities pursuant to the Floating Share Arrangement will constitute a distribution of securities that is exempt from the prospectus requirements of applicable Canadian Securities Laws.
The Canopy Shares issued pursuant to the Floating Share Arrangement may be resold in each province and territory of Canada, subject to certain requirements prescribed pursuant to applicable Canadian Securities Laws.
To the extent that a Floating Shareholder resides in a non-Canadian jurisdiction, the Canopy Shares received by such Floating Shareholder pursuant to the Floating Share Plan of Arrangement may be subject to certain additional trading restrictions under securities laws of such jurisdiction. All Floating Shareholders residing outside Canada are advised to consult their own legal advisors regarding such resale restrictions.
See “Securities Law Matters — Canadian Securities Laws”.
Status Under Canadian Securities Laws
Acreage is a reporting issuer in the Provinces of Ontario, British Columbia, Alberta, Saskatchewan, Manitoba, New Brunswick and Nova Scotia and is a registrant under the U.S. Exchange Act. Following the Effective Date and the Acquisition Date, it is expected that Canopy USA will apply to have Acreage cease to be a reporting issuer in all jurisdictions in which it is a reporting issuer and thus will terminate Acreage’s reporting obligations in Canada and the United States.
Canopy is a reporting issuer in each of the provinces and territories of Canada. Following the Effective Date, it is expected that Canopy will remain a reporting issuer in such jurisdictions.
See “Securities Law Matters — Canadian Securities Laws — Status Under Canadian Securities Laws”.
Multilateral Instrument 61-101
The Floating Share Arrangement is subject to the requirements of MI 61-101. MI 61-101 regulates certain transactions to ensure equality of treatment among securityholders, generally requiring enhanced disclosure, approval by a majority of securityholders excluding any Interested Parties, independent valuations and, in certain instances, approval and oversight of the transaction by a special committee of independent directors. The protections of MI 61-101 apply to a reporting issuer proposing to carry out a: (i) “business combination”, which as defined in MI 61-101 includes, among other things, an arrangement as a consequence of which the interest of the holder of an equity security of the issuer (such as the Floating Shares) undertaking the arrangement may be terminated without the holder’s consent, regardless of whether the equity security is replaced with another security; or (ii) a “related party transaction”, which includes a transaction between the issuer and a person that is a related party of the issuer at the time the transaction is agreed to, whether or not there are also other parties to the transaction, as a consequence of which, either through the transaction itself or together with “connected transactions” (as defined in MI 61-101), the issuer, directly or indirectly, among other things, materially amends the terms of an outstanding credit facility with the related party. “Connected transactions”, as defined in MI 61-101, are two or more transactions that have at least one party in common, directly or indirectly, other than transactions related solely to services as an employee, director or consultant, and (i) are negotiated or completed at approximately the same time, or (ii) the completion of at least one of the transactions is conditional on the completion of each of the other transactions. For the purposes of a business combination or a related party transaction, an “interested party” is defined in part in MI 61-101 as a related party of the issuer at the time the transaction is agreed to, if the related party is entitled to receive, directly or indirectly, a collateral benefit as a consequence of the transaction.
See “Securities Law Matters — Canadian Securities Laws — Multilateral Instrument 61-101”.
Third Amendment to the TRA
Pursuant to the Third Amendment, Canopy and Canopy USA have agreed with the TRA Members that Canopy will issue Canopy Shares with a value of approximately $30.5 million to the TRA Members in exchange for the assignment of each TRA Member’s rights under the TRA to Canopy USA, such that Canopy USA will become the only beneficiary of the TRA. The Special Committee has determined that, for the purposes of MI 61-101, the issuance of such Canopy Shares to the TRA Members is a “connected transaction” with respect to the Floating Share Arrangement. Kevin Murphy is a related party of Acreage and, for purposes of MI 61-101, the Special Committee has determined that the value of the benefit to be received by him in respect of the foregoing is approximately $8.77 million, half of which was satisfied by the issuance of 3,254,273 Canopy Shares, with a second payment of approximately $4.385 million in Canopy Shares to occur on the earlier of (a) the second Business Day following the date on which the Floating Share Arrangement has been approved; or (b) April 24, 2023. The number of Canopy Shares to be issued in satisfaction of the TRA Payment shall be equal to the fair market value of such Canopy Shares measured as of the close of trading on the second trading date prior to the relevant date of issuance.
See “Securities Law Matters — Canadian Securities Laws — Third Amendment to the TRA”.
Bonus Plans
In addition, pursuant to the Third Amendment Canopy has also agreed to fund the payment owing by Acreage with respect to the TRA Bonuses by issuing additional Canopy Shares with a value of approximately $19.5 million to those participants in the Bonus Plan as may be determined by Mr. Murphy, as administrator of the Bonus Plans. The recipients may include one or more of the following related parties of Acreage: Kevin Murphy, John Boehner, Brian Mulroney, Peter Caldini, Steve Goertz, Corey Sheahan or Dennis Curran. The

Special Committee has concluded that, for purposes of MI 61-101, payment of the TRA Bonuses may constitute a “related party transaction” for purposes of MI 61-101. For purposes of MI 61-101, the Special Committee has determined that the value of the benefit to be received by each of Mr. Murphy, Mr. Boehner, Mr. Mulroney, Mr. Caldini, Mr. Goertz, Mr. Sheahan and Mr. Curran in respect of the foregoing shall not be more $19.15 million in the aggregate as an amount not less than $350,000 has been allocated to an unrelated party, and the Special Committee understands that Mr. Murphy has the discretion to allocate up to the entire balance of $19.15 million to any one of the foregoing.
See “Securities Law Matters — Canadian Securities Laws — Bonus Plans”.
Amended Credit Facility
The Special Committee has determined that, for purposes of MI 61-101, the entry by Acreage into the Amended Credit Facility constitutes a “related party transaction”. See “Transaction Agreements — Amended Credit Facility”. Viridescent is one of the Lenders under the Amended Credit Facility. VRT Agent LLC is an agent for Viridescent, and Kevin Murphy is the President and Chairman of the Board of Directors of Viridescent and therefore a “related party” of Acreage. Under the Amended Credit Facility: (i) subject to the satisfaction of certain terms and conditions, an additional $25 million is available for immediate draw by Acreage, with a further $25 million available in future periods under a committed accordion option once certain predetermined milestones are achieved and conditions satisfied; (ii) the Lenders waived the requirement for Acreage to comply with certain financial covenants, except a minimum cash requirement, through Q1 2024; (iii) new financial covenants have been agreed upon in respect of periods beginning on and after March 31, 2024; and (iv) Canopy, its affiliates or Canopy USA are permitted to acquire control of Acreage without requiring repayment of all amounts outstanding under the Amended Credit Facility. As a Lender under the Amended Credit Facility, Viridescent committed $15 million of the aggregate $50 million accordion available thereunder. Furthermore, VRT Agent, as co-agent in connection with the Amended Credit Facility, received approximately $16,335 as an agency fee and approximately $375,000 as an amendment fee.
For the purposes of MI 61-101, the Special Committee has determined that the benefit that may be derived, directly or indirectly, by VRT Agent and Viridescent, entities in respect of which Mr. Murphy is a director and officer, in connection with the Amended Credit Facility is approximately $391,335.
See “Securities Law Matters — Canadian Securities Laws — Amended Credit Facility”.
Option Agreement — Acreage Debt
On November 15, 2022, the Acreage Debt Optionholder and the Lenders entered into the Option Agreement, which superseded the Letter Agreement, pursuant to which the Acreage Debt Optionholder was granted the right to purchase the Acreage Debt in exchange for the Option Premium payment of $28.5 million, which was deposited into an escrow account. The Acreage Debt Optionholder has the right to exercise its option at its discretion, and the Option Premium will be used towards settlement of the Acreage Debt. In the event that Acreage repays the Acreage Debt on or prior to maturity, the Option Premium will be returned to the Acreage Debt Optionholder. In the event that Acreage defaults on the Acreage Debt and the Acreage Debt Optionholder does not exercise its option to acquire the Acreage Debt, the Option Premium will be released to the Lenders.
The Special Committee has determined that the entry into the Option Agreement is a “connected transaction” with respect to the entry into the Amended Credit Agreement, since Kevin Murphy is a “related party” of Acreage, and Viridescent, an entity of which Kevin Murphy is the President and Chairman of the board of directors, will receive a share of the Option Premium if the option provided for in the Option Agreement is exercised. In the event that the option under the Option Agreement is ever exercised or the Option Premium is otherwise released to the Lenders, Viridescent, an entity of which Kevin Murphy is the President and Chairman of the board of directors, would receive its pro rata portion of the Option Premium, being $8.55 million.
See “Securities Law Matters — Canadian Securities Laws — Option Agreement — Acreage Debt”.

Valuation Requirements
Acreage is exempt from the formal valuation requirement in MI 61-101 and can rely on the exemption contained in Section 5.5(b) of MI 61-101 with respect to the entry into of the Floating Share Arrangement Agreement, payment of the TRA Bonuses and entry into the Amended Credit Facility, as Acreage does not have securities listed on the Toronto Stock Exchange, Aequitas NEO Exchange Inc., the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market, or a stock exchange outside of Canada or the United States, other than the Alternative Investment Market of the London Stock Exchange or the PLUS markets operated by PLUS Markets Group plc.
See “Securities Law Matters — Canadian Securities Laws — Option Agreement — Valuation Requirements”.
Minority Approval
As described above, the Floating Share Arrangement will constitute a “business combination” for Acreage for purposes of MI 61-101 if any related party of Acreage will receive a “collateral benefit” and therefore be an Interested Party for purposes of the Floating Share Arrangement.
As described above, Kevin Murphy is a related party of Acreage and, for purposes of MI 61-101, the Special Committee has determined that the value of the benefit in the form of the TRA Payment to be received by him in respect of the foregoing is approximately $8.77 million. For purposes of MI 61-101, the Special Committee has also determined that the value of the benefit to be received by each of Mr. Murphy, Mr. Boehner, Mr. Mulroney, Mr. Caldini, Mr. Goertz, Mr. Sheahan and Mr. Curran in respect of the Bonus Plans and the TRA Bonuses may be up to $19.15 million as it has assumed that Mr. Murphy may determine to allocate up to the entire balance of the TRA Bonuses to any one of the foregoing. In addition, the Special Committee has determined that the benefit that may be derived, directly or indirectly, by VRT Agent and Viridescent, entities in respect of which Mr. Murphy is a director and officer, is approximately $391,335, in the case of the Amended Credit Facility, for the purposes of MI 61-101. In addition, in the event that the option under the Option Agreement is ever exercised or the Option Premium is otherwise released to the Lenders, Viridescent, an entity of which Kevin Murphy is the President and Chairman of the board of directors, would receive its pro rata portion of the Option Premium, being $8.55 million.
Acreage is exempt from the “minority approval” requirement with respect to the TRA Bonuses pursuant to Section 5.7(1)(a) of MI 61-101 because, at the time the transaction was agreed to, neither the fair market value of the TRA Bonuses to be paid to “related parties” of Acreage, nor the fair market value of the consideration for, the transaction, insofar as it involves Interested Parties, exceeds 25% of Acreage’s market capitalization. Acreage is also exempt from the “minority approval” requirement with respect to entry into the Amended Credit Facility pursuant to Section 5.7(1)(f) of MI 61-101, as the Amended Credit Facility was entered into on reasonable commercial terms that are not less advantageous to Acreage than if the Amended Credit Facility was obtained from a person dealing at arm’s length with Acreage and the Amended Credit Facility is not (A) convertible, directly or indirectly, into equity or voting securities of Acreage or any of its Subsidiaries, or otherwise participating in nature, or (B) repayable as to principal or interest, directly or indirectly, in equity or voting securities of Acreage or a Subsidiary entity of Acreage. The Amended Credit Facility was approved by the Acreage Board with Kevin Murphy recusing himself from all discussions related thereto, declaring his interest and abstaining from voting thereon.
At the time the Floating Share Arrangement was agreed to, each of the directors and executive officers of Acreage and their respective associated and affiliated entities beneficially owned, or exercised control or direction over, less than 1% of the issued and outstanding shares of each class of Acreage Shares (assuming, in each case, the exercise of Acreage Options held by them, the conversion of all High Street Units held by them and taking into account all vested Acreage Share Units or Acreage Share Units vesting within 60 days of the Announcement Date), other than Kevin Murphy, a member of the Acreage Board, and Peter Caldini, the Chief Executive Officer of Acreage and a member of the Acreage Board, who hold approximately 14.04% and 1.30%, respectively, of the outstanding Floating Shares, and approximately 14.18% and 0.87%, respectively, of the outstanding Fixed Shares (assuming, in each case, all relevant securities held by each of Kevin Murphy and Peter Caldini, respectively, which are convertible, exercisable or exchangeable to acquire beneficial ownership of Floating Shares and/or Fixed Shares within 60 days of the Announcement Date are converted, exercised or exchanged into Floating Shares and Fixed Shares). In addition, Kevin Murphy holds 100% of the outstanding Fixed Multiple Shares.
As a result of the foregoing, for purposes of the Floating Share Arrangement, the Interested Parties are Mr. Murphy and Mr. Caldini. Mr. Murphy and Mr. Caldini, collectively, hold an aggregate of 846,890 Floating Shares (approximately 2.48% of the issued and outstanding Floating Shares), as of the Record Date, which Floating Shares shall be excluded from voting for purposes of determining whether “minority approval” is obtained in respect of the Arrangement Resolution at the Meeting.
See “Securities Law Matters — Canadian Securities Laws — Minority Approval”.
U.S. Securities Laws
A general overview of certain requirements of U.S. Securities Laws that may be applicable to Floating Shareholders, Floating Optionholders, Floating Share Unit Holders and Floating Warrantholders is described in this Circular under the heading “Securities Law Matters — U.S. Securities Laws”. Each securityholder is urged to consult such holder’s professional advisors to determine the conditions and restrictions applicable to trades in the Canopy Shares issuable pursuant to the Floating Share Arrangement under U.S. Securities Laws.
The Canopy Shares, Replacement Options, Replacement Share Units and Replacement Warrants to be issued to Floating Shareholders and holders of Floating Share Replacement Securities, respectively, under the Floating Share Arrangement have not been and are not expected to be registered under the U.S. Securities Act or the Securities Laws of any state of the United States and will be issued in reliance upon the Section 3(a)(10) Exemption and exemptions provided in respect of the Securities Laws of states of the U.S. in which U.S. Holders reside. The Section 3(a)(10) Exemption exempts from registration a security that is issued in exchange for outstanding securities and other property where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all Persons to whom it is proposed to issue securities in such exchange have the right to appear, by a court or by a governmental authority expressly authorized by Law to grant such approval. On January 28, 2023, prior to the mailing of this Circular, Acreage obtained the Interim Order, which was varied on February 13, 2023 to amend the Record Date, the date of the Meeting, the date of the hearing for the Final Order approving the Floating Share Arrangement and any related timelines. Subject to the approval of the Floating Share Arrangement by the Floating Shareholders, a hearing for the Final Order approving the Floating Share Arrangement is currently expected to take place on March 20, 2023. All Floating Shareholders, Floating Optionholders, Floating Share Unit Holders and Floating Warrantholders are entitled to appear and be heard at this hearing, provided that they satisfy the applicable conditions set forth in the Interim Order. The Final Order of the Court will, if granted, constitute the basis for the Section 3(a)(10) Exemption with respect to the Floating Share Arrangement Issued Securities.
See “Securities Law Matters — U.S. Securities Laws”.
Regulatory Approvals
Other than the Shareholder Approval, receipt of the Interim Order and the Final Order, state regulatory approvals required in connection with the closing of the Existing Arrangement and all required approvals from the stock exchanges on which the Canopy Shares are listed for the listing of the Consideration Shares and any Canopy Shares issuable upon the exercise or vesting, as applicable, of Replacement Options, Replacement Share Units and Replacement Warrants, Acreage is not aware of any material approval, consent or other action by any federal, provincial, state or foreign government or any administrative or regulatory agency that would be required to be obtained in order to complete the Floating Share Arrangement. In the event that any such approvals or consents are determined to be required, such approvals or consents will be sought. Any such additional requirements could delay the Effective Date or prevent the completion of the Floating Share Arrangement. While there can be no assurance that any regulatory consents or approvals that are determined to be required will be obtained, Acreage currently anticipates that any such consents and approvals that are determined to be required will have been obtained or otherwise resolved by the Effective Date. Subject to receipt of Shareholder Approval, the Interim Order and the Final Order, and all required approvals from the stock exchanges on which the Canopy Shares are listed, and the satisfaction or waiver of all other conditions specified in the Floating Share Arrangement Agreement, the Floating Share Arrangement is expected to be completed in the second half of 2023.
See “Regulatory Matters”.
Stock Exchange Matters
The Floating Shares are listed on the CSE under the symbol “ACRG.B.U”, quoted on the OTCQX under the symbol “ACRDF” and traded on the FSE under the symbol “0VZ2”. It is a condition to the completion of the Floating Share Arrangement that Acreage will have obtained approval of the CSE in respect of the Floating Share Arrangement, as required.
It is expected that Canopy USA will apply to: (i) have the Floating Shares delisted from the CSE, the OTCQX and the FSE as promptly as possible following the Effective Date; and (ii) have the Fixed Shares delisted from the CSE, the OTCQX and the FSE as promptly as possible following the Acquisition Date.
The Canopy Shares are currently listed and posted for trading on the TSX under the symbol “WEED” and on the Nasdaq under the symbol “CGC”. Subject to applicable Laws, Canopy has agreed to use its commercially reasonable efforts to obtain all required approvals from the stock exchanges on which the Canopy Shares are listed for the listing of the Consideration Shares and any Canopy Shares issuable upon the exercise or vesting, as applicable, of Replacement Options, Replacement Share Units and Replacement Warrants. As of the date of this Circular, Canopy has received conditional approval of the TSX for the listing of such Canopy Shares.
See “Regulatory Matters — Stock Exchange Matters”.
Risk Factors
Floating Shareholders should carefully consider the risk factors described below under the heading “Risk Factors” before deciding to vote or instruct their vote to be cast to approve the Arrangement Resolution. In addition to the risk factors set out below, Floating Shareholders should also carefully consider the risk factors applicable to Acreage set out in the Acreage Annual Report under the heading “Risk Factors”, a copy of which is available under Acreage’s profile on SEDAR at www.sedar.com and EDGAR at www.sec.gov/edgar, and the risk factors applicable to Canopy referred to in Appendix “G” to this Circular.
Risks Relating to the Floating Share Arrangement
In assessing the Floating Share Arrangement, Floating Shareholders should carefully consider the risks relating to the Floating Share Arrangement. These risks include, but are not limited to: the Floating Share Arrangement may not be completed; risks associated with the Exchange Ratio; market overhang risk; Nasdaq listing and share consolidation; Canopy cannot finance Canopy USA; the Consideration Shares to be received by Floating Shareholders as a result of the Floating Share Arrangement will have different rights from the Floating Shares; anticipated benefits of integration with Canopy USA may not materialize; Canopy may not be able to renegotiate its debt to Greenstar; the anticipated benefits of the strategy involving Canopy USA may not be realized; upon closing of the Floating Share Arrangement, Shareholders will own shares of Canopy, whose management team will not have the ability to direct or manage the operations of Canopy USA; Canopy may issue additional equity securities; the Acquisition will affect the rights of Floating Shareholders; adverse U.S. federal income tax consequences; Canopy may be acquired prior to the Effective Date; Canopy is subject to certain restrictions of the TSX and the Nasdaq, which may constrain its ability to expand its business in the United States; if Canopy USA acquires Wana, Jetty or the Fixed Shares of Acreage without structural amendments to Canopy’s interest in Canopy USA, the listing of the Canopy Shares on the Nasdaq Stock Market may be jeopardized; delisting of the Canopy Shares from the Nasdaq could adversely impact the liquidity of the Canopy Shares, which could have a material adverse effect on the trading price of the Canopy Shares or the ability of Canopy to complete future equity financings on terms favourable to it; Canopy’s ability to meet its debt obligations may have an adverse impact on its capital position, business and operations; risk of a change of control of Canopy USA but not Canopy; the Reorganization may not be acceptable to certain of Canopy’s financial lenders or other capital providers; the Canopy Capital Reorganization may lead to overhang and less liquidity; the Canopy Shares may not meet index requirements;

prior to the Effective Time, Acreage is restricted from taking certain actions pursuant to the Floating Share Arrangement; and the Fairness Opinions obtained by the Special Committee and the Acreage Board will not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of such Fairness Opinions, and the Management Forecasts delivered in connection with such Fairness Opinions reflect numerous variables, estimates and forecasts made by Acreage’s management at the time the Management Forecasts were prepared.
See “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors — Risks Relating to the Floating Share Arrangement “.
Risks Relating to the Completion of the Floating Share Arrangement
In assessing the Floating Share Arrangement, Floating Shareholders should carefully consider the risks relating to the completion of the Floating Share Arrangement. These risks include, but are not limited to: the Fixed Call Option is not expected to be exercised in the short term unless the Fixed Call Option Conditions are satisfied; Acreage could fail to receive the necessary approvals required to complete the Floating Share Arrangement; Acreage expects to incur substantial transaction-related costs in connection with the Floating Share Arrangement; securities class actions and derivative lawsuits; interests of directors and officers; Floating Shares may not trade at prices that reflect the Exchange Ratio and will not trade at an intrinsic value; Canopy may not complete the Floating Share Arrangement if the Canopy Amendment Proposal is not adopted or CBG and Greenstar do not exchange their Canopy Shares; ability to integrate successfully; risks if the Floating Share Arrangement is not completed and Canopy acquires the Fixed Shares; risks relating to holding Floating Shares in a company with a majority controlling shareholder; there may not be an active trading market for the Floating Shares; limited ability to pursue strategic and organic growth opportunities without Canopy’s consent; Canopy USA may compete or divert opportunities to its other investees that participate in the U.S. cannabis industry; lowered market price of the Floating Shares; and Canaccord Genuity’s success fee may be increased.
See “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors — Risks Relating to the Completion of the Floating Share Arrangement”.
Risks if the Floating Share Arrangement is Not Completed and the Existing Arrangement Remains in Effect
In assessing the Floating Share Arrangement, Floating Shareholders should carefully consider the risks if the Floating Share Arrangement is not completed and the Existing Arrangement remains in effect. These risks include, but are not limited to: negative cash flow from operations and going concern; during the Interim Period, Acreage is restricted from taking certain actions pursuant to the Existing Arrangement; the Existing Arrangement Agreement contains restrictive covenants; under the Existing Arrangement Agreement, Acreage will be required to comply with the Initial Business Plan; securing additional financing; and lowered market price of the Acreage Shares.
See “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors — Risks if the Floating Share Arrangement is not Completed and the Existing Arrangement Remains in Effect”.
Risks Relating to the Treatment of Acreage for U.S. and Canadian Tax Purposes
In assessing the Floating Share Arrangement, Floating Shareholders should carefully consider the risks relating to the treatment of Acreage for U.S. and Canadian tax purposes. These risks include, but are not limited to: adverse U.S. federal income tax consequences; and adverse Canadian federal income tax consequences.
See “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors — Risks Relating to the Treatment of Acreage for U.S. and Canadian Tax Purposes”.
Risks Relating to Acreage’s Business
For more information about risks relating to Acreage’s United States cannabis operations, see the Acreage Annual Report filed under Acreage’s profile on SEDAR at www.sedar.com and with the SEC and available on EDGAR at www.sec.gov/edgar and incorporated by reference herein.

Risks Relating to Canopy’s Business
See “Additional Information Concerning Canopy — Risk Factors” in Appendix “G” to this Circular.
Dissent Rights
Registered Shareholders may exercise Dissent Rights with respect to the Arrangement Resolution pursuant to and in the manner set forth under Sections 237 to 247 of the BCBCA, as modified by the Floating Share Arrangement, the Interim Order and the Final Order, provided that, notwithstanding Section 242 of the BCBCA, the written objection to the Arrangement Resolution must be sent to Acreage by holders who wish to dissent and be received by Acreage not later than 5:00 p.m. (Vancouver time) on the date that is two Business Days immediately prior to the Meeting or any date to which the Meeting may be postponed or adjourned.
Registered Shareholders who wish to dissent should take note that the procedures for dissenting from the Arrangement Resolution require strict compliance with the applicable dissent procedures. A brief summary of the Dissent Rights available to Registered Shareholders is set forth under the heading “Dissent Rights” in this Circular. However, such summary is qualified in its entirety by the provisions of Section 237 to 247 of the BCBCA, the full text of which is set forth in Appendix “H” to this Circular, and by the Floating Share Arrangement Agreement, the Floating Share Arrangement, the Interim Order and the Final Order. Failure to strictly comply with the requirements with respect to the dissent rights set forth in the BCBCA, the Floating Share Arrangement Agreement and the Interim Order may result in the loss of any right to dissent. Registered Shareholders who wish to dissent from the Arrangement Resolution are advised to consult with their legal advisors.
Fees and Expenses
Except as otherwise provided in the Floating Share Arrangement Agreement, including in connection with any Canopy Expense Reimbursement, all out-of-pocket third-party transaction expenses incurred in connection with the Floating Share Arrangement Agreement and the Floating Share Plan of Arrangement and the transactions contemplated thereunder, will be paid by the Party incurring such fees, costs or expenses, whether or not the Floating Share Arrangement is consummated. Acreage estimates that it will incur fees and related expenses in the amount of approximately $2,750,000 relating to the Floating Share Arrangement Agreement,
Canopy has agreed that, in the event that the Canopy Capital Reorganization is not completed prior to the Exercise Outside Date or that CBG or Greenstar do not exchange all of their Canopy Shares into Exchangeable Canopy Shares prior to the Exercise Outside Date, Canopy will forthwith, and in any event within 2 Business Days following the Exercise Outside Date, pay the Canopy Expense Reimbursement to Acreage.
The payment of the Canopy Expense Reimbursement will not preclude Acreage from seeking damages and pursuing any and all other remedies that it may have in respect of losses incurred or suffered by it as a result of breach by Canopy or Canopy USA, as applicably, of any representation or warranty, or failure by Canopy or Canopy USA, as applicable, to perform any covenant or satisfy any condition.
See “The Floating Share Arrangement — The Floating Share Arrangement Agreement — Expenses of the Floating Share Arrangement” and “The Floating Share Arrangement — The Floating Share Arrangement Agreement — Expenses Reimbursement”.
Conditions for Completion of the Floating Share Arrangement
Mutual Conditions Precedent
The respective obligations of the Parties to complete the Floating Share Arrangement are subject to the satisfaction, of the following conditions, each of which may be waived, in whole or in part, by the mutual consent of the Parties:
(a)
the Arrangement Resolution will have been approved and adopted by the Floating Shareholders at the Meeting in accordance with the Interim Order and applicable Law;

(b)
each of the Interim Order and the Final Order will have been obtained on terms consistent with the Floating Share Arrangement Agreement, and will not have been set aside or modified in a manner unacceptable to either Acreage, Canopy or Canopy USA, each acting reasonably, on appeal or otherwise;

(c)
all Floating Share Arrangement Regulatory Approvals will have been obtained or received on terms that are acceptable to the Parties, each acting reasonably;

(d)
no Law will be in effect, or proceeding will have otherwise been taken, that makes the consummation of the Floating Share Arrangement illegal or otherwise, directly or indirectly, prohibits or enjoins Acreage, Canopy or Canopy USA from completing the Floating Share Arrangement, with the exception of the Controlled Substances Act, as it applies to marijuana (including any implementing regulations and schedules in effect at the relevant time) or any other U.S. federal Law the violation of which is predicated upon a violation of the Controlled Substances Act as it applies to marijuana;

(e)
the issuance of the Floating Share Arrangement Issued Securities to be issued pursuant to the Floating Share Arrangement will be exempt from the registration requirements of the U.S. Securities Act pursuant to the Section 3(a)(10) Exemption and pursuant to exemptions from applicable state Securities Laws;

(f)
all Acquisition Closing Conditions, being conditions precedent to the completion of the Acquisition will have been satisfied or, if permitted, waived (excluding conditions that by their terms cannot be satisfied until the Acquisition Effective Time); and

(g)
the Floating Share Arrangement Agreement will not have been terminated in accordance with its terms.

Conditions Precedent in Favour of Canopy and Canopy USA
The obligation of Canopy and Canopy USA to complete the Floating Share Arrangement is subject to the satisfaction of each of the following conditions, each of which is for the exclusive benefit of Canopy and Canopy USA and which may be waived by Canopy and Canopy USA at any time, in whole or in part, in their sole discretion and without prejudice to any other rights that Canopy and Canopy USA may have:
(a)
Acreage will have fulfilled or complied with each of its obligations and covenants contained in the Floating Share Arrangement Agreement to be fulfilled or complied with by it on or prior to the Effective Time, except where any failure to perform any such obligations or covenants would not, individually or in the aggregate, be reasonably expected to have a material adverse impact on Acreage;

(b)
the representations and warranties of Acreage set forth in the Floating Share Arrangement Agreement will have been true and correct as of the Floating Share Arrangement Agreement and will be true and correct as of the Effective Time , except where any failure or failures of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to result in an Acreage Material Adverse Effect (disregarding any materiality or “Acreage Material Adverse Effect” qualification contained in any such representation and warranty for the purpose of determining whether any such failure or failures would not, individually or in the aggregate, reasonably be expected to result in an Acreage Material Adverse Effect), in each case except for representations and warranties made as of a specified date, the accuracy of which will be determined as of such specified date;

(c)
Acreage and each of its Subsidiaries will be in compliance with all applicable Laws, in all material respects in each jurisdiction in which it carries on business, provided that Acreage and each of its Subsidiaries will be in compliance with all applicable Laws with respect to marijuana, except where any non-compliance would not have a material and adverse effect on Acreage or any of its Subsidiaries, except that, Acreage and each of its Subsidiaries will not be required to be in compliance with the Controlled Substances Act, as it applies to marijuana (including any implementing regulations and schedules in effect at the relevant time) or any other U.S. federal Law the violation of which is predicated upon a violation of the Controlled Substances Act as it applies to marijuana;

(d)
the USCo2 Constating Documents will have been amended in accordance with the amendments set forth in the Floating Share Arrangement Agreement;

(e)
subject to the terms of the Floating Share Arrangement Agreement, Acreage will have completed such Pre-Acquisition Reorganizations as may have been requested by Canopy or Canopy USA in accordance with the Floating Share Arrangement Agreement; and

(f)
Dissent Rights will not have been exercised with respect to more than 5.0% of the issued and outstanding Floating Shares.

If, at any time prior to the Effective Time, Canopy or Canopy USA becomes aware of the occurrence, or failure to occur, of any event or state of facts which occurrence or failure results in the failure of the ability of Acreage to satisfy any condition set forth above, Canopy or Canopy USA, as applicable, has agreed to promptly notify Acreage of such occurrence, or failure to occur in accordance with the Floating Share Arrangement Agreement, which notification will specify in reasonable detail such event or state of facts.
Conditions Precedent in Favour of Acreage
The obligation of Acreage to complete the Floating Share Arrangement is subject to the satisfaction of the following conditions, each of which is for the exclusive benefit of Acreage and which may be waived by Acreage at any time, in whole or in part, in its sole discretion and without prejudice to any other rights that Acreage may have:
(a)
each of Canopy and Canopy USA will have fulfilled or complied in all material respects with its obligations and covenants contained in the Floating Share Arrangement Agreement to be fulfilled or complied with by it on or prior to the Effective Time;

(b)
the representations and warranties of Canopy and Canopy USA set forth in the Floating Share Arrangement Agreement will have been true and correct as of the date of the Floating Share Arrangement Agreement and will be true and correct as of the Effective Time, except where any failure or failures of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to result in a Canopy Material Adverse Effect (disregarding any materiality or “Canopy Material Adverse Effect” qualification contained in any such representation and warranty for the purpose of determining whether any such failure or failures would not, individually or in the aggregate, reasonably be expected to result in a Canopy Material Adverse Effect), except for representations and warranties made as of a specified date, the accuracy of which will be determined as of such specified date;

(c)
Canopy will have deposited or caused to be deposited with the Depositary in escrow, the Consideration Shares to be issued pursuant to the Floating Share Arrangement; and

(d)
the completion of the Canopy Capital Reorganization will have occurred no later than the Exercise Outside Date.

If, at any time prior to the Effective Time, Acreage becomes aware of the occurrence, or failure to occur, of any event or state of facts which occurrence or failure results in the failure of the ability of Canopy or Canopy USA to satisfy any condition set forth above, Acreage has agreed to promptly notify Canopy of such occurrence, or failure to occur in accordance with the Floating Share Arrangement Agreement, which notification will specify in reasonable detail such event or state of facts.
See “Transaction Documents — Floating Share Arrangement Agreement — Conditions for Completion of the Floating Share Arrangement”.
Income Tax Considerations
Holders of Floating Shares should consult their own tax advisors about the applicable Canadian or United States federal, provincial, state and local tax consequences of the Floating Share Arrangement. See “Certain Canadian Federal Income Tax Considerations” and “Certain United States Federal Income Tax Considerations”.

For U.S. federal income tax purposes, the Floating Share Arrangement is expected not to qualify as a reorganization under Section 368(a) of the Code and is expected to be a fully taxable transaction. The U.S. federal income tax treatment of the Floating Share Arrangement is based on the series of steps contemplated in connection with the Floating Share Arrangement Agreement, including exercise of the Fixed Call Option and completion of the Floating Share Arrangement. These transactions will generally be treated as a single integrated transaction for purposes of determining qualification as a reorganization. In order to qualify as a reorganization within the meaning of Sections 368(a)(1) and 368(a)(2)(E) of the Code, Canopy would be required to acquire an amount of Fixed Shares and Floating Shares in connection with these transactions which represents “control” (as defined in Section 368(c) of the Code) of Acreage in exchange solely for Canopy Shares. After the completion of these transactions, Canopy USA rather than Canopy will be in “control” of Acreage causing the “control” requirement not to be satisfied. In addition, it is expected that the portion of the Option Premium and some or all of Aggregate Amendment Option Payment (each as defined in the Existing Arrangement Agreement) which were paid in cash to shareholders of Acreage under the terms of the Existing Arrangement Agreement will be treated as other consideration in determining whether Canopy acquired control of Acreage in exchange solely for Canopy Shares. Based on the value of Canopy Shares as of the date of the Floating Share Arrangement Agreement, such cash consideration is expected to cause the control requirement not to be satisfied. Accordingly, the Floating Share Arrangement is expected not to qualify as a reorganization for U.S. federal income tax purposes.
Assuming the Floating Share Arrangement does not qualify as a reorganization under Section 368(a) of the Code, a U.S. Holder that receives Canopy Shares in exchange for Floating Shares would generally recognize capital gain or loss equal to the difference between the fair market value of the Canopy Shares received and the U.S. Holder’s adjusted tax basis in the Floating Shares exchanged therefor. The gain or loss would generally be determined separately for each block of Floating Shares (i.e., Floating Shares acquired at the same cost in a single transaction). Capital gains recognized by an individual upon the disposition of Floating Shares that have been held for more than one year are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations
The rules described above for U.S. Holders should generally also apply to a Non-U.S. Holder that directly exchanges its Floating Shares for Canopy Shares, except that any such gain recognized by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless: (i) the gain is “effectively connected” with such Non U. S. Holder’s conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting such person to U.S. taxation on a net income basis; or (ii) the Non-U.S. Holder is an individual, is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.
See “Certain United States Federal Income Tax Considerations”, “Risk Factors” and “Cautionary Note Regarding Forward-Looking Information”.
For Canadian federal income tax purposes, Canadian Holders will be considered to have disposed of their Floating Shares pursuant to the Floating Share Arrangement and will generally be considered to have realized a capital gain (or capital loss) equal to the amount by which the fair market value of the Canopy Shares received exceeds (or is exceeded by) the aggregate of the adjusted cost base of the Floating Shares transferred and any reasonable costs of disposition.
See “Certain Canadian Federal Income Tax Considerations”, “Risk Factors” and “Cautionary Note Regarding Forward-Looking Information”.
Non-Canadian Holders should generally not be subject to tax under the Tax Act on any capital gain realized in respect of the Floating Share Arrangement provided that the Floating Shares are not “taxable Canadian property” to such Non-Canadian Holder for the purposes of the Tax Act.
Completion of the Floating Share Arrangement may have other tax consequences under the Laws of Canada and the United States, and any such tax consequences may not be described in this Circular. Floating Shareholders are urged to consult their own tax advisors to determine any particular tax consequences to them of the transactions contemplated in connection with the Floating Share Arrangement.

For information see “Certain Canadian Federal Income Tax Considerations” and “Certain United States Federal Income Tax Considerations”.
Information Concerning Acreage
For information concerning Acreage, see “Information Concerning Acreage”.
Information Concerning Canopy
For information concerning Canopy, see Appendix “G” — “Information Concerning Canopy”.

NOTICE TO SHAREHOLDERS OUTSIDE OF CANADA
Acreage is a company existing under the Laws of the Province of British Columbia. Acreage has prepared this Circular in accordance with the disclosure requirements of Canadian and United States securities laws and the Floating Share Arrangement is to be carried out in accordance with the laws of the Province of British Columbia. Shareholders of Acreage should be aware that such requirements may be different from those in other jurisdictions.
Floating Shareholders who are not residents of Canada for purposes of the Tax Act should be aware that the disposition of securities pursuant to the Floating Share Arrangement may have tax consequences both in Canada and in any applicable foreign jurisdiction in which the Floating Shareholder is subject to tax. Such foreign tax considerations (other than U.S. federal income tax considerations) are not described herein. It is recommended that Floating Shareholders consult their own tax advisors in this regard.
Information for U.S. Securityholders
The enforcement by Floating Shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that Acreage is organized under the laws of a jurisdiction outside the United States.
As a result, it may be difficult or impossible for Floating Shareholders to effect service of process within the United States upon Acreage, or to realize against it upon judgments of courts of the United States predicated upon civil liabilities under the federal Securities Laws of the United States or any applicable Securities Laws of any state of the United States. In addition, Floating Shareholders should not assume that the courts of Canada (i) would enforce judgments of United States courts obtained in actions against such Persons predicated upon civil liabilities under the federal Securities Laws of the United States or any applicable Securities Laws of any state of the United States or (ii) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the federal Securities Laws of the United States or any applicable Securities Laws of any state of the United States.
Neither the SEC nor any state securities regulatory authority has approved or disapproved the Floating Share Arrangement Agreement, the Floating Share Arrangement, passed upon the merits or fairness of the Floating Share Arrangement or passed upon the adequacy or accuracy of the disclosure in this Circular. Any representation to the contrary is a criminal offense.
Certain United States Federal Income Tax Considerations
For U.S. federal income tax purposes, the Floating Share Arrangement is expected not to qualify as a reorganization under Section 368(a) of the Code and is expected to be a fully taxable transaction. The U.S. federal income tax treatment of the Floating Share Arrangement is based on the series of steps contemplated in connection with the Floating Share Arrangement Agreement, including exercise of the Fixed Call Option and completion of the Floating Share Arrangement. These transactions will generally be treated as a single integrated transaction for purposes of determining qualification as a reorganization. In order to qualify as a reorganization within the meaning of Sections 368(a)(1) and 368(a)(2)(E) of the Code, Canopy would be required to acquire an amount of Fixed Shares and Floating Shares in connection with these transactions which represents “control” (as defined in Section 368(c) of the Code) of Acreage in exchange solely for Canopy Shares. After the completion of these transactions, Canopy USA rather than Canopy will be in “control” of Acreage causing the “control” requirement not to be satisfied. In addition, it is expected that the portion of the Option Premium and some or all of Aggregate Amendment Option Payments which were paid in cash to shareholders of Acreage under the terms of (and defined in) the Existing Arrangement Agreement will be treated as other consideration in determining whether Canopy acquired control of Acreage in exchange solely for Canopy Shares. Based on the value of Canopy Shares as of the date of the Floating Share Arrangement Agreement, such cash consideration is expected to cause the control requirement not to be satisfied. Accordingly, the Floating Share Arrangement is expected not to qualify as a reorganization for U.S. federal income tax purposes.
Assuming the Floating Share Arrangement does not qualify as a reorganization under Section 368(a) of the Code, a U.S. Holder that receives Canopy Shares in exchange for Floating Shares would generally recognize a capital gain or loss equal to the difference between the fair market value of the Canopy Shares received and the U.S. Holder’s adjusted tax basis in the Floating Shares exchanged therefor. The gain or loss would generally be determined separately for each block of Floating Shares (i.e., Floating Shares acquired at the same cost in a single transaction). Capital gains recognized by an individual upon the disposition of Floating Shares that have been held for more than one year are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations
The rules described above for U.S. Holders should generally also apply to a Non-U.S. Holder that directly exchanges its Floating Shares for Canopy Shares, except that any such gain recognized by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless: (i) the gain is “effectively connected” with such Non U. S. Holder’s conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting such person to U.S. taxation on a net income basis; or (ii) the Non-U.S. Holder is an individual, is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist
The foregoing is a brief summary of the material United States federal income tax consequences only. Floating Shareholders should carefully read the information in this Circular under the heading “Certain United States Federal Income Tax Considerations”, which qualifies the summary set forth above. Floating Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Floating Share Arrangement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
This Circular contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation, including future-oriented financial information and financial outlook within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “goal”, “strategy”, “expects” or “does not expect”, “is expected”, “estimates”, “project,” “projections”, “forecasts”, “seeks”, “potential”, “proposed”, “intends”, “likely”, “designed to”, “foreseeable future”, “scheduled”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “should”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or its Subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this Circular. Examples of such statements include statements with respect to the timing and outcome of the Floating Share Arrangement; the intentions, plans and future actions of Canopy, Canopy USA and Acreage; the future reporting issuer status of Acreage, financial position or board composition of Canopy, Canopy USA and Acreage; timing for the completion of the Floating Share Arrangement and the Existing Arrangement; the anticipated benefits of the Floating Share Arrangement; the likelihood of the Floating Share Arrangement being completed; the likelihood of the Acquisition of the Fixed Shares in accordance with the terms of the Existing Arrangement being completed; the satisfaction or waiver of the closing conditions set out in the Floating Share Arrangement Agreement; the satisfaction or waiver of the closing conditions set out in the Existing Arrangement Agreement; the use of proceeds under the Amended Credit Facility; the expected benefits of holding Canopy Shares; the timing and outcome of the transactions contemplated by the Floating Share Arrangement and the Existing Arrangement and the anticipated benefits thereof; and the potential tax consequences to Floating Shareholders of the Floating Share Arrangement. To the extent any forward-looking information constitutes future-oriented financial information or financial outlook, such information is being provided to describe the Floating Share Arrangement, and readers are cautioned this information may not be appropriate for any other purpose, including investment decisions, and the reader should not place undue reliance on such future-oriented financial information and financial outlooks. The Company’s actual financial position and results of operations may differ materially from management’s current expectations. Such future-oriented financial information or financial outlook contained in this Circular may not be an indication of the Company’s actual financial position or results of operations.
Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including the occurrence of changes in U.S. federal Laws regarding the cultivation, distribution or possession of marijuana; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and Floating Shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Floating Share Arrangement Agreement; the ability of Canopy, Canopy USA and Acreage to satisfy, in a timely manner, the Acquisition Closing Conditions; risks relating to the value and liquidity of the Floating Shares and the Canopy Shares; Canopy maintaining compliance with Nasdaq and TSX listing requirements; the rights of the Floating Shareholders may differ materially from those of shareholders in Canopy; the successful completion of Canopy USA’s acquisition and integration of Wana and Jetty; expectations regarding future investment, growth and expansion of operations; the possibility of adverse U.S. or Canadian tax consequences; if Canopy USA acquires Wana, Jetty, or the Fixed Shares of Acreage without structural amendments to Canopy’s interest in Canopy USA, the listing of the Canopy Shares on the Nasdaq Stock Market may be jeopardized; the risk of a change of control of either Canopy or Canopy USA; restrictions on Acreage’s ability to pursue certain business opportunities and other restrictions on Acreage’s business; the impact of material non-recurring expenses in connection with the Floating Share Arrangement on Acreage’s future results of operations, cash flows and financial condition; the possibility of securities class action or derivatives lawsuits; in the event that the Floating Share Arrangement is not completed but the Acquisition is completed and Canopy becomes the majority shareholder in Acreage, the likelihood that the Floating Shareholders will have little or no influence on the conduct of Acreage’s business and affairs; risk of situations in which the interests of Canopy USA and the interests of Acreage or Canopy Shareholders may differ; Acreage’s compliance with the Initial Business Plan; in the event that the Floating Share Arrangement is completed, the likelihood of Canopy completing the

Acquisition in accordance with the Existing Arrangement; risks relating to certain directors and executive officers of Acreage having interests in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions that are different from those of the Floating Shareholders; risks relating to the possibility that holders of more than 5% of the Floating Shares may exercise Dissent Rights; other expectations and assumptions concerning the transactions contemplated between Canopy, Canopy USA and Acreage; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities for Acreage and Canopy USA and the risks associated with the completion thereof; regulatory and licensing risks; the ability of Canopy, Canopy USA and Acreage to leverage each other’s respective capabilities and resources; changes in general economic, business and political conditions, including changes in the financial and stock markets; risks relating to infectious diseases, including the impacts of the COVID-19; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering Laws; compliance with extensive government regulation and the interpretation of various Laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks set forth under the heading “Risk Factors” below and those contained in the public filings of Acreage filed with Canadian Securities Regulators and available under Acreage’s profile on SEDAR at www.sedar.com and with the SEC and available on EDGAR at www.sec.gov/edgar, including the Acreage Annual Report.
In respect of the forward-looking statements and information concerning the anticipated benefits and completion of the Floating Share Arrangement and the anticipated timing for completion of the Floating Share Arrangement, Acreage has provided such statements and information in reliance on certain assumptions that Acreage believes are reasonable at this time. Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this Circular are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this Circular are made as of the date of this Circular and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable Securities Laws. There can be no assurance that the Floating Share Arrangement or the acquisition of the Fixed Shares pursuant to the Existing Arrangement will occur, or that such events will occur on the terms and conditions contemplated in this Circular. The Floating Share Arrangement Agreement or the Floating Share Arrangement could be modified, restructured or terminated. Forward-looking information is information about the future and is inherently uncertain. There can be no assurance that the forward-looking information will prove to be accurate. Actual results could differ materially from those reflected in the forward-looking information as a result of, among other things, the matters set out or incorporated by reference in this Circular generally and economic and business factors, some of which may be beyond the control of Acreage. Some of the more important risks and uncertainties that could affect forward-looking information are described further under the heading “Risk Factors”. Additional risks are discussed in the Acreage Annual Report, a copy of which is available under Acreage’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar. Acreage expressly disclaims any intention or obligation to update or revise any information contained in this Circular (including forward-looking information) except as required by applicable Laws, and Floating Shareholders should not assume that any lack of update to information contained in this Circular means that there has been no change in that information since the date of this Circular and should not place undue reliance on forward-looking information.

CAUTIONARY NOTE REGARDING NON-U.S. GAAP FINANCIAL MEASURES
This Circular contains certain non-U.S. GAAP performance metrics such as EBITDA, Adjusted EBITDA, Capex Adjusted EBITDA, TEV, and Capex Adjusted TEV to evaluate its actual operating performance and for planning and forecasting future periods. Acreage believes that the non-U.S. GAAP measures presented provide relevant and useful information for investors because they clarify actual operating performance, make it easier to compare results with those of other companies and allow investors to review performance in the same way as management. Since these measures are not calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, net loss or any other measure defined under U.S. GAAP as indicators of the Company’s performance, and they may not be comparable to similarly-named measures from other companies. See the Acreage Annual MD&A and the Acreage Interim MD&A which are incorporated by reference in this Circular for more information, including a reconciliation of non-U.S. GAAP financial performance measures to most directly comparable U.S. GAAP measures.
THIRD-PARTY INFORMATION
This Circular includes financial, market and industry data which was obtained from various publicly available sources and other sources believed by Acreage to be true. Such data includes the estimates made by equity research analysts covering Canopy and Acreage of certain financial information included in the Management Forecasts, which are based on data obtained from FactSet Research Systems Inc. (“FactSet”) and S&P Global Inc.’s Capital IQ platform (“S&P Capital IQ”). FactSet is a provider of publicly available financial data including reported financials, market data and estimates, capital structure information (including share count), news and research, among other things. S&P Capital IQ is a market intelligence platform designed by S&P Global Inc. that provides research, data, and analysis on private and public companies. Although Acreage believes this information to be reliable, Acreage has not independently verified any of the data from third-party sources referred to in this Circular or analyzed or verified the underlying reports relied upon or referred to by such sources, or ascertained the underlying assumptions relied upon by such sources. Acreage does not make any representation as to the accuracy of such information.

GENERAL PROXY INFORMATION
Solicitation of Proxies
This Circular is furnished in connection with the solicitation of proxies by the management of the Company for use at the Meeting to be held at 12:00 p.m. (New York time) on March 15, 2023 and at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Meeting.
The solicitation of proxies will be made primarily by mail and may be supplemented by telephone or other personal contact by the directors, officers and employees of the Company. Directors, officers and employees of the Company will not receive any extra compensation for such activities. The Company has retained Morrow Sodali as its strategic shareholder advisor and proxy solicitation agent and will pay fees of C$75,000 to Morrow Sodali for proxy solicitation services in addition to certain out-of-pocket expenses. In addition, in the event that Shareholder Approval of the Arrangement Resolution is obtained, the Company will pay a success fee of C$25,000 to Morrow Sodali. The Company may pay brokers or other Persons holding Floating Shares in their own names, or in the names of nominees, for their reasonable expenses for sending forms of proxy and this Circular to beneficial owners of Floating Shares and obtaining proxies therefrom. The cost of any such solicitation will be borne by the Company.
Acreage may utilize the Broadridge QuickVote™ service to assist NOBOs with voting their Floating Shares. NOBOs of Acreage may be contacted by Morrow Sodali, which is soliciting proxies on behalf of Acreage’s management, to obtain voting instructions over the telephone, and relaying them to Broadridge (on behalf of the Floating Shareholder’s intermediary). While representatives of Morrow Sodali are soliciting proxies on behalf of Acreage’s management, Floating Shareholders are not required to vote in the manner recommended by the Acreage Board. The QuickVote™ system is intended to assist Floating Shareholders in exercising their votes, however, Floating Shareholders are not obligated to vote using the QuickVote™ system, and a Floating Shareholder may vote (or change or revoke their votes) at any other time and in any other applicable manner described in this Circular. Any voting instructions provided by a Floating Shareholder will be recorded and such Floating Shareholder will receive a letter from Broadridge (on behalf of the Floating Shareholder’s intermediary) as confirmation that their voting instructions have been accepted.
No Person is authorized to provide any information or to make any representation other than those contained in this Circular and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. The delivery of this Circular shall not, under any circumstances, create an implication that there has not been any change in the information set forth herein since the date hereof.
Meeting Format
The Company is holding the Meeting as a virtual meeting, which will be conducted via live webcast. Floating Shareholders will not need, or be able, to attend the Meeting in person.
The Meeting will be conducted via live webcast. In order to attend, participate, vote or ask questions at the Meeting, Floating Shareholders must have a valid username. Guests are welcome to attend and view the webcast, but will be unable to participate in or vote at the Meeting. To join as a guest please visit the Meeting online at web.lumiagm.com/244671399 and select “Join as a Guest” when prompted.
Registered Shareholders and duly appointed proxyholders will be able to access the Meeting online at web.lumiagm.com/244671399. Such Persons may enter the Meeting by clicking “I have a login” and entering a username and password before the start of the Meeting:
•
Registered Shareholders:   The control number located on the form of proxy is the username. The password for the Meeting is “acreage2023” (case sensitive). If as a Registered Shareholder you are using your control number to access the Meeting and you accept the terms and conditions, you will be revoking any and all previously submitted proxies for the Meeting and will be provided with the opportunity to vote by online ballot on the matters put forth at the Meeting. If you do not wish to revoke a previously submitted proxy, you will not be able to participate at the Meeting online and can only attend the Meeting as a guest.

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Duly appointed proxyholders:   Floating Shareholders who wish to appoint a third-party proxyholder to represent them at the Meeting (including Non-Registered Shareholders who wish to appoint themselves as proxyholder to attend, participate in or vote at the Meeting) MUST submit their duly completed proxy or VIF, as applicable, AND register the proxyholder in advance of the proxy cut-off at 12:00 p.m. (New York time) on March 13, 2023. See “Appointment of a Third-Party as a Proxy”. Following registration of a proxyholder, the Transfer Agent will provide duly appointed proxyholders with a username by e-mail after the voting deadline has passed. The password for the Meeting is “acreage2023” (case sensitive). Non-Registered Shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting as a guest but will not be able to participate in or vote at the Meeting.

Appointment of a Third-Party as a Proxy
The following applies to Floating Shareholders who wish to appoint a Person, other than the management nominees set forth in the form of proxy or VIF, as proxyholder, including Non-Registered Shareholders who wish to appoint themselves as proxyholder to attend, participate in or vote at the Meeting.
Floating Shareholders who wish to appoint a third-party proxyholder to attend, participate in or vote at the Meeting as their proxy MUST submit their proxy or VIF (as applicable) appointing such third-party proxyholder AND register the third-party proxyholder, as described below. Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy or VIF. Failure to register the proxyholder will result in the proxyholder not receiving a username to attend, participate in or vote at the Meeting.
•
Step 1 — Submit your proxy or VIF:   To appoint a third-party proxyholder, insert such Person’s name in the blank space provided in the form of proxy or VIF (if permitted) and follow the instructions for submitting such form of proxy or VIF. This must be completed prior to registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or VIF. If you are a Non-Registered Shareholder located in the United States, you must also provide the Transfer Agent with a duly completed legal proxy if you wish to attend, participate in or vote at the Meeting or, if permitted, appoint a third-party as your proxyholder. See “General Proxy Information — Legal Proxy — U.S. Non-Registered Shareholders” for additional details.

•
Step 2 — Register your proxyholder:   To register a proxyholder, Floating Shareholders MUST send an email to appointee@odysseytrust.com by 12:00 p.m. (New York time) on March 13, 2023 and provide the Transfer Agent with the required proxyholder contact information, the number of Floating Shares subject to the proxy, the name in which the Floating Shares are registered if they are a Registered Shareholder, or the name of the Intermediary holding the Floating Shares if they are a Non-Registered Shareholder, so that the Transfer Agent may provide the proxyholder with a username via email. Without a username, proxyholders will not be able to attend, participate in or vote at the Meeting.

If you are a Non-Registered Shareholder and wish to attend, participate in or vote at the Meeting, you have to insert your own name in the space provided on the VIF sent to you by your Intermediary, follow all of the applicable instructions provided by your Intermediary AND register yourself as your proxyholder, as described above. By doing so, you are instructing your Intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your Intermediary.
The Persons named in the form of proxy accompanying this Circular are directors and/or officers of the Company. A Floating Shareholder has the right to appoint a Person (who need not be a Floating Shareholder), other than the Persons whose names appear in such form of proxy, to attend and act for and on behalf of such Floating Shareholder at the Meeting virtually and at any adjournment or postponement thereof. Such right may be exercised by either striking out the names of the Person specified in the form of proxy and inserting the name of the Person to be appointed in the blank space provided in the form of proxy, or by completing another proper form of proxy and, in either case, delivering the completed and executed proxy to the Transfer Agent in time for use at the Meeting in the manner specified in the Notice of Meeting.
Legal Proxy — U.S. Non-Registered Shareholders
If you are a Non-Registered Shareholder located in the United States and wish to attend, participate in or vote at the Meeting or, if permitted, appoint a third-party as your proxyholder, in addition to the steps described herein, you must obtain a valid legal proxy from your Intermediary. Follow the instructions from your Intermediary included with the legal proxy form and VIF sent to you, or contact your Intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your Intermediary, you must then submit such legal proxy to the Transfer Agent. Requests for registration from Non-Registered Shareholders located in the United States that wish to attend, participate in or vote at the Meeting or, if permitted, appoint a third-party as their proxyholder must be sent by e-mail to appointee@odysseytrust.com and received by 12:00 p.m. (New York time) on March 13, 2023.
Record Date
Only Floating Shareholders of record as of the close of business on February 10, 2023 will be entitled to vote at the Meeting. No Floating Shareholder who becomes a Floating Shareholder after the Record Date shall be entitled to notice of, or to vote at, the Meeting.

HOW TO VOTE YOUR SHARES
Your vote is important. Please read the information below so that your Floating Shares are properly voted.
Registered Shareholders and Non-Registered Shareholders
How you vote your Floating Shares depends on whether you are a Registered Shareholder or a Non-Registered Shareholder. In either case, there are two ways you can vote at the Meeting — by appointing a proxyholder or by virtually attending the Meeting.
Registered Shareholder
You are a Registered Shareholder if you hold one or more share certificates or other evidence of ownership representing Floating Shares, in each case, which indicate your name and the number of Floating Shares which you own. As a Registered Shareholder, you will receive a form of proxy from the Transfer Agent representing the Floating Shares you hold. If you are a Registered Shareholder refer to “How to Vote — Registered Shareholders” below.
Non-Registered Shareholder
You are a Non-Registered Shareholder if an Intermediary such as a securities dealer, broker, bank, trust company or other nominee holds your Floating Shares for you, or for someone else on your behalf, registered in the name of the nominee. In accordance with Securities Laws, the Company distributes copies of its Meeting materials to Non-Registered Shareholders to Intermediaries for onward distribution to Non-Registered Shareholders. As a Non-Registered Shareholder, you will most likely receive a VIF from Broadridge on behalf of the Intermediary holding your Floating Shares. It is also possible, however that in some cases you may receive a form of proxy directly from the Intermediary holding your Floating Shares. If you are a Non-Registered Shareholder, refer to “How to Vote — Non-Registered Shareholders” below.
Intermediaries who hold Floating Shares in “street name” for a Non-Registered Shareholder typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from Non-Registered Shareholder. However, Intermediaries are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as approval of the Arrangement Resolution, without specific instructions from the Non-Registered Shareholder. Broker non-votes refers to Floating Shares held by an Intermediary that are present virtually or otherwise represented at the Meeting, but with respect to which the Intermediary is not instructed by the Non-Registered Shareholder to vote on the particular proposal and the Intermediary does not have discretionary voting power with respect to such proposal. Because all proposals for the Meeting are non-routine and non-discretionary, Acreage anticipates that there will not be any broker non-votes in connection with the Arrangement Resolution. If an Intermediary holds your Floating Shares in “street name,” your Intermediary will vote your Floating Shares only if you provide instructions on how to vote by filling out the VIF sent to you by your Intermediary with this Circular.
How to Vote — Registered Shareholders
If you are a Registered Shareholder you may either vote by proxy or online at the Meeting.
Submitting Votes by Proxy
There are three ways to submit your vote by proxy, in accordance with the instructions on the form of proxy:
By Mail or Hand Delivery:	Odyssey Trust Company Attention: Proxy Department 323 – 409 Granville Street, Vancouver, BC V6C 1T2
By Internet:	https://login.odysseytrust.com/pxlogin

Each completed form of proxy must be submitted no later than 12:00 p.m. (New York time) on March 13, 2023, or, in the event that the Meeting is adjourned or postponed, not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the reconvened Meeting or any adjournment or postponement thereof.
If you are voting by internet, you will need the pre-printed control number and holder account number on your form of proxy.
A form of proxy submitted by mail must be in writing, dated the date on which you signed it and signed by you (or your authorized attorney). If such a form of proxy is being submitted on behalf of a corporate Floating Shareholder, the form of proxy must be signed by an authorized officer or attorney of that corporation, whose title should be indicated, and the corporate seal affixed if the corporation has a corporate seal. A form of proxy executed by a Person acting as attorney or in some other representative capacity should state such Person’s capacity following his or her signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act. If a form of proxy submitted by mail is not dated, it will be deemed to bear the date on which it was sent to you.
Revocation of Proxies
A Registered Shareholder who has given a proxy may revoke the proxy at any time prior to use by: (i) depositing an instrument in writing, including another completed form of proxy, executed by such Registered Shareholder or by his or her attorney authorized in writing or by electronic signature, or, if the Registered Shareholder is a corporation, by an authorized officer or attorney thereof, or by transmitting by telephone or electronic means, a revocation signed, subject to the BCBCA, by electronic signature: (i) to the head office of the Company, located at 366 Madison Avenue, 14th Floor, New York, New York 10017, at any time prior to 5:00 p.m. (New York time) on the last Business Day preceding the day of the Meeting or any adjournment or postponement thereof; (ii) with the Chair of the Meeting on the day of the Meeting or any adjournment or postponement thereof, prior to the start of the Meeting or any adjournment or postponement thereof; or (iii) in any other manner permitted by Law.
Exercise of Discretion by Proxies
The Floating Shares represented by a valid form of proxy will be voted on any ballot that may be conducted at the Meeting, or at any adjournment or postponement thereof, in accordance with the instructions contained on the form of proxy and, if the Floating Shareholder specifies a choice with respect to any matter to be acted on, the Floating Shares will be voted accordingly. In the absence of instructions, the Persons named in the form of proxy will vote such Floating Shares FOR the Arrangement Resolution.
The enclosed form of proxy, when properly completed and signed, confers discretionary authority upon the Persons named therein to vote on any amendments to or variations of the matters described in the Notice of Meeting and on other matters, if any, which may properly be brought before the Meeting or any adjournment or postponement thereof, whether or not any amendments variations or other matters are routine or contested. As at the date hereof, management of the Company knows of no such amendments or variations or other matters to be brought before the Meeting. However, if any other matter which is not now known to management of the Company should properly be brought before the Meeting, or any adjournment or postponement thereof, the Floating Shares represented by such proxy will be voted on such matter in accordance with the judgment of the Persons named as proxy thereon.
Signing of Proxy
The form of proxy must be signed by a Registered Shareholder or the duly appointed attorney thereof authorized in writing or, if the Registered Shareholder is a corporation, by an authorized officer of such corporation. A form of proxy signed by the Person acting as attorney of the Registered Shareholder or in some other representative capacity, including an officer of a corporation which is a Registered Shareholder, should indicate the capacity in which such Person is signing. A Registered Shareholder or his or her attorney may sign the form of proxy or a power of attorney authorizing the creation of a proxy by electronic signature provided that the means of electronic signature permits a reliable determination that the document was created or communicated by or on behalf of such Registered Shareholder or by or on behalf of his or her attorney, as the case may be.

How to Vote — Non-Registered Shareholders
Only Registered Shareholders of the Company, or the Persons they appoint as their proxy, are entitled to attend, participate in and vote at the Meeting. The Floating Shares of a Non-Registered Shareholder who beneficially owns Floating Shares will generally be registered in the name of either:
(a)
an Intermediary with whom the Non-Registered Shareholder deals in respect of their Floating Shares; or

(b)
a clearing agency (such as CDS Clearing and Depository Services Inc.) of which the Intermediary is a participant.

In accordance with the requirements of National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer, the Company has distributed copies of the Notice of Meeting, this Circular and the accompanying form of proxy (collectively, the “Meeting Materials”) to the Intermediaries for onward distribution to Non-Registered Shareholders. Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless the Non-Registered Shareholders have waived the right to receive them. Intermediaries often use service companies such as Broadridge to forward the Meeting Materials to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive Meeting Materials will be given either:
(a)
a VIF which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions which the Intermediary must follow. Typically, the VIF will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the VIF will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label with a bar-code and other information. In order for the form of proxy to validly constitute a VIF, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(b)
a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Floating Shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with Odyssey Trust Company, 323 — 409 Granville Street, Vancouver, BC V6C 1T2.

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the Floating Shares they beneficially own. Should a Non-Registered Shareholder who receives either a VIF or a form of proxy wish to attend and vote at the Meeting (or have another Person attend and vote on its behalf), the Non-Registered Shareholder should strike out the names of the Persons named in the form of proxy and insert the Non-Registered Shareholder’s (or such other Person’s) name in the blank space provided or, in the case of a VIF, follow the directions indicated on the form. Non-Registered Shareholders should carefully follow the instructions of their Intermediaries and their service companies, including those instructions regarding when and where the VIF or the form of proxy is to be delivered.
A Non-Registered Shareholder who has submitted a form of proxy may revoke it by contacting the Intermediary through which its Floating Shares are held and following the instructions of the Intermediary respecting the revocation of proxies.
Quorum
The quorum for the Meeting will be two Persons present virtually, each being a Floating Shareholder entitled to vote thereat or a duly appointed proxy for an absent Floating Shareholder so entitled, representing in the aggregate 25% of the votes attached to the issued and outstanding Floating Shares entitled to vote at the

Meeting. In the event that a quorum is not present at the time fixed for holding the Meeting, the Meeting shall stand adjourned to such date and to such time and place as may be determined by the Floating Shareholders present at the Meeting.
Abstentions (as described in the section entitled “The Floating Share Arrangement — Required Shareholder Approvals”) are not counted for the purpose of determining whether a quorum is present. Because brokers do not have discretionary authority to vote on any of the proposals at the Meeting, if you do not instruct your bank, broker or other nominee to vote your Floating Shares, your Floating Shares will not be voted (“broker non-votes”) and are not counted for the purpose of determining the presence of a quorum.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
The Acreage Board has fixed February 10, 2023 as the Record Date for the determination of the Floating Shareholders entitled to receive the Notice of Meeting. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Meeting or at any adjournment or postponement thereof on the basis of one vote for each Floating Share held.
To be adopted, the Arrangement Resolution must be approved by: (i) not less than 66 2∕3% of the votes cast on the Arrangement Resolution by Floating Shareholders present virtually or represented by proxy and entitled to vote at the Meeting; and (ii) not less than a simple majority of votes cast by the holders of Floating Shares, present virtually or represented by proxy and entitled to vote at the Meeting, excluding the votes of the Interested Parties pursuant to MI 61-101. Abstentions and broker non-votes will not have any effect on the approval of the Arrangement Resolution.
The votes attaching to the Floating Shares held by the Interested Parties will be excluded for the purposes of determining whether “minority approval” has been obtained for the purposes of MI 61-101. See “The Floating Share Arrangement — Required Approvals” and “Securities Law Matters — Canadian Securities Laws — Multilateral Instrument 61-101”.
The authorized share structure of the Company consists of an unlimited number of Fixed Shares, an unlimited number of Floating Shares and 117,600 Fixed Multiple Shares. As of the date of this Circular, the Company had: (i) 79,046,738 Fixed Shares outstanding; (ii) 34,114,596 Floating Shares outstanding; and (iii) 117,600 Fixed Multiple Shares outstanding.
As of the date hereof, neither Canopy, Canopy USA nor any of their respective affiliates owns, or controls or directs, directly or indirectly, any Floating Shares.
Additional information concerning the rights attaching to the Floating Shares can be found in the Acreage Annual Report, a copy of which has been filed on SEDAR at www.sedar.com under the Company’s profile and with the SEC and available on EDGAR at www.sec.gov/edgar.
As of the date of this Circular, to the knowledge of the directors and executive officers of the Company, except as set out below, no Person beneficially owns, or controls or directs, directly or indirectly, Acreage Shares carrying 10% or more of the voting rights attached to any class of Acreage Shares.
Name, Jurisdiction of Residence	Number of Shares (3)	Class of Shares	Method of Ownership	Percentage of Class and Voting Rights of such Class(1)(2)
	117,600	Fixed Multiple Shares	Record and Beneficially	100%
Kevin Murphy (Texas, United States)	728,707(1)	Floating Shares	Beneficial	2.13%
	1,496,040(2)	Fixed Shares	Record and Beneficially	1.89%

Notes:
(1)
195,000 Floating Shares are registered in the name of Murphy Capital, LLC, an entity over which Kevin Murphy exercises direction or control.

(2)
455,000 Fixed Shares are registered in the name of Murphy Capital, LLC, an entity over which Kevin Murphy exercises direction or control.

(3)
Kevin Murphy also holds 15,957,908 High Street Units, which are redeemable or exchangeable, as applicable, subject to contractual restrictions, for an aggregate of up to 11,170,535 Fixed Shares and 4,787,372 Floating Shares.

THE FLOATING SHARE ARRANGEMENT
At the Meeting, Floating Shareholders will be asked to consider and, if thought advisable, to pass, with or without amendment, the Arrangement Resolution to approve, (i) the Floating Share Arrangement, (ii) the Floating Share Arrangement Agreement; and (iii) the Floating Share Plan of Arrangement. The Floating Share Arrangement, the Floating Share Plan of Arrangement, the terms of the Floating Share Arrangement Agreement and related agreements are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the Floating Share Arrangement Agreement and the Floating Share Plan of Arrangement. A copy of the Floating Share Arrangement Agreement, including the schedules thereto, has been filed on the Company’s SEDAR profile at www.sedar.com and with the SEC and is available on EDGAR at www.sec.gov/edgar. The Floating Share Plan of Arrangement is attached as a schedule to the Floating Share Arrangement Agreement and is also attached as Appendix “C” of this Circular.
To be adopted, the Arrangement Resolution must be approved by: (i) not less than 66 2∕3% of the votes cast on the Arrangement Resolution by Floating Shareholders present virtually or represented by proxy and entitled to vote at the Meeting; and (ii) not less than a simple majority of votes cast by Floating Shareholders, present virtually or represented by proxy and entitled to vote at the Meeting, excluding the votes of the Interested Parties pursuant to MI 61-101.
The votes cast by each of Kevin Murphy and Peter Caldini, each of whom is an Interested Party, will not be counted for purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101. See “The Floating Share Arrangement — Required Shareholder Approvals”, “Securities Law Matters — Canadian Securities Laws — Multilateral Instrument 61-101”, and “Interests of Certain Persons in the Floating Share Arrangement”. A copy of the Arrangement Resolution is set out in Appendix “B” of this Circular.
After consulting with Acreage’s management and receiving advice and assistance from its financial and legal advisors, and after careful consideration of alternatives and a number of factors, including, among others, receipt of the unanimous recommendation from the Special Committee, the Fairness Opinions and the factors set out below under the heading “Reasons for the Floating Share Arrangement”, the members of the Acreage Board unanimously (with the exception of Kevin Murphy, John Boehner, Brian Mulroney, and Peter Caldini, each of whom declared their interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained from voting in respect thereof) determined that the Floating Share Arrangement and entry into the Floating Share Arrangement Agreement are in the best interests of Acreage and are fair to the Floating Shareholders and recommend that Floating Shareholders vote FOR the Arrangement Resolution.
Unless otherwise directed in properly completed forms of proxy, it is the intention of the Persons named in the enclosed form of proxy to vote FOR the Arrangement Resolution. If you do not specify how you want your Floating Shares to be voted at the Meeting, the Persons named as proxyholders in the enclosed form of proxy will cast the votes represented by your proxy at the Meeting FOR the Arrangement Resolution.
If the Arrangement Resolution is adopted at the Meeting, the Final Order approving the Floating Share Plan of Arrangement is issued by the Court, the conditions to the completion of the Floating Share Arrangement are satisfied or waived, the Fixed Call Option Conditions are satisfied and the Acquisition Closing Conditions are satisfied or, if permitted, waived (excluding conditions that by their terms cannot be satisfied until the Acquisition Effective Time), the Floating Share Arrangement is expected to take effect in the second half of 2023, or such other date as may be agreed by Canopy, Canopy USA and the Company.
Principal Steps of the Floating Share Arrangement
It is a condition to closing of the Floating Share Arrangement that all Acquisition Closing Conditions, being conditions precedent to the completion of the Acquisition set forth in the Existing Arrangement Agreement, shall have been satisfied or, if permitted, waived, excluding conditions that by their terms cannot be satisfied until the Acquisition Effective Time.
Pursuant to the Floating Share Plan of Arrangement attached as a schedule to the Floating Share Arrangement Agreement, which is attached to this Circular at Appendix “C”, commencing at the Effective

Time, the following principal steps shall occur and shall be deemed to occur in the following order without any further act or formality:
(a)
Dissenting Shareholders.   Each Dissenting Share will be, and will be deemed to be, transferred to Canopy USA by the holder thereof, free and clear of all liens, and thereupon each Dissenting Shareholder will cease to have any rights as a holder of such Floating Shares other than a claim against Canopy to be paid the fair value for each Floating Share in respect of which they have exercised Dissent Rights as outlined in the Floating Share Plan of Arrangement. The name of each Dissenting Shareholder will be removed from the Company’s securities register in respect of the Floating Shares and Canopy USA will be deemed to be the transferee of such Dissenting Shares, free and clear of all liens, and will be entered in Acreage’s securities register for the Dissenting Shares as the legal owner of such transferred Dissenting Shares.

(b)
Transfer of Floating Shares.   Each Floating Share held by a Floating Shareholder (other than Canopy USA, Canopy and/or their respective affiliates), other than a Dissenting Shareholder, will be transferred, and will be deemed to be transferred, free and clear of all liens, by the holder thereof to Canopy USA for the Consideration Shares (or, in the event a Canopy Change of Control has occurred prior to the Effective Date, the Per Share Consideration), which Consideration Shares or Per Share Consideration, as applicable, shall be paid in accordance with the provisions of the Floating Share Plan of Arrangement. Each such former holder of such transferred Floating Shares will be removed from Acreage’s securities register for the Floating Shares, and Canopy USA will be entered in Acreage’s securities register for the Floating Shares as the legal owner of such transferred Floating Shares and each such former holder of such transferred Floating Shares will, subject to the terms of the Floating Share Plan of Arrangement, be entered in Canopy’s securities register for the Canopy Shares in respect of the Consideration Shares issued to such holder pursuant to the terms of the Floating Share Plan of Arrangement, or, to the extent applicable, in the securities register of the issuer of any Alternate Consideration that such former holder of Floating Shares is entitled to receive in lieu of the Consideration Shares.

(c)
Exchange of Floating Options.   Each Floating Option will be exchanged for a Replacement Option to acquire from Canopy such number of Canopy Shares as is equal to: (A) the number of Floating Shares that were issuable upon exercise of such Floating Option immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (provided that if any holder of Replacement Options, following the exchange pursuant to the terms of the Floating Share Plan of Arrangement, is holding, in aggregate, Replacement Options that would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued pursuant to such Replacement Options will be rounded down to the nearest whole number). Such Replacement Options will provide for an exercise price per Replacement Option (rounded up to the nearest whole cent) equal to the quotient obtained when: (i) the exercise price per Floating Share that would otherwise be payable pursuant to the Floating Option it replaces is divided by (ii) the Exchange Ratio, and any document evidencing a Floating Option will thereafter evidence and be deemed to evidence such Replacement Option. Except as provided in the Floating Share Plan of Arrangement, all terms and conditions of a Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Floating Option for which it was exchanged, and will be governed by the terms of the Canopy Equity Incentive Plan, and the exchange will not provide any optionee with any additional benefits as compared to those under his or her original Floating Option. Notwithstanding the foregoing, the terms and conditions of those Replacement Options exchanged for Floating Options held by the Company Executives (the “Executive Floating Options”) pursuant to the Floating Share Plan of Arrangement will be deemed to provide that such Replacement Options will continue to vest according to the terms of the Executive Floating Options as at the date of the Floating Share Arrangement Agreement, regardless of the resignation of the Company Executives from their positions or offices with Acreage, provided that such Company Executives retain a position of employment with Acreage or an affiliate thereof.
(d)
Exchange of Floating Warrants.   Each Floating Warrant will be exchanged for a Replacement Warrant to acquire from Canopy such number of Canopy Shares as is equal to: (A) the number of Floating Shares that were issuable upon exercise of such Floating Warrant immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (provided that if any holder of Replacement Warrants, following the exchange pursuant to the terms of the Floating Share Plan of Arrangement, is holding in aggregate, Replacement Warrants that would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued pursuant to such Replacement Warrants will be rounded down to the nearest whole number). Such Replacement Warrants will provide for an exercise price per whole Replacement Warrant (rounded up to the nearest whole cent) equal to the quotient obtained when: (i) the exercise price per Floating Share that would otherwise be payable pursuant to the Floating Warrant it replaces is divided by (ii) the Exchange Ratio, and any document evidencing a Floating Warrant will thereafter evidence and be deemed to evidence such Replacement Warrant. Except as provided in the Floating Share Plan of Arrangement, all terms and conditions of a Replacement Warrant, including the term to expiry, conditions to and manner of exercising, will be the same as the Floating Warrant for which it was exchanged, and the exchange will not provide any holder with any additional benefits as compared to those under his or her original Floating Warrant.

(e)
Exchange of Floating Share Units.   Each Floating Share Unit will be exchanged for a Replacement Share Unit to acquire from Canopy such number of Canopy Shares as is equal to: (A) the number of Floating Shares that were issuable upon vesting of such Floating Share Unit immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (provided that if any holder of Replacement Share Units, following the exchange pursuant to the Floating Share Plan of Arrangement, is holding, in aggregate, Replacement Share Units that would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued pursuant to such Replacement Share Units will be rounded down to the nearest whole number). Any document evidencing a Floating Share Unit will thereafter evidence and be deemed to evidence such Replacement Share Unit. Except as provided in the Floating Share Plan of Arrangement, all terms and conditions of a Replacement Share Unit, including the term to expiry, conditions to and manner of exercising, will be the same as the Floating Share Unit for which it was exchanged, and the exchange will not provide any holder with any additional benefits as compared to those under his or her original Floating Share Unit. Notwithstanding the foregoing, the terms and conditions of those Replacement Share Units exchanged for Floating Share Units held by the Company Executives (the “Executive Floating Share Units”) pursuant to the Floating Share Plan of Arrangement will be deemed to provide that such Replacement Share Units will continue to vest according to the terms of the Executive Floating Share Units as at the date of the Floating Share Arrangement Agreement, regardless of the resignation of the Company Executives from their positions or offices with Acreage, provided that such Company Executives retain a position of employment with Acreage or an affiliate thereof.

Pursuant to the terms of the Floating Share Arrangement Agreement, the Fixed Call Option pursuant to the Existing Arrangement to acquire all of the issued and outstanding Fixed Shares (following the automatic conversion of the Fixed Multiple Shares) is required to be exercised no later than five Business Days following the exchange of all Canopy Shares held by CBG and Greenstar into Exchangeable Canopy Shares. See the Existing Arrangement and Acreage’s proxy statement and management information circular dated August 17, 2020 in connection with a special meeting held to approve the Existing Arrangement for further details with respect to the steps of the Existing Arrangement, a copy of each of which is available under Acreage’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.
Description of the Floating Share Arrangement
On October 24, 2022, Acreage, Canopy and Canopy USA entered into the Floating Share Arrangement Agreement, which sets out, among other things, the terms and conditions upon which the Floating Share Arrangement will be completed, including the terms of the Floating Share Plan of Arrangement. The completion of the Floating Share Plan of Arrangement is subject to satisfaction or, if permitted, waiver of the

Acquisition Closing Conditions, excluding conditions that by their terms cannot be satisfied until the Acquisition Effective Time, and the conditions precedent set out in the Floating Share Arrangement Agreement, including, among others, completion of the Canopy Capital Reorganization on or prior to the Exercise Outside Date and obtaining Shareholder Approval and the Final Order. Upon receipt of Shareholder Approval and the Final Order and the satisfaction or waiver of all other conditions set out in the Floating Share Arrangement Agreement, the Parties will complete the Floating Share Plan of Arrangement. See “Transaction Agreements — The Floating Share Arrangement Agreement”.
Pursuant to the Floating Share Plan of Arrangement, among other things, Canopy will acquire all of the issued and outstanding Floating Shares for consideration equal to 0.45 of a Canopy Share in exchange for each Floating Share held, which represents a premium of 17.2% to the Floating Shares based on the volume weighted average prices of the Floating Shares and the Canopy Shares for the 30-day trading period ending October 24, 2022, on the CSE and the Nasdaq, respectively. As of the Record Date, the maximum number of Canopy Shares that may be received by the Floating Shareholders pursuant to the terms of the Floating Share Arrangement, and assuming all securities convertible, exchangeable or exercisable for Floating Shares are so converted, exchanged or exercised prior to the closing of the Floating Share Arrangement, is approximately 20,806,461 Canopy Shares. See “Transaction Agreements — Floating Share Arrangement Agreement”.
Pursuant to the Floating Share Arrangement Agreement, Canopy irrevocably waived its Floating Call Option. Subject to the provisions of the Floating Share Arrangement Agreement, the Fixed Call Option pursuant to the Existing Arrangement to acquire all of the issued and outstanding Fixed Shares (following the automatic conversion of the Fixed Multiple Shares), representing approximately 70% of the total issued and outstanding Acreage Shares as at the date hereof, at a fixed exchange ratio of 0.3048 of a Canopy Share for each Fixed Share, is required to be exercised no later than five Business Days following the exchange of all Canopy Shares held by CBG and Greenstar into Exchangeable Canopy Shares.
Upon completion of: (i) the acquisition of the Floating Shares pursuant to the Floating Share Arrangement; and (ii) the Acquisition of the Fixed Shares following the exercise of the Fixed Call Option pursuant to the Existing Arrangement, Canopy USA will own 100% of the issued and outstanding Acreage Shares.
Canopy intends to amend the Canopy Articles to create a new class of Exchangeable Canopy Shares in the capital of Canopy and to add a right to convert Canopy Shares into Exchangeable Canopy Shares, which Canopy Amendment Proposal is subject to the approval of Canopy Shareholders at the Canopy Meeting.
Pursuant to the terms of the Floating Share Arrangement Agreement, the Fixed Call Option is required to be exercised within five Business Days of the Fixed Call Option Conditions being satisfied, being: (i) the approval of the Canopy Amendment Proposal at the Canopy Meeting; and (ii) CBG and Greenstar each electing (in their sole discretion) to exchange the Canopy Shares they currently hold for Exchangeable Canopy Shares.
The Canopy Amendment Proposal must be approved by at least 66 2∕3% of the votes cast on a special resolution by Canopy Shareholders present in person or represented by proxy at the Canopy Meeting. Greenstar and CBG, each of which are indirect, wholly owned subsidiaries of CBI, have entered into a voting and support agreement with Canopy pursuant to which they have agreed, among other things, to vote in favour of the Canopy Amendment Proposal. Pursuant to the early warning report filed under Canopy’s profile on SEDAR by CBG and Greenstar dated October 26, 2022, CBG and Greenstar have disclosed that, subject to a final decision in their sole discretion, it is their current intention to exchange all of the Canopy Shares which they currently hold for Exchangeable Canopy Shares if the Reorganization is completed and the Canopy Amendment Proposal is approved at the Canopy Meeting. The Reorganization was completed on October 24, 2022.
If the Canopy Capital Reorganization is not completed prior to the Exercise Outside Date, or CBG or Greenstar do not exchange all Canopy Shares held by CBG and Greenstar into Exchangeable Canopy Shares prior to the Exercise Outside Date, Canopy will be obliged to pay Acreage $2.0 million as an expense reimbursement. Acreage may terminate the Floating Share Arrangement Agreement in the event that the Fixed Call Option is not exercised by the Exercise Outside Date, or the Canopy Capital Reorganization is not completed prior to the Exercise Outside Date.

The Fixed Call Option
The Fixed Call Option is embedded in the special rights and restrictions of the Fixed Shares provided for in Acreage’s Articles. Pursuant to the terms of the Existing Arrangement Agreement, Canopy will be required to exercise the Fixed Call Option after the Triggering Event Date and complete the Acquisition unless any of the Canopy Acquisition Closing Conditions is not satisfied or waived by Canopy. In addition, pursuant to the terms of the Existing Arrangement Agreement, Acreage will not be required to complete the Acquisition unless each of the Acreage Acquisition Closing Conditions is satisfied or waived by Acreage.
The Canopy Acquisition Closing Conditions, which may be waived by Canopy, include, but are not limited to, the following:
(a)
All Material Representations of Acreage contained in the Existing Arrangement Agreement shall have been true and correct as of the date of the Existing Arrangement Agreement;

(b)
All material Acquisition Regulatory Approvals shall have been obtained or received on terms that are acceptable to Canopy, acting reasonably;

(c)
No Law shall be in effect and no proceeding shall otherwise have been taken that makes the consummation of the Acquisition illegal, or otherwise prohibits or enjoins Acreage or Canopy from consummating the Acquisition;

(d)
Acreage and each of its Subsidiaries shall be in compliance with all applicable Laws, in all material respects in each jurisdiction in which it carries on business, provided that Acreage and each of its Subsidiaries shall be in compliance with all applicable Laws with respect to marijuana, except where any non-compliance would not have a material and adverse effect on Acreage or any of its Subsidiaries, and except that if Canopy has waived the Triggering Event Date to exercise the Fixed Call Option, Acreage and each of its Subsidiaries shall not be required to be in compliance with United States federal Laws with respect to marijuana;

(e)
Acreage shall have completed such Pre-Acquisition Reorganizations as may have been requested by Canopy so as to ensure that, as a result of the Acquisition, Acreage will not be in default, or subject to the revocation, of authorizations that have been issued to Acreage which would otherwise cause a material adverse effect in respect of Acreage;

(f)
Acreage shall not have been subject to an Insolvency Event during the Interim Period which remains uncured as at the Acquisition Effective Time;

(g)
Acreage’s Debt-to-Equity Ratio at the Acquisition Effective Time shall be 0.5:1.0 or less; and

(h)
Acreage shall have fulfilled or complied with each of the obligations and covenants of Acreage contained in the Existing Arrangement Agreement to be fulfilled or complied with by it on or prior to the Acquisition Effective Time, except where any failure to perform any such obligations or covenants would not, individually or in the aggregate, be reasonably expected to have a material adverse impact on Acreage.

The Acreage Acquisition Closing Conditions, which may be waived by Acreage. include, but are not limited to, the following:
(a)
All Acquisition Regulatory Approvals, the failure of which to obtain would, individually or in the aggregate, be reasonably expected to have a material adverse effect in respect of Canopy or would be reasonably expected to be material and adverse to the Acreage’s securityholders, shall have been obtained or received on terms that are acceptable to Acreage, acting reasonably;

(b)
Following receipt by the Depositary of the Fixed Call Option Exercise Notice or a Triggering Event Notice, as the case may be, and prior to the Acquisition Date, Canopy shall have deposited or caused to be deposited with the Depositary in escrow, the consideration to be issued pursuant to the Acquisition;

(c)
Canopy shall not have been subject to an Insolvency Event during the Interim Period which remains uncured as at the Acquisition Effective Time; and

(d)
Any shares or securities to be issued pursuant to the Acquisition shall be approved for listing on a recognized stock exchange, subject only to the satisfaction of the customary listing conditions of such stock exchange, and not subject to resale restrictions in Canada by the recipients thereof.

Pursuant to the terms of the Existing Arrangement Agreement, the Fixed Call Option may be exercised prior to the Triggering Event Date and before the Fixed Call Option Expiry Date by delivering to the Depositary (with a copy to Acreage) a Fixed Call Option Exercise Notice stating that the Fixed Call Option is being exercised with respect to all (but not less than all) of the Fixed Shares and specifying the Acquisition Date on which the closing of the purchase and sale of the Fixed Shares is to occur.
Pursuant to the terms of the Existing Arrangement Agreement, a material adverse effect will have been deemed to occur in the event of a Failure to Perform. Under such circumstances, Canopy will retain the right, but not be required, to complete the Acquisition.
Canopy USA
On October 24, 2022, Canopy completed the Reorganization. Following the implementation of the Reorganization, Canopy USA holds the U.S. cannabis investments previously held by Canopy, including the Wana Option and the Jetty Option. The transfer of Canopy’s U.S. cannabis investments to Canopy USA is expected to enable Canopy USA, following, among other things, the Meeting, to acquire Acreage, Wana and Jetty. In addition, as of December 9, 2022, Canopy USA controls approximately 25.3% of the issued and outstanding common shares of TerrAscend on a partially-diluted basis, assuming the conversion of 63,492,037 exchangeable shares of TerrAscend into common shares of TerrAscend and the exercise of 22,474,130 common share purchase warrants and an option to acquire 1,072,450 common shares of TerrAscend.
Canopy holds Canopy USA Non-Voting Shares, representing approximately 99.3% of the issued and outstanding shares of Canopy USA on an as-converted basis. The Canopy USA Non-Voting Shares do not carry voting rights, rights to receive dividends or other rights upon dissolution of Canopy USA, but are exchangeable into Canopy USA Common Shares. As of the date hereof, VCo Ventures, a former shareholder of Jetty, holds all of the outstanding Canopy USA Common Shares. Canopy USA retains a call right (the “Canopy USA Repurchase Right”) to repurchase all shares of Canopy USA that have been issued to VCo Ventures at a price per Canopy USA Common Share equal to the greater of fair market value as determined by an appraiser appointed by Canopy USA and $2 million in the aggregate; provided that if the repurchase occurs prior to March 31, 2023, the Canopy USA Repurchase Right can be exercised at the initial subscription price. Canopy has the right to appoint two of the four members of the Canopy USA board of managers. VCo Ventures has the right to appoint one member to the Canopy USA board of managers, and a put right following Canopy’s conversion of the Canopy USA Non-Voting Shares into Canopy USA Common Shares on the same terms and conditions as the Canopy USA Repurchase Right.
Upon closing of Canopy USA’s acquisition of Acreage, Canopy will receive additional Canopy USA Non-Voting Shares from Canopy USA in consideration for the issuance of Canopy Shares that shareholders of Acreage will receive in accordance with the terms of the Existing Arrangement Agreement and the Floating Share Arrangement Agreement.
Please refer to Appendix “G” — “Information Concerning Canopy” and “Risk Factors — If Canopy USA acquires Wana, Jetty or the Fixed Shares of Acreage without structural amendments to Canopy’s interest in Canopy USA, the listing of the Canopy Shares on the Nasdaq Stock Market may be jeopardized” for additional information with respect to the Reorganization and Canopy USA.
Historical Arrangements
On April 18, 2019, the Company and Canopy entered into the Initial Arrangement Agreement and on June 27, 2019, the Company and Canopy implemented the Initial Plan of Arrangement contemplated by the Initial Arrangement Agreement. Pursuant to the Initial Plan of Arrangement, Canopy was granted an option to acquire all of the issued and outstanding shares of Acreage in exchange for the payment of 0.5818 of a Canopy Share for each Former SVS held (with the Former PVS and Former MVS being automatically converted to Former SVS immediately prior to consummation of the acquisition by Canopy of all of the issued and outstanding Former SVS), which original exchange ratio was subject to adjustment in accordance with the Initial Arrangement Agreement. Canopy was required to exercise the option to acquire the Former SVS pursuant to the Initial Plan of Arrangement upon a Triggering Event and, subject to the satisfaction or waiver of certain closing conditions set out in the Initial Arrangement Agreement, Canopy was required to acquire all of the issued and outstanding Former SVS (following the automatic conversion of the Former PVS and Former MVS into Former SVS).
On June 24, 2020, Canopy and Acreage entered into the Proposal Agreement to, among other things, amend the terms of the Initial Arrangement Agreement and the terms of the Initial Plan of Arrangement to implement the Existing Arrangement, which, among other things, proposed to reduce the exchange ratio to 0.3048 of a Canopy Share for each Fixed Share (from 0.5818 of a Canopy Share for each Former SVS), subject to adjustment in accordance with the Initial Arrangement Agreement and provide for an option to acquire all of the Floating Shares at a price to be determined based upon the 30 day volume-weighted average trading price of the Floating Shares, subject to a minimum price of $6.41, payable, at the option of Canopy, in cash, Canopy Shares or a combination thereof. On September 23, 2020, Acreage and Canopy entered into the second amendment to the Initial Arrangement Agreement and implemented the Existing Arrangement. Pursuant to the Existing Arrangement, on September 23, 2020, the Company’s articles were amended to create the Fixed Shares (which included an option for Canopy to acquire all of the issued and outstanding Fixed Shares in exchange for the payment of 0.3048 of a Canopy Share for each Fixed Share held following the automatic conversion of the Fixed Multiple Shares into Fixed Shares immediately prior to consummation of the acquisition by Canopy of all of the issued and outstanding Fixed Shares), the Floating Shares (which included an option for Canopy to acquire all of the Floating Shares at a price to be determined based upon the 30 day volume-weighted average trading price of the Floating Shares, subject to a minimum price of $6.41) and the Fixed Multiple Shares (to be automatically converted into Fixed Shares on a one-for-one basis immediately prior to consummation of the acquisition by Canopy of all of the issued and outstanding Fixed Shares). Each then outstanding Former SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share, each then outstanding Former PVS was exchanged for 28 Fixed Shares and 12 Floating Shares, and each then outstanding Former MVS was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share. Pursuant to the Existing Arrangement, Canopy is required to exercise the option to acquire the Fixed Shares upon a Triggering Event and, subject to the satisfaction or waiver of certain closing conditions set out in the Existing Arrangement Agreement, Canopy is required to acquire all of the issued and outstanding Fixed Shares (following the automatic conversion of the Fixed Multiple Shares into Fixed Shares). Pursuant to the Existing Arrangement, Canopy was not obligated to acquire the Floating Shares but rather Canopy held an option to acquire the Floating Shares; however, pursuant to the Floating Share Arrangement Agreement, Canopy irrevocably waived its Floating Call Option.
Please refer to “Transaction Agreements — The Existing Arrangement Agreement” for additional information with respect to the Existing Arrangements.
Background to the Floating Share Arrangement
The Existing Arrangement Agreement includes certain covenants, rights and restrictions in favour of Canopy, which include, among others, the right to nominate a majority of the Acreage Board, consent rights on Acreage director and officer appointments, pre-emptive rights, top-up rights, certain audit and inspection rights and restrictions on certain activities, including, but, not limited to, dividend payments, M&A activity, acquisitions, divestitures, debt incurrence, securities issuances and capital raising, in each case without obtaining Canopy’s consent. Acreage is restricted in its pursuit of strategic and other business opportunities under the Existing Arrangement Agreement without obtaining Canopy’s consent. These restrictions, coupled with timing uncertainty with which U.S. federal cannabis legislative initiatives will proceed, impeded both Acreage’s and Canopy’s opportunities in the world’s largest cannabis market. Additionally, the price of the Acreage Shares had the potential to become a barrier to future Acreage capital-raising initiatives over the term of the Existing Arrangement Agreement particularly in light of the various restrictions contained therein.
In light of the foregoing and other strategic considerations that the Acreage Board considered to be relevant, coupled with Acreage’s improved performance since the Existing Arrangement became effective, the Acreage Board determined to communicate its desire to make changes to the terms of the Existing Arrangement Agreement in order to remove certain restrictions imposed on Acreage by the restrictive covenants contained in the Existing Arrangement Agreement. On March 4, 2022, Acreage director, Bill Van

Faasen, communicated that message during a phone call with David Klein, Canopy’s Chief Executive Officer. Mr. Van Faasen emailed Mr. Klein on March 4, 2022 setting out the rationale for such changes. The Acreage Board sought to obtain waivers of certain covenants that it believed would be beneficial for Acreage stakeholders, including Canopy, over the long-term. Acreage reiterated its position that it would be in both parties’ interest to enable the Acreage team to realize on the strategic U.S. market and growth opportunities rather than continuing to spend a disproportionate amount of the Acreage management team’s attention on, management of, and compliance with, the covenants in favour of Canopy contained in the Existing Arrangement Agreement.
Mr. Peter Caldini, Acreage’s Chief Executive Officer and Mr. Steve Goertz, Acreage’s Chief Financial Officer, met on March 9, 2022, via teleconference, with Mr. Klein, Mr. Chris Edwards, Canopy’s Chief Strategy Officer, and Canopy’s former U.S. General Counsel, to discuss potential mutually beneficial amendments to the terms of the Existing Arrangement Agreement. At this meeting it was agreed that both Acreage and Canopy would independently develop a list, for discussion purposes, of proposed amendments to the Existing Arrangement Agreement.
On March 17, 2022, certain members of Canopy’s legal team presented, to Mr. James Doherty, Acreage’s General Counsel at the time, a proposal (the “Initial SPV Proposal”) wherein the terms of the Existing Arrangement and related agreements would be amended to allow Canopy to assign its right to acquire the Fixed Shares, and if applicable, the Floating Shares to a special purpose vehicle (the “SPV”) established by Canopy. Pursuant to the Initial SPV Proposal, the Fixed Call Option would be exercised, and the Fixed Shares would be exchanged for Canopy Shares at the agreed ratio under the Existing Arrangement Agreement of 0.3048 of a Canopy Share for each Fixed Share. Canopy indicated at this meeting that the expectation was that the Floating Share Option would not be exercised but a final determination would not be made until the Fixed Call Option was exercised or alternatively that the SPV would make an alternative offer to Floating Shareholders in due course.
Mr. Caldini, Mr. Goertz and Mr. Doherty considered the details of the Initial SPV Proposal and, following consultation with DLA Piper (Canada) LLP, Acreage’s external legal counsel, requested additional information from Canopy to better understand the Initial SPV Proposal. On March 21, 2022, Mr. Klein met with Mr. Caldini by teleconference, to discuss the Initial SPV Proposal in depth and the approvals required to move forward prior to presentation of the Initial SPV Proposal to the Acreage Board.
After further consideration of the Initial SPV Proposal, on March 29, 2022, Mr. Caldini and Mr. Goertz, met, via teleconference, with Mr. Klein and Canopy’s former U.S. General Counsel to discuss proposed modifications to the Initial SPV Proposal (the “Modified SPV Proposal”), which would involve Canopy exercising the Fixed Call Option and immediately assigning the Fixed Shares to the SPV.
On March 31, 2022, Mr. Caldini, Mr. Goertz and Mr. Doherty met with Mr. Klein and Canopy’s former U.S. General Counsel, via teleconference, to discuss the Modified SPV Proposal and identify potential challenges that would need to be addressed in order to effect the proposed transaction. Representatives of Canopy indicated that Canopy would require additional time to review, consider and finalize the various elements of the Modified SPV Proposal and identify and obtain the necessary approvals from CBI, the stock exchanges upon which the Canopy Shares are listed and any other applicable third-parties and regulatory authorities.
On April 1, 2022, Mr. Caldini, Mr. Goertz and Mr. Doherty, of Acreage, Mr. Klein and Canopy’s former U.S. General Counsel, and the parties’ internal legal counsel along with a representative of CBI, via teleconference, to discuss the Modified SPV Proposal.
On April 5, 2022, Canopy’s former U.S. General Counsel provided Acreage with an indicative proposed timeline to reach an agreement with respect to the Modified SPV Proposal, including the timeline to obtain all necessary regulatory approvals. The external legal teams for both Canopy and Acreage held several conference calls to discuss the terms and mechanics of the Modified SPV Proposal and identify the necessary actions and documentation that would be required to proceed. Following consultation with Mr. Caldini, Mr. Goertz and Mr. Doherty and legal counsel, a brief update of these developments was provided to the Acreage Board on April 5, 2022, who determined that the Modified SPV Proposal merited further consideration and directed the Acreage executive team to continue engagement with Canopy and to periodically report to the Acreage Board as to the status of the discussions.

Subsequent thereto, Canopy undertook an internal evaluation of the Modified SPV Proposal, including procuring feedback from the applicable third-parties whose consent would be required.
Mr. Doherty ceased to be an officer of Acreage on April 18, 2022.
On June 13, 2022, Mr. Caldini, Mr. Goertz and Mr. Doherty of Acreage met with Mr. Klein, Mr. Edwards, Mr. Andy Lytwynec, Vice President of Canopy and Canopy’s former U.S. General Counsel, to discuss the Modified SPV Proposal. The representatives in attendance executed a confidentiality agreement in order to ensure the protection of all information that was shared during the meeting. Pursuant to the Existing Arrangement, Canopy retained the right to force the holders of High Street Units and USCo2 Shares to exchange their interests in such entities for Canopy Shares and/or Floating Shares, as applicable, on or following the third anniversary of the Acquisition Effective Time. To facilitate Canopy’s desire to acquire 100% of Acreage, at that meeting, Acreage proposed and the Parties discussed a structure for the elimination of the TRA and Bonus Plans that would also see the holders of High Street Units and USCo2 Shares accelerate the exchange of such securities for Acreage Shares on the Acquisition Effective Date. Canopy agreed with Acreage’s suggestion and requested that Acreage provide a proposal.
On July 12, 2022, Canopy’s financial advisors, Greenhill & Co. Canada Ltd., and legal advisors, Cassels Brock & Blackwell LLP, consolidated the Modified SPV Proposal and the various discussions to date with respect to the Modified SPV Proposal into a summary document to serve as a basis for further discussions.
Over the course of the summer months of 2022, Mr. Klein and Canopy’s former U.S. General Counsel advised Mr. Caldini that they were working to secure the various approvals required in order to proceed with the structure of the Modified SPV Proposal.
The parties re-engaged discussions on August 17, 2022 to determine a structure and proposed timeline within the context of Canopy’s plan to create the SPV to hold its structured investments in the United States.
From June 2022 through the end of August, Mr. Goertz engaged in negotiations with the Lenders regarding amendments to the Credit Agreement to, among other things: (i) waive various covenants for Q3 and Q4 2022; (ii) reset the financial covenants for 2023; and (iii) provide for access to additional borrowing facilities. The proposed amendments to the Credit Agreement would require consent from Canopy pursuant to the Existing Arrangement Agreement. In order to provide the Lenders with visibility into the potential transaction structure being discussed with Canopy, Acreage arranged for a meeting between representatives of the Lenders and Canopy to discuss the Modified SPV Proposal.
On August 26, 2022, Acreage delivered a proposal (the “TRA Elimination Proposal”) to Canopy to eliminate the obligations under the TRA and Bonus Plans and concurrently accelerate the exchange of the High Street Units and USCo2 Shares for Fixed Shares and Floating Shares. The TRA Elimination Proposal would require Canopy to negotiate and agree to terms with Mr. Kevin Murphy, Acreage’s Chairman, as he was the largest and controlling participant under the TRA and the administrator of the Bonus Plans. On August 26, 2022 Acreage also proposed that Canopy acquire the Floating Shares and provided a framework, excluding valuations, for such an arrangement. Over the course of the next several weeks, the TRA Elimination Proposal and the acquisition of the Floating Shares was considered by Acreage, the TRA participants and Canopy.
From August 31, 2022 through September 7, 2022, Mr. Doherty, who was then a consultant to the Acreage Board, at the request of the Acreage Board, and Mr. Klein held a number of discussions in an attempt to arrive at a fulsome set of terms that could be presented to the Acreage Board for further consideration.
On September 7, 2022, management of Acreage and Mr. Doherty provided an update to the Acreage Board on the status of the continuing discussions with Canopy. At that time, management of Acreage and Mr. Doherty indicated that they believed that a formal proposal from Canopy would be received within the next few weeks. Given the expectation that certain members of management and the Acreage Board may be entitled to payments under any potential transaction with Canopy (including in connection with the elimination of the TRA and Bonus Plans pursuant to the TRA Elimination Proposal), the Acreage Board discussed the formation of a special committee comprised of independent directors to evaluate, consider and, if applicable, recommend, any proposed transaction involving Canopy, including, the Modified SPV Proposal. The Acreage Board also discussed the need to appoint independent legal and financial advisors for a special committee, if formed.
From September 8, 2022 through September 12, 2022, Mr. Goertz had several discussions with Canaccord Genuity to discuss a potential engagement of Canaccord Genuity as Acreage’s financial advisor.
On September 11, 2022, Mr. Klein delivered a non-binding proposal (the “Initial Floating Share Proposal”) to Mr. Doherty, which provided that, assuming the satisfaction of certain conditions, including, among other things, exercise of the Fixed Call Option by a specified outside date, the SPV would: (i) acquire the Floating Shares on the basis of 0.388 of a Canopy Share for each Floating Share, (ii) all obligations under the TRA (including the Bonus Plans) would be terminated in exchange for an aggregate payment of $50 million to be paid in Canopy Shares in two installments and not subject to completion of the acquisition of the Floating Shares.
By written resolution dated September 12, 2022, the Acreage Board established the Special Committee, the mandate of the Special Committee and appointment of independent directors, Steven Strom, Patricia Lopez and William Van Faasen, as the members thereof. Subsequent thereto, the Special Committee retained independent counsel.
Following review and consideration of the Initial Floating Share Proposal by the Special Committee, Acreage and Kevin Murphy (in his capacity as a party to the TRA) and their respective legal counsel, Acreage through Mr. Caldini, Mr. Goertz and Mr. Corey Sheahan, Acreage’s General Counsel, sought clarification of various deal points and, on the instructions of the Special Committee, requested an increase in the proposed exchange ratio to acquire the Floating Shares, mandatory exercise of the Fixed Call Option and a break fee if Canopy failed to complete the Canopy Capital Reorganization or if the holders of the Floating Shares failed to approve the proposed transaction.
On September 16, 2022, Canopy’s counsel circulated initial drafts of Floating Share Arrangement Agreement, Floating Share Plan of Arrangement and form of Voting Agreement based upon the Initial Floating Share Proposal, which initial drafts were reviewed and considered by Acreage, the Special Committee and their respective counsel.
By September 16, 2022, Acreage had substantially completed commercial negotiations of a term sheet to amend the Credit Agreement with the Lenders. On September 16, 2022, Mr. Goertz provided Canopy with a draft term sheet containing the proposed amendments to the Credit Agreement and communicated Acreage’s need (as directed by the Special Committee) to have these amendments in place as soon as possible.
On September 19, 2022, Ms. Judy Hong, Canopy’s Chief Financial Officer, together with Greenhill & Co. Canada Ltd., commenced negotiations with the Lenders with respect to the Modified SPV Proposal, the “change of control” of Acreage resulting in an acceleration of the maturity of the Acreage Debt and an option for Canopy to acquire the Acreage Debt. Negotiation of the Credit Agreement amendment continued over the next several weeks. During this period, Acreage had not yet received consent from Canopy to Acreage’s proposed Credit Agreement amendments.
On September 19, 2022, legal counsel and the financial advisors of Acreage and Canopy exchanged due diligence information requests. Over the next few weeks the parties and their representatives and financial advisors conducted mutual due diligence, including Acreage’s review of draft documentation relating to the proposed Canopy Capital Reorganization and SPV formation, capitalization and proposed transactions. Acreage’s counsel also circulated revised drafts of the principal transaction documents, reflecting the Special Committee’s input.
Concurrently, Mr. Doherty and Mr. Goertz of Acreage, Ms. Hong and Mr. Jeridean Young, Canopy’s Vice President, Head of Tax and Treasury, of Canopy, and together with their external counsel, considered issues arising under the TRA Elimination Proposal. On September 23, 2022, Acreage proposed an alternative to the TRA Elimination Proposal (the “TRA Assignment Proposal”), pursuant to which the TRA participants would assign their rights under the TRA to Canopy and the payments under the TRA the Bonus Plans would be satisfied by the issuance of Canopy Shares.

On September 27, 2022, the Special Committee held a meeting to receive an update from Acreage management, to receive a briefing from Acreage’s external counsel and counsel to the Special Committee, and to discuss a number of aspects of the transaction, including the premium to be paid by Canopy for the Floating Shares and the status of the Credit Agreement amendments. At this meeting, the Special Committee instructed Acreage management to ensure that the Financial Advisors received sufficient information regarding the proposed Canopy Capital Reorganization to enable them to complete their financial analysis with respect to Canopy following the formation of the SPV, the completion of the transactions contemplated by the Modified SPV Proposal and the other acquisitions contemplated by the SPV. Additionally, the Special Committee was focused on ensuring that Canopy’s consent to the Credit Agreement would not be an impediment to reaching an agreement on a proposed transaction.
Over the course of the next few weeks, Mr. Doherty and Mr. Goertz, on the instructions of the Special Committee, continued to negotiate the commercial terms of the transaction as well as (i) fiduciary protections to respond to and accept a superior proposal; (ii) the waiver by Canopy of certain covenants contained in the Existing Arrangement Agreement and the financial performance-related closing conditions; (iii) a covenant to exercise the Fixed Call Option; and (iv) an expense reimbursement in the event that the Canopy Capital Reorganization was not effected prior to an agreed outside date.
On September 28, 2022, a representative of Greenhill & Co. Canada Ltd. informed Acreage, on behalf of Canopy, that based upon its ongoing due diligence review, Canopy proposed to reduce the exchange ratio from 0.388 to 0.35 and that all obligations under the TRA (including the Bonus Plans) would be assigned to Canopy, as contemplated in the TRA Assignment Proposal, in exchange for an aggregate payment of $40 million rather than $50 million (the “Revised Terms”).
At this point, Acreage advised Eight Capital on the status of the proposed transaction and to advance Eight Capital’s engagement as financial advisor to the Special Committee.
On September 29, 2022, the Special Committee held a meeting to review the Revised Terms with Acreage’s management, external legal counsel to Acreage and the Special Committee and the Financial Advisors. The Special Committee reiterated the need for Acreage and its advisors to obtain more information on the SPV and the Canopy Capital Reorganization and the need to prioritize the amendments to the Credit Agreement given Acreage’s financial position. The Special Committee also instructed Canaccord Genuity to contact Canopy’s financial advisor to communicate that the Revised Terms were not acceptable.
From September 29, 2022 through to mid-October 2022, the Special Committee met several times to review the proposed transactions and to provide instructions to Acreage management, legal counsel and Canaccord Genuity including the status of Canopy’s prospective consent to the proposed amendments to the Credit Agreement while Canopy continued to negotiate with the Lenders. The Special Committee was concerned that Canopy might not provide consent to the proposed Credit Agreement amendments until an agreement had been reached on the proposed Floating Share Arrangement. Legal counsel to Acreage exchanged various drafts of the Floating Share Arrangement Agreement and the ancillary agreements with Canopy’s legal counsel.
In an attempt to resolve the remaining non-economic deal points relating to the proposed transaction and advance the transaction documents, Acreage and Canopy instructed their counsel and Special Committee counsel to meet on October 17, 2022.
On October 18, 2022, Acreage received a further revised non-binding proposal from Canopy (the “Updated Canopy Proposal”). The Updated Canopy Proposal included the following key terms: (i) the proposed acquisition by Canopy USA of the Floating Shares at an exchange ratio of 0.388; (ii) amendments to High Street’s and USCo2’s constating documents to facilitate redemption of the High Street Units and the USCo2 Shares immediately preceding closing of the proposed transaction; and (iii) an aggregate of $50 million payable in Canopy Shares to unitholders of High Street that are parties to the TRA as follows: (A) an immediate upfront payment of $16 million payable to the unitholders of High Street that are parties to the TRA; (B) a further $16 million payable to the unitholders of High Street that are parties to the TRA upon the earlier of: (1) the approval of the Floating Share Arrangement by the Floating Shareholders; or (2) six months following execution of the definitive agreements in respect of the proposed transaction; and (C) the remainder payable to participants under the Bonus Plans upon closing of the proposed transaction.

On October 19, 2022, the Special Committee met with members of Acreage’s management, Mr. Doherty, external counsel to Acreage and the Special Committee and the Financial Advisors to review and consider the Updated Canopy Proposal, including the proposed exchange ratio. During this meeting, the Special Committee and its advisors discussed the current state of the relationship with Canopy vis-à-vis the Existing Arrangement Agreement, alternatives to the proposed transaction, including maintaining the status quo, as well as the benefits of proceeding with the proposed transaction as contemplated by the Updated Canopy Proposal. The Special Committee also discussed the risks of not proceeding with the proposed transaction including, in particular, the cash requirements for Acreage’s business and opportunities for growth. The Special Committee instructed Canaccord Genuity to communicate to Canopy’s financial advisor that the proposed consideration to Floating Shareholders was considered insufficient.
On October 20, 2022, a representative of Greenhill & Co. Canada Ltd. provided Acreage, on behalf of Canopy, with a final non-binding proposal (the “Final Floating Share Proposal”) to acquire all issued and outstanding Floating Shares. The Final Floating Share Proposal included the following terms: (i) the proposed acquisition by Canopy USA of the Floating Shares at an exchange ratio of 0.45; (ii) amendments to High Street’s and USCo2’s constating documents to facilitate redemption of the High Street Units and the USCo2 Shares immediately preceding closing of the proposed transaction; (iii) an aggregate of $32 million payable in Canopy Shares in order to acquire the interests of High Street unitholders in the TRA as follows: (A) an immediate upfront payment of $16 million; and (B) a further $16 million upon the earlier of: (1) the approval of the Floating Share Arrangement by the Floating Shareholders; or (2) six months following execution of the definitive agreements in respect of the proposed transaction; and (iv) an aggregate of $18 million payable in Canopy Shares in order to satisfy Acreage’s obligations under the Bonus Plans upon closing of the proposed transaction.
Eight Capital was formally engaged as financial advisor to the Special Committee pursuant to an engagement letter dated September 28, 2022 and accepted by Acreage on October 17, 2022. Canaccord Genuity was formally engaged as Acreage’s financial advisor pursuant to an engagement letter dated October 20, 2022.
On October 21, 2022, the Special Committee met, via teleconference, with members of Acreage’s executive, external counsel to Acreage and the Special Committee and the Financial Advisors to review and consider the Final Floating Share Proposal.
From October 21, 2022 through to and including October 24, 2022, the parties negotiated and revised drafts of the Floating Share Arrangement Agreement, the Floating Share Arrangement, the form of Voting Agreement, the Third Amendment and amendments to the Bonus Plans, the High Street Operating Agreement and the USCo2’s Constating Documents. In addition, the parties negotiated and revised drafts of the Amended Credit Agreement.
On October 24, 2022, the Special Committee and the Acreage Board met to receive (i) an update and transaction overview from Acreage management; (ii) a presentation from Eight Capital on the Floating Share Arrangement, followed by a verbal opinion of Eight Capital to the effect that, as of the date thereof, and based upon and subject to the assumptions, qualifications and limitations contained in the Eight Capital Fairness Opinion, the number of Canopy Shares per Floating Share to be received by the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates); and (iii) a presentation from Canaccord Genuity on the Floating Share Arrangement, followed by a verbal opinion from Canaccord Genuity to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications, explanations and limitations set forth therein, and such other matters as Canaccord Genuity considered relevant, the number of Consideration Shares to be received by Floating Shareholders (other than Canopy USA, Canopy, and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy, Canopy USA and/or their respective affiliates). Following the Canaccord Genuity presentation, Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each of whom declared his interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions, recused themselves from the meeting. The Special Committee and the Acreage Board then received a presentation from Acreage’s U.S. external counsel on the Third Amendment and the proposed amendments to the Bonus Plans and the consideration to be received by the unitholders of High

Street pursuant to the amendments to the TRA and the participants under the Bonus Plans. Acreage’s Canadian external counsel then presented to the Special Committee and the Acreage Board and provided an overview of the Floating Share Arrangement and summary of the near-final terms of the Floating Share Arrangement Agreement, Floating Share Plan of Arrangement and form of Voting Agreement, an overview of the risks to completion of the Floating Share Arrangement, a summary of potential criticism of the proposed transaction and a summary of the progress made by Acreage and the Special Committee in the course of negotiating the Floating Share Arrangement. John Boehner, Brian Mulroney and Peter Caldini were then invited to return to the meeting and Mr. Goertz presented to the Special Committee and the Acreage Board (with Kevin Murphy continuing to recuse himself from the meeting given his interest in the Credit Agreement Amendment) on the proposed Credit Agreement Amendment (including the favourable covenant waivers). Mr. Goertz noted that Ms. Hong had indicated that Canopy’s consent to the Credit Agreement Amendment would be delivered concurrently with the execution of the Floating Share Arrangement Agreement.
The Special Committee, after consultation with Acreage management and receipt of advice and assistance of its and Acreage’s financial and legal advisors and the Special Committee’s legal advisors, and after careful consideration of alternatives and factors including, among others, the Eight Capital Fairness Opinion and the factors set out below under the heading “Reasons for the Floating Share Arrangement”, by written resolution, unanimously resolved that the Floating Share Arrangement, including the entering into of the Floating Share Arrangement Agreement and the related agreements, were in the best interests of Acreage and the Floating Shareholders, and recommended to the Acreage Board that it approve and authorize Acreage to enter into the Floating Share Arrangement Agreement and related agreements.
The Acreage Board unanimously (with Kevin Murphy abstaining from voting thereon), by written resolution dated October 24, 2022, authorized and approved the Credit Agreement Amendment and authorized Acreage and High Street to enter into, execute, deliver and perform its obligations under the Credit Agreement Amendment.
Following receipt of advice and assistance of its financial and legal advisors, and after consideration of alternatives and factors including, among others, the receipt of the unanimous recommendation of the Special Committee, the Eight Capital Fairness Opinion, the Canaccord Genuity Fairness Opinion and the factors set out below under the heading “Reasons for the Floating Share Arrangement”, by written resolution dated October 24, 2022, the Acreage Board unanimously (with the exception of Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each of whom declared his interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained therefrom), among other things: (i) resolved that the Floating Share Arrangement is fair to the Floating Shareholders, and that the Floating Share Arrangement and the entering into the Floating Share Arrangement Agreement is in the best interests of Acreage; (ii) approved and authorized Acreage to enter into the Floating Share Arrangement Agreement and related agreements; (iii) approved the Third Amendment and directed that High Street and Acreage Holdings America, Inc. enter into the Third Amendment; (iv) approved, authorized, established and adopted the amended Bonus Plans; and (v) recommended that Floating Shareholders vote FOR the Arrangement Resolution.
On October 24, 2022, Canopy, CBG and Greenstar entered into the Consent Agreement and the Canopy Voting Support Agreement. Canopy, 11065220 Canada Inc. and Canopy USA also entered into the Protection Agreement.
On the evening of October 24, 2022, Canopy consented to the Credit Agreement Amendment, Acreage entered into the Credit Agreement Amendment and the Lenders and the Acreage Debt Optionholder entered into the Letter Agreement. Later that evening, (i) Acreage, Canopy and Canopy USA entered into the Floating Share Arrangement Agreement, (ii) Canopy, Canopy USA and the Acreage Locked-Up Shareholders entered into the Voting Agreements; and (iii) Canopy, Canopy USA, High Street, Acreage Holdings America, Inc. and certain individuals party to the TRA, amended the TRA by entering into the Third Amendment.
Subsequent thereto, on October 24, 2022, Canopy USA entered into a share purchase agreement with a third-party investor and in accordance with the terms of the Canopy USA LLC operating agreement, all of Canopy’s interests in Canopy USA were automatically converted into non-voting and non-participating shares.

On October 25, 2022, Canopy announced the formation of Canopy USA and both Canopy and Acreage announced the entering into of the Floating Share Arrangement Agreement, the Third Amendment, the Voting Agreements and the other related agreements.
On January 18, 2023, the Court granted the Interim Order, which was varied on February 13, 2023 to amend the Record Date, the date of the Meeting, the date of the hearing for the Final Order approving the Floating Share Arrangement and any related timelines, attached as Appendix “F” to this Circular.
On December 2, 2022, the Acreage Board approved the contents and mailing of this Circular to Floating Shareholders and such other securityholders entitled to receive it, all in accordance with the Interim Order.
Reasons for the Floating Share Arrangement
In evaluating the Floating Share Arrangement and in making their respective recommendations, the Special Committee and the Acreage Board each consulted with Acreage management, received the advice and assistance of their respective legal and financial advisors and gave careful consideration to certain constraining terms and conditions imposed upon Acreage pursuant to the Existing Arrangement Agreement, alternatives available to Acreage, the current and expected future financial position of Acreage and all terms of the Floating Share Arrangement Agreement, the Floating Share Plan of Arrangement, and the proposed amendments contemplated pursuant to the Credit Agreement. The Special Committee and the Acreage Board considered alternatives and a number of factors, including, among others, the following in determining that the Floating Share Arrangement and entry into the Floating Share Arrangement Agreement are in the best interests of Acreage and are fair to Floating Shareholders and authorizing Acreage to enter into the Floating Share Arrangement Agreement and related agreements:
(a)
Increased Liquidity.   The Canopy Shares to be received by Floating Shareholders in accordance with the Floating Share Arrangement are expected to provide increased liquidity to Floating Shareholders. Canopy Shares trade an average of more than $50 million a day in value, compared to less than $0.1 million in value for each of the Fixed Shares and Floating Shares. Under the Existing Arrangement, Canopy is not obligated to acquire the Floating Shares but rather Canopy held an option to acquire the Floating Shares at a minimum price of $6.41 per Floating Share. Given the current and expected trading price of the Floating Shares, Canopy advised Acreage that it would not be exercising its Floating Call Option to acquire the Floating Shares under the Existing Arrangement. If the Fixed Shares were acquired upon exercise of the Fixed Call Option under the Existing Arrangement and the Floating Shares were not acquired, then Floating Shareholders would have the risk of holding potentially illiquid shares in a company with a 70% majority shareholder.

(b)
Compelling Value Relative to Alternatives.    Prior to entering into the Floating Share Arrangement Agreement, the Acreage Board and the Special Committee, with the assistance of their respective financial and legal advisors, and based upon their collective knowledge of the business, operations, financial condition, earnings and prospects of Acreage, and their collective knowledge of the current and prospective environment in which Acreage operates (including economic and market conditions), assessed the relative benefits and risks of various alternatives reasonably available to Floating Shareholders given that prior to the Floating Share Arrangement Agreement, Canopy was not obligated to acquire the Floating Shares. The Acreage Board and the Special Committee considered alternatives, including continued execution of Acreage’s existing business operations and plans, assuming the Fixed Call Option is not exercised, and the possibility of soliciting other potential liquidity events for the Floating Shares, the latter being constrained by the terms of the Existing Arrangement Agreement and the right of Canopy to exercise the Fixed Call Option independent of any obligations with respect to the Floating Shares. As part of that evaluation process, the Special Committee and the Acreage Board unanimously (with the exception of directors who disclosed their interest in the Floating Share Arrangement or the connected transactions and abstained from voting thereon) concluded that: (i) to continue as a stand-alone publicly traded company, Acreage would need to raise capital due to the nature of Acreage’s business and its cash flow requirements; and (ii) Acreage’s ability to execute on its existing strategic plan would be negatively affected by the anticipated difficulty and cost of obtaining capital given the challenges associated with the current capital market environment for cannabis issuers and the restrictions imposed upon Acreage’s ability to operate its business under the Existing Arrangement Agreement.

(c)
Continued Industry Participation.   If the Floating Share Arrangement is completed, Floating Shareholders will have the opportunity to remain invested in the high-growth cannabis industry through their ownership of Canopy Shares. Canopy is one of the world’s largest cannabis operators.

(d)
Participate at the Onset of Canopy USA.   Upon completion of the Floating Share Arrangement, it is expected that Acreage will be able to immediately leverage Canopy’s strategic platform in the United States and participate in the revenues, costs and operational synergies expected to be achieved by Canopy USA. Upon completion of the Floating Share Arrangement, it is expected that Canopy’s brand position will be strengthened if and when the cultivation, distribution and possession of cannabis become federally permissible in the United States.

(e)
Capitalize on, and Accelerate, the Opportunity to Solidify Canopy’s U.S. Cannabis Ecosystem.    Canopy USA’s ownership of Acreage, along with its other U.S. investments, is expected to unite three top-tier operators (Acreage, Wana, and Jetty), giving these entities a pathway to leverage the best of each other’s capabilities and respective value chain position, which is expected to further accelerate Canopy’s growth and profitability in the maturing U.S. industry, which is estimated to be more than a $50 billion2 market opportunity by 2026.

(f)
Strategic Alternatives and Business Costs.   While the Acreage Board remained positive with respect to Acreage’s short-term and long-term prospects and its strategic business plan, the Acreage Board determined that the Floating Share Arrangement is the best alternative available to Acreage. In particular, the commitment to cause Canopy USA to acquire the Fixed Shares and the Floating Shares: (i) will eliminate Acreage’s ongoing costs and related reporting requirements of a public company; (ii) will eliminate the complications associated with public shareholders holding a class of shares representing a minority of Acreage’s total outstanding shares; and (iii) is expected to provide Acreage with an enhanced platform and support to enable Acreage to execute on its strategic plan should Canopy USA determine to do so. Given the current market dynamics and restrictions arising from the Existing Arrangement, should Acreage not pursue the Floating Share Arrangement, there is significant execution risk inherent in the strategic plan given the associated capital requirements.

(g)
Access to Capital.   Concurrently with the execution of the Floating Share Arrangement Agreement, Canopy consented to the Amended Credit Facility. The Amended Credit Facility provides, subject to the satisfaction of certain terms and conditions, Acreage with an additional $25 million for immediate draw. The Amended Credit Facility provides capital for Acreage to execute its expansion plans, with additional capital and more flexibility pursuant to the Amended Credit Facility (including the waiver of certain financial covenants through Q1 2024).

(h)
Restrictions on Acreage under the Existing Arrangement Agreement.   The Existing Arrangement Agreement includes certain covenants, rights and restrictions in favour of Canopy, which include, among others, the right to nominate a majority of the Acreage Board, consent rights on Acreage director and officer appointments, pre-emptive rights, top-up rights, certain audit and inspection rights and restrictions on certain activities, including, but, not limited to, dividend payments, M&A activity, acquisitions, divestitures, debt incurrence, securities issuance and capital raising, in each case without obtaining Canopy’s consent. Acreage is also restricted in its pursuit of strategic and other business opportunities under the Existing Arrangement Agreement without obtaining Canopy’s consent. In the event Canopy does not provide its consent, Acreage may fail to execute on its business objectives and may not be able to pursue strategic and organic growth opportunities.

(i)
Financial Constraints under the Existing Arrangement.   The Existing Arrangement Agreement restricts Acreage from taking specified actions during the Interim Period, including incurring debt or issuing additional Acreage Shares beyond permitted levels, without Canopy’s consent, which may adversely affect the ability of Acreage to raise the capital necessary to continue as a going concern and execute its business objectives. If Acreage remains subject to the terms of the Existing Arrangement Agreement until the expiry of the Fixed Call Option in 2030 in accordance with the terms of the Existing Arrangement Agreement, there is a significant risk that Acreage will be unable to obtain, or Canopy will not consent to the obtaining of, additional financing and/or obtain the

2
MJBiz market forecast dated June 2022 of total US cannabis market by 2026.

necessary amendments to Acreage’s existing credit agreements to address its inability to meet the covenants thereunder. These restrictions may prevent Acreage from executing its strategic plan and pursuing certain business opportunities that may arise or may result in Acreage defaulting under its existing commitments. See “Risk Factors — The Existing Arrangement Agreement Contains Restrictive Covenants”, “Risk Factors — During the Interim Period, Acreage is Restricted from Taking Certain Actions pursuant to the Existing Arrangement” and “Risk Factors — Securing Additional Financing”.
(j)
Certainty of Acquisition of Fixed Shares.   Pursuant to the Floating Share Arrangement Agreement, the Fixed Call Option pursuant to the Existing Arrangement to acquire all of the outstanding Fixed Shares, representing approximately 70% of the total Acreage Shares outstanding as at the date hereof, at a Fixed Exchange Ratio of 0.3048 of a Canopy Share for each Fixed Share, is required to be exercised no later than five Business Days following the exchange of all Canopy Shares held by CBG and Greenstar into Exchangeable Canopy Shares, in CBG and Greenstar’s sole discretion.

(k)
Key Shareholder Support.   The Acreage Locked-Up Shareholders who collectively hold, as at the Record Date, approximately 7.37% of the issued and outstanding Floating Shares, have entered into the Voting Agreements with Canopy and Canopy USA under which they have agreed, among other things, to vote FOR the Arrangement Resolution. See “Transaction Agreements — Voting Agreements”.

(l)
Shareholder Approval.   The structure of the Shareholder Approval is protective of the rights of Floating Shareholders. Pursuant to the Interim Order and the BCBCA, the Arrangement Resolution must be approved, with or without variation, by the affirmative vote of at least 66 2∕3% of the votes cast by holders of Floating Shares present virtually or represented by proxy and entitled to vote at the Meeting. In addition, pursuant to MI 61-101, the Arrangement Resolution must be approved by at least a simple majority of votes cast by the holders of Floating Shares, present virtually or represented by proxy and entitled to vote at the Meeting, excluding the votes of the Interested Parties.

(m)
Court Process.   The Floating Share Arrangement will be subject to a judicial determination of the Court that the Floating Share Arrangement is procedurally and substantively fair and reasonable to Floating Shareholders.

(n)
Dissent Rights.   Registered Shareholders who do not vote in favour of the Arrangement Resolution are entitled to be paid the fair value of the Floating Shares held by such holder in accordance with Section 245 of the BCBCA, as modified by the Floating Share Plan of Arrangement, the Interim Order and the Final Order, if such holder properly exercises Dissent Rights and the Floating Share Arrangement becomes effective (subject to compliance with certain conditions). Pursuant to the Floating Share Arrangement Agreement, Canopy, on behalf of Canopy USA, is required to make any payments to Floating Shareholders who validly exercise Dissent Rights.

(o)
Preservation of Right to Make Change in Recommendation.   Given the restrictions imposed upon Acreage under the Existing Arrangement Agreement, Acreage management believes it is unlikely that any other party would be willing to acquire the Floating Shares on terms that are more favourable to Floating Shareholders, from a financial point of view, than the Floating Share Arrangement Agreement. The Floating Share Arrangement Agreement preserves the right of the Acreage Board to make a Change in Recommendation in certain circumstances. If Acreage receives an Acquisition Proposal that constitutes a Superior Proposal prior to obtaining the approval of Floating Shareholders in respect of the Arrangement Resolution, the Acreage Board may make a Change in Recommendation and approve, recommend or enter into a definitive agreement with respect to such Superior Proposal, if and only if, among other things, (i) the Person making the Superior Proposal was not restricted from making such Superior Proposal pursuant to an existing confidentiality, standstill, business purpose or similar restriction, (ii) the Acquisition Proposal, inquiry, proposal, offer or request did not arise, directly or indirectly, as a result of a violation by Acreage of the non-solicitation provisions of the Floating Share Arrangement Agreement; (iii) Canopy USA is provided with an opportunity to match the Superior Proposal, and (iv) the Floating Share Arrangement Agreement is terminated and Acreage pays the Termination Fee to

Canopy USA; provided that the Person making the Superior Proposal must provide Acreage with an amount equal to the Termination Fee.
(p)
Receipt of Eight Capital Fairness Opinion.   The Special Committee received the Eight Capital Fairness Opinion, in which Eight Capital stated that, as of the date thereof, and based upon and subject to the assumptions, qualifications and limitations contained therein, the number of Canopy Shares per Floating Share to be received by the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates). Eight Capital is independent of Acreage, Canopy and Canopy USA for purposes of the Floating Share Arrangement and Eight Capital was entitled to receive a fixed fee for delivery of its fairness opinion, regardless of its conclusions.

(q)
Receipt of Canaccord Genuity Fairness Opinion.   The Acreage Board received the Canaccord Genuity Fairness Opinion, in which Canaccord Genuity stated that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications, explanations and limitations set forth therein, and such other matters as Canaccord Genuity considered relevant, the number of Consideration Shares to be received by Floating Shareholders (other than Canopy USA, Canopy, and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates). Canaccord Genuity is independent of Acreage, Canopy and Canopy USA for purposes of the Floating Share Arrangement and is acting as Acreage’s financial advisor in connection with the Floating Share Arrangement.

(r)
Other Factors.   Each of the Acreage Board and the Special Committee also carefully considered the Floating Share Arrangement with reference to the Existing Arrangement, current economics, industry and market trends affecting each of Acreage and Canopy in their respective markets, the proposed business plans and anticipated opportunities of Canopy USA, information concerning the business, operations, assets, financial condition, operating results and prospects of each of Acreage, Canopy and Canopy USA and the historical trading prices of the Floating Shares and Canopy Shares.

The Special Committee and the Acreage Board also considered a number of potential risks, potential negative factors and potentially adverse implications relating to the Floating Share Arrangement, including the following:
(a)
Limited Alternatives.   Given the Existing Arrangement, the Special Committee and Acreage Board were limited in the strategic alternatives available for consideration in the context of negotiating the Floating Share Arrangement Agreement and the Floating Share Plan of Arrangement.

(b)
Conditions and Requirement for Completion of the Floating Share Arrangement.   The obligation of Canopy to complete the Floating Share Arrangement is subject to a number of conditions, which the Special Committee and the Acreage Board believe were reasonable to accept given the circumstances giving rise to the Floating Share Arrangement Agreement.

(c)
Completion Risk.   Pursuant to the terms of the Floating Share Arrangement Agreement, Canopy irrevocably waived its option to acquire the Floating Shares pursuant to the Existing Arrangement. In the event that the Floating Share Arrangement is not approved by the requisite majorities of Floating Shareholders, Canopy will still retain the right to acquire all of the Fixed Shares pursuant to Fixed Call Option under the Existing Arrangement. If the Fixed Call Option is exercised, it is anticipated Canopy USA will beneficially own approximately 70% of the voting rights attached to all the outstanding Acreage Shares at the Acquisition Time. If the Floating Share Arrangement is not completed and the Acquisition is completed within the anticipated timeframe, thereafter holders of Floating Shares will have little or no influence on the conduct of Acreage’s business and affairs, and there may not be an active trading market for the Floating Shares, among other things.

(d)
Reduction in Consideration Relative to the Existing Arrangement.   Pursuant to the terms of the Existing Arrangement Agreement, if Canopy were to exercise the Floating Call Option, assuming Canopy had not irrevocably waived the Floating Call Option pursuant to the Floating Share

Arrangement Agreement, Canopy would, subject to the satisfaction or waiver of certain closing conditions set out in the Existing Arrangement Agreement, acquire all of the issued and outstanding Floating Shares at a price per Floating Share to be determined based upon the 30 day volume-weighted average trading price of the Floating Shares, subject to a minimum price of $6.41, as may be adjusted in accordance with the terms of the Existing Arrangement, payable, at the option of Canopy, in cash, Canopy Shares or a combination thereof. As of the Announcement Date, the five day volume weighted average trading prices of the Floating Shares on the CSE and the Canopy Shares on the Nasdaq was $1.3046 and $2.4361, respectively. The Exchange Ratio applicable under the Floating Share Arrangement results in lower consideration than would have been received had Canopy exercised the Floating Call Option under the Existing Arrangement. However, Canopy was not required to exercise the Floating Call Option and had indicated to Acreage that it did not expect to do so.
(e)
Fixed Exchange Ratio.   Given that the number of Canopy Shares to be received in respect of each Floating Share under the Floating Share Arrangement will not be adjusted to reflect any change in the market value of the Floating Shares, the market value of the Canopy Shares to be received on the Effective Date may vary significantly from the market value of the Canopy Shares as at the Announcement Date.

(f)
Taxable Transaction.   For U.S. federal income tax purposes, the Floating Share Arrangement is expected not to qualify as a reorganization under Section 368(a) of the Code and is expected to be a fully taxable transaction. U.S. Holders may be required to pay substantial U.S. federal income taxes in connection with the Floating Share Arrangement. Assuming the Floating Share Arrangement does not qualify as a reorganization under Section 368(a) of the Code, a U.S. Holder that receives Canopy Shares in exchange for Floating Shares would generally recognize a capital gain or loss equal to the difference between the fair market value of the Canopy Shares received and the U.S. Holder’s adjusted tax basis in the Floating Shares exchanged therefor. For additional information, see the section entitled “Certain United States Federal Income Tax Considerations”. The rules described above for U.S. Holders should generally also apply to a Non-U.S. Holder that directly exchanges its Floating Shares for Canopy Shares, except that any such gain recognized by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless: (i) the gain is “effectively connected” with such Non U. S. Holder’s conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting such person to U.S. taxation on a net income basis; or (ii) the Non-U.S. Holder is an individual, is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist. For additional information, see the section entitled “Certain United States Federal Income Tax Considerations”. For Canadian federal income tax purposes, Canadian Holders will be considered to have disposed of their Floating Shares pursuant to the Floating Share Arrangement and will generally be considered to have realized a capital gain (or capital loss) equal to the amount by which the fair market value of the Canopy Shares received exceeds (or is exceeded by) the aggregate of the adjusted cost base of the Floating Shares transferred and any reasonable costs of disposition. For additional information, see the section entitled “Certain Canadian Federal Income Tax Considerations”. By contrast, Canadian Holders may have been able to obtain a tax deferred rollover on the disposition of their Floating Shares had Canopy exercised the Floating Call Option under the Existing Arrangement.

(g)
Risks Associated with Continued Stock Exchange Listing of Canopy Shares.   The listing of the Canopy Shares on the TSX and the Nasdaq prohibit Canopy from investing in, or acquiring, state regulated, but federally illegal, businesses in the United States cannabis market. Canopy has advised that it expects to consolidate the financial statements of Canopy USA in accordance with U.S. GAAP, including the financial statements of Acreage, Wana and Jetty once those acquisitions have been completed by Canopy USA. On December 7, 2022, Canopy received a letter from Nasdaq Regulation requesting certain information and stating, among other things, their position that companies that consolidate “the assets and revenues generated from activities in violation under federal law cannot continue to list on Nasdaq.” Canopy has advised that it expects to continue dialogue with Nasdaq Regulation regarding their position. Representatives of Nasdaq have expressed to representatives of Canopy that the exchange was comfortable with the formation of Canopy USA, the Reorganization and Canopy holding Canopy USA Non-Voting Shares. Based on the current structure of Canopy’s interest in Canopy USA, consolidation of Canopy USA by Canopy was deemed to most appropriately result in compliance with the requirements of U.S. GAAP despite Canopy’s inability to direct or manage the operations of Canopy USA. In addition, Canopy has advised that it believes that consolidating the financial statements of Canopy USA under U.S. GAAP provides investors of Canopy with a more fulsome, accurate and detailed understanding of the financial position and profit and loss for Canopy overall despite Canopy’s inability to direct or manage the operations of Canopy USA. However, in the event that financial consolidation of Canopy USA is not acceptable to either Nasdaq or another exchange and Canopy is unsuccessful in an appeal with respect to a delisting on Nasdaq, Canopy has advised that it would seek to restructure its interest in Canopy USA and the terms of the Protection Agreement and Canopy USA’s Limited Liability Company Agreement such that Canopy would not be required to consolidate the financial results of Canopy USA into its financial statements. However, there can be no assurance that Canopy will be successful in not consolidating the financial results of Canopy USA or that Canopy will remain listed on the Nasdaq or any other exchange on which the Canopy Shares are currently listed on, which could have a material adverse effect on the trading price of the Canopy Shares, as well as Canopy’s business, financial condition and results of operations. In the event of a delisting from a stock exchange, there is no assurance that Canopy will be able to satisfy the conditions required to list on an alternative stock exchange. See “Risk Factors — Risks Relating to the Floating Share Arrangement — The TSX and the Nasdaq may disagree with Canopy’s interpretation of their policies and the Canopy Shares may cease to be listed on such exchanges as a result” and “Risk Factors — If Canopy USA acquires Wana, Jetty or the Fixed Shares of Acreage without structural amendments to Canopy’s interest in Canopy USA, the listing of Canopy Shares on the Nasdaq Stock Market may be jeopardized”.
(h)
Floating Share Arrangement Contingent on Factors Outside of Acreage’s Control.   Even if Shareholder Approval in respect of the Arrangement Resolution is obtained, the Floating Share Arrangement is contingent on a number of factors outside of Acreage’s control, including, without limitation, the Canopy Amendment Proposal being approved at the Canopy Meeting and each of CBG and Greenstar electing (in their sole discretion) to exchange all of their Canopy Shares for Exchangeable Canopy Shares. There is no certainty that the Canopy Amendment Proposal will be adopted or that CBG and Greenstar will exchange all Canopy Shares held by them into Exchangeable Canopy Shares. If the Fixed Call Option is not exercised, or the Canopy Capital Reorganization is not completed, by the Exercise Outside Date, Acreage may terminate the Floating Share Arrangement Agreement. Canopy will be obliged to pay Acreage $2.0 million as an expense reimbursement in the event the Canopy Capital Reorganization is not completed, or that CBG or Greenstar do not exchange all Canopy Shares held by CBG and Greenstar into Exchangeable Canopy Shares, prior to the Exercise Outside Date. See “Risk Factors — Risks Relating to the Floating Share Arrangement — Canopy may not complete the Floating Share Arrangement if the Canopy Amendment Proposal is not adopted or CBG and Greenstar do not exchange their Canopy Shares”.

(i)
Collateral Benefits.   In connection with the Floating Share Arrangement, certain members of Acreage’s management and the Acreage Board, in their capacity as such and as set out in this Circular, will receive additional and separate benefits beyond those received by the Floating Shareholders generally, as further described in “The Floating Share Arrangement — Interests of Certain Persons in the Floating Share Arrangement”.

The Acreage Board (with the exception of Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each of whom declared their interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained from voting in respect thereof) unanimously approved the execution of the Floating Share Arrangement Agreement. The process of evaluating the Floating Share Plan of Arrangement was led by the Special Committee, which is comprised of independent members of the Acreage Board who are not members of management. The members of the Special Committee met regularly with its and Acreage’s legal and financial advisors and members of management and communicated directly with representatives of Canopy throughout the process of negotiating the Floating Share Arrangement.
The reasons of the Special Committee and the Acreage Board for recommending the Floating Share Arrangement include certain assumptions relating to forward-looking information, and such information and assumptions are subject to certain risks. See “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in this Circular. The Acreage Board and the Special Committee believe that, overall, the anticipated benefits of the Floating Share Arrangement to Acreage outweigh the potential risks, potential negative factors and potentially adverse implications.
The Special Committee and the Acreage Board evaluated all the factors summarized above based on their knowledge of the business and operations of Acreage, Canopy and Canopy USA and taking into account the advice and assistance of financial and legal advisors to the Special Committee and legal and financial advisors to the Acreage Board as well as the Eight Capital Fairness Opinion and the Canaccord Genuity Fairness Opinion and exercised their business judgment. However, the foregoing summary of the information and factors considered by the Special Committee and the Acreage Board is not intended to be exhaustive. In view of the variety of factors and the amount of information considered in connection with its evaluation of the Floating Share Arrangement Agreement and Floating Share Plan of Arrangement, the Special Committee and the Acreage Board did not find it practicable to, and did not, quantify, rank or otherwise attempt to assign relative weights to the foregoing factors considered in their deliberations. In addition, in considering the factors described above, individual members of the Special Committee and the Acreage Board may have given different weights to various factors and may have applied different analysis to each of the material factors considered by the Special Committee and the Acreage Board.
Approval of the Arrangement Resolution
At the Meeting, Floating Shareholders will be asked to approve the Arrangement Resolution, the full text of which is set out in Appendix “B” to this Circular. In order for the Floating Share Arrangement to become effective, as provided in the Interim Order and by the BCBCA, the Arrangement Resolution must be approved by: (i) not less than 66 2∕3% of the votes cast on the Arrangement Resolution by Floating Shareholders present virtually or represented by proxy and entitled to vote at the Meeting; and (ii) not less than a simple majority of votes cast by Floating Shareholders present virtually or represented by proxy and entitled to vote at the Meeting, excluding the votes of the Interested Parties pursuant to MI 61-101. Should Floating Shareholders fail to approve the Arrangement Resolution by the requisite majorities, the Floating Share Arrangement will not be completed.
After consulting with Acreage management and receiving advice and assistance of its financial and legal advisors, and after careful consideration of alternatives and a number of factors, including, among others, receipt of the unanimous recommendation from the Special Committee, the Fairness Opinions and the factors set out above under the heading “Reasons for the Floating Share Arrangement”, the members of the Acreage Board unanimously (with the exception of Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each of whom declared their interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained from voting in respect thereof) determined that the Floating Share Arrangement and entry into the Floating Share Arrangement Agreement are in the best interests of Acreage and are fair to Floating Shareholders and recommend that Floating Shareholders vote FOR the Arrangement Resolution.
Eight Capital Fairness Opinion
Eight Capital was formally engaged by the Special Committee pursuant to the Eight Capital Engagement Agreement dated September 28, 2022 and accepted by Acreage on October 17, 2022, to provide an opinion as to the fairness, from a financial point of view, of the number of Canopy Shares per Floating Share to be received by Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement. On October 24, 2022, Eight Capital verbally delivered its opinion to the Special Committee, which opinion was subsequently confirmed in writing and in which Eight Capital stated that, as of the date thereof, and based upon and subject to the assumptions, qualifications and limitations contained therein, the number of Canopy Shares per Floating Share to be received by the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating

Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates).
Pursuant to the Eight Capital Engagement Agreement, Acreage has agreed to pay Eight Capital a fixed fee for the delivery of the Eight Capital Fairness Opinion. In addition, Acreage has agreed to reimburse Eight Capital for its reasonable out-of-pocket expenses and to indemnify Eight Capital against certain liabilities in connection with its engagement, as further described in the indemnity that forms part of the Eight Capital Engagement Agreement. The fee payable to Eight Capital by Acreage in respect of the delivery of the Eight Capital Fairness Opinion is not contingent upon the conclusions reached by Eight Capital in the Eight Capital Fairness Opinion or the consummation of the Floating Share Arrangement.
In considering the fairness, from a financial point of view, of the number of Canopy Shares per Floating Share to be received by Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement, Eight Capital reviewed, considered and relied upon or carried out, among other things, the following: (i) the historical trading value and ranges of the Floating Shares and the Canopy Shares over a relevant time period; (ii) the 12-month price targets of equity research analysts covering Acreage and Canopy; (iii) the implied public market value of Acreage and Canopy based on publicly available business and financial data and derived valuation multiples of certain publicly traded companies in the cannabis sector that were deemed comparable and relevant; and (iv) the implied public market value of Acreage from an “en bloc” perspective based on premiums paid for certain publicly traded companies that were deemed comparable and relevant (“Precedent Transaction Analysis”). Specifically with respect to the Precedent Transaction Analysis, Eight Capital considered the following three distinct groups of transactions: (A) acquisitions of certain publicly traded companies in the U.S. cannabis sector; (B) to account for Canopy’s option to purchase a 70% ownership interest in Acreage pursuant to the Fixed Option, which in Eight Capital’s view limits any “control premium” that would otherwise be payable to Floating Shareholders, Eight Capital considered a group of related-party transactions whereby a large or controlling shareholders acquired the balance of the outstanding ownership interest of certain publicly traded companies; and (C) Eight Capital also considered a group of transactions resulting in the acquisition of a group of publicly traded companies experiencing some level of financial and operational distress, to account for certain challenges being experienced by Acreage, including its inability to access additional capital to execute its business plan, its inability to maintain certain financial covenants set out in the Credit Agreement, and financial and operational limitations set out in the Existing Arrangement that have been a burden on Acreage’s ability to successfully grow and operate its business. All financial analyses were conducted with information available as of market close on October 21, 2022.
The selection of comparable companies and Precedent Transaction Analysis involved considerable subjectivity, in particular among companies engaged in an emerging industry, operating in a rapidly evolving regulatory environment, and having low or negative EBITDA, earnings or free cash flows and significant stock price volatility. Further, Eight Capital noted that while none of the comparable companies or precedent transactions are identical to Acreage or Canopy (as applicable) or the Floating Share Arrangement and certain of them may have characteristics that are materially different from that of Acreage or Canopy (as applicable) and the Floating Share Arrangement, Eight Capital believes that they share certain business, financial, operational and/or structural characteristics with those of Acreage or Canopy (as applicable) and the Floating Share Arrangement and Eight Capital used its professional judgment in selecting such comparable companies and precedent transactions.
Eight Capital considered the three month high and low share price of the Floating Shares, being US$0.83 and US$1.59, respectively, and the 10 and 20-day volume weighted average trading price of the Canopy Shares, being US$2.46 and US$2.82, respectively.
Eight Capital considered the 12-month price targets of equity research analysts3 covering Acreage and Canopy, which are within a range of US$1.50 to US$5.00 (five analysts with target prices) for Acreage, and are within a range of C$2.00 to C$14.00 (18 analysts with target prices) for Canopy.
Eight Capital performed an analysis of comparable company metrics by applying a range of both EV to revenue and EV to EBITDA multiples to Acreage’s 2022 and 2023 fiscal year estimates of US$242.6 million

3
Source: FactSet.

and US$309.6 million in revenue in 2022 and 2023, respectively, and US$42.1 million and US$64.4 million in EBITDA in 2022 and 2023, respectively. Comparable companies that were considered relevant were Planet 13 Holdings, Inc., TerrAscend, 4Front Ventures Corp., Ayr Wellness, Inc., MariMed Inc. and Cansortium, Inc. Eight Capital compared the trading multiples observed for the selected comparable companies with Acreage, taking into account a number of factors including market capitalization, revenue and EBITDA profile and other financial metrics that Eight Capital considered relevant. Based on analyst consensus estimates of the selected comparative companies, Eight Capital observed a range of EV to revenue multiples of 1.4 to 3.6 times revenue for 2022, and 1.1 to 2.5 times revenue for 2023; and a range of EV to EBITDA multiples of 4.4 to 23.6 times EBITDA for 2022 and 3.2 to 13.9 times EBITDA for 2023. In light of the foregoing and based on Eight Capital’s professional judgement and experience, Eight Capital applied selected ranges of multiples to Acreage’s estimated revenue and EBITDA for 2022 and 2023, in order to determine implied equity value ranges for Acreage.
Eight Capital performed an analysis of comparable company metrics by applying a range of EV to revenue to analyst consensus estimates for Canopy’s 2022 and 2023 revenue. Comparable companies that were considered relevant were Tilray Brands, Inc., Aurora Cannabis Inc. and Cronos Group Inc. Eight Capital compared the trading multiples observed for the selected comparable companies with Canopy, taking into account a number of factors including market capitalization, revenue and EBITDA profile and other financial metrics that Eight Capital considered relevant. Based on analyst consensus estimates of the selected comparative companies, Eight Capital observed a range of EV to revenue multiples of 1.5 to 3.4 times revenue for 2022 and 1.1 to 3.3 times revenue for 2023. In light of the foregoing and based on Eight Capital’s professional judgement and experience, Eight Capital applied selected ranges of multiples to Canopy’s estimated revenue for 2022 and 2023 in order to determine implied equity value ranges for Canopy.
Eight Capital reviewed a number of transactions involving participants in the U.S. cannabis sector and calculated the mean and median premium paid by the acquirors in such transactions, based on the closing price of the shares of the acquirer and the acquired company (mean of 35.3% and median of 28.2%), the 10-day VWAP of the shares of the acquirer and the acquired company (mean of 40.2% and median of 28.8%), and the 20-day VWAP of the shares of the acquirer and the acquired company (mean of 43.6% and median of 42.5%). In light of the foregoing and based on Eight Capital’s professional judgement and experience, Eight Capital applied a selected range of premiums to the 10-day VWAP and 20-day VWAP of the Floating Shares.
In addition, Eight Capital reviewed a number of transactions involving the acquisition of a company by an existing significant and/or controlling shareholder of the Company and calculated the mean and median premium paid by the acquirors in such transactions, based on the closing price of the shares of the acquirer and the acquired company (mean of 25.6% and median of 26.2%), the 10-day VWAP of the shares of the acquirer and the acquired company (mean of 28.8% and median of 35.3%), and the 20-day VWAP of the shares of the acquirer and the acquired company (mean of 32.7% and median of 33.2%). In light of the foregoing and based on Eight Capital’s professional judgement and experience, Eight Capital applied a selected range of premiums to the 10-day VWAP and 20-day VWAP of the Floating Shares.
Eight Capital also reviewed a number of transactions involving the acquisition of a company facing operational and/or financial distress and calculated the mean and median premium paid by the acquirors in such transactions, based on the closing price of the shares of the acquirer and the acquired company (mean of negative 39.8% and median of negative 37.5%), the 10-day VWAP of the shares of the acquirer and the acquired company (mean of negative 34.2% and median of negative 32.4%), and the 20-day VWAP of the shares of the acquirer and the acquired company (mean of negative 32.5% and median of negative 32.5%). In light of the foregoing and based on Eight Capital’s professional judgement and experience, Eight Capital applied a selected range of premiums to the 10-day VWAP and 20-day VWAP of the Floating Shares.
Eight Capital based its conclusion in the Eight Capital Fairness Opinion upon a number of quantitative and qualitative factors including, but not limited to:
•
the number of Canopy Shares to be issued per Floating Share pursuant to the Floating Share Arrangement compares favourably with Eight Capital’s analysis using the historical trading analysis approach;

•
the number of Canopy Shares to be issued per Floating Share pursuant to the Floating Share Arrangement compares favourably with Eight Capital’s analysis of comparable company metrics by applying a range of both EV to revenue and EV to EBITDA multiples to Acreage’s 2022 and 2023 fiscal year estimates, which resulted in an implied value range of US$0.47 to US$1.33 per share based on 2022 estimated revenue, US$0.35 to US$1.40 per share based on 2023 estimated revenue, US$0.24 to US$1.12 based on 2022 estimated EBITDA and US$0.39 to US$1.21 based on 2023 estimated EBITDA; and
•
the number of Canopy Shares to be issued per Floating Share pursuant to the Floating Share Arrangement compares favourably with Eight Capital’s analysis of precedent transactions that it considered most relevant, specifically the distressed company transactions, by assessing the premium paid relative to a target company’s 10-day VWAP and 20-day VWAP, resulting in an implied share price range US$0.94 — US$1.33 per share. Eight Capital compared the transaction premiums observed for the selected precedent transactions with the premium implied by the Canopy Shares issuable pursuant to the Floating Share Arrangement, taking into account factors such as size and trading liquidity, revenue and EBITDA profile, timing of the precedent transactions and other financial metrics that Eight Capital considered relevant.

The full text of the Eight Capital Fairness Opinion, setting out the assumptions made, matters considered and limitations and qualifications on the review undertaken in connection with the Eight Capital Fairness Opinion, is attached as Appendix “D” to this Circular. The summary of the Eight Capital Fairness Opinion described in this Circular is qualified in its entirety by, and should be read in conjunction with, the full text of the Eight Capital Fairness Opinion.
None of Eight Capital, its affiliates or associates, is an insider, associate or affiliate of Acreage, Canopy or Canopy USA, or any of their respective affiliates or associates. Eight Capital has neither provided financial advisory services nor participated in any financings involving Acreage, Canopy or Canopy USA, or any of their respective affiliates or associates over the past 24 months, other than services provided under the Eight Capital Engagement Agreement and as otherwise disclosed in the Eight Capital Fairness Opinion. Eight Capital may, however, in the ordinary course of its business, provide financial advisory or investment banking services to one or more of Acreage, Canopy or Canopy USA or any of their respective affiliates or associates from time to time. Eight Capital advised the Special Committee that it has no conflicts of interest (real or perceived) with regard to Acreage, Canopy or Canopy USA or any of their respective affiliates or associates in providing the Eight Capital Fairness Opinion.
The Eight Capital Fairness Opinion does not address the relative merits of the Floating Share Arrangement as compared to any strategic alternatives that may be available to Acreage, or the Floating Share Arrangement as compared to the Existing Arrangement, nor does it address the relative merits of any transactions entered into by Acreage in connection with the Floating Share Arrangement. The Eight Capital Fairness Opinion is limited to the fairness, as of the date thereof, of the number of Canopy Shares per Floating Share to be received by Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement, and does not express any opinion as to any decision which Acreage, the Acreage Board or the Special Committee may make regarding the Floating Share Arrangement.
The Eight Capital Fairness Opinion is not intended to be and does not constitute a recommendation to the Special Committee, the Acreage Board or to any Floating Shareholder, securityholder or creditor. The Eight Capital Fairness Opinion should not be construed as, advice as to the price at which securities of either Acreage or Canopy may trade or be valued at any future date. The Eight Capital Fairness Opinion was one of a number of factors taken into consideration by the Acreage Board and the Special Committee in considering the Floating Share Arrangement. The Acreage Board urges Floating Shareholders to read the Eight Capital Fairness Opinion carefully in its entirety. The Eight Capital Fairness Opinion is reproduced in its entirety in Appendix “D” of this Circular.
Based upon and subject to the assumptions, qualifications and limitations contained therein, Eight Capital is of the opinion that, as of the date of the Eight Capital Fairness Opinion, the number of Canopy Shares per Floating Share to be received by Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates).

Recommendation of the Special Committee
The Special Committee, after consultation with Acreage management and receipt of advice and assistance of its and Acreage’s financial and legal advisors and after careful consideration of alternatives and a number of factors, including, among others, the Eight Capital Fairness Opinion and the factors set out below under the heading “Reasons for the Floating Share Arrangement”, unanimously determined that the Floating Share Arrangement and entry into the Floating Share Arrangement Agreement and related agreements are in the best interests of Acreage and the Floating Shareholders and recommended to the Acreage Board that it approve and authorize Acreage to enter into the Floating Share Arrangement Agreement and related agreements.
Canaccord Genuity Fairness Opinion
Canaccord Genuity was formally engaged by Acreage through the Canaccord Genuity Engagement Agreement dated October 20, 2022. The Canaccord Genuity Engagement Agreement provides the terms upon which Canaccord Genuity has agreed to act as a financial advisor to Acreage in connection with the Floating Share Arrangement during the term of the Canaccord Genuity Engagement Agreement.
On October 24, 2022, Canaccord Genuity verbally delivered its opinion to the Acreage Board, which was subsequently confirmed in writing, that, as at the date of such opinion and based upon and subject to the assumptions, qualifications, explanations and limitations set forth therein, and such other matters as Canaccord Genuity considered relevant, the number of Consideration Shares to be received by Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates). Canaccord Genuity’s opinion was one of many factors considered by the Acreage Board in its evaluation of the Floating Share Arrangement and should not be viewed as determinative of the views of the Acreage Board in its evaluation with respect to the Floating Share Arrangement or the consideration to be received by Floating Shareholders pursuant to the Floating Share Arrangement. The full text of the Canaccord Genuity Fairness Opinion is attached to this Circular as Appendix “E”. The full text of the Canaccord Genuity Fairness Opinion sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, and the summary provided in this Circular is qualified in its entirety by the full text of such opinion. Floating Shareholders are encouraged to read the Canaccord Genuity Fairness Opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Canaccord Genuity in connection with its verbal and written opinion. The Canaccord Genuity Fairness Opinion was addressed to the Acreage Board and only addresses the fairness to Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates), from a financial point of view, of the number of Consideration Shares to be received by Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement, and did not and does not address the relative merits of the Floating Share Arrangement as compared to other transactions or business strategies that might be available to Acreage, nor does it address the underlying business decision of Acreage to enter into the Floating Share Arrangement, or any views on any other terms or aspects of the Floating Share Arrangement, or any potential implication of the Floating Share Arrangement or the Transactions. The Canaccord Genuity Fairness Opinion has been provided to members of the Acreage Board (solely in their capacity as directors of Acreage) for their sole use and benefit in connection with, and for the purpose of, their consideration of the Floating Share Arrangement and is not intended to, and should not, be relied upon by any other person or entity (including, without limitation, securityholders, creditors or other constituencies of Acreage) or used for any other purpose.
The Canaccord Genuity Fairness Opinion does not constitute a recommendation as to how the Acreage Board (or any director), management, any Floating Shareholder or any securityholder should vote or otherwise act with respect to any matters relating to the Floating Share Arrangement, or whether to proceed with the Floating Share Arrangement or any related transaction. Furthermore, the Canaccord Genuity Fairness Opinion is not, and should not be construed as, a formal valuation or independent appraisal of Acreage or Canopy or any of their respective securities, assets or liabilities (whether accrued, absolute, contingent, derivative, off-balance sheet or otherwise), or advice as to the price at which any securities of Acreage or Canopy may trade at any future date.

As provided for in the Canaccord Genuity Engagement Agreement, Canaccord Genuity has relied upon and assumed, without attempting to independently verify, the completeness, accuracy and fair presentation of all of the financial and other information, data, documents, advice, opinions or representations, whether in written, electronic, graphic, oral or any other form or medium, including as it relates to Acreage and Canopy, obtained by it from public sources, or provided to it by Acreage, Canopy and their respective associates, affiliates, agents, consultants and advisors, including, among other things: (i) estimated financial information for the Company, as provided by Acreage’s management, for the fiscal years ending December 31, 2022 and December 31, 2023; (ii) selected public market trading statistics and other public / non-public relevant financial information in respect of both Acreage and Canopy, as well as other comparable public entities considered by Canaccord Genuity to be relevant; and (iii) certain other internal financial, operational and corporate information prepared or provided by Acreage’s and Canopy’s respective management teams. With respect to the financial information provided to Canaccord Genuity used in the analysis supporting the Canaccord Genuity Fairness Opinion, Canaccord Genuity assumed that they were reasonably prepared on bases reflecting, at the time, the best available estimates and judgements of management of Acreage and Canopy, as applicable, as to the matters covered thereby and which, in the opinion of Acreage, are (and were at the time of preparation and continue to be) reasonable in the circumstances. By rendering the Canaccord Genuity Fairness Opinion, Canaccord Genuity expresses no view as to the reasonableness of any financial information or the assumptions on which they are based.
In preparing the Canaccord Genuity Fairness Opinion, Canaccord Genuity made several assumptions, including that all of the conditions required to implement the Transactions will be met, that the final versions of the Transaction Agreements will be identical to the most recent versions thereof reviewed by Canaccord Genuity, that all of the representations and warranties contained in the Transaction Agreements are true and correct as of the date of the Canaccord Genuity Fairness Opinion that the Transactions will be completed substantially in accordance with their terms and all applicable laws, that the accompanying proxy statements in connection with the Floating Share Arrangement and Canopy Capital Reorganization, respectively, including this Circular, will disclose all material facts relating thereto and will satisfy all applicable legal requirements, and that Acreage and Canopy will each disclose all material facts relating to the Floating Share Arrangement and Canopy Capital Reorganization, respectively, to their respective shareholders. Additionally, Canaccord Genuity assumed that the Transactions will be consummated in a manner that complies with all applicable securities laws and regulations in Canada and the United States.
In support of the Canaccord Genuity Fairness Opinion, Canaccord Genuity performed such analyses as Canaccord Genuity considered necessary and appropriate at the time and in the circumstances for the purposes of arriving at its opinion. The summary below does not purport to be a complete description of the factors considered or financial analyses performed by Canaccord Genuity, nor does the order of analyses described represent relative importance or weight given to those analyses by Canaccord Genuity. In performing its analyses, Canaccord Genuity made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, which Canaccord Genuity believes to be reasonable and appropriate in the exercise of its professional judgement, many of which are beyond the control of Canaccord Genuity or any party involved in the Transactions. These analyses did not and do not purport to be appraisals, nor did they or do they necessarily reflect the prices at which businesses or securities may actually be sold. Any estimates were, by their nature, not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favourable than as set out herein.
In preparing and arriving at the Canaccord Genuity Fairness Opinion, Canaccord Genuity considered the following principal methodologies and factors:
1)
Comparable Companies Trading Analysis.   Comparable companies trading analysis is a relative valuation analysis that evaluates the value of a company using the trading and financial metrics of other publicly-traded companies which have been determined to have similar characteristics. Canaccord Genuity performed an analysis on selected publicly-listed cannabis companies which are domiciled and/or carry out operations in the United States and/or Canada, and which Canaccord Genuity believed to be generally comparable to each of Acreage and Canopy, respectively. In performing this analysis, Canaccord Genuity analyzed (i) estimated financial information and projections with respect to Acreage, as provided by Acreage’s management; and (ii) certain publicly available financial information, including, without limitation, financial information for Acreage,

Canopy, and selected public companies, each based on research analysts’ estimates. When utilizing this approach, Canaccord Genuity considered multiples of TEV, which was calculated as fully-diluted equity value, plus debt, less cash and cash equivalents, and, if applicable, adjusted for any minority interests. Canaccord Genuity considered multiples of (a) TEV, as compared to revenue; (b) TEV, as compared to Adjusted EBITDA; (c) TEV, as compared to Capex Adjusted EBITDA; and (d) Capex Adjusted TEV, as compared to Adjusted EBITDA.
For greater clarity, Capex Adjusted EBITDA was calculated as Adjusted EBITDA less capital expenditures in the respective year for which such Capex Adjusted EBITDA was being compared to TEV, and, more specifically, as it relates to the estimated calendar year (i) 2022 (“2022E”), Capex Adjusted EBITDA was calculated as 2022E estimated Adjusted EBITDA less 2022E estimated capital expenditures; (ii) 2023 (“2023E”), Capex Adjusted EBITDA was calculated as 2023E estimated Adjusted EBITDA less 2023E estimated capital expenditures; and (iii) 2024 (“2024E”), Capex Adjusted EBITDA was calculated as 2024E estimated Adjusted EBITDA less 2024E estimated capital expenditures. For greater clarity, Capex Adjusted TEV was calculated as TEV plus cumulative capital expenditures from January 1 to December 31 of the respective year for which such Capex Adjusted TEV was being compared to Adjusted EBITDA, and, more specifically, as it relates to the estimated calendar year (i) 2022E, Capex Adjusted TEV was calculated as estimated TEV plus 2022E estimated capital expenditures; (ii) 2023E, Capex Adjusted TEV was calculated as estimated TEV plus the sum of 2022E and 2023E estimated capital expenditures; and (iii) 2024E, Capex Adjusted TEV was calculated as estimated TEV plus the sum of 2022E, 2023E and 2024E estimated capital expenditures.
With respect to Acreage, Canaccord Genuity observed the following ranges of multiples for the primary set of publicly-traded cannabis companies which were reviewed by Canaccord Genuity and determined to be the most comparable to Acreage (in each case and as applicable, including Acreage itself, excluding select outliers, and to the extent information was available). More specifically, the ranges below encompass the set of U.S. publicly-traded cannabis companies which, as at October 21, 2022, had a TEV between US$200 million and US$1 billion, and includes Ayr Wellness Inc., TerrAscend, Ascend Wellness Holdings Inc., Jushi Holdings Inc., 4Front Ventures Corp., Planet 13 Holdings Inc., MariMed Inc., and Acreage.
Range of Multiples (For Highlighted Periods Below)
Metric	2022E	2023E	2024E
TEV(1) / Revenue	0.8x – 2.0x	0.7x – 1.8x	0.5x – 1.6x
TEV / Adjusted EBITDA	4.7x – 9.9x	3.3x – 8.4x	2.4x – 5.7x
TEV / (Capex Adjusted EBITDA)	13.0x – 20.5x	5.1x – 11.6x	3.9x – 7.2x
Capex Adjusted TEV / Adjusted EBITDA	5.4x – 10.7x	4.3x – 8.1x	3.6x – 6.6x

(1)
TEV is a non-U.S. GAAP financial measure, which is defined as total enterprise value, calculated as fully-diluted equity value, plus debt, less cash and cash equivalents, and, if applicable, adjusted for any minority interests.

After reviewing such ranges of multiples, in conjunction with Acreage’s estimated Adjusted EBITDA margins and estimated growth rates in respect of revenue and Adjusted EBITDA, Canaccord Genuity applied a selected range of multiples, in each case as it relates to Acreage, to (i) the financial information with respect to Acreage, as provided by Acreage’s management, for the calendar years ending December 31, 2022 and December 31, 2023; and (ii) research analysts’ estimates, for the calendar years ending December 31, 2022, December 31, 2023, and December 31, 2024, respectively. A typical en-bloc or control premium was not considered by Canaccord Genuity to be relevant in the circumstances, as the Floating Shareholders previously received cash payments from Canopy as consideration for the option to acquire control of Acreage pursuant to the amended and restated plan of arrangement implemented on September 23, 2020 and pursuant to the Existing Arrangement Agreement. Such cash payments are reflective of a typical en-bloc or control premium, and, as such, the trading price of the Floating Shares already embeds such premium. Based upon the above analysis, Canaccord Genuity then determined a range of implied values per Floating Share (“Floating Share Range”).

With respect to Canopy, Canaccord Genuity observed the following ranges of multiples for the primary set of publicly-traded cannabis companies which were reviewed by Canaccord Genuity and determined to be the most comparable to Canopy (in each case and as applicable, including Canopy itself, excluding select outliers, and to the extent information was available). More specifically, the ranges below encompass the set of Canadian publicly-traded cannabis companies which, as at October 21, 2022, had a TEV over US$500 million, and includes Tilray Brands, Inc., Canopy, and SNDL Inc.
Range of Multiples (For Highlighted Periods Below)
Metric	2022E	2023E	2024E
TEV(1) / Revenue	1.0x – 3.2x	0.7x – 2.8x	0.7x – 2.2x

(1)
TEV is a non-U.S. GAAP financial measure, which is defined as total enterprise value, calculated as fully-diluted equity value, plus debt, less cash and cash equivalents, and, if applicable, adjusted for any minority interests.

After reviewing such ranges of multiples, Canaccord Genuity applied a selected range of multiples, in each case as it relates to Canopy, to research analysts’ estimates, for the calendar years ending December 31, 2022, December 31, 2023, and December 31, 2024, respectively. Multiples of Adjusted EBITDA were not considered, as the majority of Canadian cannabis companies, including Canopy, do not have positive Adjusted EBITDA. Based upon the above analysis, Canaccord Genuity then determined a range of implied values per Canopy Share (“Canopy Share Range”).
Canaccord Genuity then compared the Floating Share Range to the Canopy Share Range to determine an exchange ratio range (“Exchange Ratio Range”), as shown below, and compared such Exchange Ratio Range to the exchange ratio implied by the number of Consideration Shares to be received by Floating Shareholders for each Floating Share held.
Implied Exchange Ratio Range	Minimum	Maximum
Implied Canopy Shares per Floating Share	0.3077	0.7000

2)
Liquidity Analysis.   Canaccord Genuity performed a liquidity analysis on each of Acreage and Canopy, based upon trading activity over a range of time periods. This analysis involved consolidating the value of shares traded across all exchanges for each of Acreage and Canopy. Canaccord Genuity reviewed the average daily value traded for the Floating Shares and the Canopy Shares for the following time periods, each on a trailing basis: (i) 1-month; (ii) 3-months; and (iii) 6-months. On an average daily basis, the Floating Shares traded: (i) $0.04 million; (ii) $0.03 million; and (iii) $0.03 million in value across all exchanges, as compared to: (i) $51 million; (ii) $52 million; and (iii) $50 million for the Canopy Shares. Overall, Canopy traded 1,384 to 2,036 times the value of the Floating Shares. On an average daily basis, both publicly-traded classes of Acreage Shares, being the Floating Shares and Fixed Shares, when combined, traded: (i) $0.09 million; (ii) $0.08 million; and (iii) $0.11 million in value across all exchanges. Overall, Canopy traded 437 to 615 times the value of the Acreage Shares. Canaccord Genuity also performed an analysis which considered the number of trading days that it would take for Floating Shareholders to trade the total value of the Consideration Shares received based on Canopy’s average daily value traded over the following time periods, each on a trailing basis: (i) 1-month; (ii) 3-months; and (iii) 6-months. Illustratively, Canaccord Genuity assumed that Floating Shareholders could trade 10% to 25% of Canopy’s average daily value, which resulted in a minimum of three and maximum of nine total trading days which would be needed for Floating Shareholders to divest 100% of the total value of the Consideration Shares received pursuant to the Floating Share Arrangement.

3)
Precedent Transactions Analysis.   Precedent transactions analysis involves the comparison of multiples and/or premia, as implied by the respective consideration in each acquisition transaction, to those paid in such acquisition transactions involving public and private companies which Canaccord Genuity considered to be similar, or relevant, to Acreage, and where information is publicly available. Given that (a) the Floating Shareholders previously received cash payments from Canopy as consideration for the option to acquire control of Acreage on both September 23, 2020 and June 27, 2019, which is reflective of a typical en bloc or control premium; and (b) each of the precedent transactions identified by Canaccord Genuity were: (i) unique in terms of size, geographic footprint (state, province, country), relative equity cycle in the cannabis market and the broader economic cycle, respective market position, regulatory framework and environment (including medical and/or adult-use), business mix and risks, opportunities for growth, profitability and margin profile; and (ii) reflective of the strategic rationale of each of the acquirer and target, respectively, as well as their respective views on potential synergies, Canaccord Genuity did not rely on precedent transactions analysis.
4)
Discounted Cash Flow Analysis.   The discounted cash flow approach is used to determine the value of a company by utilizing a net present value calculation of a company’s future cash flows. It requires that certain assumptions be made regarding, among other things, the amount, timing, and relative certainty of projected free cash flows for each year of the cash flow projection period, as well as appropriate discount rates and terminal values. Given (i) the financial information with respect to Acreage, as provided by Acreage’s management, were only for limited periods; (ii) that Canaccord Genuity relied on research analysts’ estimates for Canopy; (iii) the industry in which Acreage and Canopy operate; and (iv) the high degree of regulatory uncertainty, including with respect to state, provincial, and respective federal regulations, Canaccord Genuity determined that there was a limited ability to predict long-term free cash flows of either Acreage or Canopy with any reasonable degree of accuracy and, as a result, did not perform a discounted cash flow analysis on either Acreage or Canopy.

5)
Other Considerations.   Canaccord Genuity also considered a number of other factors, including: (a) Acreage’s compliance with its current financial covenants pursuant to the Credit Agreement; (b) the operating cash flow projections for Acreage, as provided by Acreage’s management, for the calendar years ending December 31, 2022 and December 31, 2023; and (c) the amendment to the Credit Facility pursuant to the Credit Agreement Amendment, which: (i) provides Acreage with access to incremental funds for immediate draw, as well as additional flexibility under the Amended Credit Facility covenant package (including the waiver of certain financial covenants until the end of the first fiscal period after December 31, 2023); and (ii) requires consent from Canopy, which was provided concurrently with Acreage entering into the Floating Share Arrangement Agreement.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. Selecting portions of the analyses or of the summary of the Canaccord Genuity Fairness Opinion, without considering the analyses as a whole, could create a misleading view of the processes underlying the Canaccord Genuity Fairness Opinion. In arriving at its fairness determination, Canaccord Genuity considered the results of all of its analyses, as a whole, and did not attribute any particular weight to any factor or analysis considered by it. Rather, Canaccord Genuity made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses, taken as a whole. Given that Canaccord Genuity’s analyses is inherently subject to uncertainty, being based upon numerous factors or events beyond the control of any party involved in the Transactions, including their respective advisors, none of Canaccord Genuity, Acreage, Canopy or any other person assumes any responsibility if future results are materially different from those used by Canaccord Genuity in rendering the Canaccord Genuity Fairness Opinion.
The Canaccord Genuity Fairness Opinion was given as at October 24, 2022, and it should be understood that: (i) subsequent developments may affect the conclusions expressed in the Canaccord Genuity Fairness Opinion, if such opinion were to be rendered as of a later date; and (ii) Canaccord Genuity disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Canaccord Genuity Fairness Opinion which may come, or be brought, to the attention of Canaccord Genuity after the date of such opinion. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Canaccord Genuity Fairness Opinion after the date of such opinion, including, without limitation, the terms and conditions of the Floating Share Arrangement, or if Canaccord Genuity learns that the information relied upon in rendering the Canaccord Genuity Fairness Opinion was inaccurate, incomplete or misleading in any material respect, Canaccord Genuity reserves the right to change, modify or withdraw the Canaccord Genuity Fairness Opinion. Canaccord Genuity are not legal, tax or accounting experts, had not been engaged to review any legal, tax or accounting aspects of the Transactions and expresses no opinion concerning any legal, tax or accounting matters concerning the Transactions. Without limiting the generality of the foregoing, Canaccord Genuity has not reviewed and did not opine upon the tax treatment under the Transactions.
The Canaccord Genuity Fairness Opinion represents the views and opinions of Canaccord Genuity, and the form and content of the Canaccord Genuity Fairness Opinion have been approved for release by a committee of Canaccord Genuity’s managing directors, each of whom is experienced in merger, acquisition, divestiture, fairness opinion, and capital markets matters.
Neither Canaccord Genuity nor any of its affiliates (as such term is defined in the Securities Act) is an insider, associate, or affiliate of Acreage or Canopy. Canaccord Genuity and its affiliates had not been engaged to provide any financial advisory services, had not acted as lead or co-lead manager on any offering of securities of Acreage, Canopy or their respective affiliates during the 24 months preceding the date on which Canaccord Genuity was first contacted by Acreage in respect of the Transactions, other than the services provided pursuant to the Canaccord Genuity Engagement Agreement or as otherwise described herein. Canaccord Genuity acted as investment advisor to Acreage in connection with the investment of a portion of the proceeds received by Universal Hemp, LLC, an affiliate of Acreage, on September 28, 2020, as well as investment advisor to Acreage pursuant to its 7.50% loan due April 2026, which closed on September 28, 2020.
In addition, Canaccord Genuity and its affiliates act as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have long or short positions in the securities of Acreage, Canopy or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it receives or may receive commission(s). As an investment dealer, Canaccord Genuity and its affiliates conduct research on securities and may, in the ordinary course of their business, provide research reports and investment advice to their clients on investment matters, including with respect to Acreage, Canopy and the Transactions. In addition, Canaccord Genuity and its affiliates may, in the ordinary course of their business, provide other financial services to Acreage, Canopy or any of their associates or affiliates, including financial advisory, investment banking and capital market activities such as raising debt or equity capital. In addition, Canaccord Genuity and/or certain employees of Canaccord Genuity may currently own or may have owned securities of Acreage and/or Canopy.
Except as otherwise described in this summary, Acreage and the Acreage Board imposed no other instructions or limitations on Canaccord Genuity with respect to the investigations made or procedures followed by Canaccord Genuity in rendering the Canaccord Genuity Fairness Opinion. Canaccord Genuity did not recommend any specific consideration to Acreage or the Acreage Board, or that any specific amount or type of consideration constituted the only appropriate consideration for the Floating Share Arrangement.
Canaccord Genuity acted as financial advisor to Acreage in connection with the Floating Share Arrangement and, pursuant to the Canaccord Genuity Engagement Agreement, Canaccord Genuity is to be paid certain fees for its services, including (i) a fee of $500,000, which became payable upon the delivery of the Canaccord Genuity Fairness Opinion, no part of which is contingent upon the Canaccord Genuity Fairness Opinion being favourable or upon the successful completion of the Floating Share Arrangement or any alternative transaction; plus (ii) a fee of $4,500,000, which is contingent upon the successful completion of the Floating Share Arrangement and the Acquisition or any alternative transaction, of which $2,500,000 is payable in cash and $2,000,000 is payable in Floating Shares, based on the five-day volume weighted average price of the Floating Shares on the OTC ending on the day immediately prior to the Effective Date, payable upon completion of the Floating Share Arrangement or any alternative transaction, subject to a maximum fee of $5,000,000. In addition, Acreage has agreed to reimburse Canaccord Genuity for its reasonable out-of-pocket expenses and to indemnify Canaccord Genuity in respect of certain liabilities that might arise in connection with its engagement under the Canaccord Genuity Engagement Agreement (all as further set out therein).
Certain Financial Projections
As a matter of course, Acreage does not publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying assumptions, estimates and projections. In connection with the evaluation of the Floating Share Arrangement, Acreage’s management prepared and provided to the Acreage Board and Special Committee forecasts of certain financial information (the “Management Forecasts”). The Management Forecasts should not be construed, or utilized, as public guidance and the Management Forecasts have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this Circular.
Acreage is including a summary of the Management Forecasts solely to provide Floating Shareholders with access to information that was used in connection with the evaluations of the Floating Share Arrangement and the Consideration Shares and should not be regarded as an indication that the Acreage Board, the Special Committee or management considered, or now considers, this information to be predictive of actual future results. The Management Forecasts were made available to Eight Capital and Canaccord Genuity in connection with the rendering of their respective Fairness Opinions, as more fully described under the heading “The Floating Share Arrangement — Eight Capital Fairness Opinion” and “The Floating Share Arrangement — Canaccord Genuity Fairness Opinion.” The summary of the Management Forecasts may not be appropriate for other purposes and is not being included in this Circular to influence a Floating Shareholder’s decision whether to vote in favor of the Arrangement Resolution or any other proposal. Please read the information set forth in this section below under the heading “Important Information Regarding the Management Forecasts.”
The following table presents a summary of the Management Forecasts.
Metric (US$ Millions, Unless Otherwise Noted)	Management Forecasts
	2022E	2023E	2024E
Revenue	$243	$310	n/a
Adjusted EBITDA(1)	$42	$64	n/a
Implied Adjusted EBITDA Margin(2)	17%	21%	n/a
Capital Expenditures	$36	$35	n/a
Operating Cash Flow	$(32)	$3	n/a

(1)
Adjusted EBITDA is a non-U.S. GAAP financial measure, which is calculated as earnings before interest, taxes, depreciation and amortization, as applicable, and as adjusted for any company specific one-time and non-recurring items.

(2)
Implied Adjusted EBITDA Margin is a non-U.S. GAAP ratio, which is calculated as Adjusted EBITDA divided by Revenue.

The following tables provide publicly available research analysts’ estimates4 for each of Acreage and Canopy, each for the calendar years ending December 31, 2022, December 31, 2023, and December 31, 2024, respectively, that were reviewed and relied upon by Canaccord Genuity in connection with the Canaccord Genuity Fairness Opinion.
Metric (US$ Millions, Unless Otherwise Noted)	Research Analysts’ Estimates for Acreage
	2022E	2023E	2024E
Revenue	$254	$314	$400
Adjusted EBITDA(1)	$44	$63	$87
Implied Adjusted EBITDA Margin(2)	17%	20%	22%
Capital Expenditures	$32	$32	$40

(1)
Adjusted EBITDA is a non-U.S. GAAP financial measure, which is calculated as earnings before interest, taxes, depreciation and amortization, as applicable, and as adjusted for any company specific one-time and non-recurring items.

4
Source: S&P Capital IQ.

(2)
Implied Adjusted EBITDA Margin is a non-U.S. GAAP ratio, which is calculated as Adjusted EBITDA divided by Revenue.

Metric (US$ Millions, Unless Otherwise Noted)	Research Analysts’ Estimates for Canopy
	2022E	2023E	2024E
Revenue	$364	$409	$616
Adjusted EBITDA(1)	$(218)	$(128)	$(62)
Implied Adjusted EBITDA Margin(2)	Negative	Negative	Negative
Capital Expenditures	$25	$26	$38

(1)
Adjusted EBITDA is a non-U.S. GAAP financial measure, which is calculated as earnings before interest, taxes, depreciation and amortization, as applicable, and as adjusted for any company specific one-time and non-recurring items.

(2)
Implied Adjusted EBITDA Margin is a non-U.S. GAAP ratio, which is calculated as Adjusted EBITDA divided by Revenue.

Important Information Regarding the Management Forecasts
Acreage’s Management prepared the Management Forecasts based on historical financial statements, as well as a series of assumptions and estimates related to future results that it believed to be reasonable at the time, including assumptions and estimates related to revenue growth, gross margin percentages, selling, general and administrative expenses, capital expenditures and related depreciation and amortization, and other relevant factors relating to expected regulatory developments and Acreage’s long-range operating plan, as well as how certain of these assumptions and estimates may change over time.
The Management Forecasts did not give effect to any changes or expenses as a result of the Floating Share Arrangement Agreement, the Floating Share Arrangement or the Existing Arrangement or other transactions contemplated by thereby, or any other effects of such matters. The Management Forecasts were developed by Acreage’s management on a standalone basis without giving effect to the Floating Share Arrangement and the Existing Arrangement. Furthermore, the Management Forecasts do not take into account the effect of any failure of the transactions contemplated by the Floating Share Arrangement and the Existing Arrangement to be completed and should not be viewed as accurate or continuing in that context. Although the Management Forecasts are presented with numerical specificity, they were based on numerous variables and assumptions that are inherently uncertain, although considered reasonable by Acreage’s management as of the date of their preparation. These variables and assumptions are inherently uncertain for any number of reasons, including general economic, industry, regulatory and business conditions and the other risks, including, but not limited to, the factors set forth under “Cautionary Note Regarding Forward-Looking Information” and the various risks set forth under “Risk Factors.” There will be differences between actual and projected results, and actual results may be significantly higher or lower than the Management Forecasts. The Management Forecasts will be affected by Acreage’s ability to achieve strategic goals, objectives and targets over the applicable periods. The Management Forecasts reflect assumptions as to certain business decisions and regulatory developments that are subject to change and cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of the Management Forecasts in this Circular should not be deemed an admission or representation by Acreage that they are viewed by Acreage as material information of Acreage, and should not be regarded as an indication that Acreage, Eight Capital, Canaccord Genuity, their respective officers, directors, affiliates, advisors, or other representatives or anyone who received this information in connection with the delivery of the Fairness Opinions then considered, or now considers, them a reliable prediction of future events, and this information should not be relied upon as such. The inclusion of the Management Forecasts in this Circular should not be regarded as an indication that the Management Forecasts will be necessarily predictive of actual future events. No representation is made by Acreage or any other person regarding the Management Forecasts or Acreage’s ultimate performance compared to such information. Some or all of the assumptions which have been made regarding, among other things, the timing of certain occurrences or impacts, may change or may have changed since the date the Management Forecasts were prepared. The Management Forecasts also reflect assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and further or future business developments. The Management Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information about Acreage contained in Acreage’s public filings with the SEC and Canadian Securities Regulators. For more information, please see “Where You Can Find More Information.” In light of the foregoing factors, and the uncertainties inherent in the Management Forecasts, Floating Shareholders are cautioned not to place undue, if any, reliance on the Management Forecasts.
The Management Forecasts are not being included in this Circular to influence the decision of the Floating Shareholders whether to vote for the Floating Share Arrangement, but rather because such Management Forecasts, or portions of such Management Forecasts, were provided to the Acreage Board, the Special Committee, Eight Capital and Canaccord Genuity. The Management Forecasts were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC or Canadian Securities Regulators regarding projections or U.S. GAAP, or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation or presentation of prospective financial information, but, in the view of Acreage’s management, were prepared on a reasonable basis, reflected the best available estimates and judgments at the time of preparation, and presented as of the time of preparation, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Acreage. Although Acreage’s management believes there is a reasonable basis for the Management Forecasts, Acreage cautions Floating Shareholders that future results could be materially different from the Management Forecasts.
The Management Forecasts included in this Circular have been prepared by, and are the responsibility of, Acreage’s management. Marcum LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Management Forecasts and, accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect thereto. The Marcum LLP report incorporated by reference into this Circular relates to Acreage’s previously issued financial statements. It does not extend to the Management Forecasts and should not be read to do so.
Adjusted EBITDA contained in the Management Forecasts is a “non-U.S. GAAP financial measure,” which is a financial performance measure that is not calculated in accordance with U.S. GAAP. The non-U.S. GAAP financial measures used in the Management Forecasts were relied upon by Eight Capital and Canaccord Genuity, as applicable, for purposes of their respective Fairness Opinions and by the Acreage Board and Special Committee in connection with their respective evaluations of the Floating Share Arrangement. The SEC rules which would otherwise require a reconciliation of a non-U.S. GAAP financial measure to a U.S. GAAP financial measure do not apply to non-U.S. GAAP financial measures included in disclosures relating to a proposed business combination such as the Floating Share Arrangement if the disclosure is included in a document such as this Circular. In addition, reconciliations of non-U.S. GAAP financial measures were not relied upon by Eight Capital or Canaccord Genuity for purposes of their respective Fairness Opinions or by the Acreage Board or Special Committee in connection with their respective evaluations of the Floating Share Arrangement. Accordingly, Acreage has not provided a reconciliation of the financial measures included in the Management Forecasts to the relevant U.S. GAAP financial measures. Non-U.S. GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-U.S. GAAP financial measures as used by Acreage may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non- U.S. GAAP financial measures because they exclude charges and credits that are required to be included in a U.S. GAAP presentation. Accordingly, this non-U.S. GAAP financial measure should be considered together with, and not as an alternative to, financial measures prepared in accordance with U.S. GAAP.
The summary of such information above is included solely to give Floating Shareholders access to the information that was made available to Eight Capital and Canaccord Genuity, and is not included in this Circular to influence any Floating Shareholder to vote their shares in favor of the Floating Share Arrangement. In addition, the Management Forecasts have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this Circular, and except as required by applicable securities laws, Acreage does not intend to update or otherwise revise the Management Forecasts or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.
In light of the foregoing factors and the uncertainties inherent in financial projections, Floating Shareholders are cautioned not to place undue reliance, if any, on the Management Forecasts.
By including a summary of the Management Forecasts in this Circular, the Company undertakes no obligations to update, or publicly disclose any update to, the Management Forecasts to reflect circumstances or events, including unanticipated events, that may have occurred or that may occur after the preparation of the Management Forecasts, even in the event that any or all of the assumptions underlying the Management Forecasts are shown to be in error or change, except and only to the extent that may be otherwise required by applicable law.
Recommendation of the Acreage Board
The Acreage Board, after consultation with Acreage management and receipt of advice and assistance from its financial and legal advisors, and after careful consideration of alternatives and a number of factors, including, among others, the receipt of the unanimous recommendation of the Special Committee, the Fairness Opinions and the factors set out below under the heading “Reasons for the Floating Share Arrangement”, unanimously (with the exception of Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each of whom declared their interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained from voting in respect thereof) determined that the Floating Share Arrangement and entry into the Floating Share Arrangement Agreement are in the best interests of Acreage and are fair to Floating Shareholders and approved and authorized Acreage to enter into the Floating Share Arrangement Agreement and related agreements. Accordingly, the Acreage Board unanimously (with the exception of Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each of whom declared their interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained from voting in respect thereof) recommends that Floating Shareholders vote FOR the Arrangement Resolution.
All of the Acreage Locked-Up Shareholders are required to vote all of their Floating Shares in favour of the Arrangement Resolution, subject to the terms of the Floating Share Arrangement Agreement and the Voting Agreements. See “Transaction Agreements — Voting Agreements”.
Treatment of High Street Holders and USCo2 Holders
Concurrently with the execution of the Floating Share Arrangement Agreement, Acreage amended the High Street Operating Agreement to (i) allow Canopy USA to have a call right on the High Street Units effective immediately prior to the earlier of the closing of the Floating Share Arrangement or the closing of the Existing Arrangement (rather than the three year anniversary of the closing of the Existing Arrangement) thereby requiring each holder of High Street Units to exchange their High Street Units for Canopy Shares as described in further detail in such amendment and (ii) make other non-substantive changes agreed upon by Acreage and Canopy which were advisable or necessary in order to carry out the purpose and intention of the transactions contemplated in the Floating Share Arrangement.
The USCo2 Constating Documents will be amended prior to the closing of the Floating Share Arrangement to: (i) allow Canopy USA to have a call right on the USCo2 floating shares effective immediately prior to the earlier of the closing of the Floating Share Arrangement or the closing of the Existing Arrangement (rather than the three year anniversary of the closing of the Existing Arrangement) thereby requiring each shareholder to exchange their floating shares for Canopy Shares; and (ii) make other non-substantive changes agreed upon by Acreage and Canopy which were advisable or necessary in order to carry out the purpose and intention of the transactions contemplated in the Floating Share Arrangement.
Immediately following the Effective Time, all High Street Units and USCo2 Shares may be exchanged for Floating Shares and Fixed Shares, which will then be exchanged for Canopy Shares on the basis of the Exchange Ratio and the Fixed Exchange Ratio, as applicable. Upon the closing of the Floating Share Arrangement, or if the Floating Share Arrangement does not close but the Existing Arrangement closes, all

High Street Units and USCo2 Shares will be exercisable, convertible or exchangeable for Canopy Shares and Floating Shares in accordance with the provisions of such amendments.
Timing for Completion of the Floating Share Arrangement
Subject to the satisfaction or waiver of the conditions in the Floating Share Arrangement Agreement, the Floating Share Arrangement will become effective at 12:00 a.m. (Vancouver time) on the Effective Date, being the date upon which all of the conditions to the completion of the Floating Share Arrangement as set out in the Floating Share Arrangement Agreement have been satisfied or waived in accordance with the Floating Share Arrangement Agreement and all documents agreed to be delivered thereunder have been delivered to the satisfaction of the recipient, acting reasonably.
Although Acreage’s, Canopy’s and Canopy USA’s objective is to have the Effective Date occur as soon as possible after the Meeting, the Effective Date could be delayed for several reasons, including, but not limited to, any delay in obtaining any required Floating Share Arrangement Regulatory Approvals or Regulatory Approvals. In addition, any delay in satisfaction of the Acquisition Closing Conditions under the Existing Arrangement Agreement will result in a corresponding delay in completion of the Floating Share Arrangement.
The Effective Date will be the date upon which Acreage, Canopy and Canopy USA agree in writing following the satisfaction or waiver of all conditions to the completion of the Floating Share Arrangement as set out in the Floating Share Arrangement Agreement (excluding any conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or waiver of those conditions). The completion of the Floating Share Arrangement is expected to occur in the second half of 2023; however, it is possible that completion may be delayed beyond this date if the conditions to the completion of the Floating Share Arrangement cannot be met on a timely basis.
Acreage, Canopy and Canopy USA may determine not to complete the Floating Share Arrangement without prior notice to, or action on the part of, Floating Shareholders, Canopy Shareholders or Canopy USA members. See “Transaction Agreements — Floating Share Arrangement Agreement”.
Pursuant to the terms of the Floating Share Arrangement Agreement, the Fixed Call Option pursuant to the Existing Arrangement to acquire all of the issued and outstanding Fixed Shares (following the automatic conversion of the Fixed Multiple Shares) is required to be exercised no later than five Business Days following the exchange of all Canopy Shares held by CBG and Greenstar into Exchangeable Canopy Shares. See the Existing Arrangement and Acreage’s proxy statement and management information circular dated August 17, 2020 in connection with a special meeting held to approve the Existing Arrangement for further details with respect to the steps of the Existing Arrangement, a copy of each of which is available under Acreage’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.
Required Shareholder Approvals
For the Arrangement Resolution, you may vote “FOR” or “AGAINST”. Pursuant to the Interim Order and the BCBCA, in order to be adopted, the Arrangement Resolution must be approved, with or without variation, by the affirmative vote of at least 66 2∕3% of the votes cast by holders of Floating Shares, present virtually or represented by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will not have any effect on the approval of the Arrangement Resolution.
Pursuant to MI 61-101, the Arrangement Resolution must also be approved by not less than a simple majority of votes cast by the holders of Floating Shares, present virtually or represented by proxy and entitled to vote at the Meeting, excluding the votes of the Interested Parties pursuant to MI 61-101. The votes attaching to the Floating Shares held by the Interested Parties will be excluded for the purposes of determining whether “minority approval” has been obtained for the purposes of MI 61-101.
Shareholder Approval must be received in order for Acreage to seek the Final Order and complete the Floating Share Arrangement on the Effective Date. See “Securities Law Matters — Canadian Securities Laws — Multilateral Instrument 61-101”.

Should Floating Shareholders fail to approve the Arrangement Resolution by the requisite majorities, the Floating Share Arrangement will not be completed. Notwithstanding the foregoing, the Arrangement Resolution authorizes the Acreage Board, without further notice to or approval of Floating Shareholders, subject to the terms of the Floating Share Arrangement Agreement, not to proceed with the Floating Share Arrangement and related transactions.
The Acreage Board (with the exception of Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each of whom declared their interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained from voting in respect thereof) has approved the terms of the Floating Share Arrangement and entry into the Floating Share Arrangement Agreement and related agreements and unanimously (with the exception of Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each of whom declared their interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained from voting in respect thereof) recommends that Floating Shareholders vote FOR the Arrangement Resolution. See “The Floating Share Arrangement — Recommendation of the Acreage Board” and “The Floating Share Arrangement — Reasons for the Floating Share Arrangement”.
Interests of Certain Persons in the Floating Share Arrangement
In considering the Floating Share Arrangement and the unanimous recommendation of the Acreage Board (with the exception of Kevin Murphy, John Boehner, Brian Mulroney and Peter Caldini, each of whom declared their interest in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions and abstained from voting in respect thereof) with respect to the Floating Share Arrangement, Floating Shareholders should be aware that certain directors and certain executive officers of Acreage have interests in connection with the Floating Share Arrangement that may present them with actual or potential conflicts of interest in connection with the Floating Share Arrangement and the connected transactions. The Acreage Board and the Special Committee are aware of these interests and considered them along with other matters described above under “The Floating Share Arrangement — Reasons for the Floating Share Arrangement”. These interests and benefits are described below.
Except as otherwise disclosed below or elsewhere in this Circular, all benefits received, or to be received, by directors or executive officers of Acreage as a result of the Floating Share Arrangement are, and will be, solely in connection with their services as directors or employees of Acreage. Except as disclosed below, no benefit has been, or will be, conferred for the purpose of increasing the value of consideration payable to any such Person for Floating Shares, nor is it, or will it be, conditional on the Person supporting the Floating Share Arrangement.
Floating Shares
As of the Record Date, the directors and executive officers of Acreage beneficially owned, or exercised control or direction, directly or indirectly, over 2,137,265 Floating Shares, representing in the aggregate approximately 6.26% of all issued and outstanding Floating Shares. All of the Floating Shares held by such directors and executive officers of Acreage will be treated in the same fashion under the Floating Share Plan of Arrangement as Floating Shares held by all other Floating Shareholders (other than Canopy and Canopy USA). See “The Floating Share Arrangement — Principal Steps of the Floating Share Arrangement”.
Pursuant to the Voting Agreements, all of the directors and certain senior officers of Acreage have agreed to, among other things, vote their Floating Shares, as applicable, FOR the Arrangement Resolution. The Floating Shares held by each individual director and executive officer of Acreage are set out in the table below under the heading “Ownership of Acreage Shares, Acreage Options and Acreage Share Units”.
Floating Options
As of the Record Date, the directors and executive officers of Acreage owned an aggregate of 679,209 Floating Options granted pursuant to the Amended Equity Incentive Plan. At the Effective Time, the outstanding Floating Options will be exchanged for Replacement Options in accordance with the terms of the Floating Share Arrangement. See “The Floating Share Arrangement — Principal Steps of the Floating Share Arrangement”.

Except as provided in the Floating Share Plan of Arrangement, all terms and conditions of a Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Floating Option for which it was exchanged, and will be governed by the terms of the Canopy Equity Incentive Plan, and the exchange will not provide any optionee with any additional benefits as compared to those under his or her original Floating Option. Notwithstanding the foregoing, the terms and conditions of any Replacement Options exchanged for Executive Floating Options will be deemed to provide that such Replacement Options will continue to vest according to the terms of the Executive Floating Options as at the date of the Floating Share Arrangement Agreement, regardless of the resignation of the Company Executives from their positions or offices with Acreage, provided that such Company Executives retain a position of employment with Acreage or an affiliate thereof. See “The Floating Share Arrangement — Principal Steps of the Floating Share Arrangement”.
The Floating Options held by each individual director and executive officer of Acreage are set out in the table below under the heading “Ownership of Acreage Shares, Acreage Options and Acreage Share Units”.
Floating Share Units
As of the Record Date, the directors and executive officers of Acreage owned an aggregate of 330,031 Floating Share Units granted pursuant to the Amended Equity Incentive Plan. At the Effective Time, the outstanding Floating Share Units will be exchanged for Replacement Share Units in accordance with the terms of the Floating Share Arrangement. See “The Floating Share Arrangement — Principal Steps of the Floating Share Arrangement”.
Except as provided in the Floating Share Plan of Arrangement, all terms and conditions of a Replacement Share Unit, including the term to expiry, conditions to and manner of exercising, will be the same as the Floating Share Unit for which it was exchanged, and the exchange will not provide any holder with any additional benefits as compared to those under his or her original Floating Share Unit. Notwithstanding the foregoing, the terms and conditions of those Replacement Share Units exchanged for Executive Floating Share Units will be deemed to provide that such Replacement Share Units will continue to vest according to the terms of the Executive Floating Share Units as at the date of the Floating Share Arrangement Agreement, regardless of the resignation of the Company Executives from their positions or offices with Acreage, provided that such Company Executives retain a position of employment with Acreage or an affiliate thereof. See “The Floating Share Arrangement — Principal Steps of the Floating Share Arrangement”.
The Floating Share Units held by each individual director and executive officer of Acreage are set out in the table below under the heading “Ownership of Acreage Shares, Acreage Options and Acreage Share Units”.
Floating Warrants
As of the Record Date, none of the directors and executive officers of Acreage own any Floating Warrants.
Ownership of Acreage Shares, Acreage Options and Acreage Share Units
The following table sets forth the information with respect to the beneficial ownership of securities of Acreage for (i) each director, (ii) each executive officer, (iii) all current directors and executive officers as a group, and (iv) to the knowledge of the directors and officers of Acreage, the Persons or companies beneficially owning, directly or indirectly, or exercising control or direction over, more than 5% of the outstanding Floating Shares, in each case as at the Record Date. Except as noted and to the knowledge of Acreage, the beneficial owners listed below have sole voting and investment power with respect to Floating Shares beneficially owned. None of the directors and executive officers of Acreage nor, to the knowledge of Acreage after reasonable enquiry: (a) their respective associates and affiliates; (b) any insider of Acreage (other than the directors and executive officers) and their respective associates and affiliates; (c) any associate or affiliate of Acreage; and (d) any Person acting jointly or in concert with Acreage, beneficially own, or exercise control or direction over, securities of Acreage except as set forth below and which will be affected by the Floating Share Arrangement as described under “The Floating Share Arrangement — Principal Steps of the Floating Share Arrangement”:

Securities of Acreage Beneficially Owned, Directly or Indirectly, over which Control or Direction is Exercised
Name and Position(s) / Relationship with Acreage	Number and Class of Acreage Shares Held (%)	Number and Class of Acreage Options Held	Number and Class of Acreage Share Units Held	Number of High Street Units Held)
Kevin P. Murphy, Director	728,706 Floating Shares (2.13%) 1,496,040 Fixed Shares (1.89%) 117,600 Fixed Multiple Shares (100%)	19,512 Floating Options	147,275 Floating Share Units 343,642 Fixed Share Units	15,957,908
John Boehner, Director	202,254 Floating Shares (0.59%) 364,050 Fixed Shares (0.46%)	19,512 Floating Options	—	360,107
Douglas Maine, Director	218,403 Floating Shares (0.64%) 382,372 Fixed Shares (0.48%)	19,512 Floating Options	—	—
Brian Mulroney, Director	278,685 Floating Shares (0.82%) 542,390 Fixed Shares (0.69%)	19,512 Floating Options	—	—
William C. Van Faasen, Director	276,658 Floating Shares (0.81%) 537,320 Fixed Shares (0.68%)	19,512 Floating Options	—	—
Peter Caldini, Director, Chief Executive Officer	118,184 Floating Shares (0.35%) 179,465 Fixed Shares (0.15%)	241,464 Floating Options 1,941,410 Fixed Options	148,781 Floating Share Units 1,013,299 Fixed Share Units	—
Katherine Bayne, Director	91,464 Floating Shares (0.27%) 284,261 Fixed Shares (0.36%)	—	—	—
Patricia Lopez, Director	111,386 Floating Shares (0.33%) 294,987 Fixed Shares (0.37%)	—	—	—
Steve Strom, Director	94,538 Floating Shares (0.28%) 322,373 Fixed Shares (0.41%)	—	—	—

Securities of Acreage Beneficially Owned, Directly or Indirectly, over which Control or Direction is Exercised
Name and Position(s) / Relationship with Acreage	Number and Class of Acreage Shares Held (%)	Number and Class of Acreage Options Held	Number and Class of Acreage Share Units Held	Number of High Street Units Held)
Steve Goertz, Chief Financial Officer	16,987 Floating Shares (0.05%) 22,337 Fixed Shares (0.03%)	333,885 Floating Options 1,204,722 Fixed Options	33,975 Floating Share Units 635,204 Fixed Share Units	—
Corey Sheahan, General Counsel & Secretary	—	6,300 Floating Options 1,027,035 Fixed Options	506,167 Fixed Share Units	—
Dennis Curran, Chief Operating Officer	—	1,152,937 Fixed Options	576,469 Fixed Share Units	—
All directors and executive officers as a group (12 people)	2,137,265 Floating Shares (6.26%) 4,425,595 Fixed Shares (5.59%) 117,600 Fixed Multiple Shares (100%)	679,209 Floating Options 5,326,104 Fixed Options	330,031 Floating Share Units 3,074,781 Fixed Share Units	16,318,015

Notes:
(1)
195,000 of the Floating Shares and 455,000 Fixed Shares registered in the name of Murphy Capital, LLC, an entity over which Mr. Murphy exercises direction or control.

To the knowledge of Acreage, there are no agreements, commitments or understandings to acquire securities of Acreage, Canopy or Canopy USA by any of the Persons referred to above, except for Canopy Shares that may be acquired upon the completion of the Floating Share Arrangement and closing of the Acquisition, and upon exercise or vesting, as applicable, of Acreage Options, Acreage Share Units, Replacement Options and Replacement Share Units, as the case may be, or as otherwise disclosed herein. None of the Persons referred to above hold any Floating Warrants or Fixed Warrants as of the date hereof.
Court Approval of the Floating Share Arrangement and Completion of the Floating Share Arrangement
The Floating Share Arrangement requires Court approval under Division 5 of Part 9 of the BCBCA. On January 18, 2023, prior to the mailing of this Circular, Acreage obtained the Interim Order, which was varied on February 13, 2023 to amend the Record Date, the date of the Meeting, the date of the hearing for the Final Order approving the Floating Share Arrangement and any related timelines. The Interim Order provides for the calling and holding of the Meeting, the Dissent Rights and other procedural matters. A copy of the Interim Order is attached as Appendix “F” to this Circular.
Subject to obtaining the Shareholder Approval, the hearing in respect of the Final Order is currently expected to take place on or about March 20, 2023, in Vancouver, British Columbia. Under the terms of the Interim Order, any Floating Shareholder, Floating Optionholder, Floating Share Unit Holder, Floating Warrantholder or other Person who wishes to appear, or to be represented, and to present evidence or arguments must file and serve a Response to Petition (“Response”) no later than 4:00 p.m. (Vancouver time) on March 17, 2023, along with any other documents required, all as set out in the Interim Order and the Notice of Hearing of Application (for Final Order), the text of which are attached as Appendix “F” to this Circular, and satisfy any other requirements of the Court. The Court will consider, among other things, the substantive and procedural fairness and reasonableness of the Floating Share Arrangement. The Court may approve the Floating Share Arrangement in any manner the Court may direct, subject to compliance with any terms and conditions, if any, as the Court deems fit. Depending upon the nature of any required amendments,

Acreage, Canopy and/or Canopy USA may determine not to proceed with the Floating Share Arrangement. In the event that the hearing is postponed, adjourned or rescheduled then, subject to further order of the Court, only those Persons having previously filed and served a Response will be given notice of the postponement, adjournment or rescheduled date. A copy of the Notice of Application (Final Order Hearing) is attached as Appendix “F” to this Circular.
The Court has been advised that the Court’s approval of the Floating Share Arrangement (including the fairness thereof), if granted, will form a basis for the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof (the “Section 3(a)(10) Exemption”) with respect to the issuance and distribution of the Floating Share Arrangement Issued Securities to be issued by Canopy to the Floating Shareholders, the Floating Optionholders, the Floating Share Unit Holders and the Floating Warrantholders, as applicable, upon completion of the Floating Share Arrangement pursuant to the Floating Share Plan of Arrangement. Consequently, if the Final Order is granted, the Floating Share Arrangement Issued Securities issuable pursuant to the Floating Share Arrangement will not require registration under the U.S. Securities Act. See “Securities Law Matters — U.S. Securities Laws”.
Effects of the Floating Share Arrangement on Shareholders’ Rights
The rights of Floating Shareholders are currently governed by the BCBCA and by Acreage’s Articles. Floating Shareholders receiving Canopy Shares pursuant to the Floating Share Arrangement will become shareholders of Canopy, which is governed by the CBCA and the articles of incorporation, as amended, and by-laws of Canopy. Although the rights and privileges of shareholders under the CBCA are in many instances comparable to those under the BCBCA, there are several differences. See Appendix “I” — “Comparison of Shareholder Rights under the BCBCA and CBCA” for a comparison of certain of these rights. This summary is not intended to be exhaustive and Floating Shareholders should consult their legal advisors regarding all of the implications of the effects of the Floating Share Arrangement on such Floating Shareholders’ rights.
TRANSACTION AGREEMENTS
The Existing Arrangement Agreement
Acreage and Canopy are parties to the Existing Arrangement Agreement. In accordance with the Existing Arrangement Agreement, on September 23, 2020, Acreage implemented the Existing Arrangement pursuant to which, among other things, Acreage completed a capital reorganization whereby: (i) each existing Former SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share; (ii) each issued and outstanding Former PVS was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each issued and outstanding Former MVS was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share.
Pursuant to the Existing Arrangement Agreement, upon the occurrence or waiver (at Canopy’s discretion) of the Triggering Event, Canopy, subject to the satisfaction or waiver of certain closing conditions set out in the Existing Arrangement Agreement: (i) would be obligated to a acquire all of the issued and outstanding Fixed Shares (following the mandatory conversion of the Fixed Multiple Shares into Fixed Shares) in accordance with the Fixed Call Option on the basis of 0.3048 of a Canopy Share for each Fixed Share at the time of the acquisition of the Fixed Shares, subject to adjustment in accordance with the terms of the Existing Arrangement Agreement; and (ii) would have the Floating Call Option, exercisable for a period of 30 days following the Triggering Event Date, to acquire all of the issued and outstanding Floating Shares in accordance with the Floating Option at a price to be determined based upon the 30-day VWAP of the Floating Shares, subject to a minimum price of $6.41, as may be adjusted in accordance with the terms of the Existing Arrangement Agreement, to be payable, at the option of Canopy, in cash, Canopy Shares or a combination thereof. The Fixed Call Option and the Floating Option expire on September 23, 2030. Pursuant to the terms of the Floating Share Arrangement Agreement, Canopy has irrevocably waived its right to exercise the Floating Call Option pursuant to the Existing Arrangement.
It is a condition to closing of the Floating Share Arrangement that all Acquisition Closing Conditions, being conditions precedent to the completion of the Acquisition set forth in the Existing Arrangement Agreement, shall have been satisfied or, if permitted, waived, excluding conditions that by their terms cannot be satisfied until the Acquisition Effective Time. See “The Floating Share Arrangement — Principal Steps of the Floating Share Arrangement” for a summary of the Acquisition Closing Conditions set forth in the Existing Arrangement Agreement.
The foregoing is qualified in its entirety by reference to the Existing Arrangement Agreement. See the Existing Arrangement Agreement and Acreage’s proxy statement and management information circular dated August 17, 2020 in connection with a special meeting held to approve the Existing Arrangement for further details with respect to the steps of the Existing Arrangement, a copy of each of which has been filed by Acreage with the SEC and is available on EDGAR at www.sec.gov/edgar and on Acreage’s SEDAR profile at www.sedar.com.
The Floating Share Arrangement Agreement
The following summarizes the material provisions of the Floating Share Arrangement Agreement. This summary may not contain all of the information about the Floating Share Arrangement Agreement that is important to Floating Shareholders. The rights and obligations of the Parties are governed by the express terms and conditions of the Floating Share Arrangement Agreement and not by this summary or any other information contained in this Circular. This summary is qualified in its entirety by reference to the Floating Share Arrangement Agreement, which has been filed by Acreage on its SEDAR profile at www.sedar.com and with the SEC and is available on EDGAR at www.sec.gov/edgar.
In reviewing the Floating Share Arrangement Agreement and this summary, please remember that they have been included to provide Floating Shareholders with information regarding the terms of the Floating Share Arrangement Agreement and are not intended to provide any other factual information about Acreage, Canopy, Canopy USA or any of their Subsidiaries or affiliates. The Floating Share Arrangement Agreement contains representations and warranties and covenants by each of the Parties to the Floating Share Arrangement Agreement, which are summarized below. These representations and warranties have been made solely for the benefit of the other Parties to the Floating Share Arrangement Agreement and:
•
were not intended as statements of fact, but rather as a way of allocating the risk to one of the Parties if those statements prove to be inaccurate;

•
have been qualified by certain confidential disclosures that were made to the other Parties in connection with the negotiation of the Floating Share Arrangement Agreement, which disclosures are not reflected in the Floating Share Arrangement Agreement; and

•
may apply standards of materiality in a way that is different from what may be viewed as material by Floating Shareholders or other investors or are qualified by reference to an Acreage Material Adverse Effect (in the case of representations and warranties given by Acreage) or a Canopy Material Adverse Effect (in the case of representations and warranties given by Canopy and Canopy USA).

Moreover, information concerning the subject matter of the representations and warranties in the Floating Share Arrangement Agreement and described below may have changed since the Announcement Date and subsequent developments or new information qualifying a representation or warranty may have been included in this Circular. Accordingly, the representations and warranties and other provisions of the Floating Share Arrangement Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this Circular and in the documents incorporated by reference into this Circular.
Representations and Warranties
The Floating Share Arrangement Agreement contains certain customary representations and warranties provided by Acreage, Canopy and Canopy USA. The assertions embodied in those representations and warranties are solely for the purposes of the Floating Share Arrangement Agreement and are subject to important qualifications and limitations agreed to by Acreage, Canopy and Canopy USA in connection with negotiating its terms.
The representations and warranties made by Acreage, Canopy and Canopy USA relate to, among other things: organization and qualification; authority relative to the Floating Share Arrangement Agreement; no violation; governmental approvals; and capitalization.

The Floating Share Arrangement Agreement also contains certain representations and warranties made solely by Canopy with respect to, among other things: authority relative to the Consent Agreement and Protection Agreement; Consideration Shares; Replacement Securities; assets; financial statements, public disclosure records; no disputes; and certain representations and warranties made solely by Acreage with respect to fairness opinions and directors’ approvals; public disclosure records; no disputes.
Covenants
Covenants Regarding the Floating Share Arrangement
Acreage, Canopy and Canopy USA have each agreed to (and agreed to cause their respective affiliates to) use commercially reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done all things required or advisable under applicable Law to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by the Floating Share Arrangement Agreement and the Floating Share Plan of Arrangement, including using commercially reasonable efforts to:
(a)
satisfy, or cause the satisfaction of, all conditions precedent to be fulfilled by it in the Floating Share Arrangement Agreement and take all steps set forth in the Interim Order and Final Order applicable to it and comply promptly with all requirements imposed by applicable Law on it or its Subsidiaries with respect to the Floating Share Arrangement Agreement or the implementation of the Floating Share Arrangement;

(b)
oppose, lift or rescind any injunction, restraining or other order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or delay or otherwise adversely affect the completion of the Floating Share Arrangement, as applicable, and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Floating Share Arrangement or the Floating Share Arrangement Agreement; and

(c)
not take any action, or refrain from taking any action, or permit any action to be taken or not taken, which would reasonably be expected to prevent, materially delay or otherwise impede the completion of the Floating Share Arrangement, as applicable, or the transactions contemplated by the Floating Share Arrangement Agreement.

Further, Acreage has covenanted and agreed that, other than as specifically disclosed to Canopy and Canopy USA, during the period from the date of the Floating Share Arrangement Agreement until the earlier of the Effective Time and the time that the Floating Share Arrangement Agreement is terminated in accordance with its terms, except with Canopy’s prior written consent, Acreage will not:
(a)
issue, sell, grant, award, pledge, dispose of or otherwise encumber or agree to issue, sell, grant, award, pledge, dispose of or otherwise encumber any Floating Shares or other equity or voting interests or any options, stock appreciation rights, warrants, calls, conversion or exchange privileges or rights of any kind to acquire (whether on exchange, exercise, conversion or otherwise) any Floating Shares (including, for greater certainty, Floating Options, Floating Share Units, Floating Warrants or any other equity based awards), other than the issuance of Floating Shares pursuant to the exercise or settlement (as applicable) of Floating Options, Floating Share Units or Floating Warrants that are outstanding as of the date of the Floating Share Arrangement Agreement in accordance with their terms; or

(b)
take any action to amend or waive any performance, vesting or settlement criteria of, or accelerate vesting or settlement under, the Floating Securities or the Amended Equity Incentive Plan, as applicable.

In addition, Acreage has covenanted and agreed to promptly notify Canopy of:
(a)
any Acreage Material Adverse Effect;

(b)
any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person is required in connection with the Floating Share Arrangement Agreement or the Floating Share Arrangement;

(c)
any notice or other communication from any Person to the effect that such Person is terminating or otherwise materially adversely modifying its relationship with Acreage or any of its Subsidiaries as a result of the Floating Share Arrangement Agreement or the Floating Share Arrangement; or

(d)
any notice or other communication from any Governmental Entity in connection with the Floating Share Arrangement Agreement (and Acreage covenanted and agreed to contemporaneously provide a copy of any such written notice or communication to Canopy to the extent permitted by Law).

Canopy USA and Canopy have covenanted and agreed to promptly notify Acreage in writing of any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person is required in connection with the Floating Share Arrangement Agreement or the Floating Share Arrangement.
Canopy has covenanted and agreed that, prior to the exchange of all Canopy Shares held by CBG and Greenstar into Exchangeable Canopy Shares, Canopy will not amend, modify, supplement, restate or terminate: (i) the Consent Agreement; or (ii) the Protection Agreement, in each case, without the prior written consent of Acreage, such consent not to be unreasonably withheld, conditioned or delayed;
Canopy USA has covenanted and agreed that:
(a)
prior to the exchange of all Canopy Shares held by CBG and Greenstar into Exchangeable Canopy Shares, Canopy USA will not amend, modify, supplement, restate or terminate the Protection Agreement without the prior written consent of Acreage, such consent not to be unreasonably withheld, conditioned or delayed; and

(b)
prior to the Effective Time, Canopy USA will not undertake any further merger, amalgamation, statutory arrangement, share exchange, consolidation, business combination, recapitalization, sale or other disposition of the assets of Canopy USA or its Subsidiaries in a single transaction or a series of related transaction that could reasonably be expected to impede, prevent or materially delay completion of Floating Share Arrangement without the prior written consent of Acreage, such consent not to be unreasonably withheld, conditioned or delayed.

Covenants Regarding Pre-Acquisition Reorganizations
Acreage has agreed that, upon written request of Canopy, at Canopy’s sole expense, Acreage will: (i) effect one or more Pre-Acquisition Reorganizations; and (ii) cooperate with Canopy and their respective advisors to determine the nature of the Pre-Acquisition Reorganizations that might be undertaken and the manner in which they would most effectively be undertaken. Neither Acreage or its affiliates will be obligated to participate in any Pre-Acquisition Reorganization unless such Pre-Acquisition Reorganization: (a) can be implemented prior to the Effective Date; (b) is not prejudicial to Acreage, its affiliates, any of Acreage’s shareholders or certain other securityholders as specified in the Floating Share Arrangement Agreement in any material respect; (c) does not unreasonably interfere with the ongoing operations of Acreage or any of its Subsidiaries; (d) does not result in (i) any material breach by Acreage of any existing Contract (as defined in the Floating Share Arrangement Agreement) or commitment of Acreage; or (ii) a breach of any Law; (e) does not require the approval of any or all of the holders of the Fixed Shares, the Floating Shares or the Fixed Multiple Shares; (f) would not reasonably be expected to impede or delay the completion of the Floating Share Arrangement on the Effective Date in any material respect; and (g) would not result in any Taxes (as defined in the Floating Share Arrangement Agreement) being imposed on, or any adverse Tax or other adverse consequences to, any shareholder of Acreage or certain other securityholders as specified in the Floating Share Arrangement Agreement, incrementally greater than the Taxes or other consequences to such party in connection with the Floating Share Arrangement in the absence of any Pre-Acquisition Reorganization, unless Canopy reimburses the shareholders of Acreage or any direct or indirect holders of certain other securities as specified in the Floating Share Arrangement Agreement for all such Taxes or consequences.
Dissent Rights Payments
Canopy has agreed that, to the extent that a Floating Shareholder exercises its Dissent Rights and a payment is required to be made to such Dissenting Shareholder, Canopy will immediately, upon the transfer of such Floating Shares held by a Dissenting Shareholder to Canopy USA, make all such payments in respect of Dissent Rights, on behalf of Canopy USA, to the Dissenting Shareholder when due and payable.

Canopy Covenants Regarding Capital Reorganization
Canopy has agreed to duly take all lawful action to call, give notice of, convene and conduct a special meeting of Canopy Shareholders in accordance with Canopy’s constating documents and applicable Law, including TSX and Nasdaq policies, and use commercially reasonable efforts to schedule the meeting as promptly as practicable and, in any event, on or before the Exercise Outside Date.
Further, Canopy has agreed not to terminate, amend or waive, in whole or in part, the CBG Support Agreement, without the prior written consent of Acreage.
Additionally, not later than five Business Days following the exchange of all Canopy Shares held by CBG and Greenstar into Exchangeable Canopy Shares, the Fixed Call Option is required to be exercised.
Canopy Covenant Relating to the Replacement Options, Replacement Warrants and Replacement Share Units
To the extent permitted by applicable Law, Canopy has agreed to, as promptly as practicable following the Effective Time, cause a registration statement on Form S-8 to be filed with the SEC to register the issuance of Canopy Shares issuable upon exercise of the Replacement Options or the Replacement Warrants and the vesting of the Replacement Share Units. If Canopy is not permitted by applicable Law to file a Form S-8 to register the issuance of Canopy Shares issuable upon exercise or vesting, as applicable, of the Replacement Options, Replacement Warrants and Replacement Share Units, Canopy will promptly file a registration statement on an appropriate form to register the resale of the Canopy Shares issuable upon exercise or vesting, as applicable, of the Replacement Options, Replacement Warrants and Replacement Share Units, or otherwise take all necessary actions to cause the Canopy Shares issuable upon exercise or vesting, as applicable, of the Replacement Options, Replacement Warrants and Replacement Share Units, to be issued free of resale restrictions and without restrictive legends to the extent permitted by applicable Law.
Regulatory Approvals
Acreage, Canopy and Canopy USA have each agreed:
(a)
as soon as reasonably practicable after the date of the Floating Share Arrangement Agreement, to make all notifications, filings, applications and submissions with Governmental Entities required or advisable, and will use their respective best efforts to obtain and maintain the Floating Share Arrangement Regulatory Approvals and any other Regulatory Approvals deemed by any of the Parties, acting reasonably, to be necessary to discharge their respective obligations under the Floating Share Arrangement Agreement in connection with the completion of the Floating Share Arrangement;

(b)
to cooperate with one another in connection with obtaining the Floating Share Arrangement Regulatory Approvals and any other Regulatory Approvals required or desirable in connection with the Floating Share Arrangement, including by providing or submitting on a timely basis all documentation and information that is required, or in the reasonably held opinion of Canopy USA or Canopy, advisable, in connection with obtaining the Floating Share Arrangement Regulatory Approvals and any such other Regulatory Approvals and to use their commercially reasonable efforts to ensure that such information does not contain a Misrepresentation (as defined in the Floating Share Arrangement Agreement);

(c)
to cooperate with and keep one another fully informed as to the status of and the processes and proceedings relating to obtaining the Floating Share Arrangement Regulatory Approvals and any other Regulatory Approvals, and to promptly notify each other of any communication from any Governmental Entity in respect of the Floating Share Arrangement or the Floating Share Arrangement Agreement;

(d)
to promptly notify the other Parties if it becomes aware that any (i) application, filing, document or other submission for any Floating Share Arrangement Regulatory Approval or any other Regulatory Approval contains a Misrepresentation; or (ii) any Floating Share Arrangement Regulatory Approval or any other Regulatory Approval contains, reflects or was obtained following the submission of any application, filing, document or other submission containing a Misrepresentation, such that an amendment or supplement may be necessary or advisable. In such case, Acreage, Canopy or Canopy USA, as applicable shall, in consultation with and subject to the prior approval of the other Parties, cooperate in the preparation, filing and dissemination, as applicable, of any such amendment or supplement;
(e)
to request that the Floating Share Arrangement Regulatory Approvals be processed by the applicable Governmental Entity on an expedited basis and, to the extent that a public hearing is held, to request the earliest possible hearing date for the consideration of the Floating Share Arrangement Regulatory Approvals;

(f)
if any objections are asserted with respect to the transactions contemplated by the Floating Share Arrangement Agreement under any Law, or if any proceeding is instituted or threatened by any Governmental Entity challenging or which could lead to a challenge of any of the transactions contemplated by the Floating Share Arrangement Agreement as not in compliance with Law, to use their commercially reasonable efforts consistent with the terms of the Floating Share Arrangement Agreement to resolve such proceeding so as to allow the Effective Date to occur on or prior to the Acquisition Closing Outside Date; and

(g)
if a Party becomes aware that a Floating Share Arrangement Regulatory Approval will not be granted and in respect of which the failure to obtain same would result in the failure to satisfy any non-solicitation covenants set out in the Floating Share Arrangement Agreement, to promptly notify the other Parties.

Acreage has also agreed not to make any submissions or filings, participate in any meetings or any material conversations with any Governmental Entity in respect of any filings, investigations or other inquiries related to the Floating Share Arrangement or the Floating Share Arrangement Agreement, unless it affords Canopy a reasonable opportunity to consult with it in advance and, to the extent not precluded by such Governmental Entity, gives Canopy the reasonable opportunity to review drafts of any submissions or filings, or attend and participate in any communications or meetings.
Conditions for Completion of the Floating Share Arrangement
Mutual Conditions Precedent
The respective obligations of the Parties to complete the Floating Share Arrangement are subject to the satisfaction, of the following conditions, each of which may be waived, in whole or in part, by the mutual consent of the Parties:
(a)
the Arrangement Resolution will have been approved and adopted by the Floating Shareholders at the Meeting in accordance with the Interim Order and applicable Law;

(b)
each of the Interim Order and the Final Order will have been obtained on terms consistent with the Floating Share Arrangement Agreement, and will not have been set aside or modified in a manner unacceptable to either Acreage, Canopy or Canopy USA, each acting reasonably, on appeal or otherwise;

(c)
all Floating Share Arrangement Regulatory Approvals will have been obtained or received on terms that are acceptable to the Parties, each acting reasonably;

(d)
no Law will be in effect, or proceeding will have otherwise been taken, that makes the consummation of the Floating Share Arrangement illegal or otherwise, directly or indirectly, prohibits or enjoins Acreage, Canopy or Canopy USA from completing the Floating Share Arrangement, with the exception of the Controlled Substances Act, as it applies to marijuana (including any implementing regulations and schedules in effect at the relevant time) or any other U.S. federal Law the violation of which is predicated upon a violation of the Controlled Substances Act as it applies to marijuana;

(e)
the issuance of the Floating Share Arrangement Issued Securities to be issued pursuant to the Floating Share Arrangement will be exempt from the registration requirements of the U.S. Securities Act pursuant to the Section 3(a)(10) Exemption and pursuant to exemptions from applicable state Securities Laws;

(f)
all conditions precedent to the completion of the transactions contemplated by the Acquisition will have been satisfied or, if permitted, waived (excluding conditions that by their terms cannot be satisfied until the Acquisition Effective Time); and

(g)
the Floating Share Arrangement Agreement will not have been terminated in accordance with its terms.

Conditions Precedent in Favour of Canopy and Canopy USA
The obligation of Canopy and Canopy USA to complete the Floating Share Arrangement are subject to the satisfaction of each of the following conditions, each of which is for the exclusive benefit of Canopy and Canopy USA and which may be waived by Canopy and Canopy USA at any time, in whole or in part, in their sole discretion and without prejudice to any other rights that Canopy and Canopy USA may have:
(a)
Acreage will have fulfilled or complied with each of its obligations and covenants contained in the Floating Share Arrangement Agreement to be fulfilled or complied with by it on or prior to the Effective Time, except where any failure to perform any such obligations or covenants would not, individually or in the aggregate, be reasonably expected to have a material adverse impact on Acreage;

(b)
the representations and warranties of Acreage set forth in the Floating Share Arrangement Agreement will have been true and correct as of the Floating Share Arrangement Agreement and will be true and correct as of the Effective Time, except where any failure or failures of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to result in an Acreage Material Adverse Effect (disregarding any materiality or “Acreage Material Adverse Effect” qualification contained in any such representation and warranty for the purpose of determining whether any such failure or failures would not, individually or in the aggregate, reasonably be expected to result in an Acreage Material Adverse Effect), in each case except for representations and warranties made as of a specified date, the accuracy of which will be determined as of such specified date;

(c)
Acreage and each of its Subsidiaries will be in compliance with all applicable Laws, in all material respects in each jurisdiction in which it carries on business, provided that Acreage and each of its Subsidiaries will be in compliance with all applicable Laws with respect to marijuana, except where any non-compliance would not have a material and adverse effect on Acreage or any of its Subsidiaries, except that, Acreage and each of its Subsidiaries will not be required to be in compliance with the Controlled Substances Act, as it applies to marijuana (including any implementing regulations and schedules in effect at the relevant time) or any other U.S. federal Law the violation of which is predicated upon a violation of the Controlled Substances Act as it applies to marijuana;

(d)
the USCo2 Constating Documents will have been amended in accordance with the amendments set forth in the Floating Share Arrangement Agreement;

(e)
subject to the terms of the Floating Share Arrangement Agreement, Acreage will have completed such Pre-Acquisition Reorganizations as may have been requested by Canopy or Canopy USA in accordance with the Floating Share Arrangement Agreement; and

(f)
Dissent Rights will not have been exercised with respect to more than 5.0% of the issued and outstanding Floating Shares.

If, at any time prior to the Effective Time, Canopy or Canopy USA becomes aware of the occurrence, or failure to occur, of any event or state of facts which occurrence or failure results in the failure of the ability of Acreage to satisfy any condition set forth above, Canopy or Canopy USA, as applicable, has agreed to promptly notify Acreage of such occurrence, or failure to occur in accordance with the Floating Share Arrangement Agreement, which notification will specify in reasonable detail such event or state of facts.
Conditions Precedent in Favour of Acreage
The obligation of Acreage to complete the Floating Share Arrangement is subject to the satisfaction of each of the following conditions, each of which is for the exclusive benefit of Acreage and which may be waived by Acreage at any time, in whole or in part, in its sole discretion and without prejudice to any other rights that Acreage may have:
(a)
each of Canopy and Canopy USA will have fulfilled or complied in all material respects with its obligations and covenants contained in the Floating Share Arrangement Agreement to be fulfilled or complied with by it on or prior to the Effective Time;

(b)
the representations and warranties of Canopy and Canopy USA set forth in the Floating Share Arrangement Agreement will have been true and correct as of the date of the Floating Share Arrangement Agreement and will be true and correct as of the Effective Time, except where any failure or failures of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to result in a Canopy Material Adverse Effect (disregarding any materiality or “Canopy Material Adverse Effect” qualification contained in any such representation and warranty for the purpose of determining whether any such failure or failures would not, individually or in the aggregate, reasonably be expected to result in a Canopy Material Adverse Effect), except for representations and warranties made as of a specified date, the accuracy of which will be determined as of such specified date;

(c)
Canopy will have deposited or caused to be deposited with the Depositary in escrow, the Consideration Shares to be issued pursuant to the Floating Share Arrangement; and

(d)
the completion of the Canopy Capital Reorganization will have occurred no later than the Exercise Outside Date.

If, at any time prior to the Effective Time, Acreage becomes aware of the occurrence, or failure to occur, of any event or state of facts which occurrence or failure results in the failure of the ability of Canopy or Canopy USA to satisfy any condition set forth above, Acreage has agreed to promptly notify Canopy of such occurrence, or failure to occur in accordance with the Floating Share Arrangement Agreement, which notification will specify in reasonable detail such event or state of facts.
Notification Provisions
The Floating Share Arrangement Agreement provides that each Party will promptly notify the other Parties of the occurrence, or failure to occur, of any event or state of facts which occurrence or failure would, or would be reasonably likely to: (i) cause any of the representations or warranties of such Party contained in the Floating Share Arrangement Agreement to be untrue or inaccurate in any material respect at any time from the date of the Floating Share Arrangement Agreement to the Effective Time; or (ii) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party under the Floating Share Arrangement Agreement.
Additional Covenants Regarding Non-Solicitation
Acreage has agreed that, except as expressly provided in the Floating Share Arrangement Agreement, Acreage and its Subsidiaries, will not, directly or indirectly, through any Representative, or otherwise, and will not permit any such Person to:
(a)
solicit, assist, initiate, encourage or otherwise facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of Acreage or any Subsidiary of Acreage or entering into any form of agreement, arrangement or understanding other than an Acceptable Confidentiality Agreement), any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to, an Acquisition Proposal;

(b)
enter into or otherwise engage or participate in any discussions or negotiations with any Person (other than Canopy USA) regarding any inquiry, proposal, expression or offer that constitutes or could reasonably be expected to constitute or lead to, an Acquisition Proposal or otherwise encourage, facilitate, cooperate with, assist or participate in, any effort or attempt of any other Person to do or seek to do any of the foregoing; or

(c)
make or propose publicly to make a Change in Recommendation,

provided, however, that nothing contained in the Floating Share Arrangement Agreement will prevent Acreage from, and Acreage will be permitted to: (i) engage in discussions or negotiations with, or respond to enquiries from any Person that has made a bona fide unsolicited written Acquisition Proposal after the date of the Floating Share Arrangement Agreement and prior to the Meeting, that did not result from a breach of the non-solicitation provisions of the Floating Share Arrangement Agreement and subject to Acreage’s compliance with the notification provisions provided in the Floating Share Arrangement Agreement, that the Acreage Board has determined constitutes or could reasonably be expected to result in a Superior Proposal; or (ii) provide information and access to properties, facilities, books or records of Acreage pursuant to the requirements set forth in the Floating Share Arrangement Agreement to any Person where such requirements are met. See “Transaction Agreements — The Floating Share Arrangement Agreement — Responding to an Acquisition Proposal”.
Acreage has agreed that it will, and will cause its Subsidiaries and Representatives to, immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussion, negotiations, or other activities commenced prior to the date of the Floating Share Arrangement Agreement with any Person (other than Canopy USA) with respect to any inquiry, proposal or offer that constitutes, or could reasonably be expected to constitute or lead to, an Acquisition Proposal, and in connection therewith, Acreage has agreed to:
(a)
discontinue access to and disclosure of all information, including the Acreage Data Room and any confidential information, properties, facilities, books and records of Acreage or any Subsidiary; and

(b)
within two Business Days of the date of the Floating Share Arrangement Agreement, to the extent it is permitted to do so, request, and exercise all rights it has to require (i) the return or destruction of all copies of any confidential information regarding Acreage or any Subsidiary provided to any such Person other than Canopy USA; and (ii) the destruction of all material including or incorporating or otherwise reflecting such confidential information regarding Acreage or any Subsidiary, to the extent that such information has not previously been returned or destroyed, using its commercially reasonable efforts to ensure that such requests are fully complied with in accordance with the terms of such rights or entitlements.

Acreage has covenanted and agreed that (i) it will take all necessary action to enforce each confidentiality, standstill, use, business purpose or similar agreement or restriction to which Acreage or any Subsidiary is a party; and (ii) neither Acreage, nor any Subsidiary nor any of their respective Representatives will, without the prior written consent of Canopy USA (which consent may be withheld or delayed in Canopy USA’s sole and absolute discretion), release any Person from, or waive, amend, suspend or otherwise modify such Person’s obligations respecting Acreage, or any of its Subsidiaries, under any confidentiality, standstill, use, business purpose or similar agreement or restriction to which Acreage or any Subsidiary is a party, it being acknowledged and agreed that the automatic termination of any standstill provisions of any such agreement or restriction as a result of the entering into and announcement of the Floating Share Arrangement Agreement by Acreage pursuant to the express terms of any such agreement or restriction, will not be a violation of the Floating Share Arrangement Agreement and that Acreage will not be prohibited from considering a Superior Proposal from a party whose obligations so terminated automatically upon the entering into and announcement of the Floating Share Arrangement Agreement.
Notification of Acquisition Proposal
Acreage has agreed that if it or any of its Subsidiaries or any of their respective Representatives, receives or otherwise becomes aware of any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to an Acquisition Proposal, or any request for copies of, access to, or disclosure of, confidential information relating to Acreage or any of its Subsidiaries, including but not limited to information, access or disclosure relating to the properties, facilities, books or records of Acreage or any Subsidiary, Acreage: (a) will promptly notify Canopy USA, at first orally, and then, and in any event within 24 hours of writing, of such Acquisition Proposal, inquiry, proposal, offer or request, including a description of its material terms and conditions, the identity of all Persons making the Acquisition Proposal, inquiry, proposal, offer or request, and will provide Canopy USA with copies of any and all documents, correspondence or other material received in respect of the Acquisition Proposal, from or on behalf of any such Person and such other details of such Acquisition Proposal, inquiry, proposal, offer or request as Canopy USA may reasonably request; and (b) may contact the Person making such Acquisition Proposal, inquiry, proposal, offer or request and its Representatives solely for the purpose of clarifying the terms and conditions of such Acquisition Proposal, inquiry, proposal, offer or request so as to determine whether such Acquisition Proposal, inquiry, proposal, offer or request is, or would reasonably be expected to lead to, a Superior Proposal.
Acreage has agreed to keep Canopy USA promptly and fully informed on a current basis of the status of developments and negotiations with respect to any Acquisition Proposal, inquiry, proposal, offer or request, including any changes, modifications or other amendments to any such Acquisition Proposal, inquiry, proposal, offer or request and to provide to Canopy USA copies of all correspondence if in writing or electronic form, and if not in writing or electronic form, a description of the material terms of such correspondence sent or communicated to Acreage by or on behalf of any Person making such Acquisition Proposal, inquiry, proposal, offer or request.
Responding to an Acquisition Proposal
If, prior to obtaining the Shareholder Approval, Acreage receives an unsolicited written Acquisition Proposal, Acreage may engage in or participate in discussions or negotiations with such Person regarding such Acquisition Proposal and may provide copies of, access to or disclosure of confidential information, properties, facilities, books or records of Acreage or any Subsidiaries of Acreage, if and only if:
(a)
the Acreage Board first determines in good faith, after consultation with its financial advisors and its outside counsel, that such Acquisition Proposal constitutes or would reasonably be expected to constitute or lead to a Superior Proposal, and, after consultation with its outside counsel, that the failure to engage in such discussions or negotiations would be inconsistent with the fiduciary duties of such directors under applicable Law;

(b)
such Person was not restricted from making such Acquisition Proposal pursuant to an existing confidentiality, standstill, non-disclosure, use, business purpose or similar restriction with Acreage or any of its Subsidiaries;

(c)
the Acquisition Proposal did not arise, directly or indirectly, as a result of a violation by Acreage of the non-solicitation provisions of the Floating Share Arrangement Agreement;

(d)
Acreage enters into an Acceptable Confidentiality Agreement; and

(e)
Acreage promptly provides Canopy USA with: (i) prior written notice stating Acreage’s intention to participate in such discussions or negotiations and to provide such copies, access or disclosure; (ii) prior to providing any such copies, access or disclosure, a true, complete and final executed copy of the Acceptable Confidentiality Agreement; and (iii) any non-public information concerning Acreage and any Subsidiaries of Acreage requested by and provided to such other Person which was not previously provided to Canopy USA or its Representatives, provided however, that Acreage may only provide the Person making the Acquisition Proposal with access to and disclosure of information for a period of 10 Business Days. On the tenth Business Day after such Person is first afforded access to the books, records and personnel of Acreage, Acreage will discontinue access to and disclosure of all information, including the Acreage Data Room and any confidential information, properties, facilities, books and records of Acreage or any Subsidiary of Acreage.
Right to Match
If Acreage receives an Acquisition Proposal that constitutes a Superior Proposal prior to obtaining the Shareholder Approval, the Acreage Board may make a Change in Recommendation and approve, recommend or enter into a definitive agreement with respect to such Superior Proposal, if and only if:
(a)
the Person making the Superior Proposal was not restricted from making such Superior Proposal pursuant to an existing confidentiality, standstill, business purpose or similar restriction;

(b)
the Acquisition Proposal did not arise, directly or indirectly, as a result of a violation by Acreage of the non-solicitation provisions of the Floating Share Arrangement Agreement;

(c)
Acreage has delivered to Canopy USA a Superior Proposal Notice;

(d)
Acreage or its Representatives has provided Canopy USA with a copy of the proposed definitive agreement for the Superior Proposal;

(e)
at least five full Business Days (the “Matching Period”) have elapsed from the date on which Canopy USA received each of (i) the Superior Proposal Notice; and (ii) a copy of the proposed definitive agreement for the Superior Proposal from Acreage;

(f)
during any Matching Period, Canopy USA has been afforded the opportunity to offer to amend the Floating Share Arrangement Agreement and the Floating Share Arrangement in order for such Acquisition Proposal to cease to be a Superior Proposal;

(g)
after the Matching Period, the Acreage Board has determined in good faith, after consultation with its legal counsel and financial advisors, that such Acquisition Proposal continues to constitute a Superior Proposal (and, if applicable, as compared to the terms of the Floating Share Arrangement as proposed to be amended by Canopy USA);

(h)
the Acreage Board has determined, in good faith, after consultation with its legal counsel and financial advisors, that such Acquisition Proposal remains a Superior Proposal as compared to the Floating Share Arrangement as proposed to be amended by Canopy USA and that it is necessary for the Acreage Board to enter into a definitive agreement with respect to such Superior Proposal in order to satisfy their fiduciary duties to Acreage;

(i)
Acreage concurrently terminates the Floating Share Arrangement Agreement pursuant to the terms thereof; and

(j)
Acreage has previously, or concurrently will have, paid to Canopy USA the Termination Fee.

Acreage has agreed that, during the Matching Period, or such longer period as Acreage may approve in writing for such purpose: (a) the Acreage Board will review any offer made by Canopy USA to amend the terms of the Floating Share Arrangement Agreement and the Floating Share Arrangement in good faith in order to determine whether such proposal would, upon acceptance, result in the Acquisition Proposal previously constituting a Superior Proposal ceasing to be a Superior Proposal; and (b) Acreage will, and will cause its Representatives to, negotiate in good faith with Canopy USA to make such amendments to the terms of the Floating Share Arrangement Agreement and the Floating Share Arrangement as would enable Canopy USA to proceed with the transactions contemplated by the Floating Share Arrangement Agreement on such amended terms. Acreage has agreed that, subject to Acreage’s disclosure obligations under applicable Securities Laws, the fact of the making of, and each of the terms of, any such proposed amendments will be kept strictly confidential and will not be disclosed to any Person (including without limitation, the Person having made the Superior Proposal), other than Acreage’s Representatives, without Canopy USA’s prior written consent. If the Acreage Board determines that such Acquisition Proposal would cease to be a Superior Proposal, Acreage will promptly so advise Canopy USA and the Parties will amend the Floating Share Arrangement Agreement to reflect such offer made by Canopy USA, and will take and cause to be taken all such actions as are necessary to give effect to the foregoing.
Each successive amendment or modification to any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Floating Shareholders or other material terms or conditions thereof will constitute a new Acquisition Proposal for the purposes of the Floating Share Arrangement Agreement, and Canopy USA will be afforded a new five Business Day Matching Period from the date on which Canopy USA has received each of (i) the Superior Proposal Notice; and (ii) a copy of the proposed definitive agreement for the new Superior Proposal from Acreage.
If Acreage provides a Superior Proposal Notice to Canopy USA after a date that is less than 10 Business Days before the Meeting, Acreage will either proceed with or will postpone or adjourn the Meeting, as directed by Canopy USA acting reasonably, to a date that is not more than 10 Business Days after the scheduled date of the Meeting, but in any event to a date that is not less than five Business Days prior to the Exercise Outside Date. Nothing contained in the Floating Share Arrangement Agreement will limit in any way the obligation of Acreage to convene and hold the Meeting in accordance with the Floating Share Arrangement Agreement while the Floating Share Arrangement Agreement remains in force.

Nothing contained in the Floating Share Arrangement Agreement will prevent the Acreage Board from complying with Section 2.17 of NI 62-104 and similar provisions under Securities Laws relating to the provision of a directors’ circular in respect of an Acquisition Proposal that is not a Superior Proposal.
Termination of the Floating Share Arrangement Agreement
The Floating Share Arrangement Agreement is effective until the earlier of (i) the Effective Time; and (ii) the termination of the Floating Share Arrangement Agreement in accordance with its terms.
The Floating Share Arrangement Agreement may be terminated prior to the Effective Time by:
(a)
the mutual written agreement of Acreage and Canopy;

(b)
either Acreage or Canopy if:

(i)
the Shareholder Approval is not obtained at the Meeting in accordance with the Interim Order, provided that a Party may not terminate the Floating Share Arrangement Agreement if the failure to obtain the Shareholder Approval has been caused by, or is a result of, a breach by such Party of any of its representations or warranties under the Floating Share Arrangement Agreement or the failure of such Party to perform any of its covenants or agreements under the Floating Share Arrangement Agreement;

(ii)
the Floating Share Arrangement has not been completed prior to the Acquisition Closing Outside Date, provided that a Party may not terminate the Floating Share Arrangement Agreement if the failure of the Effective Time to so occur has been caused by, or is a result of, a breach by such Party of any of its representations or warranties under the Floating Share Arrangement Agreement or the failure of such Party to perform any of its covenants or agreements under the Floating Share Arrangement Agreement; and further provided that:

(1)
Canopy may only terminate the Floating Share Arrangement Agreement on the basis that a Canopy USA Acquisition Closing Condition has not been satisfied if Canopy has provided Acreage with an irrevocable written notice that it has determined not to close the Acquisition pursuant to the Existing Arrangement Agreement on the basis that such Canopy USA Acquisition Closing Condition has not been satisfied;

(2)
Acreage may only terminate the Floating Share Arrangement Agreement on the basis that an Acreage Acquisition Closing Condition has not been satisfied if Acreage has provided Canopy with an irrevocable written notice that it has determined not to close the Acquisition pursuant to the Existing Arrangement Agreement on the basis that such Acreage Acquisition Closing Condition has not been satisfied;

(3)
for greater certainty, Canopy may terminate the Floating Share Arrangement Agreement in the event of a breach by Acreage of any of its representations or warranties under the Floating Share Arrangement Agreement or the failure of Acreage to perform any of its covenants or agreements under the Floating Share Arrangement Agreement (other than with respect to conditions precedent to completion of the transactions contemplated by the Acquisition), which results in the Floating Share Arrangement not being completed prior to the Outside Date without providing Acreage with an irrevocable written notice that it has determined not to close the Acquisition pursuant to the Existing Arrangement Agreement; and

(4)
for greater certainty, Acreage may terminate the Floating Share Arrangement Agreement in the event of a breach by Canopy of any of its representations or warranties under the Floating Share Arrangement Agreement or the failure of Canopy to perform any of its covenants or agreements under the Floating Share Arrangement Agreement (other than with respect to conditions precedent to completion of the transactions contemplated by the Acquisition), which results in the Floating Share Arrangement not being completed prior to the Outside Date without providing Canopy with an irrevocable written notice that it has determined not to close the Acquisition pursuant to the Existing Arrangement Agreement;

(c)
Acreage if:

(i)
the Fixed Call Option Exercise Notice has not been delivered to the Depositary prior to the Exercise Outside Date;

(ii)
the Acreage Board approves and authorizes Acreage to enter into a binding written agreement with respect to a Superior Proposal (other than an Acceptable Confidentiality Agreement), subject to compliance with Acreage’s non-solicitation covenants in all material respects and provided, however, that no such termination will be effective unless and until Acreage has paid the Termination Fee to Canopy;

(iii)
the Canopy Capital Reorganization is not completed by the Exercise Outside Date; or

(iv)
a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Canopy or Canopy USA under the Floating Share Arrangement Agreement occurs that would cause any condition for the exclusive benefit of Acreage not to be satisfied, and such breach or failure is incapable of being cured or is not cured in accordance with the terms of the Floating Share Arrangement Agreement; provided that Acreage is not then in breach of the Floating Share Arrangement Agreement so as to directly or indirectly cause any such condition for the exclusive benefit of Canopy and Canopy USA not to be satisfied;

(d)
Canopy if:

(i)
there is a Change in Recommendation; or

(ii)
a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Acreage under the Floating Share Arrangement Agreement occurs that would cause any condition for the exclusive benefit of Canopy and Canopy USA not to be satisfied, and such breach or failure is incapable of being cured in accordance with the terms of the Floating Share Arrangement Agreement; provided that Canopy is not then in breach of the Floating Share Arrangement Agreement so as to directly or indirectly cause any condition for the exclusive benefit of Acreage not to be satisfied.

The Floating Share Arrangement Agreement may be terminated between the Effective Time and the Acquisition Effective Time by the mutual written agreement of the Parties.
Termination Fee
The Termination Fee is payable by Acreage to Canopy USA in the event that:
(a)
Canopy terminates the Floating Share Arrangement Agreement due to a Change in Recommendation;

(b)
Acreage terminates the Floating Share Arrangement Agreement where the Acreage Board approves and authorizes Acreage to enter into a binding written agreement with respect to a Superior Proposal; or

(c)
the Floating Share Arrangement Agreement is terminated by Acreage or Canopy USA due to the failure to obtain the Shareholder Approval at the Meeting in accordance with the Interim Order or the Effective Time not occurring on or prior to the Exercise Outside Date, if: (i) prior to such termination, an Acquisition Proposal is publicly announced or disclosed by any Person (other than Canopy USA or any of its affiliates) or any Person (other than Canopy USA or any of its affiliates) has publicly announced an intention to make an Acquisition Proposal; and (ii) within 12 months following the date of such termination: (A) an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in (i) above) is consummated by Acreage; or (B) Acreage or one or more of its Subsidiaries, directly or indirectly, in one or more transactions, enters into a definitive agreement in respect of an Acquisition Proposal and such Acquisition Proposal is later consummated (whether or not within 12 months after such termination); provided that for purposes of this provision, references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “50% or more”.

Additional Agreements
By entering into the Floating Share Arrangement Agreement, Canopy irrevocably waived its rights under the Existing Arrangement Agreement to exercise the Floating Call Option.
Canopy and Canopy USA have covenanted and agreed in favour of Acreage that from the date of the Floating Share Arrangement Agreement until and including the Effective Date, each will procure that: (a) neither CBG, Greenstar nor any of their affiliates (other than Canopy) will be permitted to invest directly in Canopy USA; and (b) any investment by either of them, intended for the benefit of Canopy USA, will be made directly into Canopy.
Expenses of the Floating Share Arrangement
Except as otherwise provided in the Floating Share Arrangement Agreement, including in connection with any Canopy Expense Reimbursement, all out-of-pocket third-party transaction expenses incurred in connection with the Floating Share Arrangement Agreement and the Floating Share Plan of Arrangement and the transactions contemplated thereunder, will be paid by the Party incurring such fees, costs or expenses, whether or not the Floating Share Arrangement is consummated.
Expenses Reimbursement
Canopy has agreed that, in the event that the Canopy Capital Reorganization is not completed prior to the Exercise Outside Date or that CBG or Greenstar do not exchange all of their Canopy Shares into Exchangeable Canopy Shares prior to the Exercise Outside Date, Canopy will forthwith, and in any event within 2 Business Days following the Exercise Outside Date, pay the Canopy Expense Reimbursement to Acreage.
The payment of the Canopy Expense Reimbursement will not preclude Acreage from seeking damages and pursuing any and all other remedies that it may have in respect of losses incurred or suffered by it as a result of breach by Canopy or Canopy USA, as applicably, of any representation or warranty, or failure by Canopy or Canopy USA, as applicable, to perform any covenant or satisfy any condition.
Voting Agreements
Pursuant to the Floating Share Arrangement Agreement, Acreage agreed to deliver the Voting Agreements from each of the Acreage Locked-Up Shareholders. On October 24, 2022, each of the Acreage Locked-Up Shareholders entered into a Voting Agreement with Canopy and Canopy USA.
The following summarizes the material provisions of the Voting Agreements. This summary may not contain all of the information about the Voting Agreements that is important to Floating Shareholders and is qualified in its entirety by reference to the Voting Agreements, which is attached as Schedule C to the Floating Share Arrangement Agreement and has been filed by Acreage with the SEC and is available on EDGAR at www.sec.gov/edgar and on Acreage’s SEDAR profile at www.sedar.com.
Canopy and Canopy USA entered into the Voting Agreements with the Acreage Locked-Up Shareholders, whereby, among other things, such Acreage Locked-Up Shareholders, in their capacities as securityholders and not in their capacities as directors or officers of Acreage have agreed, among other things:
(a)
at the Meeting, to vote (or cause to be voted) all Floating Shares and any other securities of Acreage convertible into Floating Shares owned or acquired by them during the term of the Voting Agreements (the “Acreage Holder Securities”) in favour of the Arrangement Resolution;

(b)
at the Meeting, to vote (or cause to be voted) all Acreage Holder Securities against any matter that could reasonably be expected to delay, prevent, impede or frustrate the successful completion of the Floating Share Arrangement and each of the transactions contemplated by the Floating Share Arrangement Agreement;

(c)
to revoke any and all proxies previously granted or voting instruction forms or other voting documents previously delivered that may conflict with or be inconsistent with the covenants and agreements set forth in the Voting Agreements;

(d)
not to sell, transfer, assign, grant a participation interest in, option, pledge, hypothecate, grant a security interest in, or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement to Transfer the Acreage Holder Securities to any Person prior to the Record Date, with certain limited exceptions;

(e)
not to grant any proxies or power of attorney, deposit any of the Acreage Holder Securities into a voting trust or enter into any voting arrangement with respect to the Acreage Holder Securities, whether by proxy, voting agreement or otherwise, other than as contemplated by the Voting Agreements;

(f)
not to exercise any rights of appraisal or rights of dissent, as applicable, in respect of the Arrangement Resolution or the transactions contemplated by the Floating Share Arrangement Agreement that the Acreage Locked-Up Shareholder may have; and

(g)
no later than five Business Days prior to the date of the Meeting: (i) with respect to any Acreage Holder Securities that are registered in the name of the Acreage Locked-Up Shareholder and entitled to vote at the Meeting, to deliver or cause to be delivered, a duly executed proxy or proxies to vote in favour of the Arrangement Resolution, with a copy to Canopy concurrently with such delivery; and (ii) with respect to any Acreage Holder Securities that are beneficially owned by the Acreage Locked-Up Shareholder but not registered in the name of the Acreage Locked-Up Shareholder, to deliver a duly executed voting instruction form to the intermediary through which the Acreage Locked-Up Shareholder holds its beneficial interest in the Acreage Locked-Up Shareholder’s Acreage Holder Securities, instructing that the Acreage Locked-Up Shareholder’s Acreage Holder Securities be voted at the Meeting in favour of the Arrangement Resolution, with a copy to Canopy concurrently with such delivery.

In addition, until the termination of the Voting Agreements, subject to the Acreage Locked-Up Shareholder’s fiduciary duties, each of the Acreage Locked-Up Shareholders agreed that it will not, and will ensure that its affiliates do not, directly or indirectly, through any officer, director, employee, representative or agent or otherwise:
(a)
solicit proxies or become a participant in a solicitation of proxies in opposition to or competition with the transactions contemplated by the Floating Share Arrangement;

(b)
assist any Person in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the transactions contemplated by the Floating Share Arrangement;

(c)
act jointly or in concert with others with respect to voting securities of Acreage for the purpose of opposing or competing with the transactions contemplated by the Floating Share Arrangement Agreement; or

(d)
knowingly encourage any effort or attempt by any other Person to do or seek to do any of the foregoing.

The Voting Agreements will terminate and be of no further force or effect upon the earliest to occur of:
(a)
the mutual agreement in writing of the Acreage Locked-Up Shareholder and Canopy;

(b)
the date, if any, that the Floating Share Arrangement Agreement is terminated in accordance with its terms;

(c)
the Effective Time;

(d)
unless extended by mutual agreement of the Acreage Locked-Up Shareholder, on the one hand, and Canopy USA, on the other hand, on the Outside Date if the Effective Time has not yet occurred; or

(e)
the date that the Acreage Locked-Up Shareholder provides written notice to Canopy USA of the termination of the Voting Agreement following the Floating Share Arrangement Agreement or the terms of the Floating Share Arrangement being amended such that (i) the consideration to be received by the Acreage Locked-Up Shareholder on an after-tax-basis is reduced; or (ii) the completion of the Floating Share Arrangement is reasonably expected to take materially longer than the existing Outside Date.
As of the Record Date, to the knowledge of Acreage, the Acreage Locked-Up Shareholders, collectively, beneficially owned, or exercised control or direction over, an aggregate of 2,518,404 Floating Shares, representing approximately 7.37% of the issued and outstanding Floating Shares on a non-diluted basis.
Of the votes attaching to the Floating Shares held by Acreage Locked-Up Shareholders, approximately 2.36% of the votes attaching to the Floating Shares will be excluded for the purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101.
As of the Record Date, to the knowledge of Acreage, the Acreage Locked-Up Shareholders also beneficially owned, or exercised control or direction over, 16,528,388 High Street Units, 958,722 Floating Options and 330,031 Floating Share Units.
Amended Credit Facility
Concurrently with the execution of the Floating Share Arrangement Agreement, the Company entered into the Credit Agreement Amendment to amend the Credit Agreement. Under the terms of the Amended Credit Facility, subject to the satisfaction of certain terms and conditions, an additional $25 million is available for immediate draw, and an additional $25 million is available in future periods under a committed accordion option once certain predetermined milestones are achieved and conditions satisfied. In conjunction with entering into the Credit Agreement Amendment, the Lenders waived the requirement for the Company to comply with certain financial covenants, except a minimum cash requirement, through Q1 2024, and new financial covenants have been agreed upon in respect of all periods beginning on and after March 31, 2024, reflecting the Company’s growth plan, financial position, and current market conditions. Finally, the Credit Agreement Amendment permits Canopy, its affiliates or Canopy USA to acquire control of the Company without requiring repayment of all amounts outstanding under the Amended Credit Facility. Acreage intends to use the proceeds of the Amended Credit Facility to fund expansion initiatives and provide additional working capital.
The Amended Credit Facility will bear interest at Prime plus 5.75% per annum, payable monthly in arrears, with a Prime floor of 5.50%, and a maturity date of January 1, 2026. Under the terms of the Amended Credit Facility, at any time after January 1, 2023 and before January 1, 2024, the Company has the option to extend the maturity date to January 1, 2027, for a fee equal to 1.0% of the total amount available to be drawn under the Amended Credit Facility. In connection with the Credit Agreement Amendment, the Company paid an amendment fee of $1.25 million to the Lenders. This summary is qualified in its entirety by reference to the Credit Agreement Amendment, which has been filed by Acreage on its SEDAR profile at www.sedar.com and with the SEC and is available on EDGAR at www.sec.gov/edgar.
Tax Receivable Agreement and Bonus Plan Amendments
Concurrently with the execution of the Floating Share Arrangement Agreement, Canopy, Canopy USA, High Street, Acreage Holdings America, Inc. and certain individuals party to the TRA, amended the TRA in accordance with the Third Amendment. Pursuant to the Third Amendment, Canopy, on behalf of Canopy USA, agreed to: (i) issue Canopy Shares with a value of approximately $30.5 million to the TRA Members in exchange for each such individual executing an assignment of rights agreement assigning such individual’s rights under the TRA to Canopy USA, such that following assignment, Canopy USA is the sole member and beneficiary under the TRA; and (ii) fund a payment with a value of approximately $19.5 million to be made by the Company in Canopy Shares to certain eligible participants pursuant to the Bonus Plans, as amended on October 24, 2022, both in order to reduce a potential liability of approximately $121 million under the TRA and the Bonus Plans. In connection with the foregoing, Canopy issued 5,648,927 Canopy Shares with a value of approximately $15.25 million to the TRA Members, with a second payment of approximately $15.25 million in Canopy Shares to occur on the earlier of: (a) the second Business Day following the date on which the Floating Share Arrangement has been approved; or (b) April 24, 2023. In addition, the TRA Bonuses with an aggregate value of approximately $19.5 million in Canopy Shares will be issued by Canopy to certain eligible participants under the Bonus Plans on the closing of the Floating Share Arrangement or, if the Floating

Share Arrangement does not close or is terminated but the Existing Arrangement closes, then on the closing of the Acquisition. The TRA Bonuses will be paid to recipients to be determined by Kevin Murphy, the administrator of the Bonus Plans, and may include one or more of Kevin Murphy, John Boehner, Brian Mulroney, and Peter Caldini, each of whom are directors of Acreage and other current and former officers or consultants of Acreage as may be determined by Kevin Murphy. Canopy has also agreed to register the resale of such Canopy Shares under the Securities Act of 1933, as amended.
High Street Operating Agreement Amendments
Concurrently with the execution of the Floating Share Arrangement Agreement, Acreage amended the High Street Operating Agreement to: (i) allow Canopy USA to have a call right on the High Street Units effective immediately following the earlier of the closing of the Floating Share Arrangement or the closing of the Existing Arrangement (rather than the three year anniversary of the closing of the Existing Arrangement) thereby requiring each holder of High Street Units to exchange their High Street Units for Canopy Shares as described in further detail in such amendment; and (ii) make other non-substantive changes agreed upon by Acreage and Canopy which were advisable or necessary in order to carry out the purpose and intention of the transactions contemplated in the Floating Share Arrangement.
Amendments to USCo2 Constating Documents
The USCo2 Constating Documents will be amended prior to the closing of the Floating Share Arrangement Agreement to: (i) allow Canopy USA to have a call right on the USCo2 floating shares effective immediately following the earlier of the closing of the Floating Share Arrangement or the closing of the Existing Arrangement (rather than the three year anniversary of the closing of the Existing Arrangement) thereby requiring each USCo2 shareholder to exchange their floating shares for Canopy Shares; and (ii) make other non-substantive changes agreed upon by Acreage and Canopy which were advisable or necessary in order to carry out the purpose and intention of the transactions contemplated in the Floating Share Arrangement.

SECURITIES LAW MATTERS
The following is a brief summary of certain Canadian and United States Securities Law considerations applying to the Transactions.
Canadian Securities Laws
The following is only a general overview of certain requirements of Canadian Securities Laws relating to the Floating Share Arrangement that may be applicable to Floating Shareholders, Floating Optionholders, Floating Share Unit Holders and Floating Warrantholders. Each securityholder is urged to consult its professional advisors to determine the conditions and restrictions applicable under Canadian Securities Laws to the securities issued to such securityholder pursuant to the Floating Share Arrangement.
The issuance of the Canopy Shares and Replacement Securities pursuant to the Floating Share Arrangement will constitute a distribution of securities that is exempt from the prospectus requirements of applicable Canadian Securities Laws.
The Canopy Shares issued pursuant to the Floating Share Arrangement may be resold in each province and territory of Canada provided that: (i) Canopy is a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade; (ii) the trade is not a “control distribution” as defined in NI 45-102; (iii) no unusual effort is made to prepare the market or create a demand for those securities; (iv) no extraordinary commission or consideration is paid in respect of that trade; and (v) if the selling securityholder is an “insider” or “officer” (as such terms are defined by applicable Canadian Securities Laws) of Canopy, the insider or officer has no reasonable grounds to believe that Canopy is in default of applicable Canadian Securities Laws.
To the extent that a Floating Shareholder resides in a non-Canadian jurisdiction, the Canopy Shares received by such Floating Shareholder pursuant to the Floating Share Plan of Arrangement may be subject to certain additional trading restrictions under securities laws of such jurisdiction. All Floating Shareholders residing outside Canada are advised to consult their own legal advisors regarding such resale restrictions.
Status Under Canadian Securities Laws
Acreage is a reporting issuer in the Provinces of Ontario, British Columbia, Alberta, Saskatchewan, Manitoba, New Brunswick and Nova Scotia and is a registrant under the U.S. Exchange Act. Following the Effective Date and the Acquisition Date, it is expected that Canopy USA will apply to have Acreage cease to be a reporting issuer in all jurisdictions in which it is a reporting issuer and thus will terminate Acreage’s reporting obligations in Canada and the United States
Canopy is a reporting issuer in each of the provinces and territories of Canada. Following the Effective Date, it is expected that Canopy will remain a reporting issuer in such jurisdictions.
Multilateral Instrument 61-101
The Floating Share Arrangement is subject to the requirements of MI 61-101. MI 61-101 regulates certain transactions to ensure equality of treatment among securityholders, generally requiring enhanced disclosure, approval by a majority of securityholders excluding any “interested party”, any “related party” of an “interested party” or any “joint actor” of such interested party or related party of an interested party (as such terms are defined in MI 61-101) (collectively, the “Interested Parties”), independent valuations and, in certain instances, approval and oversight of the transaction by a special committee of independent directors. The protections of MI 61-101 apply to a reporting issuer proposing to carry out a: (i) “business combination”, which as defined in MI 61-101 includes, among other things, an arrangement as a consequence of which the interest of the holder of an equity security of the issuer (such as the Floating Shares) undertaking the arrangement may be terminated without the holder’s consent, regardless of whether the equity security is replaced with another security; or (ii) “related party transaction”, which includes a transaction between the issuer and a person that is a related party of the issuer at the time the transaction is agreed to, whether or not there are also other parties to the transaction, as a consequence of which, either through the transaction itself or together with “connected transactions” (as defined in MI 61-101), the issuer, directly or indirectly, among other things, materially amends the terms of an outstanding credit facility with the related party. “Connected transactions”, as defined in MI 61-101, are two or more transactions that have at least one party in common, directly or indirectly, other than transactions related solely to services as an employee, director or consultant, and (i) are negotiated or completed at approximately the same time, or (ii) the completion of at least one of the transactions is conditional on the completion of each of the other transactions. For the purposes of a business combination or a related party transaction, an “interested party” is defined in part in MI 61-101 as a related party of the issuer at the time the transaction is agreed to, if the related party is entitled to receive, directly or indirectly, a collateral benefit as a consequence of the transaction.
A transaction such as the Floating Share Arrangement constitutes a “business combination” for purposes of MI 61-101 if, at the time the Floating Share Arrangement is agreed to, a “related party” of Acreage, such as a director or senior officer (as defined in MI 61-101) or a holder of 10% or more of any class of Acreage Shares, is entitled to receive a “collateral benefit” as a consequence of the transaction.
A “collateral benefit” is broadly defined for purposes of MI 61-101 and means, subject to certain specified exclusions, any benefit that a related party of the issuer is entitled to receive, directly or indirectly, as a consequence of the transaction, including, without limitation, an increase in salary, a lump sum payment, a payment for surrendering securities or other enhancement in benefits related to past or future services as an employee, director or consultant of the issuer or of another Person, regardless of the existence of any offsetting costs to the related party or whether the benefit is provided, or agreed to, by the issuer or another party to the transaction.
The definition of “collateral benefit” in MI 61-101 contains certain exclusions. In that regard, a benefit received by a related party of Acreage is not considered to be a collateral benefit for purposes of the Floating Share Arrangement if the benefit is received solely in connection with the related party’s services as an employee, director or consultant of Acreage or an affiliated entity and: (i) the benefit is not conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to the related party for securities relinquished under the Floating Share Arrangement; (ii) the conferring of the benefit is not, by its terms, conditional on the related party supporting the Floating Share Arrangement in any manner; (iii) full particulars of the benefit are disclosed in this Circular; and (iv) either (A) at the time the Floating Share Arrangement was agreed to, the related party and its associated entities beneficially own or exercise control or direction over less than 1% of the Floating Shares, or (B) (x) if the transaction is a “business combination”, the related party discloses to an independent committee of Acreage the amount of consideration that the related party expects it will be beneficially entitled to receive, under the terms of the Floating Share Arrangement, in exchange for equity securities beneficially owned by the related party, (y) the independent committee, acting in good faith, determines that the value of the benefit, net of any offsetting costs to the related party, is less than 5% of the value referred to in (x), and (y) the independent committee’s determination is disclosed in this Circular.
Benefits to Acreage Related Parties from the Floating Share Arrangement and Certain Connected Transactions and Related Party Transactions
Third Amendment to the TRA
Pursuant to the Third Amendment, Canopy and Canopy USA have agreed with the TRA Members that Canopy will issue Canopy Shares with a value of approximately $30.5 million to the TRA Members in exchange for the assignment of each TRA Member’s rights under the TRA to Canopy USA, such that Canopy USA will become the only beneficiary of the TRA. The Special Committee has determined that, for the purposes of MI 61-101, the issuance of such Canopy Shares to the TRA Members is a “connected transaction” with respect to the Floating Share Arrangement. Kevin Murphy is a related party of Acreage and, for purposes of MI 61-101, the Special Committee has determined that the value of the benefit to be received by him in respect of the foregoing is approximately $8.77 million (the “TRA Payment”) in connection with the Third Amendment to the TRA, half of which was satisfied by the issuance of 3,254,273 Canopy Shares, with a second payment of approximately $4.385 million in Canopy Shares to occur on the earlier of (a) the second Business Day following the date on which the Floating Share Arrangement has been approved; or (b) April 24, 2023. The number of Canopy Shares to be issued in satisfaction of the TRA Payment shall be equal to the fair market value of such Canopy Shares measured as of the close of trading on the second trading date prior to the relevant date of issuance.

Bonus Plans
In addition, pursuant to the Third Amendment Canopy has also agreed to fund the payment owing by Acreage with respect to the TRA Bonuses by issuing additional Canopy Shares with a value of approximately $19.5 million to such those participants in the Bonus Plan as may be determined by Mr. Murphy, as administrator of the Bonus Plans. The recipients may include one or more of the following related parties of Acreage: Kevin Murphy, John Boehner, Brian Mulroney, Peter Caldini, Steve Goertz, Corey Sheahan or Dennis Curran. The Special Committee has concluded that, for purposes of MI 61-101, payment of the TRA Bonuses may constitute a “related party transaction” for purposes of MI 61-101. For purposes of MI 61-101, the Special Committee has determined that the value of the benefit to be received by each of Mr. Murphy, Mr. Boehner, Mr. Mulroney, Mr. Caldini, Mr. Goertz, Mr. Sheahan and Mr. Curran in respect of the foregoing shall not be more $19.15 million in the aggregate as an amount not less than $350,000 has been allocated to an unrelated party, and the Special Committee understands that Mr. Murphy has the discretion to allocate up to the entire balance of $19.15 million to any one of the foregoing.
Amended Credit Facility
The Special Committee has determined that, for purposes of MI 61-101, the entry by Acreage into the Amended Credit Facility constitutes a “related party transaction”. See “Transaction Agreements — Amended Credit Facility”. Viridescent is one of the Lenders under the Amended Credit Facility. VRT Agent LLC is an agent for Viridescent, and Kevin Murphy is the President and Chairman of the Board of Directors of Viridescent and therefore a “related party” of Acreage. Under the Amended Credit Facility: (i) subject to the satisfaction of certain terms and conditions, an additional $25 million is available for immediate draw by Acreage, with a further $25 million available in future periods under a committed accordion option once certain predetermined milestones are achieved and conditions satisfied; (ii) the Lenders waived the requirement for Acreage to comply with certain financial covenants, except a minimum cash requirement, through Q1 2024; (iii) new financial covenants have been agreed upon in respect of periods beginning on and after March 31, 2024; and (iv) Canopy, its affiliates or Canopy USA are permitted to acquire control of Acreage without requiring repayment of all amounts outstanding under the Amended Credit Facility. As a Lender under the Amended Credit Facility, Viridescent committed $15 million of the aggregate $50 million accordion available thereunder. Furthermore, VRT Agent, as co-agent in connection with the Amended Credit Facility, received approximately $16,335 as an agency fee and approximately $375,000 as an amendment fee.
For the purposes of MI 61-101, the Special Committee has determined that the benefit that may be derived, directly or indirectly, by VRT Agent and Viridescent, entities in respect of which Mr. Murphy is a director and officer, in connection with the Amended Credit Facility is approximately $391,335.
Option Agreement — Acreage Debt
On November 15, 2022, the Acreage Debt Optionholder and the Lenders entered into an option agreement (the “Option Agreement”), which superseded the Letter Agreement, pursuant to which, the Acreage Debt Optionholder was granted the right to purchase all monetary obligations owing by Acreage to VRT Agent LLC and the Lenders under the Amended Credit Facility (the “Acreage Debt”) in exchange for the Option Premium payment of $28.5 million, which was deposited into an escrow account. The Acreage Debt Optionholder has the right to exercise its option at its discretion, and the Option Premium will be used towards settlement of the Acreage Debt. In the event that Acreage repays the Acreage Debt on or prior to maturity, the Option Premium will be returned to the Acreage Debt Optionholder. In the event that Acreage defaults on the Acreage Debt and the Acreage Debt Optionholder does not exercise its option to acquire the Acreage Debt, the Option Premium will be released to the Lenders.
The Special Committee has determined that the entry into the Option Agreement is a “connected transaction” with respect to the entry into the Amended Credit Agreement, since Kevin Murphy is a “related party” of Acreage, and Viridescent, an entity of which Kevin Murphy is the President and Chairman of the board of directors, will receive a share of the Option Premium if the option provided for in the Option Agreement is exercised. In the event that the option under the Option Agreement is ever exercised or the Option Premium is otherwise released to the Lenders, Viridescent, an entity of which Kevin Murphy is the President and Chairman of the board of directors, would receive its pro rata portion of the Option Premium, being $8.55 million.

Valuation Requirements
Acreage is exempt from the formal valuation requirement in MI 61-101 and can rely on the exemption contained in Section 5.5(b) of MI 61-101 with respect to the entry into of the Floating Share Arrangement Agreement, payment of the TRA Bonuses and entry into the Amended Credit Facility, as Acreage does not have securities listed on the Toronto Stock Exchange, Aequitas NEO Exchange Inc., the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market, or a stock exchange outside of Canada or the United States, other than the Alternative Investment Market of the London Stock Exchange or the PLUS markets operated by PLUS Markets Group plc.
Minority Approval
As described above, the Floating Share Arrangement will constitute a “business combination” for Acreage for purposes of MI 61-101 if any related party of Acreage will receive a “collateral benefit” and therefore be an Interested Party for purposes of the Floating Share Arrangement.
As described above, Kevin Murphy is a related party of Acreage and, for purposes of MI 61-101, the Special Committee has determined that the value of the benefit in the form of the TRA Payment to be received by him in respect of the foregoing is approximately $8.77 million. For purposes of MI 61-101, the Special Committee has also determined that the value of the benefit to be received by each of Mr. Murphy, Mr. Boehner, Mr. Mulroney, Mr. Caldini, Mr. Goertz, Mr. Sheahan and Mr. Curran in respect of the Bonus Plans and the TRA Bonuses may be up to $19.15 million as it has assumed that Mr. Murphy may determine to allocate up to the entire balance of the TRA Bonuses to any one of the foregoing. In addition, the Special Committee has determined that the benefit that may be derived, directly or indirectly, by VRT Agent and Viridescent, entities in respect of which Mr. Murphy is a director and officer, is approximately $391,335, in the case of the Amended Credit Facility, for the purposes of MI 61-101.In addition, in the event that the option under the Option Agreement is ever exercised or the Option Premium is otherwise released to the Lenders, Viridescent, an entity of which Kevin Murphy is the President and Chairman of the board of directors, would receive its pro rata portion of the Option Premium, being $8.55 million.
Acreage is exempt from the “minority approval” requirement with respect to the TRA Bonuses pursuant to Section 5.7(1)(a) of MI 61-101 because, at the time the transaction was agreed to, neither the fair market value of the TRA Bonuses to be paid to “related parties” of Acreage, nor the fair market value of the consideration for, the transaction, insofar as it involves Interested Parties, exceeds 25% of Acreage’s market capitalization. Acreage is also exempt from the “minority approval” requirement with respect to entry into the Amended Credit Facility pursuant to Section 5.7(1)(f) of MI 61-101, as the Amended Credit Facility was entered into on reasonable commercial terms that are not less advantageous to Acreage than if the Amended Credit Facility was obtained from a person dealing at arm’s length with Acreage and the Amended Credit Facility is not: (A) convertible, directly or indirectly, into equity or voting securities of Acreage or any of its Subsidiaries, or otherwise participating in nature; or (B) repayable as to principal or interest, directly or indirectly, in equity or voting securities of Acreage or a Subsidiary entity of Acreage. The Amended Credit Facility was approved by the Acreage Board with Kevin Murphy recusing himself from all discussions related thereto, declaring his interest and abstaining from voting thereon.
At the time the Floating Share Arrangement was agreed to, each of the directors and executive officers of Acreage and their respective associated and affiliated entities beneficially owned, or exercised control or direction over, less than 1% of the issued and outstanding shares of each class of Acreage Shares (assuming, in each case, the exercise of Acreage Options held by them, the conversion of all High Street Units held by them and taking into account all vested Acreage Share Units or Acreage Share Units vesting within 60 days of the Announcement Date), other than Kevin Murphy, a member of the Acreage Board, and Peter Caldini, the Chief Executive Officer of Acreage and a member of the Acreage Board, who hold approximately 14.04% and 1.30%, respectively, of the outstanding Floating Shares, and approximately 14.18% and 0.87%, respectively, of the outstanding Fixed Shares (assuming, in each case, all relevant securities held by each of Kevin Murphy and Peter Caldini, respectively, which are convertible, exercisable or exchangeable to acquire beneficial ownership of Floating Shares and/or Fixed Shares within 60 days of the Announcement Date are converted, exercised or exchanged into Floating Shares and Fixed Shares). In addition, Kevin Murphy holds 100% of the outstanding Fixed Multiple Shares.

As a result of the foregoing, for purposes of the Floating Share Arrangement, the Interested Parties are Mr. Murphy and Mr. Caldini. The following table sets forth the securities of Acreage held by each of Mr. Murphy and Mr. Caldini, which includes an aggregate of 846,890 Floating Shares (approximately 2.48% of the issued and outstanding Floating Shares), as of the date of this Circular, which Floating Shares shall be excluded from voting for purposes of determining whether “minority approval” is obtained in respect of the Arrangement Resolution at the Meeting.
Name, Title	Number and Class of Acreage Shares Held (%)	Number and Class of Acreage Options Held	Number and Class of Acreage Share Units Held	Number of High Street Units Held
Kevin P. Murphy, Director	728,706 Floating Shares (2.13%) 1,496,040 Fixed Shares (1.89%) 117,600 Fixed Multiple Shares (100%)	19,512 Floating Options	147,275 Floating Share Units 343,642 Fixed Share Units	15,957,908
Peter Caldini, Director, Chief Executive Officer	118,184 Floating Shares (0.35%) 179,465 Fixed Shares (0.23%)	241,464 Floating Options 1,941,410 Fixed Options	148,781 Floating Share Units 1,013,299 Fixed Share Units	—

Notes:
(1)
195,000 of the Floating Shares and 455,000 Fixed Shares are registered in the name of Murphy Capital, LLC, an entity over which Mr. Murphy exercises direction or control.

U.S. Securities Laws
The following is only a general overview of certain requirements of U.S. Securities Laws relating to the Floating Share Arrangement that may be applicable to holders of Floating Share Arrangement Issued Securities. Each securityholder is urged to consult its professional advisors to determine the U.S. conditions and restrictions applicable under U.S. Securities Law to trades in the Canopy Shares issuable pursuant to the Floating Share Arrangement.
Exemption from U.S. Registration
The Canopy Shares, Replacement Options, Replacement Share Units and Replacement Warrants to be issued to Floating Shareholders and holders of Floating Share Replacement Securities, respectively, under the Floating Share Arrangement have not been and are not expected to be registered under the U.S. Securities Act or the Securities Laws of any state of the United States and will be issued in reliance upon the Section 3(a)(10) Exemption and exemptions provided in respect of the Securities Laws of states of the U.S. in which U.S. Holders reside. The Section 3(a)(10) Exemption exempts from registration a security that is issued in exchange for outstanding securities and other property where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all Persons to whom it is proposed to issue securities in such exchange have the right to appear, by a court or by a governmental authority expressly authorized by Law to grant such approval. On January 18, 2023, prior to the mailing of this Circular, Acreage obtained the Interim Order, which was varied on February 13, 2023 to amend the Record Date, the date of the Meeting, the date of the hearing for the Final Order approving the Floating Share Arrangement and any related timelines, and, subject to the approval of the Floating Share Arrangement by the Floating Shareholders, a hearing for the Final Order approving the Floating Share Arrangement is currently expected to take place on March 20, 2023. All Floating Shareholders, Floating Optionholders, Floating Share Unit Holders and Floating Warrantholders are entitled to appear and be heard at this hearing, provided that they satisfy the applicable conditions set forth in the Interim Order. The Final Order of the Court will, if granted, constitute the basis for the Section 3(a)(10) Exemption with respect to the Floating Share Arrangement Issued Securities.

The Section 3(a)(10) Exemption will not be available for the Canopy Shares that are issuable upon exercise of the Replacement Options, the Canopy Shares that are issuable upon exercise of the Replacement Warrants and the Canopy Shares that are issuable on the vesting of the Replacement Share Units. Therefore, the Canopy Shares issuable upon the exercise of the Replacement Options and Replacement Warrants and the Canopy Shares issuable on the vesting of the Replacement Share Units will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, and may be issued only pursuant to an exemption from the registration requirements of the U.S. Securities Act and applicable state Securities Laws or following registration under such Laws. To the extent permitted by applicable Law, Canopy agreed to, as promptly as practicable following the Effective Time, cause a registration statement on Form S-8 to be filed with the SEC to register the issuance of Canopy Shares issuable upon exercise of the Replacement Options and Replacement Warrants and the Canopy Shares issuable on the vesting of the Replacement Share Units. If Canopy is not permitted by applicable Law to file a Form S-8 to register the issuance of Canopy Shares issuable upon exercise or vesting, as applicable, of the Replacement Options, Replacement Warrants and Replacement Share Units, Canopy has agreed to promptly file a registration statement on an appropriate form to register the resale of the Canopy Shares issuable upon exercise or vesting, as applicable, of the Replacement Options, Replacement Warrants and Replacement Share Units, or otherwise take all necessary actions to cause the Canopy Shares issuable upon exercise or vesting, as applicable, of the Replacement Options, Replacement Warrants and Replacement Share Units, to be issued free of resale restrictions and without restrictive legends to the extent permitted by applicable Law.
The Canopy Shares to be issued after the Effective Time of the Floating Share Arrangement will be freely transferable under United States federal Securities Laws, except that the U.S. Securities Act imposes restrictions on the resale of Canopy Shares received by Persons who are, or within 90 days of the Effective Time become, “affiliates” of Canopy.
As defined in Rule 144 under the U.S. Securities Act, an “affiliate” of an issuer is a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such issuer and may include certain officers and directors of such issuer and principal shareholders of such issuer. “Control” means the possession, direct or indirect, of the power to direct or cause direction of the management and policies of an issuer, whether through the ownership of voting securities, by contract or otherwise.
An “affiliate” of Canopy is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Canopy and may include certain executive officers and directors of Canopy, and principal shareholders of Canopy, directors or executive officers of Acreage who become directors or executive officers of Canopy after the Effective Time, and any Person deemed to be an affiliate of Canopy within 90 days before the Effective Time.
Any Floating Shareholder who, after the Effective Time is an “affiliate” (as defined in Rule 144 under the U.S. Securities Act) of Canopy or was, at any time during the 90 days immediately before the resale of any Canopy Shares received pursuant to the Floating Share Arrangement, an “affiliate” of Canopy, may not resell such Canopy Shares, unless such shares are registered under the U.S. Securities Act or an exemption from registration, such as the exemptions contained in Rule 144 and Rule 904 of Regulation S under the U.S. Securities Act, is available. This Circular does not cover resales of any Canopy Shares received by any Person pursuant to the Floating Share Arrangement, and no Person is authorized to make any use of this Circular in connection with any resale.
Affiliates — Rule 144
In general, under Rule 144, Persons that are affiliates of Canopy after the Effective Time or were affiliates of Canopy within the 90 days immediately before the resale of the Canopy Shares issued pursuant to the Floating Share Arrangement will be entitled to sell such shares that they receive after the Effective Time in the United States, provided that the number of such shares sold, together with all other shares of the same class sold for their account during any three-month period, does not exceed the greater of one percent of the then outstanding securities of such class or, if such shares are listed on a U.S. securities exchange and/or reported through the automated quotation system of a U.S. registered securities association, the average weekly trading volume of such shares during the four calendar week period preceding the date of sale, subject to aggregation rules, specified restrictions on manner of sale, reporting requirements, and the availability of current public information about the relevant issuer. Persons that are affiliates of Canopy after the Effective Time will continue to be subject to the resale restrictions described in this paragraph for so long as they continue to be affiliates of Canopy, and for 90 days thereafter.
To the extent that a Floating Shareholder resides in a non-U.S. jurisdiction, the Canopy Shares received by the Floating Shareholder may be subject to certain additional trading restrictions under Securities Laws of such jurisdiction. All Floating Shareholders residing outside the U.S. are advised to consult their own legal advisors regarding such resale restrictions.
Affiliates — Regulation S
In general, pursuant to Rule 904 of Regulation S under the U.S. Securities Act, Persons who are affiliates of Canopy solely by virtue of their status as an officer or director of such company may sell Canopy Shares outside the United States in an “offshore transaction” (which would include a sale through the TSX, if applicable) if neither the seller nor any Person acting on its behalf engages in “directed selling efforts” in the United States and no selling commission, fee or other remuneration is paid in connection with such sale other than a usual and customary broker’s commission. For purposes of Regulation S, “directed selling efforts” means, “any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered” in the sale transaction. Pursuant to Rule 903 of Regulation S, certain additional restrictions are applicable to a holder of Canopy Shares who is an affiliate of Canopy after the Effective Time other than solely by virtue of his or her status as an officer or director of Canopy.
To the extent that a Floating Shareholder resides in a non-U.S. jurisdiction, the Canopy Shares received by the Floating Shareholder may be subject to certain additional trading restrictions under Securities Laws of such jurisdiction. All Floating Shareholders residing outside the U.S. are advised to consult their own legal advisors regarding such resale restrictions
Status Under U.S. Securities Laws
Acreage is a domestic issuer in the United States subject to the reporting requirements of the U.S. Exchange Act. Following the Effective Date and the Acquisition Date, it is expected that Canopy USA will apply to have Acreage cease to be subject to the reporting requirements of the U.S. Exchange Act.
Canopy is a domestic issuer in the United States subject to the reporting requirements of the U.S. Exchange Act. Following the Effective Date and the Acquisition Date, it is expected that Canopy will remain a domestic issuer in the United States.

REGULATORY MATTERS
Other than the Shareholder Approval, receipt of the Interim Order and the Final Order, state regulatory approvals required in connection with the closing of the Existing Arrangement and all required approvals from the stock exchanges on which the Canopy Shares are listed for the listing of the Consideration Shares and any Canopy Shares issuable upon the exercise or vesting, as applicable, of Replacement Options, Replacement Share Units and Replacement Warrants, Acreage is not aware of any material approval, consent or other action by any federal, provincial, state or foreign government or any administrative or regulatory agency that would be required to be obtained in order to complete the Floating Share Arrangement. In the event that any such approvals or consents are determined to be required, such approvals or consents will be sought. Any such additional requirements could delay the Effective Date or prevent the completion of the Floating Share Arrangement. While there can be no assurance that any regulatory consents or approvals that are determined to be required will be obtained, Acreage currently anticipates that any such consents and approvals that are determined to be required will have been obtained or otherwise resolved by the Effective Date. Subject to Shareholder Approval, the receipt of the Interim Order and the Final Order, and all required approvals from the stock exchanges on which the Canopy Shares are listed, and the satisfaction or waiver of all other conditions specified in the Floating Share Arrangement Agreement, the Floating Share Arrangement is expected to be completed in the second half of 2023.
Stock Exchange Matters
The Floating Shares are listed on the CSE under the symbol “ACRG.B.U”, quoted on the OTCQX under the symbol “ACRDF” and traded on the FSE under the symbol “0VZ2”. It is a condition to the completion of the Floating Share Arrangement that Acreage will have obtained approval of the CSE in respect of the Floating Share Arrangement, as required.
It is expected that Canopy USA will apply to: (i) have the Floating Shares delisted from the CSE, the OTCQX and the FSE as promptly as possible following the Effective Date; and (ii) have the Fixed Shares delisted from the CSE, the OTCQX and the FSE as promptly as possible following the Acquisition Date.
The Canopy Shares are currently listed and posted for trading on the TSX under the symbol “WEED” and on the Nasdaq under the symbol “CGC”. Subject to applicable Laws and any required approvals, Canopy has agreed to use its commercially reasonable efforts to obtain all required approvals from the stock exchanges on which the Canopy Shares are listed, and for the listing of the Consideration Shares and any Canopy Shares issuable upon the exercise or vesting, as applicable, of Replacement Options, Replacement Share Units and Replacement Warrants. As of the date of this Circular, Canopy has received conditional approval of the TSX for the listing of such Canopy Shares.
The listing of the Canopy Shares on the TSX and the Nasdaq prohibit Canopy from investing in, or acquiring, state regulated, but federally illegal, businesses in the United States cannabis market. Canopy has advised that it expects to consolidate the financial statements of Canopy USA in accordance with U.S. GAAP, including the financial statements of Acreage, Wana and Jetty once those acquisitions have been completed by Canopy USA. On December 7, 2022, Canopy received a letter from Nasdaq Regulation requesting certain information and stating, among other things, their position that companies that consolidate “the assets and revenues generated from activities in violation under federal law cannot continue to list on Nasdaq.” Canopy has advised that it expects to continue dialogue with Nasdaq Regulation regarding their position. Representatives of Nasdaq have expressed to representatives of Canopy that the exchange was comfortable with the formation of Canopy USA, the Reorganization and Canopy holding Canopy USA Non-Voting Shares. Based on the current structure of Canopy’s interest in Canopy USA, consolidation of Canopy USA by Canopy was deemed to most appropriately result in compliance with the requirements of U.S. GAAP despite Canopy’s inability to direct or manage the operations of Canopy USA. In addition, Canopy advised that it believes that consolidating the financial statements of Canopy USA under U.S. GAAP provides investors of Canopy with a more fulsome, accurate and detailed understanding of the financial position and profit and loss for Canopy overall despite Canopy’s inability to direct or manage the operations of Canopy USA. There can be no assurance that Canopy will remain listed on the Nasdaq or any other exchange on which the Canopy Shares are currently listed on, which could have a material adverse effect on the trading price of the Canopy Shares, as well as Canopy’s business, financial condition and results of operations. In the event of a delisting from a stock exchange, there is no assurance that Canopy will be able to satisfy the conditions required to list on an alternative stock exchange. See “Risk Factors — Risks Relating to the Floating

Share Arrangement — If Canopy USA acquires Wana, Jetty or the Fixed Shares of Acreage without structural amendments to Canopy’s interest in Canopy USA, the listing of Canopy Shares on the Nasdaq Stock Market may be jeopardized”.

RISK FACTORS
Floating Shareholders should carefully consider the following risk factors before deciding to vote or instruct their vote to be cast to approve the Arrangement Resolution. In addition to the risk factors set out below, Floating Shareholders should also carefully consider the risk factors applicable to Acreage set out in the Acreage Annual Report under the heading “Risk Factors”, a copy of which is available under Acreage’s profile on SEDAR at www.sedar.com and with the SEC and available on EDGAR at www.sec.gov/edgar, and the risk factors applicable to Canopy referred to in Appendix “G” to this Circular.
The following risk factors are not an exhaustive list of all of the risk factors associated with the Floating Share Arrangement Agreement and the Floating Share Arrangement. Additional risks and uncertainties, including those currently unknown or considered immaterial by Acreage, Canopy and Canopy USA, may also adversely affect the holders of the Floating Shares, the Canopy Shares and the businesses of the Acreage, Canopy and Canopy USA following completion of the Floating Share Arrangement. All of the risk factors described in this Circular and incorporated by reference in this Circular should be considered by Floating Shareholders in conjunction with the other information included in this Circular, including the appendices hereto.
See the Existing Arrangement and Acreage’s proxy statement and management information circular dated August 17, 2020 in connection with a special meeting held to approve the Existing Arrangement for further risk factors with respect to the Existing Arrangement, a copy of each of which is available under Acreage’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.
Risks Relating to the Floating Share Arrangement
The Floating Share Arrangement may not be completed
There can be no assurance that the Floating Share Arrangement will be completed. The completion of the Floating Share Arrangement is subject to the satisfaction or waiver of a number of conditions which include, among other things: (i) obtaining necessary approvals, including the Floating Share Arrangement Regulatory Approvals and other Regulatory Approvals; (ii) performance by Acreage, Canopy and Canopy USA of their respective obligations and covenants in the Floating Share Arrangement Agreement; and (iii) satisfaction or, if permitted, waiver of the Acquisition Closing Conditions, excluding conditions that by their terms cannot be satisfied until the Acquisition Effective Time, and the conditions precedent set out in the Floating Share Arrangement Agreement, including, among others, completion of the Canopy Capital Reorganization on or prior to the Exercise Outside Date.
If these conditions are not fulfilled or waived, or the Floating Share Arrangement is not completed for any other reason, Floating Shareholders will not receive the Consideration Shares. Certain of these conditions are outside of the control of Acreage. There can be no certainty, nor can Acreage provide any assurance, that all conditions precedent to the completion of the Floating Share Arrangement will be satisfied or waived, or, if satisfied or waived, when they will be satisfied or waived and, accordingly, the Floating Share Arrangement may not be completed. In addition, in the event that the Floating Share Arrangement is not completed, Canopy will still retain the right to acquire all of the Fixed Shares pursuant to Fixed Call Option under the Existing Arrangement. If the Fixed Call Option is exercised, it is anticipated Canopy USA will beneficially own approximately 70% of the voting rights attached to all the outstanding Acreage Shares at the Acquisition Time. If the Floating Share Arrangement is not completed and the Acquisition is completed within the anticipated timeframe, thereafter holders of Floating Shares will have little or no influence on the conduct of Acreage’s business and affairs, and there may not be an active trading market for the Floating Shares, among other things.
Further, if the Floating Share Arrangement is not completed, the ongoing business of Acreage may be adversely affected as a result of the costs (including opportunity costs) incurred in respect of pursuing the Floating Share Arrangement, and Acreage could experience negative reactions from the financial markets, which could cause a decrease in the market price of the Floating Shares and/or the Fixed Shares. Acreage may also experience negative reactions from its customers and employees, and there could be a negative impact on Acreage’s ability to attract future acquisition opportunities. Failure to complete the Floating Share Arrangement or a change in the terms of the Floating Share Arrangement Agreement could each have a material adverse effect on Acreage’s business, financial condition and results of operations and its ability to comply with the covenants and conditions set forth in the Existing Arrangement Agreement.
See “Risk Factors — Risks Relating to the Completion of the Floating Share Arrangement — Risks if the Floating Share Arrangement is Not Completed and Canopy Acquires the Fixed Shares”, “Risk Factors — Risks Relating to the Completion of the Floating Share Arrangement — Risks Relating to holding Floating Shares in a company with a minority controlling shareholder” and “Risk Factors — Risks Relating to the Completion of the Floating Share Arrangement — There may not be an active trading market for the Floating Shares”.
Risks associated with the Exchange Ratio
Upon completion of the Floating Share Arrangement, Floating Shareholders will receive 0.45 of a Canopy Share for each Floating Share held, rather than a number of Canopy Shares with a fixed dollar value. Because the number of Canopy Shares to be received by Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement will not be adjusted to reflect any change in the market value of the Canopy Shares prior to the Effective Date, the market value of Canopy Shares received by Floating Shareholders upon completion of the Floating Share Arrangement may vary significantly from the market value of such Canopy Shares as at the date of the Floating Share Arrangement Agreement. If the market price of the Canopy Shares increases or decreases, the value of the Canopy Shares that Floating Shareholders will receive pursuant to the Floating Share Arrangement will correspondingly increase or decrease. There can be no assurance that the market price of the Canopy Shares at the Effective Date will not be lower than the market price of such Canopy Shares as at the date of the Floating Share Arrangement Agreement.
In addition, the number of Canopy Shares to be issued to Floating Shareholders pursuant to the Floating Share Arrangement will not change despite decreases or increases in the market price of the Floating Shares. Many of the factors that affect the market price of the Canopy Shares and/or the Floating Shares are beyond the control of Canopy and Acreage, respectively. These factors include, but are not limited to, changes in market perceptions of the cannabis industry, changes in the regulatory environment, adverse political developments and prevailing conditions in the capital markets.
In the event that the market value of the Canopy Shares decreases subsequent to the date of the Floating Share Arrangement Agreement and prior to the Effective Date, this may have a negative impact on the value that holders of Floating Shares will realize upon completion of the Floating Share Arrangement.
Market overhang risk
Upon completion of the Floating Share Arrangement and assuming completion of the Acquisition, a significant number of additional Canopy Shares will be issued and available for trading in the public market. Such increase in the number of Canopy Shares available for trading in the public market may lead to sales of such Canopy Shares, or the perception that such sales may occur (commonly referred to as “market overhang”), either of which may adversely affect the market for, and the market price of, the Canopy Shares.
Nasdaq listing and share consolidation
The Canopy Shares are listed for trading on the TSX and the Nasdaq. In order to maintain the listing of the Canopy Shares on the Nasdaq, Canopy must comply with the Nasdaq’s continued listing requirements and standards, which stipulate that the Canopy Shares must maintain a minimum bid price of at least $1.00 per share (the “Minimum Share Price Listing Standard”). There can be no assurance that there will be sufficient liquidity of the Canopy Shares, nor that Canopy will be able to meet the Minimum Share Price Listing Standard on an ongoing basis. In order for Canopy to regain compliance with the Minimum Share Price Listing Standard in the event that the trading price of the Canopy Shares drops below $1.00, Canopy may be required to consolidate (or reverse split) the issued and outstanding Canopy Shares into a lesser number of issued and outstanding Canopy Shares. This would have a dilutive effect on the Floating Shareholders that receive Consideration Shares pursuant to the Floating Share Arrangement. If Canopy is unable to regain compliance with the Minimum Share Price Listing Standard, the Canopy Shares may be subject to delisting from the Nasdaq.

Canopy cannot finance Canopy USA
In October 2017, the TSX issued a staff notice (the “TSX Staff Notice”), warning that listed issuers with ongoing business activities that are in violation of United States federal law regarding marijuana are not compliant with applicable listing requirements (the “TSX Listing Requirements”). Furthermore, the TSX Staff Notice made clear that the concept of “ongoing business activities” would be interpreted broadly to include: (i) activities related to the cultivation, distribution or possession of cannabis in the United States (a “U.S. Cannabis Business”); (ii) commercial interests of arrangements with a U.S. Cannabis Business that are similar in substance to ownership or investment; (iii) providing services or products that are specifically designed for, or targeted as, a U.S. Cannabis Business; or (iv) commercial interests or arrangements with entities providing such services or products to a U.S. Cannabis Business.
As a result of the foregoing, Canopy cannot finance the business or operations of Canopy USA for so long as Canopy is listed on the TSX or the TSX Listing Requirements remain subject to the TSX Staff Notice. There can be no assurance that Canopy USA will be able to generate sufficient funds required for its operations without external funding, which may dilute Canopy’s as-converted interest in Canopy USA. Further, there can be no assurance that Canopy USA will be able to obtain and maintain financing on acceptable terms, or at all. In the event that Canopy USA is unable to obtain or maintain sufficient financing, the value of the Canopy Shares may decline as the business, growth and prospects of Canopy USA may be materially adversely impacted thereby impacting the consolidated financial statements of Canopy and its own future business, growth and prospects.
The Consideration Shares to be received by Floating Shareholders as a result of the Floating Share Arrangement will have different rights from the Floating Shares
Upon completion of the Floating Share Arrangement, Floating Shareholders will no longer be shareholders of Acreage, a company governed by the BCBCA, but will instead be shareholders of Canopy, a corporation governed by the CBCA. There may be important differences between the current rights of Floating Shareholders and the rights to which such shareholders will be entitled as shareholders of Canopy under the CBCA and Canopy’s constating documents. Shareholder rights under the CBCA are in many instances comparable to those under the BCBCA; however, there are several differences. See Appendix “I” — Comparison of Shareholder Rights under the BCBCA and CBCA for a comparison of certain of these rights. This summary is not intended to be exhaustive and Floating Shareholders should consult their legal advisors regarding all of the implications of the effects of the Floating Share Arrangement on such Floating Shareholders’ rights.
Anticipated benefits of integration with Canopy USA may not materialize
It is anticipated that Canopy USA will exercise the Wana Option and the Jetty Option. If such options are exercised, upon completion of the Floating Share Arrangement, it is anticipated that Canopy USA’s business will involve the integration of companies that previously operated independently. Such integration may present challenges for Canopy USA, including the integration of the operations, systems and personnel, and special risks, including possible unanticipated liabilities, unanticipated costs, diversion of time and attention and the loss of key employees. The difficulties Canopy USA may encounter in the transition and integration process could have an adverse effect on the revenues, level of expenses and operating results of Canopy and Canopy USA. If actual results are less favourable than anticipated, the business, results of operations, financial condition and liquidity of Canopy and Canopy USA could be materially adversely impacted.
The ability to realize the benefits of the Floating Share Arrangement may depend in part on successfully consolidating functions and integrating operations, procedures and personnel in a timely and efficient manner, as well as on Canopy USA’s ability to realize the anticipated growth opportunities and synergies, efficiencies and cost savings from integrating the businesses of Acreage with Wana and Jetty, in the event the Wana Option and the Jetty Option are exercised.
Operational, strategic and staffing decisions have not yet been made. These decisions, coupled with the integration of Acreage, Wana and Jetty, in the event the options to acquire ownership of these entities is exercised, into Canopy USA’s operations, may present challenges, including the integration of systems and personnel, and special risks, including possible unanticipated liabilities, unanticipated costs, and the loss of key employees. The performance of Canopy USA after completion of the Floating Share Arrangement could be adversely affected if Canopy USA cannot attract and retain key employees to assist in its operations. As a result of these factors, it is possible that the expected cost reductions and synergies may not be realized.
It is expected that integration will require the dedication of substantial effort, time and resources, which may divert the focus of Canopy USA and resources from other strategic opportunities following completion of the Floating Share Arrangement, as well as from operational matters. The amount and timing of the synergies the Parties hope to realize may not occur as planned. In addition, the integration process may result in the disruption of ongoing business that may adversely affect the ability of Canopy USA and Canopy to achieve the anticipated benefits of the Floating Share Arrangement.
Canopy may not be able to renegotiate its debt to Greenstar
Greenstar holds $100 million aggregate principal amount of outstanding unsecured subordinated senior promissory notes issued by Canopy which mature on July 15, 2023. Greenstar, in its early warning report filed under Canopy’s profile on SEDAR dated October 26, 2022, and Canopy have each announced their intention to negotiate an exchange of such notes for Exchangeable Canopy Shares if the Canopy Capital Reorganization is authorized by Canopy’s shareholders at the Canopy Meeting. There can be no assurance that the Canopy Capital Reorganization will be approved at the Canopy Meeting, or if it is, that negotiations for such exchange will be successful. If Canopy is not able to successfully negotiate the exchange of such notes for Exchangeable Canopy Shares, the maturity of such notes on July 15, 2023 will require repayment of the notes in cash, which may result in financial difficulty for Canopy. This may result in a decline in the market value of the Canopy Shares, and a resulting negative impact on the value that Floating Shareholders will realize upon completion of the Floating Share Arrangement.
The anticipated benefits of the strategy involving Canopy USA may not be realized
Achieving the benefits anticipated through Canopy USA depends in part on the ability of Canopy USA to effectively capitalize on its scale, to realize the anticipated capital and operating synergies, to profitably sequence the growth prospects and to maximize the potential of its growth opportunities. The ability to realize these benefits from the proposed acquisitions of Acreage, Wana and Jetty by Canopy USA may depend, in part, on successfully consolidating certain functions and integrating operations, procedures and personnel in a timely and efficient manner, and on Canopy USA’s ability to realize the anticipated growth opportunities and synergies. The integration of Acreage with Wana and Jetty, in the event the Wana Option and Jetty Option are exercised, by Canopy USA will require the dedication of substantial effort, time and resources on the part of Canopy USA which may divert time, focus and resources from other strategic opportunities available to Canopy USA and from operational matters during this process. In addition, the integration process could result in disruption of existing relationships with suppliers, employees, customers and other constituencies of each company. There can be no assurance that Canopy USA will be able to integrate the operations of each of the businesses successfully or achieve any of the synergies or other benefits that are anticipated.
Operational and strategic decisions with respect to the integration of Acreage with Wana and Jetty, in the event the Wana Option and Jetty Option are exercised, have not yet been made and may present challenges. It is possible that the integration process could result in the inability to attract and retain key employees, the disruption of the respective ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the ability to maintain relationships with clients, suppliers, employees or to achieve the anticipated benefits. The performance of Canopy USA could be adversely affected if Canopy USA cannot attract and retain key employees. Any inability of Canopy USA to successfully integrate the operations could have a material adverse effect on the business, financial condition and results of operations of Canopy and Canopy USA.
Upon the closing of the Floating Share Arrangement, Shareholders will own shares of Canopy whose management team will not have the ability to direct or manage the operations of Canopy USA
Current Shareholders will not receive shares of Canopy USA as part of the Floating Share Arrangement but only shares of Canopy yet upon the closing of the Floating Share Arrangement, Canopy USA will hold all of the Acreage Shares. Canopy does not have the ability to direct or manage the operations of Canopy USA. The interests of Canopy USA may not coincide with the interests of Canopy and its shareholders and, consequentially, management of Canopy USA may not necessarily act in accordance with the best interests of the shareholders of Canopy. To the extent that conflicts of interests may arise, Canopy USA may act in a manner adverse to Canopy and its shareholders.
Canopy may issue additional equity securities
Canopy may issue equity securities to finance its activities, including in order to finance acquisitions. In addition, if Canopy is successful in negotiating the exchange of certain outstanding promissory notes owed to Greenstar for Exchangeable Canopy Shares (see “Canopy may be unable to renegotiate its debt to Greenstar” above), additional Exchangeable Canopy Shares will be issued, which will be convertible into Canopy Shares. Following any issuance of additional equity securities by Canopy, whether prior to or following the completion of the Floating Share Arrangement, the ownership interest of Floating Shareholders in Canopy upon such completion of the Floating Share Arrangement may be diluted, and some or all of Canopy’s financial measures on a per share basis may be reduced. Moreover, if Canopy’s intention to issue additional equity securities becomes publicly known, the price of the Canopy Shares may be materially adversely affected.
The Acquisition will affect the rights of Floating Shareholders
Following the completion of the Floating Share Arrangement, Floating Shareholders will no longer have an interest in Acreage, its assets, revenues or profits. In the event that the actual value of Acreage’s assets or business as at the Effective Date, exceeds the value of Acreage implied by the Exchange Ratio, holders of Floating Shares will not be entitled to additional consideration.
Adverse U.S. federal income tax consequences
For U.S. federal income tax purposes, the Floating Share Arrangement is expected not to qualify as a reorganization under Section 368(a) of the Code and is expected to be a fully taxable transaction. U.S. Holders may be required to pay substantial U.S. federal income taxes in connection with the Floating Share Arrangement. Assuming the Floating Share Arrangement does not qualify as a reorganization under Section 368(a) of the Code, a U.S. Holder that receives Canopy Shares in exchange for Floating Shares would generally recognize a capital gain or loss equal to the difference between the fair market value of the Canopy Shares received and the U.S. Holder’s adjusted tax basis in the Floating Shares exchanged therefor. For additional information, see the section entitled “Certain United States Federal Income Tax Considerations”. Special rules apply to Non-U.S. Holders based on their particular circumstances. There is a risk that such Non-U.S. Holders could be subjected to U.S. federal income tax under certain circumstances. For additional information, see the section entitled “Certain United States Federal Income Tax Considerations — Non-U.S. Holders”.
Canopy may be acquired prior to the Effective Date
In the event of a Canopy Change of Control prior to the Effective Date, Floating Shareholders will not be entitled to vote or exercise any dissent rights in connection with a proposed acquisition of Canopy. However, all such Floating Shareholders will be bound by the terms of any such acquisition, if approved. Accordingly, following a successful Canopy Change of Control, it is anticipated that Floating Shareholders would receive cash and/or securities of the entity resulting from such Canopy Change of Control. The projected synergies and anticipated benefits of the Floating Share Arrangement being completed by Canopy USA may not be realized if it is completed by a third-party purchaser or successor entity, as applicable, following a successful Canopy Change of Control. Acreage and such third-party purchaser or successor entity may not successfully integrate. If actual results are less favourable than Acreage, Canopy and Canopy USA currently anticipate, the business, results of operations, financial condition and liquidity of any such third-party purchaser or successor entity, as applicable, could be materially adversely impacted.
Canopy is subject to certain restrictions of the TSX and the Nasdaq, which may constrain is ability to expand its business in the United States
The Canopy Shares are currently listed on the TSX and the Nasdaq. So long as Canopy continues to be listed on the TSX and the Nasdaq, Canopy must comply with their requirements and guidelines when conducting business, particularly when pursuing opportunities in the United States.

In October 2017, the TSX issued the TSX Staff Notice, which notes that listed issuers with ongoing business activities that are in violation of United States federal law regarding marijuana are not compliant with the TSX Listing Requirements. Should the TSX determine that Canopy is in violation of the TSX Listing Requirements, the TSX may initiate a delisting review. Although Canopy believes that it complies with all applicable laws and regulations, including the TSX Listing Requirements, there is a risk that Canopy’s interpretation may differ from that of the TSX. Canopy’s failure to comply with the TSX Listing Requirements could result in a delisting of the Canopy Shares from the TSX, or the denial of Canopy’s application (the “Listing Application”) to list the Consideration Shares issuable to the Floating Shareholders on the TSX. The denial of Canopy’s Listing Application could, among other things: (i) result in the failure to satisfy the condition precedent to completion of the Floating Share Arrangement that all required Floating Share Arrangement Regulatory Approvals be obtained, such that the Floating Share Arrangement Agreement will be terminated, and the Floating Share Arrangement will not be completed; (ii) have a material adverse effect on the trading price of the Canopy Shares; or (iii) have a material adverse effect on Canopy’s business, financial condition and results of operations.
While the Nasdaq has not issued official rules specific to the cannabis or hemp industry, stock exchanges in the United States, including the Nasdaq, have historically refused to list certain cannabis related businesses, including cannabis retailers, that operate primarily in the United States. Failure to comply with any requirements imposed by the Nasdaq could result in the delisting of the Canopy Shares from the Nasdaq, or the denial of any application to have additional securities listed on the Nasdaq, which could have a material adverse effect on the trading price of the Canopy Shares. See “Regulatory Matters — Stock Exchange Matters”.
If Canopy USA acquires Wana, Jetty or the Fixed Shares of Acreage without structural amendments to Canopy’s interest in Canopy USA, the listing of the Canopy Shares on the Nasdaq Stock Market may be jeopardized
Canopy’s listings on the TSX and Nasdaq prohibit Canopy from investing in, or acquiring, state regulated, but federally illegal, businesses in the United States cannabis market until a change in United States federal law occurs or Canopy delists the Canopy Shares from the TSX and Nasdaq and lists on an alternative exchange that does not prohibit investments in United States cannabis businesses. While Canopy believes that it currently complies with all applicable laws and regulations, as well as the applicable cannabis related policies of the TSX and Nasdaq, Canopy’s interpretation may differ from those of the stock exchanges now or in the future, and therefore, the TSX or Nasdaq could allege that Canopy violates the exchange’s cannabis-related policies.
Canopy has advised that it expects to consolidate the financial statements of Canopy USA in accordance with U.S. GAAP, including the financial statements of Acreage, Wana and Jetty once those acquisitions have been completed by Canopy USA. On December 7, 2022, Canopy received a letter from Nasdaq Regulation requesting certain information and stating, among other things, its position that companies that consolidate “the assets and revenues generated from activities in violation under federal law cannot continue to list on Nasdaq.” Canopy has advised that it expects to continue dialogue with Nasdaq Regulation regarding its position. Representatives of Nasdaq have expressed to representatives of Canopy that the exchange was comfortable with the formation of Canopy USA, the Reorganization and Canopy holding Canopy USA Non-Voting Shares. Representatives of Nasdaq have also indicated to representatives of Canopy that Nasdaq Rule 5205(c) requires Nasdaq to determine compliance with the listing standards based on a company’s financial statements. Canopy has advised that it disagrees with Nasdaq’s application of Nasdaq Rule 5205(c) since Nasdaq Rule 5205(c) merely refers to a company’s initial listing and continued listing qualifications expressly enumerated in the Nasdaq Rules and does not address the matter of the legality of the revenues reported within a company’s financial statements. Accordingly, Canopy has advised that it intends to continue its dialogue with Nasdaq Regulation as it believes that the “qualifications” referenced in Nasdaq Rule 5205(c) cannot refer to a standard that does not exist within the Nasdaq Rules nor, intuitively, can accounting treatment form the basis for a conclusion with respect to compliance with laws.
Canopy has advised that it is hopeful that another exchange will seek to determine Canopy’s compliance with its listing requirements on the basis of applicable laws. In the event that neither Nasdaq nor another exchange is comfortable with financial consolidation of Canopy USA and Nasdaq initiates a delisting process, Canopy has advised that it intends to vigorously appeal such a decision.

There is significant judgment in applying the guidance with respect to consolidation of a variable interest entity under U.S. GAAP, particularly given the highly-structured, nuanced and novel nature of Canopy’s interest in Canopy USA. No precedent has been identified by Canopy with respect to the accounting treatment under U.S. GAAP. Canopy USA was structured to ensure that Canopy does not currently have the ability to direct or manage the operations of Canopy USA. The Protection Agreement provides for stringent negative covenants in favor of Canopy that limit a wide variety of corporate and operational decisions of Canopy USA without the consent of Canopy. Canopy considers that in the aggregate, given the disproportionality of economics to stated power over the operations and strategy of Canopy USA, the limited exposure to the economics of Canopy USA for shareholders other than Canopy, the negative covenants contained in the Protection Agreement and the fact that the third-party investors in Canopy USA had pre-existing business relationships with Canopy, based on the current structure of Canopy’s ownership in Canopy USA, consolidation of Canopy USA by Canopy was deemed to most appropriately result in compliance with the requirements of U.S. GAAP despite Canopy’s inability to direct or manage the operations of Canopy USA. In addition, Canopy advised that it believes that consolidating the financial statements of Canopy USA under U.S. GAAP provides investors of Canopy with a more fulsome, accurate and detailed understanding of the financial position and profit and loss for Canopy overall despite Canopy’s inability to direct or manage the operations of Canopy USA. However, in the event that financial consolidation of Canopy USA is not acceptable to either Nasdaq or another exchange and Canopy is unsuccessful in an appeal with respect to a delisting on Nasdaq, Canopy has advised that it intends to amend the structure of its interest in Canopy USA and the terms of the Protection Agreement and Canopy USA’s Limited Liability Company Agreement such that Canopy would not be required to consolidate the financial results of Canopy USA into Canopy’s financial statements. Such changes may include: (1) reducing Canopy’s economic interest in Canopy USA on an as-converted basis to no greater than 90%, (2) reducing the number of managers on Canopy USA’s board of managers from four to three, including, reducing Canopy’s nomination right to a single manager, (3) modifying the terms of the Protection Agreement and Canopy USA’s Limited Liability Company Agreement in order to eliminate certain negative covenants, and (4) modifying the terms of the agreements with third-party investors in Canopy USA to, among other things, eliminate their right to guaranteed returns. Accordingly, Canopy has advised that it does not believe there is any circumstance in which the Amendment Proposal will result in a delisting from Nasdaq unless there is a concurrent listing on another exchange. Nonetheless, there can be no assurance that Canopy will be able to successfully amend the structure of Canopy’s interest in Canopy USA, as well as the terms of the Protection Agreement and Canopy USA’s Limited Liability Company Agreement such that Canopy would not be required to consolidate the financial results of Canopy USA into Canopy’s financial statements. In addition, there can be no assurance that the SEC will agree with Canopy’s proposed accounting treatment of Canopy USA. Accordingly, there can be no assurance that Canopy will remain listed on Nasdaq or any other exchange on which the Canopy Shares are currently listed on, which could have a material adverse effect on the trading price of the Canopy Shares, as well as Canopy’s business, financial condition and results of operations. In the event of a delisting from a stock exchange, there is no assurance that Canopy will be able to satisfy the conditions required to list on an alternative stock exchange.
A delisting could adversely impact the liquidity of the Canopy Shares
The Canopy Shares are currently listed on the TSX and the Nasdaq. During the 12-month period ended December 31, 2022, approximately 78% of the trading volume of the Canopy Shares took place on the Nasdaq. If the Canopy Shares are delisted from the Nasdaq, there may be a reduction in the liquidity of the Canopy Shares. The pool of potential purchasers of Canopy Shares could also become more limited as a result. Accordingly, a purchase or sale of Canopy Shares may take longer to complete unless Canopy was able to list the Canopy Shares on an alternative exchange. Any inability to purchase and sell Canopy Shares on a timely basis in sufficient quantities could have a material adverse effect on the market price of the Canopy Shares or the ability of Canopy to complete future equity financings on terms favourable to it.
Canopy’s ability to meet its debt obligations may have an adverse impact on its capital position, business and operations
Canopy’s publicly available interim financial statements as of and for six months ended September 30, 2022 reflect a net loss and negative cash flow from operating activities for the six months ended September 30, 2022. Canopy has approximately C$337.38 million in debt maturing in 2023, including certain notes owed to Greenstar (see “Canopy may be unable to renegotiate its debt to Greenstar”) above. Canopy and Greenstar have each indicated their intention to negotiate an exchange of such debt for Exchangeable Canopy Shares if the Canopy Capital Reorganization is approved at the Canopy Meeting. If such negotiations are not successful, and Canopy is unable or does not have the resources to repay or refinance such debt coming due in 2023, that may have an adverse impact on Canopy’s capital position, business and operations and, consequentially, the liquidity and price of the Canopy Shares.
Risk of a change of control of Canopy USA but not Canopy
There can be no assurance that Canopy will maintain its ownership interest in Canopy USA. If Canopy divests its ownership interest in Canopy USA, whether as a result of a forced divestiture or by voluntary sale, Floating Shareholders will no longer have an interest in Canopy USA or its U.S. cannabis investments previously held by Canopy.
The Reorganization may not be acceptable to certain of Canopy’s financial lenders or other capital providers
Although the sale of cannabis is permissible at the state level in a number of states in United States, cannabis continues to be categorized as a controlled substance under the Controlled Substances Act, and the cultivation, distribution, sale and possession of cannabis remains federally illegal in the United States. As such, the Controlled Substances Act may still be enforced against individuals and companies operating in states in which the sale of cannabis is permissible. This poses a risk that certain of Canopy’s lenders or other capital providers may choose not to engage in business with Canopy if it is believed that Canopy is in contravention of the Controlled Substances Act. If one or more of such providers terminates its relationship with Canopy as a result of the Reorganization, it could have a material adverse effect on Canopy, including its reputation and ability to conduct business, its financial position, operating results, profitability or liquidity or the market price of its listed securities.
The Canopy Capital Reorganization may lead to overhang and less liquidity
If the Canopy Amendment Proposal is approved at the Canopy Meeting and the Canopy Capital Reorganization is completed, Canopy Shareholders will have the option to convert their Canopy Shares into Exchangeable Canopy Shares. There are important differences between the rights attached to the Canopy Shares and the Exchangeable Canopy Shares. While each Exchangeable Canopy Share is convertible into a Canopy Share, the Exchangeable Canopy Shares do not carry voting rights, rights to receive dividends or rights to receive distributions upon dissolution of Canopy. Holders of Exchangeable Canopy Shares will not be able to exercise voting rights at meetings of Canopy Shareholders and will not receive distributions if dividends are declared by the board of directors of Canopy.
The differences between the rights attached to the Canopy Shares and the Exchangeable Canopy Shares are significant and may materially and adversely affect the market value of an investment in Canopy. Canopy currently does not plan to list the Exchangeable Canopy Shares on a securities exchange or in the over-the-counter market, and there is not expected to be a market for trading of the Exchangeable Canopy Shares. Therefore, holders of Exchangeable Canopy Shares will likely have no ability to sell their Exchangeable Canopy Shares and will likely have to exchange such Exchangeable Canopy Shares for Canopy Shares in order to have any liquidity.
The completion of the Canopy Capital Reorganization may result in reduced liquidity of the Canopy Shares, reduced trading volumes, a lower market capitalization and a reduction in the trading price of the Canopy Shares. In addition, even if approved at the Canopy Meeting, the Canopy Capital Reorganization may not be acceptable to certain of the Canopy Shareholders, and such Canopy Shareholders may elect to sell their Canopy Shares, resulting in further market overhang and reduced liquidity, either of which may adversely affect the market for, and the market price of, the Canopy Shares.
The Canopy Shares may not meet index requirements
If each of CBG and Greenstar elect to convert their Canopy Shares into Exchangeable Canopy Shares, assuming the Canopy Amendment Proposal is approved by the requisite Canopy Shareholders and the Canopy Capital Reorganization is completed, there will be a subsequent reduction in the number of Canopy Shares issued and outstanding and listed for trading and, consequentially, a corresponding reduction in the market capitalization of Canopy. Such reduction in Canopy’s market capitalization may jeopardize Canopy’s listing as a constituent on various stock indices. Canopy’s exclusion from stock market indices may limit the ability of some institutions to invest in Canopy Shares, which may result in increased selling pressure and decreased demand for the Canopy Shares, which may increase stock price volatility or otherwise cause the market price of the Canopy Shares to decline.
Prior to the Effective Time, Acreage is restricted from taking certain actions pursuant to the Floating Share Arrangement
The Floating Share Arrangement Agreement restricts Acreage from taking specified actions until the earlier of the Effective Time and the time that the Floating Share Arrangement Agreement is terminated in accordance with its terms, including issuing additional Floating Shares subject to certain exceptions, without the consent of Canopy which may adversely affect the ability of Acreage to execute certain business strategies. These restrictions may prevent Acreage from pursuing certain business opportunities that may arise prior to the Effective Time.
The Fairness Opinions obtained by the Special Committee and the Acreage Board will not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of such Fairness Opinions, and the Management Forecasts delivered in connection with such Fairness Opinions reflect numerous variables, estimates and forecasts made by Acreage’s management at the time the Management Forecasts were prepared
On October 24, 2022, Eight Capital delivered the Eight Capital Fairness Opinion to the Special Committee and Canaccord Genuity delivered the Canaccord Genuity Fairness Opinion to the Acreage Board. As the Fairness Opinions have not been, nor will they be, updated prior to the completion of the Floating Share Arrangement, they do not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of such Fairness Opinions. A summary of the Fairness Opinions, and the limitations and qualifications contained therein, can be found under the heading “The Floating Share Arrangement — Eight Capital Fairness Opinion” and “The Floating Share Arrangement — Canaccord Genuity Fairness Opinion”. Please refer to the full text of the Eight Capital Fairness Opinion and the Canaccord Genuity Fairness Opinion, which are attached to this Circular as Appendix “D” and Appendix “E”, respectively.
The Fairness Opinions delivered by Eight Capital and Canaccord Genuity were necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to Eight Capital and Canaccord Genuity, respectively, as of, October 24, 2022. The opinions do not speak as of the time the Floating Share Arrangement will be completed or as of any date other than the date of such opinions. Although subsequent developments may affect their respective opinions, neither Eight Capital nor Canaccord Genuity has any obligation to update, revise or reaffirm its opinion. These developments may include changes to the operations and prospects of Acreage, regulatory or legal changes, general market and economic conditions and other factors that may be beyond the control of Acreage.
As further described under the heading “The Floating Share Arrangement — Certain Financial Projections”, Eight Capital and Canaccord Genuity reviewed the Management Forecasts in connection with the rendering of their respective Fairness Opinions. The Management Forecasts, while presented with numerical specificity, necessarily were based on numerous assumptions and estimates that are inherently uncertain. Because the Management Forecasts cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The assumptions upon which the Management Forecasts were based necessarily involve subjective judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. In addition, the Management Forecasts, and the assumptions, opinions and judgments applied in developing the Management Forecasts, were based on the management of the Company’s best estimates at the time of preparation of the Management Forecasts and were not the subject of independent verification. The Management Forecasts provide no indication that the Management Forecasts will be necessarily predictive of actual future events, or Acreage’s ultimate performance.

The Management Forecasts were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC or Canadian Securities Regulators regarding projections or U.S. GAAP, or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation or presentation of prospective financial information, but, in the view of Acreage’s management, were prepared on a reasonable basis, reflected the best available estimates and judgments at the time of preparation, and presented as of the time of preparation, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Acreage. Although Acreage’s management believes there is a reasonable basis for the Management Forecasts, Acreage cautions Floating Shareholders that future results could be materially different from the Management Forecasts. The Management Forecasts have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this Circular, and except as required by applicable securities laws, Acreage does not intend to update or otherwise revise the Management Forecasts or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.
Risks Relating to the Completion of the Floating Share Arrangement
The Fixed Call Option is not expected to be exercised in the short term unless the Fixed Call Option Conditions are satisfied
The Fixed Call Option must be exercised within five Business Days of the satisfaction of the Fixed Call Option Conditions. If the Fixed Call Option Conditions are not satisfied, the Fixed Call Option is not expected to be exercised in the short term. The satisfaction of the Fixed Call Option Conditions is outside of Acreage’s control.
The Canopy Amendment Proposal must be approved by at least 66 2∕3% of the votes cast on a special resolution by Canopy Shareholders present in person or represented by proxy at the Canopy Meeting. While Greenstar and CBG have entered into the CBG Support Agreement with Canopy pursuant to which they have agreed, among other things, to vote in favour of the Canopy Amendment Proposal, there can be no assurance that the Canopy Amendment Proposal will be approved by the Canopy Shareholders at the Canopy Meeting. In addition, there can be no assurance that either CBG or Greenstar will elect to convert their Canopy Shares into Exchangeable Canopy Shares if the Canopy Amendment Proposal is approved at the Canopy Meeting. Any decision to undertake such conversion is in the sole discretion of CBG and Greenstar.
If the Fixed Call Option Conditions are not satisfied by the Exercise Outside Date, Acreage may terminate the Floating Share Arrangement Agreement. Canopy will be obliged to pay Acreage $2.0 million as an expense reimbursement in the event the Canopy Capital Reorganization is not completed, or if CBG and Greenstar do not exchange all Canopy Shares held by CBG and Greenstar into Exchangeable Shares, prior to the Exercise Outside Date. Pursuant to the terms of the Consent Agreement, if CBG and Greenstar have not converted their Canopy Shares into Exchangeable Canopy Shares on or before the later of: (i) 60 days after the Canopy Meeting; or (ii) February 28, 2023, the Fixed Call Option will not be exercised and the Floating Share Arrangement Agreement will be terminated.
Acreage could fail to receive the necessary approvals required to complete the Floating Share Arrangement
The Floating Share Arrangement is subject to certain conditions, including, among other things, Shareholder Approval and receipt of the Floating Share Arrangement Regulatory Approvals and any other Regulatory Approvals. Acreage, Canopy and Canopy USA have not yet obtained certain Floating Share Arrangement Regulatory Approvals and other Regulatory Approvals, all of which are required in advance of the Effective Time. The Regulatory Approval processes may take a lengthy period of time to complete, which could delay the Effective Time or result in a failure to obtain the required Regulatory Approvals past the Outside Date, thus giving both Canopy and Acreage the right to terminate the Floating Share Arrangement Agreement. See “Transaction Agreements — The Floating Share Arrangement Agreement — Conditions for Completion of the Floating Share Arrangement”.
Certain of these conditions are outside of Acreage’s control. There can be no certainty, nor can Acreage provide any assurance, that all conditions precedent will be satisfied or waived, or, if satisfied or waived, when they will be satisfied or waived and, accordingly, the Floating Share Arrangement may not be completed. If, for any reason, the Floating Share Arrangement is not completed or its completion is materially delayed and/or the Floating Share Arrangement Agreement is terminated, the market price of the Floating Shares may be materially adversely affected. Acreage’s business, financial condition or results of operations could also be subject to various material adverse consequences, including that Acreage would remain liable for costs relating to the Floating Share Arrangement.
If the Floating Share Arrangement is not completed and the Fixed Call Option has not then been exercised by the time the Floating Share Arrangement Agreement has been terminated, the Existing Arrangement will remain in effect and Acreage will continue to be subject to the covenants and conditions of the Existing Arrangement Agreement. See “Risk Factors — Risks if the Floating Share Arrangement is Not Completed and the Existing Arrangement Remains in Effect.”
Acreage expects to incur substantial transaction-related costs in connection with the Floating Share Arrangement
Acreage has incurred, and expects to continue to incur, material non-recurring expenses in connection with the Floating Share Arrangement, including costs relating to obtaining the Shareholder Approval. Additional unanticipated costs may be incurred by Acreage prior to the Effective Date or the date of termination of the Floating Share Arrangement Agreement in connection with the Floating Share Arrangement (including in respect of any additional fees that may be payable under its engagement in respect of the Existing Arrangement, as described above). Even if the Floating Share Arrangement is not completed, Acreage will be obliged to pay certain costs relating to the Floating Share Arrangement, such as legal, accounting, financial advisory, proxy solicitation and printing fees and in certain circumstances, will be required to pay the Termination Fee in accordance with the terms of the Floating Share Arrangement Agreement. Such costs may be significant and could have an adverse effect on Acreage’s future results of operations, cash flows and financial condition.
Securities class actions and derivative lawsuits
Acreage and Canopy may be the target of securities class actions and derivative lawsuits, which could result in substantial costs and may delay or prevent the Floating Share Arrangement from being completed. Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into an agreement to acquire a public company or to be acquired. Third parties may also attempt to bring claims against Acreage and Canopy seeking to enjoin the Floating Share Arrangement or seeking monetary compensation or other remedies. Even if these lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Floating Share Arrangement, then such injunction may delay or prevent the Floating Share Arrangement from being completed.
In addition, political and public attitudes towards the Floating Share Arrangement could result in negative press coverage and other adverse public statements affecting Acreage, Canopy and Canopy USA. Adverse press coverage and other adverse statements could lead to investigations by regulators, legislators and law enforcement officials or in legal claims, or otherwise negatively impact the ability of Acreage to take advantage of various business and market opportunities. The direct and indirect effects of negative publicity, and the demands of responding to and addressing it, may have a material adverse effect on Acreage’s business, financial condition and results of operations.
Interests of directors and officers
In considering the recommendation of the Acreage Board to vote for the Arrangement Resolution, Floating Shareholders should be aware that certain officers and directors have certain interests in connection with the Floating Share Arrangement that differ from, or are in addition to, those of Floating Shareholders generally and may present them with actual or potential conflicts of interest in connection with The Floating Share Arrangement and the connected transactions. See “The Floating Share Arrangement — Interests of Certain Persons in the Floating Share Arrangement”.
Floating Shares may not trade at prices that reflect the Exchange Ratio and will not trade at an intrinsic value
Until the Effective Date, there is no guarantee that the Floating Shares will trade at a price that reflects the performance of Acreage or at a price relative to the trading price of the Canopy Shares based upon the

Exchange Ratio. Given the uncertainties regarding the completion of the Floating Share Arrangement, it is possible the Floating Shares will trade at a significant discount to the Exchange Ratio. Moreover, the intrinsic value of the Floating Shares is indeterminate.
Canopy may not complete the Floating Share Arrangement if the Canopy Amendment Proposal is not adopted or CBG and Greenstar do not exchange their Canopy Shares
Canopy may not complete Floating Share Arrangement if the Canopy Amendment Proposal is not approved at the Canopy Meeting or if either of CBG and Greenstar elect (in their sole discretion) not to exchange all of their Canopy Shares for Exchangeable Canopy Shares. The Canopy Amendment Proposal must be approved by at least 66 2∕3% of the votes cast on a special resolution by Canopy shareholders present in person or represented by proxy at the Canopy Meeting. Greenstar and CBG have entered into a voting and support agreement with Canopy pursuant to which they have agreed, among other things, to vote in favour of the Canopy Amendment Proposal. Canopy has disclosed that CBG and Greenstar have advised that it is their current intention to exchange all of the Canopy Shares which they currently hold for Exchangeable Canopy Shares if the Canopy Amendment Proposal is approved at the Canopy Meeting. There is no certainty that the Canopy Amendment Proposal will be approved at the Canopy Meeting or, if it is, that CBG and Greenstar will exchange all Canopy Shares held by them into Exchangeable Canopy Shares. If the Canopy Amendment Proposal is not adopted, or if CBG and Greenstar do not convert their present holdings of Canopy Shares into Exchangeable Canopy Shares by the Exercise Outside Date, the Fixed Call Option is not expected to be exercised, in which case Acreage may terminate the Floating Share Arrangement Agreement, and Canopy will be obliged to pay Acreage $2.0 million as an expense reimbursement.
Ability to integrate successfully
The Floating Share Arrangement will involve the integration of companies that previously operated independently. The ability to realize the benefits of such transactions will depend in part on successfully consolidating functions and integrating operations, procedures and personnel in a timely and efficient manner, as well as the ability to realize the anticipated growth opportunities and synergies, efficiencies and cost savings from integrating Acreage’s businesses. Operational and strategic decisions and staffing decisions have not yet been made. The loss of the services of Acreage personnel and key employees following the Effective Date, whether as a direct result of the completion of the transaction, inability to retain such personnel due to a change of job requirements thereafter, or otherwise the inability to successfully integrate, or an inability to attract other suitably qualified persons when needed, could have a material adverse effect on the ability of Canopy and Canopy USA to execute on the business plan and strategy, and Canopy and Canopy USA may be unable to find adequate replacements on a timely basis, or at all.
Risks if the Floating Share Arrangement is not completed and Canopy acquires the Fixed Shares
Pursuant to the Floating Share Arrangement Agreement, Canopy has irrevocably waived the Floating Call Option to acquire the Floating Shares pursuant to the Existing Arrangement. If the Floating Share Arrangement is not completed, the Fixed Call Option may have already been exercised pursuant to the Floating Share Arrangement Agreement. If the Fixed Call Option has not yet been exercised, Canopy will still retain the right to acquire all of the Fixed Shares pursuant to the Fixed Call Option under the Existing Arrangement. If the Fixed Call Option is exercised in either such scenario and Canopy USA acquires the Fixed Shares, it is anticipated that Canopy USA will beneficially own approximately 70% of the voting rights attached to all the outstanding Acreage Shares at the Acquisition Time.
Risks relating to holding Floating Shares in a company with a majority controlling shareholder
In the event that the Floating Share Arrangement is not completed but the Acquisition is completed, following the Acquisition Time until the End Date, the Existing Arrangement Agreement provides that Canopy will have certain rights including, without limitation, the right to nominate a majority of the Acreage Board, pre-emptive rights, top-up rights, approval rights and certain audit and inspection rights. In addition, there will be a number of restrictions imposed on Acreage, including, without limitation, restrictions regarding the payment of dividends, Acreage’s merger and acquisition activities, acquisitions, divestitures, amendments to constating documents, the issuance of certain securities and entering into any agreements that limit

Acreage’s ability to compete, in each case without the consent of Canopy. Floating Shareholders will have little or no influence on the conduct of Acreage’s business and affairs.
By virtue of becoming the controlling shareholder of Acreage, together with the rights and restrictions in the Existing Arrangement Agreement, Canopy will have the power to exercise decisive influence over Acreage. There are no guarantees that Canopy’s interests will align with the interests of Acreage or the interests of its Floating Shareholders. As a result, Acreage could be prevented from entering into transactions that could be beneficial to Acreage or its Floating Shareholders, and third parties will likely be discouraged from making a take-over bid for all of the Floating Shares as a result of the existence of a controlling shareholder. Any such transaction would likely involve payment of an amount of consideration per Floating Share less than would have been received by the holders pursuant to the Floating Share Arrangement. If a third-party were to offer to acquire all of the Fixed Shares from Canopy, holders of Floating Shares would have no “coattail rights” which would oblige such a third-party to offer to acquire the Floating Shares on the same terms. In addition, any sale of a substantial number of Floating Shares by a controlling shareholder could cause the market price of the Floating Shares to decline.
There may not be an active trading market for the Floating Shares
In the event that the Fixed Shares are acquired upon exercise of the Fixed Call Option pursuant to the Existing Arrangement and the Floating Share Arrangement is not completed, notwithstanding that it is proposed that the Floating Shares will remain listed for trading on the CSE, such listing may not provide significant liquidity, and the Floating Shares may not trade at prices advantageous to Floating Shareholders. An active or liquid trading market in the Floating Shares may not continue following the Acquisition Time. It is possible that low demand for the Floating Shares may make it difficult, or impossible, for a Floating Shareholder to sell their Floating Shares. Therefore, the sale of Floating Shares may take more time or require Floating Shareholders to accept a sale at a lower price. In addition, the market price of the Floating Shares may be subject to fluctuation, whether or not due to fluctuations in Acreage’s operating results and financial condition, which could, in turn, result in substantial losses being incurred by Floating Shareholders.
Limited ability to pursue strategic and organic growth opportunities without Canopy’s consent
The Existing Arrangement Agreement includes certain covenants in favour of Canopy that will apply following the Acquisition Time until the End Date. Such covenants include, among other things, the right to nominate a majority of the Acreage Board, pre-emptive rights, top-up rights, approval rights and certain audit and inspection rights. In addition, during such time there will be a number of restrictions imposed on Acreage, including, without limitation, restrictions regarding the payment of dividends, Acreage’s merger and acquisition activities, acquisitions, divestitures, amendments to Acreage’s constating documents, the issuance of certain securities and entering into any agreements that limit Acreage’s ability to compete, in each case without the consent of Canopy.
As a result, following the Acquisition Time, Acreage will be subject to a number of constraints. Acreage is not permitted to pursue various strategic and other business opportunities without obtaining Canopy’s consent. In the event Canopy does not provide its consent, Acreage may fail to execute on its business objectives and may not be able to pursue strategic and organic growth opportunities, which may have a material adverse effect on Acreage’s business, financial condition, results of operations and prospects.
Canopy USA may compete or divert opportunities to its other investees that participate in the U.S. cannabis industry
Canopy USA may compete with the business of Acreage. There is a risk that there will be situations when the interests of Canopy USA conflict with the interests of Acreage or Canopy Shareholders. Any increased competitive pressure against Acreage from Canopy, its Subsidiaries, Canopy USA or any investee companies after the Acquisition Time may have a material adverse effect on Acreage’s business, financial condition, results of operations and prospects.
Additional risks and uncertainties, including those currently unknown or considered immaterial by Acreage, Canopy and Canopy USA, may also adversely affect the business of Acreage or Canopy following completion of the Acquisition. See “Cautionary Note Regarding Forward-Looking Information”.

Lowered market price of the Floating Shares
The current price of the Floating Shares may reflect a market assumption that the transactions contemplated pursuant to the Floating Share Arrangement Agreement will occur. A failure to complete the transactions contemplated pursuant to the Floating Share Arrangement Agreement may result in a material decline in the price of the Floating Shares. Financial markets may experience significant price and volume fluctuations that affect the market prices of equity securities of companies that are unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Floating Shares may decline even if Shareholder Approval is obtained. There can be no assurance that continuing fluctuations in price and volume will not occur before the Floating Share Arrangement is completed.
Canaccord Genuity’s success fee may be increased
Pursuant to the terms of the Canaccord Genuity Engagement Agreement, Canaccord Genuity is entitled to receive a fixed fee for delivery of its fairness opinion, regardless of its conclusions, plus a fee consisting of $2,500,000 in cash and $2,000,000 payable in Floating Shares, based on the five-day volume weighted average price of the Floating Shares on the OTC ending on the day immediately prior to the Effective Date, payable upon completion of the Floating Share Arrangement or any alternative transaction, subject to a maximum fee of $5,000,000. Under the Existing Arrangement Agreement, in the event that the Acquisition is completed, Canaccord Genuity (as financial advisor to Acreage) is entitled to receive a success fee of $7,000,000, payable in cash. As such, should the Floating Share Arrangement Agreement be terminated and the Existing Arrangement be consummated under the terms of the Existing Arrangement Agreement, Acreage will owe Canaccord Genuity the greater fee. Acreage may not be able to pay such cash fee without obtaining financing, and there is no guarantee that Acreage will be able to obtain financing on acceptable terms.
Risks if the Floating Share Arrangement is Not Completed and the Existing Arrangement Remains in Effect
In the event that the Floating Share Arrangement is not completed and the Fixed Call Option is not exercised prior to the termination of the Floating Share Arrangement Agreement, Canopy will retain the Fixed Call Option to acquire the Fixed Shares under the Existing Arrangement, which expires on September 23, 2030. The Acquisition will not be completed unless the Acquisition Closing Conditions are satisfied or waived, as applicable. In addition, in the event of a Failure to Perform, Canopy will not be required to complete the Acquisition, and Acreage will remain a public company.
Negative cash flow from operations and going concern
During the years ended December 31, 2021 and 2020, and the nine months ended September 30, 2022, Acreage sustained net losses from operations and had negative cash flow from operating activities. Acreage’s cash and cash equivalents as at September 30, 2022 was approximately $26.5 million. As at September 30, 2022, Acreage’s working capital was approximately $16.7 million. Acreage currently has a significant operating cash flow deficiency that will make it necessary for Acreage to raise additional cash in the future as its current cash and working capital resources are depleted. As a result, there is substantial doubt about Acreage’s ability to continue as a going concern. If the Floating Share Arrangement and Existing Arrangement are completed, Acreage may realize synergies, efficiencies and cost savings due to its integration into Canopy USA and its combined operations with any other entities owned by Canopy USA at the applicable time. See “Risk Factors — Securing Additional Financing”.
During the Interim Period, Acreage is restricted from taking certain actions pursuant to the Existing Arrangement
The Existing Arrangement Agreement restricts Acreage from taking specified actions during the Interim Period, including incurring debt or issuing additional Acreage Shares beyond permitted levels, without Canopy’s consent, which may adversely affect the ability of Acreage to raise the capital necessary to continue as a going concern and execute its business objectives. See “Risk Factors — The Existing Arrangement Agreement Contains Restrictive Covenants” and “Risk Factors — Securing Additional Financing”. These restrictions may prevent Acreage from executing its strategic plan and pursuing certain business opportunities that may arise prior to the Effective Date.

The Existing Arrangement Agreement contains restrictive covenants
The Existing Arrangement Agreement contains restrictive covenants that may potentially impair the discretion of Acreage’s management with respect to certain business matters. These covenants place restrictions on, among other things, the ability of the Company to make any material change to the nature of its business, make certain payments, incur additional indebtedness, issue Acreage Shares, create liens or encumbrances not permitted by the Existing Arrangement Agreement and sell or otherwise dispose of certain assets. The restrictive covenants set out in the Existing Arrangement Agreement may significantly impair management’s ability to operate Acreage’s business.
Under the Existing Arrangement Agreement, Acreage will be required to comply with the Initial Business Plan
Pursuant to the Existing Arrangement Agreement, Acreage is required to comply with the Initial Business Plan, which sets forth certain Pro-Forma Net Revenue Targets and Consolidated Adj. EBITDA Targets for each applicable fiscal year of the Initial Business Plan.
If, at the end of a fiscal quarter (commencing with the fiscal quarter dated December 31, 2020), Acreage’s Pro-Forma Revenue is less than 90% of the Pro-Forma Net Revenue Target set forth in the Initial Business Plan or if the Consolidated EBITDA is less than 90% of the Consolidated Adj. EBITDA Target set forth in the Initial Business Plan, an Interim Failure to Perform will be deemed to have occurred and the Austerity Measures shall become applicable. The Austerity Measures place significant restrictions on Acreage’s ability to take certain actions in the operation of its business. Among other things, the Austerity Measures prevent Acreage from issuing any Acreage Shares, granting any Acreage Options, entering into any contract in respect of debt obligations (other than in the ordinary course of business), or paying any fees owing to members of the Acreage Board. The Austerity Measures also prevent Acreage and its Subsidiaries from entering into any business combination, merger or acquisition of assets (other than in the ordinary course of business), from making any new capital investments or incurring any new capital expenditures, and from entering into any contract to dispose of any assets (other than in the ordinary course of business). The Austerity Measures will apply until the non-compliance causing the Interim Failure to Perform is cured by Acreage and its Subsidiaries, as applicable. However, if an Interim Failure to Perform occurs and the Austerity Measures are implemented, the ability of Acreage to conduct its business in the ordinary course will be significantly restricted. Accordingly, the occurrence of an Interim Failure to Perform will increase the possibility that a Material Failure to Perform and/or a Failure to Perform will occur.
A Material Failure to Perform will be deemed to occur if Acreage’s Pro-Forma Revenue is less than 80% of the Pro-Forma Net Revenue Target or the Consolidated EBITDA is less than 80% of the Consolidated Adj. EBITDA Target, as determined on an annual basis (commencing in respect of the fiscal year ending December 31, 2021). The occurrence of a Material Failure to Perform is considered a breach of a material term of the Existing Arrangement Agreement incapable of being cured. Consequently, certain restrictive covenants under the Existing Arrangement Agreement which relate to exclusivity and non-competition of Canopy in favour of Acreage, including the restriction preventing Canopy from acquiring a competitor of Acreage in the United States, will terminate.
In addition, if Acreage’s Pro-Forma Revenue is less than 60% of the Pro-Forma Net Revenue Target or the Consolidated EBITDA is less than 60% of the Consolidated Adj. EBITDA Target for the trailing 12 month period ending on the date that is 30 days prior to the proposed Acquisition Time, a Failure to Perform shall occur and a material adverse impact will be deemed to have occurred for purposes of the Existing Arrangement Agreement. In the event of a Failure to Perform, Canopy will not be required to complete the Acquisition.
Securing additional financing
The continued development of Acreage’s business may require additional financing. In the event that the Floating Share Arrangement is not completed and the Fixed Call Option has not been exercised under the Existing Arrangement prior to the termination of the Floating Share Arrangement Agreement, Canopy will retain the Fixed Call Option to acquire the Fixed Shares under the Existing Arrangement. There can be no assurance that additional capital or other types of financing will be available or that, if available, the terms of such financing will be favourable to Acreage. In addition, the Existing Arrangement Agreement contains restrictive covenants and consent requirements relating to capital raising activities, incurring indebtedness and other financial and operational matters, which may make it more difficult for Acreage to obtain additional capital and to pursue business opportunities, including potential acquisitions.
Acreage may require additional financing to fund its operations until positive cash flow is achieved. If the Floating Share Arrangement is not completed and the Fixed Call Option is not exercised under the Existing Arrangement as currently proposed, risks may materialize and may materially and adversely affect Acreage’s business, financial results and the price of the Floating Shares and the Fixed Shares. This could result in the delay or indefinite postponement of Acreage’s current business objectives or Acreage ceasing to carry on business. If Acreage is able to raise additional equity financing through the issuance of Floating Shares and Fixed Shares, such issuances may substantially dilute the interests of Floating Shareholders. If Acreage is able to raise additional debt financing, payment of the associated interest costs is likely to impose a substantial financial burden on Acreage.
See “Risk Factors — Risks if the Floating Share Arrangement is Not Completed and the Fixed Call Option is not Exercised under the Existing Arrangement — Negative Cash Flow from Operations” and “Risk Factors — Risks if the Floating Share Arrangement is Not Completed and the Fixed Call Option is not Exercised under the Existing Arrangement — Sufficiency of Capital”.
Lowered market price of the Acreage Shares
The current price of the Floating Shares and the Fixed Shares may reflect a market assumption that the Floating Share Arrangement and the Acquisition following the exercise of the Fixed Call Option under the Existing Arrangement, respectively, will be completed. Should the Floating Share Arrangement or the Acquisition not be completed, there may be a material decline in the price of the Floating Shares and/or the Fixed Shares.
Financial markets may experience significant price and volume fluctuations that affect the market prices of equity securities of companies that are unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Floating Shares and the Fixed Shares may decline even if the Floating Share Arrangement is completed or the Acquisition is completed. There can be no assurance that continuing fluctuations in price and volume will not occur.
Risks Relating to Treatment of Acreage for U.S. and Canadian Tax Purposes
Treatment of Acreage for U.S. Tax Purposes
A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, Acreage, which is incorporated under the Laws of the Province of British Columbia, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. However, Section 7874 of the Code, provides an exception to this general rule, under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.
Under Section 7874, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding shares of the U.S. corporation); (ii) the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and tax residence relative to the expanded affiliated group’s worldwide activities; and (iii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s shares) as determined for purposes of Section 7874 (this test is referred to as the “80% ownership test”).

For purposes of Section 7874, Acreage believes that the three conditions described above have been met by reason of the RTO, and Acreage has taken the position that it is treated as a U.S. domestic corporation for U.S. federal income tax purposes. A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all the possible tax consequences that arise from Acreage being treated as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences to Acreage that are not discussed in this summary.
Generally, Acreage will be subject to U.S. federal income tax on its worldwide taxable income (regardless of whether such income is “U.S. source” or “foreign source”) and will be required to file a U.S. federal income tax return annually with the IRS. As Acreage is deemed a resident of Canada for Canadian tax purposes by virtue of its incorporation under the Laws of the Province of British Columbia, it is also taxable in Canada on its worldwide income. It is unclear how the foreign tax credit rules under the Code will operate in certain circumstances, given the treatment of Acreage as a U.S. domestic corporation for U.S. federal income tax purposes and the taxation of Acreage in Canada. Accordingly, it is possible that Acreage will be subject to double taxation with respect to all or part of its taxable income. It is anticipated that such U.S. and Canadian tax treatment will continue indefinitely and that the Acreage Shares will be treated indefinitely as shares in a U.S. domestic corporation for U.S. federal income tax purposes, notwithstanding future transfers.
Adverse U.S. federal income tax consequences
For U.S. federal income tax purposes, the Floating Share Arrangement is expected not to qualify as a reorganization under Section 368(a) of the Code and is expected to be a fully taxable transaction. Floating Shareholders may be required to pay substantial U.S. federal income taxes. Assuming the Floating Share Arrangement does not qualify as a reorganization under Section 368(a) of the Code, a U.S. Holder that receives Canopy Shares in exchange for Floating Shares would generally recognize a capital gain or loss equal to the difference between the fair market value of the Canopy Shares received and the U.S. Holder’s adjusted tax basis in the Floating Shares exchanged therefor. The deductibility of capital losses is subject to limitations. For additional information, see the section entitled “Certain United States Federal Income Tax Considerations”.
The rules described above for U.S. Holders should generally also apply to a Non-U.S. Holder that directly exchanges its Floating Shares for Canopy Shares, except that any such gain recognized by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless: (i) the gain is “effectively connected” with such Non U. S. Holder’s conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting such person to U.S. taxation on a net income basis; or (ii) the Non-U.S. Holder is an individual, is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist. For additional information, see the section entitled “Certain United States Federal Income Tax Considerations”.
Adverse Canadian federal income tax consequences
For Canadian federal income tax purposes, Canadian Holders will be considered to have disposed of their Floating Shares pursuant to the Floating Share Arrangement and will generally be considered to have realized a capital gain (or capital loss) equal to the amount by which the fair market value of the Canopy Shares received exceeds (or is exceeded by) the aggregate of the adjusted cost base of the Floating Shares transferred and any reasonable costs of disposition.
For additional information, see the section entitled “Certain Canadian Federal Income Tax Considerations”.
Risks Relating to Acreage’s Business
Substantially all of Acreage’s revenue is derived from its United States cannabis operations. While Acreage believes that its cannabis operations are compliant with applicable state and local regulations, cannabis is illegal under United States federal cannabis laws. For more information about risks relating to Acreage’s

United States cannabis operations, see the Acreage Annual Report filed under Acreage’s profile on SEDAR at www.sedar.com and with the SEC and available on EDGAR at www.sec.gov/edgar and incorporated by reference herein.
Risks Relating to Canopy’s Business
If the Floating Share Arrangement is completed, Canopy will continue to face many of the risks that it currently faces with respect to its business and affairs. See “Additional Information Concerning Canopy — Risk Factors” in Appendix “G” to this Circular.

DISSENT RIGHTS
Registered Shareholders may exercise Dissent Rights with respect to the Arrangement Resolution pursuant to and in the manner set forth under Sections 237 to 247 of the BCBCA, as modified by the Floating Share Arrangement, the Interim Order and the Final Order, provided that, notwithstanding Section 242 of the BCBCA, the written objection to the Arrangement Resolution must be sent to Acreage by holders who wish to dissent and be received by Acreage not later than 5:00 p.m. (Vancouver time) on the date that is two Business Days immediately prior to the Meeting or any date to which the Meeting may be postponed or adjourned.
Registered Shareholders who wish to dissent should take note that the procedures for dissenting from the Amendment Resolution require strict compliance with the applicable dissent procedures.
Dissent Rights to the Arrangement Resolution for Registered Shareholders
As indicated in the Notice of Meeting, any Registered Shareholder is entitled to be paid the fair value of the Floating Shares held by such holder in accordance with Section 245 of the BCBCA, as modified by the Floating Share Arrangement, the Interim Order and the Final Order, if such holder properly exercises Dissent Rights and the Floating Share Arrangement becomes effective.
Anyone who is a beneficial owner of Floating Shares registered in the name of an Intermediary and who wishes to dissent should be aware that only Registered Shareholders are entitled to exercise Dissent Rights. A Registered Shareholder who holds Floating Shares as an Intermediary for one or more beneficial owners, one or more of whom wish to exercise Dissent Rights, must exercise such Dissent Rights on behalf of such holder(s). In such case, the notice should specify the number of Floating Shares held by the Intermediary for such beneficial owner. A Dissenting Shareholder may dissent only with respect to all, but not less than all, of the Floating Shares held on behalf of any one beneficial owner and registered in the name of the Dissenting Shareholder.
The following description of the dissent procedures is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of his or her Floating Shares and is qualified in its entirety by reference to the full text of the Floating Share Arrangement, the Interim Order and Sections 237 to 247 of the BCBCA, which are attached to this Circular as Appendices “C” and “F” and “H”, respectively. A Registered Shareholder who intends to exercise the Dissent Rights should carefully consider and strictly comply with the provisions of Sections 237 to 247 of the BCBCA, as modified by the Interim Order, the Final Order and the Floating Share Arrangement, and seek independent legal advice. Failure to comply strictly with the provisions of the BCBCA, as modified by the Interim Order, the Final Order and the Floating Share Arrangement, and to adhere to the procedures established therein, may result in the loss of all rights thereunder.
The Court hearing the application for the Final Order has the discretion to alter the Dissent Rights described herein.
It is a condition precedent in favour of the obligations of Canopy and Canopy USA to complete the Floating Share Arrangement that the aggregate number of Floating Shares in respect of which Registered Shareholders have exercised Dissent Rights shall not exceed 5% of the Floating Shares then outstanding. If such condition precedent is not fulfilled, or waived by Canopy, Canopy and Canopy USA may terminate the Floating Share Arrangement Agreement. See “Transaction Agreements — Floating Share Arrangement Agreement — Conditions for Completion of the Floating Share Arrangement — Conditions in Favour of Canopy”.
Registered Shareholders who duly exercise Dissent Rights and who:
(a)
are ultimately entitled to be paid fair value for their Dissenting Shares, which fair value shall be the fair value of such shares as of the close of business on the last Business Day before the day on which the Arrangement Resolution is adopted by Floating Shareholders at the Meeting, shall be paid an amount equal to such fair value by Canopy and such Dissenting Shares will be cancelled in accordance with the Floating Share Arrangement; or

(b)
are ultimately not entitled, for any reason, to be paid fair value for their Floating Shares in respect of which they have exercised Dissent Rights shall be deemed to have participated in the Floating Share Arrangement, as of the Effective Time, on the same basis as a non-dissenting Shareholder and shall be entitled to receive only the Consideration Shares that such holder would have received pursuant to the Floating Share Arrangement if such holder had not exercised Dissent Rights,

(c)
but in no case shall Canopy, Acreage or any other Person be required to recognize Floating Shareholders who exercise Dissent Rights as Floating Shareholders after the Effective Time, and the names of such Shareholders who exercise Dissent Rights shall be removed from the register of shareholders as at the Effective Time. There can be no assurance that a Dissenting Shareholder will receive consideration for its Floating Shares of equal or greater value to the Consideration Shares that such Dissenting Shareholder would have received under the Floating Share Arrangement.

Sections 237 to 247 of the BCBCA
Section 238 of the BCBCA, as modified by the Floating Share Arrangement, the Interim Order and the Final Order, provides that Registered Shareholders who dissent in respect of the Arrangement Resolution in compliance with Sections 237 to 247 of the BCBCA may require Acreage to pay such Dissenting Shareholder the fair value of such Floating Shares.
The exercise of Dissent Rights does not deprive a Registered Shareholder of the right to vote at the Meeting. However, a Floating Shareholder is not entitled to exercise Dissent Rights in respect of the Arrangement Resolution if such holder votes any of the Floating Shares beneficially held by such holder FOR the Arrangement Resolution. The execution or exercise of a proxy against the Arrangement Resolution does not constitute a written objection for purposes of the right to dissent under Section 238 of the BCBCA.
A Dissenting Shareholder must dissent with respect to all, but not less than all, of the Floating Shares in which the holder owns a beneficial interest. A Registered Shareholder who wishes to dissent must deliver written notice of dissent (a “Notice of Dissent”) to Acreage on the date that is two Business Days immediately prior to the Meeting, or any date to which the Meeting may be postponed or adjourned, and such Notice of Dissent must strictly comply with the requirements of Section 242 of the BCBCA. Any failure by a Registered Shareholder to fully comply may result in the loss of that holder’s Dissent Rights. Non-Registered Shareholders who wish to exercise Dissent Rights must arrange for the Registered Shareholder holding their Floating Shares to deliver the Notice of Dissent.
A vote against the Arrangement Resolution, whether by attending and voting at the Meeting virtually or by proxy, or not voting on the Arrangement Resolution does not constitute a Notice of Dissent. Promptly after the Arrangement Resolution is approved by the Floating Shareholders, Acreage must send to each Dissenting Shareholder a notice that the Arrangement Resolution has been adopted, stating that Acreage intends to act, or has acted, on the authority of the Amendment Resolution and advise the Dissenting Shareholder of the manner in which dissent is to be completed under Section 244 of the BCBCA.
If the Arrangement Resolution is adopted by the Floating Shareholders as required at the Meeting, and if Acreage notifies the Dissenting Shareholders of its intention to act upon the Arrangement Resolution, pursuant to Section 244 of the BCBCA, the Dissenting Shareholder is then required, within 30 days after receipt of such notice, to send to the Company or the Transfer Agent a signed written notice setting out the Dissenting Shareholder’s name, the number of Floating Shares in respect of which the Dissenting Shareholder dissents and that the Dissent Right is being exercised in respect of all of the Dissenting Shareholder’s Floating Shares. The written notice should contain any share certificate or certificates representing the Floating Shares in respect of which the Dissenting Shareholder has exercised Dissent Rights (if any) and a demand for payment of the fair value of such Floating Shares. A Dissenting Shareholder who fails to send to Acreage or the Transfer Agent within the required periods of time the required notices or the certificates representing the Floating Shares in respect of which the Dissenting Shareholder has dissented may forfeit its Dissent Rights. Upon delivery of these documents, the Dissenting Shareholder is deemed to have sold its Floating Shares and Canopy must comply with Section 245 of the BCBCA.
The Dissenting Shareholder and Canopy may agree on the fair value of the Dissenting Shares immediately before the passing of the Arrangement Resolution (the “Payout Value”); otherwise, either party may apply to the Court to determine the Payout Value, and the Court may determine the Payout Value, or order that the Payout Value be established by arbitration or by reference to the registrar or a referee of the Court. If the Floating Share Arrangement becomes effective and the Dissenting Shareholder has complied with Section 244, after a determination of the Payout Value of the Dissenting Shares, Canopy must then promptly pay that amount to the Dissenting Shareholder.
Addresses for Notice
All notices to Acreage of dissent with respect to the Arrangement Resolution pursuant to Section 242 of the BCBCA should be addressed to the attention of the Corporate Secretary of Acreage and be sent not later than 5:00 p.m. (Vancouver time) on the date that is two Business Days immediately prior to the Meeting, or any date to which the Meeting may be postponed or adjourned, to:
Acreage Holdings, Inc.
c/o DLA Piper (Canada) LLP
1 First Canadian Place
100 King St. W., Suite 6000
Toronto, ON
M5X 1E2
Attention: Robert Fonn and Russel Drew
Strict Compliance with Dissent Provisions Required
The foregoing summary does not purport to provide comprehensive statements of the procedures to be followed by a Dissenting Shareholder under Part 8, Division 2 of the BCBCA, as modified by the Floating Share Arrangement and the Interim Order, and reference should be made to the specific provisions of Sections 237 to 247 of the BCBCA, the Floating Share Arrangement and the Interim Order. The BCBCA requires strict adherence to the procedures regarding the exercise of rights established therein. The failure to adhere to such procedures may result in the loss of all rights of dissent. Accordingly, each Registered Shareholder who wishes to exercise Dissent Rights should carefully consider and comply with the provisions of Sections 237 to 247 of the BCBCA, the Floating Share Arrangement and the Interim Order and consult a legal advisor. A copy of Sections 237 to 247 of the BCBCA is set out in Appendix “H” to this Circular and a copy of the Floating Share Arrangement and the Interim Order are set out in Appendices “C” and “F”, respectively, to this Circular.
Acreage suggests that any Registered Shareholders wishing to avail himself or herself of the Dissent Rights seek his or her own legal advice as failure to comply strictly with the applicable provisions of the BCBCA and the Interim Order, Final Order and Floating Share Arrangement may prejudice the availability of such Dissent Rights. Dissenting Shareholders should note that the exercise of Dissent Rights can be a complex, time-consuming and expensive process.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following summary fairly describes the principal Canadian federal income tax considerations under the Tax Act generally applicable to a Floating Shareholder who is the beneficial owner of Floating Shares and who, for the purposes of the Tax Act and at all relevant times, holds Floating Shares, and will hold any Canopy Shares acquired pursuant to the Floating Share Arrangement, as capital property, and who deals at arm’s length with, and is not affiliated with, Acreage or Canopy (a “Holder”). Floating Shares and Canopy Shares will generally constitute capital property to a Holder unless the Holder holds or uses such shares in the course of carrying on a business or has acquired such shares in a transaction or transactions considered to be an adventure or concern in the nature of trade.
This summary does not apply to a Holder (i) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act; (ii) that is a “specified financial institution” (as defined in the Tax Act); (iii) an interest in which would be a “tax shelter investment” (as defined in the Tax Act); (iv) that has made a functional currency reporting election under the Tax Act; (v) that is exempt from tax under Part I of the Tax Act; (vi) that is a “foreign affiliate” (as defined in the Tax Act) of a taxpayer resident in Canada; (vii) that is a partnership; (viii) that receives dividends on the Canopy Shares under or as part of a “dividend rental arrangement” (as defined in the Tax Act); (ix) that has entered into or will enter into a “derivative forward agreement” or “synthetic disposition arrangement” (as those terms are defined in the Tax Act) with respect to the Floating Shares or Canopy Shares; or (x) that is a “substantive CCPC” as defined in the Tax Proposals. Such Holders should consult their own tax advisors with respect to an investment in the Canopy Shares.
This summary is not applicable to Persons holding Floating Options, Floating Share Units and Floating Warrants, and the tax considerations relevant to such holders are not discussed herein.
Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada (or a corporation that does not deal at arm’s length for purposes of the Tax Act, with a corporation resident in Canada) that is, or becomes, as part of a transaction or event or series of transactions or events that includes the Floating Share Arrangement, controlled by a non-resident person, or group of non-resident persons not dealing with each other at arm’s length, for purposes of the “foreign affiliate dumping” rules in Section 212.3 of the Tax Act. Such Holders should consult their own tax advisors.
This summary is based upon the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and counsel’s understanding of the current published administrative practices and assessing policies of the CRA. No assurances can be given that the Tax Proposals will be enacted as proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Tax Proposals, does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial decision or action, or any changes in the administrative practices or assessing policies of the CRA. This summary does not take into account tax legislation of any province, territory or foreign jurisdiction. Provisions of provincial income tax legislation vary from province to province in Canada and may differ from federal income tax legislation.
This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Floating Shareholder. Accordingly, Floating Shareholders should consult their own tax advisors for advice with respect to the income tax consequences to them of disposing of their Floating Shares pursuant to the Floating Share Arrangement, and holding and disposing of Canopy Shares, having regard to their own particular circumstances.
Holders Resident in Canada
The following portion of this summary is applicable to a Holder who, at all relevant times, is or is deemed to be resident in Canada for the purposes of the Tax Act and any applicable income tax treaty or convention (a “Canadian Holder”). A Canadian Holder whose Floating Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election in accordance with Subsection 39(4) of the Tax Act to have such shares and every “Canadian security” (as such term is defined in the Tax Act) owned by such Canadian Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. A Canadian Holder contemplating making such an election should consult with their own tax advisors for advice with respect to whether an election under Subsection 39(4) of the Tax Act is available or advisable in their particular circumstances.
Transfer of Floating Shares for Canopy Shares
Pursuant to the Floating Share Arrangement, a Canadian Holder, other than a Dissenting Canadian Holder, will transfer the Canadian Holder’s Floating Shares to Canopy USA for Canopy Shares. Such Canadian Holder will realize a capital gain (or a capital loss) equal to the amount by which the fair market value of the Canopy Shares received exceeds (or is exceeded by) the aggregate of the adjusted cost base of the Floating Shares transferred and any reasonable costs of disposition. The cost of the Canopy Shares acquired will be equal to the fair market value thereof. This cost will be averaged with the adjusted cost base of all other Canopy Shares (if any) held by such Canadian Holder as capital property for the purpose of determining the adjusted cost base of each Canopy Share held by such Canadian Holder. Such capital gain (or capital loss) will be subject to the tax treatment described below under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.
Taxation of Capital Gain or Capital Loss
Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Canadian Holder in a taxation year must be included in computing the income of that Canadian Holder for that year, and one-half of any capital loss (an “allowable capital loss”) realized by a Canadian Holder in a taxation year must be applied to reduce taxable capital gains realized by the Canadian Holder in that year. Allowable capital losses for the year in excess of taxable capital gains realized for that year generally may be applied by the Canadian Holder to reduce net taxable capital gains realized in any of the three preceding years or in any subsequent year, to the extent and under the circumstances described in the Tax Act.
In the case of a Canadian Holder that is a corporation, the amount of any capital loss arising on a disposition, or deemed disposition, of any share may be reduced by the amount of dividends received, or deemed to have been received, by such Canadian Holder on such share (or another share where the share has been acquired in exchange for such other share), to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust, or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such share.
A Canadian Holder that, throughout the relevant taxation year, is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay a refundable tax on its “aggregate investment income” (as defined in the Tax Act), including taxable capital gains.
Capital gains realized by a Canadian Holder who is an individual or trust, other than certain trusts, may increase the Canadian Holder’s liability for alternative minimum tax under the Tax Act.
Dividends on Canopy Shares
Dividends received or deemed to be received by a Canadian Holder on Canopy Shares will be required to be included in such Canadian Holder’s income for the purposes of the Tax Act for the taxation year in which the dividends are received or deemed to be received. Such dividends received by a Canadian Holder who is an individual will be subject to the gross-up and dividend tax credit rules normally applicable to dividends received from taxable Canadian corporations. An enhanced gross-up and dividend tax credit will be available to individuals in respect of “eligible dividends” designated by Canopy in accordance with the provisions of the Tax Act. There may be limitations on the ability of Canopy to designate dividends as eligible dividends.
In the case of a Canadian Holder that is a corporation, such dividends or deemed dividends will be included in income and generally will be deductible in computing taxable income. “Private corporations” and “subject corporations” (as defined in the Tax Act) may be liable for additional refundable Part IV tax on any dividend received or deemed to have been received, to the extent such dividends are deductible in computing the Canadian Holder’s taxable income for the year. However, in certain circumstances, the amount of any such taxable dividend received or deemed to have been received by a Canadian Holder that is a corporation may be treated as proceeds of disposition or as a capital gain and not as a dividend under Subsection 55(2) of the Tax Act. Canadian Holders that are corporations should consult their own tax advisors in this regard.
Disposition of Canopy Shares
Generally, on a disposition or deemed disposition of Canopy Shares (other than on a disposition to Canopy that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market), a Canadian Holder will realize a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition exceed (or are less than) the aggregate of the adjusted cost base to the Canadian Holder of such Canopy Shares immediately before the disposition or deemed disposition and any reasonable costs of disposition. See “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Taxation of Capital Gains and Capital Losses” for further details.
Dissenting Canadian Holders
A Dissenting Canadian Holder will be deemed under the Floating Share Arrangement to have transferred such Dissenting Canadian Holder’s Floating Shares to Canopy USA and will be entitled to be paid the fair value of the Dissenting Canadian Holder’s Floating Shares. Such Dissenting Canadian Holder will be considered to have disposed of its Floating Shares for proceeds of disposition equal to the amount received by it from Canopy USA (other than that portion that is in respect of interest, if any, awarded by the Court), and will realize a capital gain (or capital loss) to the extent that the proceeds of disposition of its Floating Shares exceed (or are less than) the aggregate of the adjusted cost base to the Dissenting Canadian Holder of such Floating Shares and any reasonable costs of disposition. Any such capital gain or capital loss will be subject to the same tax treatment as described above under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.
Interest, if any, awarded by the Court to a Dissenting Canadian Holder will be included in the Dissenting Canadian Holder’s income for the purposes of the Tax Act. In addition, a Dissenting Canadian Holder that, throughout the relevant taxation year, is a “Canadian-controlled private corporation” as defined in the Tax Act may be liable for an additional refundable tax in respect of such interest.
Under the Floating Share Arrangement, Floating Shareholders who for any reason are not entitled to be paid the fair value of their Floating Shares, shall be treated as if they had participated in the Floating Share Arrangement on the same basis as Holders who do not exercise Dissent Rights. The principal Canadian federal income tax considerations generally applicable to such Floating Shareholders who are Canadian Holders in connection with their Floating Shares will be the same as those described above in connection with Canadian Holders who do not exercise Dissent Rights.
Dissenting Canadian Holders should consult their own tax advisors for specific advice with respect to the tax consequences in their own particular circumstances of exercising their Dissent Rights.
Holders not Resident in Canada
The following portion of the summary is applicable to Holders who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, are not, and are not deemed to be, resident in Canada and who do not use or hold, and are not deemed to use or hold, Floating Shares or Canopy Shares in carrying on a business in Canada (a “Non-Canadian Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Canadian Holder that is an insurer carrying on business in Canada and elsewhere or an “authorized foreign bank” (as such term is defined in the Tax Act).
Transfer of Floating Shares for Canopy Shares
A Non-Canadian Holder will not be subject to capital gains tax under the Tax Act on the disposition of Floating Shares unless the Floating Shares constitute “taxable Canadian property” of the Non-Canadian Holder for purposes of the Tax Act and the Non-Canadian Holder is not entitled to an exemption under an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident.

Generally, Floating Shares will not constitute taxable Canadian property of a Non-Canadian Holder at a particular time provided that such shares are listed at that time on a “designated stock exchange”, as defined in the Tax Act (which currently includes the CSE), unless at any particular time during the 60 month period that ends at that time, (A) the Floating Shares derived more than 50% of their fair market value, directly or indirectly, from one or any combination of: (a) real or immoveable properties situated in Canada, (b) “timber resource property” (as such term is defined in the Tax Act), (c) “Canadian resource property” (as such term is defined in the Tax Act) or (d) options in respect of, or interests in, or for civil law, rights in, any of the foregoing property, whether or not the property exists, and (B) 25% or more of the issued shares of any class or series of the capital stock of Acreage were owned by one or any combination of (i) the Non-Canadian Holder, (ii) persons with whom the Non-Canadian Holder does not deal at arm’s length, or (iii) partnerships in which the Non-Canadian Holder or a person referred to in (ii) holds a membership interest directly or indirectly through one or more partnerships. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, Floating Shares could be deemed to be taxable Canadian property.
Non-Canadian Holders should consult their own tax advisors as to whether their Floating Shares constitute “taxable Canadian property” in their own particular circumstances.
In the event that the Floating Shares constitute or are deemed to constitute taxable Canadian property to any Non-Canadian Holder, such Non-Canadian Holder may be entitled to relief under the provisions of an applicable income tax treaty or convention if the Floating Shares are “treaty protected property” to the Non-Canadian Holder. Shares owned by a Non-Canadian Holder will generally be treaty protected property if the gain from the disposition of such shares would, because of an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident, be exempt from tax under Part I of the Tax Act.
If the Floating Shares are considered to be taxable Canadian property and not “treaty-protected property” as defined in the Tax Act to the Non-Canadian Holder at the time of disposition, such Non-Canadian Holder will generally be subject to the same income tax considerations as those discussed above with respect to Canadian Holders under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Transfer of Floating Shares for Canopy Shares”. Shares owned by a Non-Canadian Holder will generally be treaty-protected property if the gain from the disposition of such shares would, because of an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident, be exempt from tax under Part I of the Tax Act.
Non-Canadian Holders whose Floating Shares are taxable Canadian property should consult their own tax advisors.
Disposition of Canopy Shares
Any capital gain realized by a Non-Canadian Holder on the disposition or deemed disposition of Canopy Shares acquired pursuant to the Floating Share Arrangement will not be subject to tax under the Tax Act unless such shares constitute “taxable Canadian property” (as described above) and are not “treaty-protected property” (as described above) of the Non-Canadian Holder at the time of the disposition.
If the Canopy Shares are considered to be taxable Canadian property and not treaty-protected property to the Non-Canadian Holder, such Non-Canadian Holder will generally be subject to the same income tax considerations as those discussed with respect to Canadian Holders under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Transfer of Floating Shares for Canopy Shares”.
Non-Canadian Holders whose Canopy Shares are taxable Canadian property should consult their own tax advisors.
Dividends on Canopy Shares
Dividends paid or credited, or deemed to be paid or credited, on Canopy Shares to a Non-Canadian Holder will be subject to withholding tax under the Tax Act at a rate of 25% of the gross amount of the dividends unless the rate is reduced by an applicable income tax treaty or convention. For example, under the

U.S. Treaty, as amended, where dividends are paid to or derived by a Non-Canadian Holder that is a U.S. resident for the purposes of, and that is entitled to the benefits in accordance with the provisions of, such convention, and that is the beneficial owner of such dividends, the applicable rate of Canadian withholding tax generally is reduced to 15% (or 5% in the case of a U.S. resident that is a company beneficially owning at least 10% of the Canopy’s voting shares).
Dissenting Non-Canadian Holders
A Non-Canadian Holder who exercises Dissent Rights under the Floating Share Arrangement (a “Dissenting Non-Canadian Holder”) will be deemed to have transferred such Dissenting Non-Canadian Holder’s Floating Shares to Canopy USA and will be entitled to be paid the fair value of the Dissenting Non-Canadian Holder’s Floating Shares. The Dissenting Non-Canadian Holder will be considered to have disposed of the Floating Shares for proceeds of disposition equal to the amount paid to such Dissenting Non-Canadian Holder less an amount in respect of interest, if any, awarded by the Court, and will be subject to tax under the Tax Act on any gain realized if such shares constitute “taxable Canadian property” and are not treaty-protected property to the Dissenting Non-Canadian Holder as described under the above heading “Certain Canadian Federal Income Tax Considerations — Holders not Resident in Canada — Transfer of Floating Shares for Canopy Shares”.
Under the Floating Share Arrangement, Floating Shareholders who for any reason are not entitled to be paid the fair value of their Floating Shares, shall be treated as if they had participated in the Floating Share Arrangement on the same basis as Holders who do not exercise Dissent Rights. The principal Canadian federal income tax considerations generally applicable to such Floating Shareholders who are Non-Canadian Holders in connection with their Floating Shares will be the same as those described above in connection with Non-Canadian Holders who do not exercise Dissent Rights.
Generally, where a Dissenting Non-Canadian Holder receives interest in connection with the exercise of Dissent Rights, such amount will not be subject to Canadian withholding tax.
Eligibility for Investment in Canada
Canopy Shares
Provided the Canopy Shares are listed on a designated stock exchange (which currently includes the TSX) at the Effective Time, the Canopy Shares would, on the date of issuance under the Floating Share Arrangement, be qualified investments on such date under the Tax Act for trusts governed by registered retirement savings plans (“RRSPs”), registered retirement income funds (“RRIFs”), registered education savings plans (“RESPs”), deferred profit sharing plans (“DPSP”), registered disability savings plans (“RDSPs”) and tax free savings accounts (“TFSAs”).
Notwithstanding the foregoing, if the Canopy Shares are a “prohibited investment” for a RRSP, a RRIF, a RESP, a RDSP or a TFSA, the holder, subscriber or annuitant of such plan, as the case may be, will be subject to a penalty tax as set out in the Tax Act. The Canopy Shares will generally not be a prohibited investment for a RRSP, a RRIF, a RESP, a RDSP or a TFSA provided the holder, subscriber, or annuitant thereof, as the case may be, deals at arm’s length with Canopy, for purposes of the Tax Act, and does not have a “significant interest” (as defined in the Tax Act) in Canopy. The Canopy Shares also will not be a prohibited investment if they are “excluded property” as defined in the Tax Act. A holder, subscriber or annuitant of a RRSP, a RRIF, a RESP, a RDSP or a TFSA, as the case may be, who intends to hold Canopy Shares in such a plan is advised to consult its own tax advisors.
Floating Shares
Nothing in the Floating Share Arrangement prior to the disposition of the Floating Shares will, in and of itself, cause the Floating Shares to cease to be a qualified investment under the Tax Act for trusts governed by RRSPs, RRIFs, RESPs, DPSPs, RDSPs and TFSAs.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain U.S. federal income tax consequences to U.S. Holders and to Non-U.S. Holders (each as defined below) with respect to the Floating Share Arrangement, including: (i) the transfer of Floating Shares to Canopy USA in exchange for Canopy Shares pursuant to the Floating Share Arrangement; and (ii) the ownership and disposition of Canopy Shares. This summary is based on the facts set out in this Circular, the assumptions set forth herein and upon the Code, its legislative history, final, temporary and proposed treasury regulations (“Treasury Regulations”), rulings of the United States Internal Revenue Service (“IRS”), judicial decisions and the income tax treaty between the U.S. and Canada (“U.S. Treaty”) in existence on the date hereof.
These Laws, including legislative and administrative interpretations thereof, are subject to change, possibly on a retroactive basis. Any such change could adversely affect the U.S. federal income tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. An advance tax ruling from the IRS has not been sought or obtained regarding the tax consequences of the transactions described herein.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of Floating Shares or (after the Floating Share Arrangement) Canopy Shares that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the Laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States Persons as described in Section 7701(a)(30) of the Code (“United States Persons”), or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States Person.
For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of Floating Shares or (after the Floating Share Arrangement) Canopy Shares that is not a U.S. Holder and that is not an entity that is classified for U.S. federal income tax purposes as a partnership or as an entity disregarded from its owner. If an entity classified for U.S. federal income tax purposes as a partnership or as an entity disregarded from its owner owns Floating Shares, the tax treatment of a partner or other owner of the entity will depend on the status of such partner or other owner and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any partner or other owner of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership or as an entity disregarded from its owner and that owns Floating Shares, and any partners or other owners of such an entity, are encouraged to consult their tax advisors to determine the particular U.S. federal income tax consequences to them of the Floating Share Arrangement.
This summary is for general information purposes only and does not purport to be an exhaustive summary or listing of all potential U.S. federal income tax considerations that may apply as a result of the Floating Share Arrangement or the ownership or disposition of Canopy Shares. This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders and Non-U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax Law (including but not limited to, tax-exempt organizations, insurance companies, banks and other financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, Persons who hold Floating Shares as part of a straddle, hedging, constructive sale, conversion, or other integrated or risk reduction transactions, Persons who acquired Floating Shares as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, U.S. Holders whose functional currency is not the U.S. dollar, controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax). Furthermore, this summary does not discuss any alternative minimum tax consequences, and does not address any aspects of U.S. state or local taxation or

non-U.S. tax Law. This summary only applies to those beneficial owners that hold Floating Shares, or (after the Floating Share Arrangement) Canopy Shares, as “capital assets” within the meaning of Section 1221 of the Code.
This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Floating Shareholder. No representations are made with respect to the income tax consequences to any particular Floating Shareholder. Floating Shareholders should consult their own tax advisors for advice with respect to the income tax consequences of the Floating Share Arrangement, and the acquisition, holding and disposition of Canopy Shares in their particular circumstances.
This summary does not address the tax consequences of, or apply to, a U.S. citizen who is also a Canadian resident for purposes of the Tax Act. Special tax rules under the Code and the U.S. Treaty may apply to U.S. citizens who are Canadian residents with respect to the Floating Share Arrangement, and the subsequent ownership and disposition of Canopy Shares. Floating Shareholders who are U.S. citizens and Canadian residents should consult their own tax advisors for the tax consequences of their specific circumstances.
Acreage has taken the position, pursuant to Section 7874 of the Code, that it is treated as a U.S. domestic corporation for U.S. federal income tax purposes, notwithstanding that Acreage is formed and organized under the laws of British Columbia, Canada. See “Risk Factors — Treatment of Acreage for U.S. and Canadian Tax Purposes — Treatment of Acreage for U.S. Tax Purposes”.
This summary does not address tax considerations for holders of Floating Options. Floating Share Units or Floating Warrants arising from the Floating Share Arrangement and does not address tax considerations relevant to Floating Shareholders who previously acquired Acreage Shares upon the exercise or settlement of Floating Options or Floating Share Units or under any other employment benefit plan. Any such Floating Shareholders should consult their own tax advisors to determine the particular U.S. federal income tax consequences to them of the Floating Share Arrangement.
BENEFICIAL OWNERS OF FLOATING SHARES ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE FLOATING SHARE ARRANGEMENT BASED ON THEIR PARTICULAR CIRCUMSTANCES.
Certain U.S. Federal Income Tax Consequences of the Floating Share Arrangement
Option Premium and Aggregate Amendment Option Payments
Pursuant to the Existing Arrangement, Canopy paid the Option Premium and Aggregate Amendment Option Payments to shareholders of Acreage, High Street Holders and USCo2 Holders as consideration for the grant of an option to Canopy under the arrangement agreement between Canopy and Acreage dated April 18, 2019 and as an inducement to amend the Existing Arrangement, respectively. As discussed in the Management Information Circular in connection with the plan of arrangement implemented on September 23, 2020, Acreage expected that U.S. Holders who received a portion of the Option Premium and/or Aggregate Amendment Option Payments were required to report (to the extent not previously included in income) the portion of any Option Premium and Aggregate Amendment Option Payments they received as taxable income in the taxable year in which the Existing Arrangement became effective.
In the event a Floating Shareholder received a portion of the Option Premium and/or the Aggregate Amendment Option Payments and took the position that the such amounts were not taxable in the taxable year in which the Existing Arrangement became effective, such position may impact the results and conclusions of the foregoing discussion in this summary regarding the taxability to any such Floating Shareholder on the receipt of consideration in connection with the Floating Share Arrangement (and the related computation of any gain or loss to such Floating Shareholder). Accordingly, Floating Shareholders that took such position should consult with their own tax advisors with respect to the taxability of, and computation of gain in connection with, the Floating Share Arrangement, as a result of the receipt of a portion of the Option Premium and/or the Aggregate Amendment Option Payments.
Non-U.S. Holders are generally limited in their recognition of income or gain as described below and should consult with their own tax advisors to determine the extent that such income or gain is recognized.

For purposes of this summary of “Certain U.S. Federal Income Tax Consequences of the Floating Share Arrangement”, the description of the United States federal income tax consequences of the Floating Share Arrangement that follows is based on the assumption that U.S. Holders who received a portion of the Option Premium and/or Aggregate Amendment Option Payments reported such amounts (to the extent not previously included in income) as income in the taxable year in which the Existing Arrangement became effective.
Tax Treatment of the Exchange Floating Shares For Canopy Shares
Upon the completion of the Floating Share Arrangement and the Acquisition of the Fixed Shares pursuant to exercise of the Fixed Call Option, Canopy USA will own 100% of the outstanding Fixed Shares and Floating Shares. These transactions will be consummated in a number of steps pursuant to the Floating Share Arrangement and Existing Arrangement. First, each Floating Share held by a Floating Shareholder (other than Floating Shareholders that validly exercise Dissent Rights) will be transferred to Canopy USA for Canopy Shares (or, in the event a Canopy Change of Control has occurred prior to the Effective Date, the Alternate Consideration). Second, each Fixed Multiple Share outstanding immediately prior to the Acquisition Time (as defined in the Existing Arrangement Agreement) will be exchanged with Acreage for a Fixed Share. Third, Company Non-U.S. Shareholders (as defined in the Existing Arrangement Agreement), other than those Company Non-U.S. Shareholders that validly exercise Dissent Rights, will directly exchange their Fixed Shares for Canopy Shares (or, in the event a Canopy Change of Control has occurred prior to the Acquisition Date, the Alternate Consideration). Fourth, Canopy Subco will merge with and into Acreage with the same effect as if they had amalgamated under Section 269 of the BCBCA. As a result of the foregoing, Company U.S. Shareholders (as defined in the Existing Arrangement Agreement), other than those Company U.S. Shareholders that validly exercise Dissent Rights, will exchange their Fixed Shares for Canopy Shares (or, in the event a Canopy Change of Control has occurred prior to the Acquisition Date, the Alternate Consideration). The separate legal existence of Canopy Subco will cease but the legal existence of Acreage will continue. Immediately after these transactions, Canopy will transfer, or cause to be transferred, all of its Acreage Shares to Canopy USA. Canopy will hold non-voting exchangeable shares of Canopy USA that are exchangeable at the option of Canopy into Canopy Shares. The Canopy USA exchangeable shares are non-voting and not entitled to dividends or proceeds on the liquidation and dissolution of Canopy USA. The series of transactions described in this paragraph are collectively referred to as the “Acquisition.”
For U.S. federal income tax purposes, the Floating Share Arrangement is expected not to qualify as a reorganization under Section 368(a) of the Code and is expected to be a fully taxable transaction. The U.S. federal income tax treatment of the Floating Share Arrangement is based on the series of steps described in the preceding paragraph which will generally be treated as a single integrated transaction for purposes of determining qualification of the Acquisition as a reorganization. In order to qualify as a reorganization within the meaning of Sections 368(a)(1) and 368(a)(2)(E) of the Code, Canopy would be required acquire an amount of Fixed Shares and Floating Shares in connection with the Acquisition which represents “control” (as defined in Section 368(c) of the Code) of Acreage in exchange solely for Canopy Shares. After the completion of the Acquisition, Canopy USA rather than Canopy will be in “control” of Acreage causing the “control” requirement not to be satisfied. In addition, it is expected that the portion of the Option Premium and some or all of Aggregate Amendment Option Payments which were paid in cash to shareholders of Acreage under the terms of (and defined in) the Existing Arrangement Agreement will be treated as other consideration in determining whether Canopy acquired control of Acreage in exchange solely for Canopy Shares. Based on the value of Canopy Shares as of the date of the Floating Share Arrangement Agreement, such cash consideration is expected to cause the Acquisition, including the Floating Share Arrangement, to fail to satisfy the control requirement. Accordingly, the Floating Share Arrangement is expected not to qualify as a reorganization for U.S. federal income tax purposes.
U.S. Holders
Assuming the Floating Share Arrangement does not qualify as a reorganization under Section 368(a) of the Code, a U.S. Holder that receives Canopy Shares in exchange for Floating Shares would generally recognize a capital gain or loss equal to the difference between the fair market value of the Canopy Shares received and the U.S. Holder’s adjusted tax basis in the Floating Shares exchanged therefor. The gain or loss would generally be determined separately for each block of Floating Shares (i.e., Floating Shares acquired at the same cost in a single transaction). Capital gains recognized by an individual upon the disposition of Floating Shares that have been held for more than one year are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
Any Non-U.S. Holder who recognizes gain as a result of the Floating Share Arrangement generally should not be subject to U.S. federal income tax in respect of such gain unless: (i) the gain is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the Non-U.S. Holder to U.S. taxation on a net income basis; or (ii) the Non-U.S. Holder is an individual, present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.
In the case of a Non-U.S. Holder that is described in clause (i) above, any recognized gain should be subject to U.S. federal income tax at regular graduated rates, and if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes, it may also be subject to a U.S. branch profits tax at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. Such effectively connected income should not be subject to U.S. federal income tax withholding, however, if the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable successor form) to the Person that otherwise would be required to withhold U.S. tax.
A Non-U.S. Holder that is described in clause (ii) above should be subject to a flat 30% tax on the recognized gain, which may be offset by U.S.-source capital losses (even if the Non-U.S. Holder is not considered a resident of the United States).
It is expected that Acreage is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(i)(A)(ii) of the Code. Acreage intends to provide, in connection with the Floating Share Arrangement, a certificate stating that Acreage is not a U.S. real property holding corporation. If for any reason Acreage does not or cannot provide such a certificate and Acreage were treated as a U.S. real property holding corporation, then, notwithstanding the foregoing paragraphs, if a Non-U.S. Holder has held more than 5% of the total fair market value of the outstanding Floating Shares at any time during the five-year period ending on the date of the closing of the Floating Share Arrangement, it is possible that the Non-U.S. Holder could be treated as realizing taxable gain or loss on the exchange of Floating Shares for Canopy Shares, in an amount equal to the difference between the value of the Canopy Shares and the Non-U.S. Holder’s aggregate tax basis in its Floating Shares surrendered.
Payments Related to Dissent Rights
U.S. Holders
For U.S. federal income tax purposes, U.S. Holders that receive a payment for their Floating Shares pursuant to the exercise of Dissent Rights will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized by the U.S. Holder (other than any portion of the payment that represents interest, which amounts will generally be taxable at ordinary income) and the U.S. Holder’s adjusted tax basis in its Floating Shares. The gain or loss is determined separately for each block of Floating Shares (i.e., Floating Shares acquired at the same cost in a single transaction). Capital gains recognized by an individual upon the disposition of Floating Shares that have been held for more than one year are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
For U.S. federal income tax purposes, Non-U.S. Holders that receive a payment for their Floating Shares pursuant to the exercise of Dissent Rights will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized by the Non-U.S. Holder (other than any portion of the payment that represents interest) and the Non-U.S. Holder’s adjusted tax basis in its Floating Shares. Gain or loss is determined separately for each block of Floating Shares (i.e., Floating Shares acquired at the same cost in a single transaction). Any gain that is recognized on a disposition of Floating Shares pursuant to the exercise of Dissent Rights by a Non-U.S. Holder will only be subject to U.S. federal income tax to the extent described above with respect to Non-U.S. Holders generally for gain recognized in connection with the Floating Share Arrangement.
Interest Payment Related to Dissent Rights
A U.S. Holder or Non-U.S. Holder of Floating Shares that receives payment pursuant to the exercise of Dissent Rights may also receive an amount of interest income. See “Dissenting Shareholders’ Rights.” Any such interest income that is received by a U.S. Holder will be subject to U.S. federal income tax at ordinary income rates. Any such interest income that is received by a Non-U.S. Holder should not be subject to U.S. federal income tax unless the interest income is effectively connected with the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder, in which event the interest income will be subject to U.S. federal income tax at regular graduated rates. If the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes, such income may also be subject to a U.S. branch profits tax at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. Such effectively connected income will not be subject to U.S. federal income tax withholding; however, if the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable successor form) to the Person that otherwise would be required to withhold U.S. tax. Interest income that is not effectively connected with the conduct of a United States trade or business will be subject to U.S. federal income tax withholding unless the Non-U.S. Holder furnishes a properly completed IRS Form W-8BEN or W-8BEN-E, as applicable (or a suitable successor form), or otherwise properly establishes an exemption.
Backup Withholding and Information Reporting
In general, information reporting requirements will apply with respect to payments to a U.S. Holder pursuant to the exercise of Dissent Rights. In addition, exchanges of shares by a U.S. Holder for which capital gain or loss or may be recognized in connection with the Floating Share Arrangement may be subject to information reporting. In addition, “backup withholding” may apply unless the U.S. Holder: (i) provides a correct taxpayer identification number and any other required information to the exchange agent, or (ii) is a corporation or comes within certain exempt categories and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding does not constitute an additional tax, but merely an advance payment of tax. Any amounts withheld from a U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the U.S. Holder, and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
A Non-U.S. Holder who provides an appropriate certification (such as an IRS Form W-8BEN or W-8BEN-E (or a suitable successor form)) to the applicable withholding agent attesting to its status as a non-U.S. Person and otherwise qualifies for exemption is not subject to the backup withholding and information reporting requirements.
U.S. Federal Income Tax Consequences Relating to Ownership and Disposition of Canopy Shares by U.S. Holders
Passive Foreign Investment Company
Canopy currently has no reason to believe that, as of the Effective Date, it will be passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, and it is expected that Canopy will operate in such a manner so as not to become a PFIC, but this conclusion is a factual determination that is made annually and, thus, may be subject to change. If Canopy is or becomes a PFIC, you could be subject to additional U.S. federal income taxes on gains recognized with respect to Canopy Shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules. The remainder of this discussion assumes that Canopy will not be treated as a PFIC for U.S. federal income tax purposes.

Distributions
Any distribution paid to a U.S. Holder on a Canopy Share will be treated for U.S. federal income tax purposes as a dividend generally subject to long term capital gain rates to the extent of the current or accumulated earnings and profits of Canopy that are attributable to that share of common stock. To the extent that the amount of any distribution paid to a U.S. Holder on a Canopy Share exceeds the current and accumulated earnings and profits of Canopy attributable to that share of common stock, the distribution will be treated first, as a non-taxable return of capital (and will be applied against and reduce the U.S. Holder’s adjusted tax basis, but not below zero, in that share of stock) and second, as a capital gain. Any reduction in the adjusted tax basis of a share of common stock will increase any gain, or reduce any loss, recognized by the U.S. Holder upon the subsequent sale, redemption, or other taxable disposition of such share of common stock. For purposes of the remainder of this discussion, it is assumed that any distribution paid on the Canopy Shares owned by a U.S. Holder will constitute a dividend for U.S. federal income tax purposes.
In the case of a U.S. Holder that is a corporation, a dividend received by such a U.S. Holder on a Canopy Share may be eligible for a dividend-received deduction with respect to U.S. source portion of such dividends. The Code provides a dividends-received deduction for a dividend received from a specified 10-percent owned foreign corporation by a U.S. corporation with respect to the foreign-source portion of such dividend. However, these dividend-received deductions are generally disallowed in their entirety if the share of common stock with respect to which the dividend is paid is owned by the U.S. Holder for less than 46 days during the 91-day period beginning on the date which is 45 days before the date on which the share of common stock becomes ex-dividend with respect to such dividend.
A U.S. Holder that is a corporation should consider the effect of Section 246A of the Code, which reduces the dividend-received deduction allowed with respect to “debt-financed portfolio stock”. Furthermore, a U.S. Holder that is a corporation may be required to reduce its basis in Canopy Shares as a result of the receipt of certain “extraordinary dividends”. In the case of a U.S. Holder that is an individual, a dividend received by such a U.S. Holder on a Canopy Share generally will constitute “qualified dividend income” and will be subject to a reduced maximum U.S. federal income tax rate under current Law. This rate reduction will not apply to dividends received to the extent that the U.S. Holder elects to treat the dividends as “investment income” for purposes of calculating the U.S. Holder’s limitation on the deduction of “investment interest” expense. Furthermore, this rate reduction will also not apply to dividends that are paid to a U.S. Holder with respect to a Canopy Share that is owned by the U.S. Holder for less than 61 days during the 121-day period beginning on the date which is 60 days before the date on which the share of common stock becomes ex-dividend with respect to such dividend.
In general, for purposes of meeting the holding period requirements for both the dividend-received deduction and the “qualified dividend income” definition, the U.S. Holder may not count towards its holding period any period in which the U.S. Holder (i) has the option to sell, is under a contractual obligation to sell, or has made (and not closed) a short sale of Canopy Shares, or substantially identical stock or securities, (ii) is a grantor of an option to buy Canopy Shares, as the case may be, or substantially identical stock or securities, or (iii) otherwise has diminished its risk of loss by holding one or more other positions with respect to substantially similar or related property. Treasury Regulations provide that a taxpayer has diminished its risk of loss on stock by holding a position in substantially similar or related property if the taxpayer is the beneficiary of a guarantee, surety agreement, or similar arrangement that provides for payments that will substantially offset decreases in the fair market value of the stock. In addition, the Code disallows the dividend-received deduction and the benefit of the reduced maximum tax rate on “qualified dividend income” if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.
Subject to certain limitations, any Canadian tax withheld and paid over to Canada will be creditable or deductible against your U.S. federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a refund of the tax withheld is available to you under Canadian Law or under the U.S. Treaty, the amount of tax withheld that is refundable will not be eligible for credit against your U.S. federal income tax liability. The dividend rules are complex, and each U.S. Holder is urged to consult its own tax advisor regarding the application of such rules.

Dispositions
In the case of a sale, redemption, or other taxable disposition of a Canopy Share, a U.S. Holder should generally recognize a capital gain or loss equal to the difference, if any, between the amount received and the U.S. Holder’s adjusted tax basis in such Canopy Share. A capital gain recognized by an individual upon a disposition of a Canopy Share that is held for more than one year is generally eligible for reduced rates of U.S. federal income taxation. The deductibility of a capital loss recognized upon a disposition of a Canopy Share is subject to limitations.
Tax on Net Investment Income
A 3.8% tax may be imposed on the “net investment income” of certain U.S. Holders that are individuals and on the undistributed “net investment income” of certain U.S. Holders that are estates and trusts. Among other items, “net investment income” generally includes dividends and certain net gains from the disposition of property (such as Canopy Shares), less certain deductions.
Backup Withholding and Information Reporting
In general, information reporting requirements may apply with respect to payments of dividends on Canopy Shares to a U.S. Holder, and with respect to payments to a U.S. Holder of any proceeds from a disposition of Canopy Shares. If you are a non-corporate U.S. Holder, information reporting requirements, on IRS Form 1099, may apply to: (i) dividend payments or other taxable distributions made to you within the United States; and (ii) the payment of proceeds to you from the sale of Canopy Shares effected at a U.S. office of a broker.
In addition, a U.S. Holder may be subject to a backup withholding tax on payments with respect to a Canopy Share if the U.S. Holder fails to supply its correct taxpayer identification number in the manner required by applicable Law, fails to certify that it is not subject to the backup withholding tax, or otherwise fails to comply with applicable backup withholding tax rules.
Any amounts withheld from a U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the U.S. Holder, and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
U.S. Federal Income Tax Consequences Relating to Ownership and Disposition of Canopy Shares by Non-U.S. Holders
Distributions
If you are a Non-U.S. Holder, dividends paid to you in respect of Canopy Shares will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, or if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the dividends are attributable to a permanent establishment that you maintain in the United States. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate Non-U.S. Holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Dispositions
If you are a Non-U.S. Holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your Canopy Shares unless: (i) the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or (ii) you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist. If you are a corporate Non-U.S. Holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate
Backup Withholding and Information Reporting
If you are a Non-U.S. Holder, you are generally exempt from backup withholding and information reporting requirements with respect to dividend payments made to you outside the United States by a non-U.S. payor. Any payments of dividends on Canopy Shares to a Non-U.S. Holder generally will not be subject to backup withholding and additional information reporting.
The payment to a Non-U.S. Holder of the proceeds of a disposition of Canopy Shares by or through the U.S. office of a broker generally will not be subject to information reporting or backup withholding if the Non-U.S. Holder either certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W- 8ECI (or a suitable successor form) that it is not a United States Person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to the payment of the proceeds of a disposition of a Canopy Share by or through the foreign office of a foreign broker (as defined in applicable Treasury Regulations). Information reporting requirements (but not backup withholding) will apply, however, to a payment of the proceeds of the disposition of a Canopy Share by or through a foreign office of a U.S. broker or of a foreign broker with certain relationships to the United States, unless the broker has documentary evidence in its records that the holder is not a United States Person and certain other conditions are met, or the holder otherwise establishes an exemption.
Any amounts withheld from a Non-U.S. Holder under the backup (or other) withholding provisions may be credited against the U.S. federal income tax liability, if any, of the Non-U.S. Holder, and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Account Tax Compliance
Sections 1471 through 1474 of the Code, referred to as the Foreign Account Tax Compliance Act (“FATCA”), generally imposes a 30% withholding tax on dividend payments made by a United States Person to a foreign financial institution or non-financial foreign entity (including, in some cases, when a foreign financial institution or non-financial foreign entity is acting as an intermediary), and on the gross proceeds received by a foreign financial institution or non-financial foreign entity as a result of a sale or other disposition of shares of stock issued by a United States Person, unless: (i) in the case of a foreign financial institution, such institution enters into (or is deemed to have entered into) an agreement with the U.S. Treasury Department to withhold on certain payments, and to collect and provide to the U.S. Treasury Department substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, and certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. The IRS has issued proposed regulations which have indefinitely suspended the application of FATCA on gross proceeds from the disposition of shares of stock, and accordingly, there should be no withholding on account of FACTA with respect to the receipt of consideration with respect to the disposition of Floating Shares or Canopy Shares while such proposed regulations are in effect.
This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it only addresses U.S. federal income tax and does not address any non-income tax or any foreign, state or local tax consequences. Floating Shareholders should consult their own tax advisors concerning the U.S. federal income tax consequences of the Floating Share Arrangement and the ownership of Canopy Shares in light of their particular situation, and any consequences arising under the Laws of any other taxing jurisdiction.

INFORMATION CONCERNING ACREAGE
Overview
Headquartered in New York City, Acreage is a vertically integrated, multi-state operator of cannabis licenses and assets in the U.S. Acreage’s operations include (i) cultivating cannabis plants, (ii) manufacturing branded consumer products, (iii) distributing cannabis flower and manufactured products, and (iv) retailing cannabis products to consumers. Acreage appeals to medical and adult recreational use customers through brand strategies intended to build trust and loyalty.
Further information relating to Acreage is contained in the Acreage Annual Report and other documents of Acreage, which are incorporated by reference into this Circular, and are available under Acreage’s profile on SEDAR at www.sedar.com. See “Where You Can Find More Information”.
Consolidated Capitalization
From September 30, 2022, the date of Acreage’s most recently filed consolidated financial statements, to the date of this Circular, there have been no material changes to Acreage’s share capitalization on a consolidated basis. Changes to Acreage’s loan capitalization on a consolidated basis include the drawdown of an additional $ 25 million made available under the Amended Credit Facility, and an increase in the number of Fixed Shares by 293,499 and the Floating Shares by 117,587 as a result of the vesting and/or settlement of previously issued securities of Acreage.
Prior Sales
In the 12-month period prior to the date of this Circular, Acreage issued the following securities:
Date of Issuance/Grant of Security	Price Per Security/ Exercise Price per Security ($)	Number of Securities Issued/Granted	Type of Securities Issued/ Granted
2/17/2022	N/A	16,987	Existing Class D SVS(1)
2/17/2022	N/A	5,300	Existing Class E SVS(1)
3/3/2022	N/A	27,778	Acreage Class E Fixed RSUs
3/3/2022	N/A	94,538	Acreage Class D Floating RSUs
3/22/2022	N/A	80,500	Existing Class D SVS(1)
3/22/2022	N/A	161,000	Existing Class E SVS(1)
5/3/2022	N/A	252,966	Existing Class D SVS(1)
5/3/2022	N/A	590,250	Existing Class E SVS(1)
5/4/2022	N/A	102,885	Existing Class D SVS(1)
5/4/2022	N/A	224,320	Existing Class E SVS(1)
5/20/2022	N/A	195,368	Existing Class D SVS(1)
5/20/2022	N/A	411,543	Existing Class E SVS(1)
7/1/2022	N/A	2,568,871	Acreage Class E Fixed RSUs
7/6/2022	N/A	33,543	Existing Class D SVS(2)
7/6/2022	N/A	78,267	Existing Class E SVS(2)
7/11/2022	N/A	94,538	Existing Class D SVS(1)
7/11/2022	N/A	27,778	Existing Class E SVS(1)
7/12/2022	$0.59	5,849,046	Acreage Class E Fixed Options
7/12/2022	N/A	5,120,592	Acreage Class E Fixed RSUs
7/13/2022	N/A	2,196,068	Existing Class E SVS(1)
9/19/2022	N/A	4,838	Existing Class D SVS(2)
9/19/2022	N/A	11,290	Existing Class E SVS(2)

Date of Issuance/Grant of Security	Price Per Security/ Exercise Price per Security ($)	Number of Securities Issued/Granted	Type of Securities Issued/ Granted
9/20/2022	N/A	9,950	Existing Class D SVS(1)
9/20/2022	N/A	17,610	Existing Class E SVS(1)
9/23/2022	N/A	60,811	Existing Class D SVS(1)
9/23/2022	N/A	173,554	Existing Class E SVS(1)
9/27/2022	N/A	74,999	Existing Class D SVS(2)
9/27/2022	N/A	174,999	Existing Class E SVS(2)
10/5/2022	N/A	3,782	Existing Class D SVS(1)
10/5/2022	N/A	8,826	Existing Class E SVS(1)
10/6/2022	N/A	66,667	Existing Class D SVS(1)
10/6/2022	N/A	127,273	Existing Class E SVS(1)
10/7/2022	N/A	83,860	Existing Class E SVS(1)
01/09/2023	N/A	47,138	Existing Class D SVS(1)
01/09/2023	N/A	73,540	Existing Class E SVS(1)

Notes:
(1)
Issued upon the vesting of Acreage RSUs.

(2)
Issued upon the conversion of USCo2 Shares.

In the 12-month period prior to the date of this Circular, High Street did not issue any High Street Units or any other securities convertible or exchangeable into Acreage Shares.
Prior Purchases of Securities
Acreage has not purchased any of its securities during the 12 months prior to the date of this Circular.
Price Ranges and Trading Volumes
The Floating Shares are listed on the CSE under the symbol “ACRG.B.U”, quoted on the OTCQX under the symbol “ACRDF” and traded on the FSE under the symbol “0VZ2”.
The following table sets out trading information for the Floating Shares on the CSE during the 12-month period prior to the date of this Circular.
	Price Range ($)(1)
Period	High	Low	Volume (#)
February 2022	$1.62	$1.20	91,426
March 2022	$1.97	$1.17	89,720
April 2022	$1.49	$1.06	69,912
May 2022	$1.56	$1.05	148,632
June 2022	$1.22	$0.95	45,501
July 2022	$1.10	$0.75	20,317
August 2022	$1.09	$0.86	24,486
September 2022	$1.00	$0.90	44,248
October 2022	$1.62	$0.90	57,120
November 2022	$1.71	$1.13	51,783
December 2022	$1.70	$0.64	180,869
January 2023	$1.41	$0.82	22,868
February 2023(2)	$1.21	$1.00	1,954

Note:
(1)
Source: CSE Monthly Market Summaries located at: https://www.thecse.com/trading/market-activity/activity-summaries/monthly-market-summaries.

(2)
From February 1, 2023 to February 10, 2023.

The closing price of the Floating Shares on the CSE on October 24, 2022, the last trading day prior to the Announcement Date, was $1.40. The table above provides trading details regarding trades in the Floating Shareholders made through the facilities of the CSE and is not indicative of any trades of the Floating Shares made through any platform or exchange other than the CSE.
If, following the exercise (or deemed exercise) of the Fixed Call Option, the Acquisition is completed pursuant to the Existing Arrangement, all of the Fixed Shares will be owned by Canopy USA and will be delisted from the CSE as promptly as possible following the Acquisition Date. If the Floating Share Arrangement is completed, all of the Floating Shares will be owned by Canopy USA and will be delisted from the CSE as promptly as possible following the Effective Date.
Ownership of Securities
Please see “The Floating Share Arrangement — Interests of Certain Persons in the Floating Share Arrangement — Ownership of Acreage Shares, Acreage Options and Acreage Share Units” for a table outlining, as at the Record Date, the number of Acreage Shares, Acreage Options, Acreage Share Units and High Street Units owned or controlled, directly or indirectly, by each of the directors and officers of Acreage, and each associate or affiliate of an insider of Acreage, each associate or affiliate of Acreage, each insider of Acreage (other than the directors or officers), and each Person acting jointly or in concert with Acreage.
Intentions With Respect to the Floating Share Arrangement
Each director, certain senior officers, and certain consultants, of Acreage executed a Voting Agreement and has agreed, subject to the terms and conditions of their respective Voting Agreements, to vote all of the Floating Shares held by him or her in favour of the Arrangement Resolution. See “Transaction Agreements — The Voting Agreements”.
Commitments to Acquire Securities of Acreage
To the knowledge of the directors and officers of Acreage and except as publicly disclosed or otherwise described in this Circular, there are no agreements, commitments or understandings between Acreage and any of its directors, officers or insiders, to acquire securities of Acreage.
Material Changes
To the knowledge of the directors and officers of Acreage and except as publicly disclosed or otherwise described in this Circular, there are no plans or proposals for material changes in the affairs of Acreage.
Dividend Policy
No dividends on the Floating Shares have been paid to date. Acreage does not anticipate paying dividends on the Floating Shares in the foreseeable future. Payment of any future dividends will be at the discretion of the Acreage Board after taking into account many factors, including Acreage’s financial condition and anticipated cash needs. Further, payment of any future dividends prior to the Acquisition Time without Canopy’s prior written consent is restricted by the terms of the Existing Arrangement Agreement.
Expenses
The estimated fees, costs and expenses of Acreage in connection with the Floating Share Arrangement Agreement and Floating Share Arrangement (assuming completion) are, approximately, $2,750,000 which includes, without limitation, fees, costs and expenses with respect to the Eight Capital Fairness Opinion, the Canaccord Genuity Fairness Opinion and payments and expenses in connection with legal services, proxy solicitation services and printing and mailing matters. If the Fixed Call Option is not exercised prior to the Exercise Outside Date or the Canopy Capital Reorganization is not completed prior to the Exercise Outside Date, Acreage may terminate the Floating Share Arrangement Agreement. Canopy will be obliged to pay Acreage $2.0 million as an expense reimbursement in the event that the Canopy Capital Reorganization is not completed prior to the Exercise Outside Date, or if CBG or Greenstar do not exchange all Canopy Shares held by CBG and Greenstar into Exchangeable Canopy Shares prior to the Exercise Outside Date.

PROCEDURES FOR DELIVERY OF CANOPY CONSIDERATION
Delivery of Consideration Shares
Acreage shall send a Letter of Transmittal to each Floating Shareholder within 15 Business Days following the receipt by Acreage of a Fixed Call Option Exercise Notice or delivery by Acreage of a Triggering Event Notice, as the case may be. The Letter of Transmittal will contain procedural information relating to Floating Share Arrangement including, among other things, the exchange of certificates representing the Floating Shares for the Consideration Shares (or, to the extent applicable, any Alternate Consideration). In no event shall any former holder of Floating Shares that does not hold Floating Shares on the Effective Date be entitled to the Consideration Shares.
Following receipt by the Depositary of a Fixed Call Option Exercise Notice or a Triggering Event Notice, as the case may be, and prior to the Effective Date, Canopy shall deliver, or cause to be delivered, to the Depositary a sufficient number of Canopy Shares (or, to the extent applicable, any Alternate Consideration) to satisfy Canopy USA’s obligation to cause Canopy to issue Consideration Shares (or, to the extent applicable, any Alternate Consideration) to Floating Shareholders in accordance with the Floating Share Plan of Arrangement.
Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Floating Shares, together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such Floating Shareholder(s), a certificate representing the Consideration Shares (or, to the extent applicable, securities comprising any Alternate Consideration) which such holder is entitled to receive pursuant to the Floating Share Plan of Arrangement, which Consideration Shares (or, to the extent applicable, securities comprising any Alternate Consideration) will be registered in such name or names and either delivered to the address or addresses as such Floating Shareholder directed in their Letter of Transmittal or made available for pick up at the office of the Depositary in accordance with the instructions of the Floating Shareholder in the Letter of Transmittal, and any certificate representing Floating Shares so surrendered shall forthwith thereafter be cancelled.
Further details in respect of the procedure to receive Consideration Shares (or, to the extent applicable, any Alternate Consideration), will be provided in the Letter of Transmittal.
Adjustment of Consideration
Exchange Ratio Adjustment Event
If, prior to the Effective Time, the issued and outstanding Canopy Shares shall have been changed into a different number of shares by reason of any reclassification, split, consolidation, stock dividend or distribution upon the issued and outstanding Canopy Shares, or Canopy shall make any rights offering to the holders of the issued and outstanding Canopy Shares, or similar event (each, an “Exchange Ratio Adjustment Event”), then the Exchange Ratio shall be adjusted in such a manner and to such an extent so as to ensure that, under the Floating Share Arrangement, Floating Shareholders receive the same economic proportionate ownership interest in Canopy following such Exchange Ratio Adjustment Event as they would otherwise have received under the Floating Share Arrangement had such Exchange Ratio Adjustment Event not occurred, and the number of Canopy Shares to be issued to Floating Shareholders pursuant to the Floating Share Arrangement shall be adjusted accordingly.
Canopy Change of Control Adjustment
If a Canopy Change of Control occurs prior to the Effective Date, Acreage shall, as of the effective time of such Canopy Change of Control, cause the High Street Operating Agreement and USCo2 Constating Documents to be amended so that, instead of receiving Canopy Shares (or any Alternate Consideration that a Floating Shareholder is otherwise entitled to receive pursuant to the Floating Share Plan of Arrangement as a result of a prior Canopy Change of Control) in exchange for Floating Shares in accordance with the Floating Share Plan of Arrangement, each Floating Shareholder shall instead be entitled to receive on the Effective

Date, and shall accept, the number of shares or other securities or property (including cash) that such Floating Shareholder would have been entitled to receive on such Canopy Change of Control (the “Alternate Consideration”), if, at the effective time of such Canopy Change of Control, the Floating Shareholder had been the registered holder of that number of Canopy Shares which is equal to the number of Canopy Shares which it would otherwise have been entitled to receive in exchange for its Floating Shares pursuant to the Floating Share Arrangement if the Effective Date and the steps referred to in Section 3.2 of the Floating Share Plan of Arrangement had been completed effective immediately prior to the effective time of the Canopy Change of Control. Notwithstanding the foregoing, if, in connection with a Canopy Change of Control, a holder of a Canopy Share may elect a form of consideration (including, without limitation, shares, other securities, cash or other property) from multiple options made available, then all Floating Shareholders shall be deemed to have elected to receive an equal percentage of each of the different types of consideration offered in connection with such Canopy Change of Control.
Cancellation of Rights
From and after the Effective Time, certificates formerly representing Floating Shares, other than Dissenting Shares, which are held by a Floating Shareholder will represent only the right to receive the Consideration Shares (or, to the extent applicable, any Alternate Consideration) payable therefor under the Floating Share Plan of Arrangement (after giving effect to any applicable tax withholdings). Any certificate formerly representing Floating Shares not duly surrendered on or before the third anniversary of the Effective Date, will, on the third anniversary of the Effective Date, cease to represent a claim by or interest of any former Floating Shareholder of any kind or nature against or in Acreage, Canopy or Canopy USA. On such date, all Consideration Shares (or, to the extent applicable, securities representing any Alternate Consideration) to which such Floating Shareholder was entitled shall be deemed to have been surrendered to Canopy and shall be paid over by the Depositary to Canopy or as directed by Canopy.
No Fractional Consideration
No fractional Canopy Shares will be issued to any Person in connection with the Floating Share Plan of Arrangement. Where the aggregate number of Canopy Shares to be issued to a Floating Shareholder pursuant to the Floating Share Arrangement would otherwise result in a fraction of a Canopy Share being issuable, then the aggregate number of Canopy Shares to be issued to such Floating Shareholder shall be rounded down to the closest whole number and no compensation shall be payable to such Floating Shareholder in lieu of any such fractional Canopy Share.
Withholding Rights
Acreage, Canopy, Canopy USA and the Depositary, as applicable, will be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Person under the Floating Share Plan of Arrangement, such amounts as Acreage, Canopy, Canopy USA or the Depositary (as applicable) determines, acting reasonably, are required to be deducted and withheld with respect to such payment under the Tax Act, the Code or any provision of any other Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such withholding was made, provided that such amounts are actually remitted to the appropriate Governmental Entity.
Acreage, Canopy, Canopy USA and the Depositary may sell or otherwise dispose of such portion of Canopy Shares (or, to the extent applicable, any Alternate Consideration) payable to any Floating Shareholder pursuant to the Floating Share Plan of Arrangement as is necessary to provide sufficient funds to Acreage, Canopy, Canopy USA or the Depositary, as the case may be, to enable it to implement such deduction or withholding, and Acreage, Canopy, Canopy USA or the Depositary will notify the holder thereof and remit to the holder any unapplied balance of the net proceeds of such sale.
Treatment of Dividends
No dividends or other distributions declared or made after the Effective Date with respect to Canopy Shares (or, to the extent applicable, securities representing any Alternate Consideration) with a record date on or after the Effective Date will be payable or paid to the holder of any unsurrendered certificate or certificates which, immediately prior to the Effective Date, represented outstanding Floating Shares, until the surrender of such certificates to the Depositary. Subject to applicable Law and the terms of the Floating Share Plan of Arrangement, at the time of such surrender, there shall, in addition to the delivery of the Canopy Shares (or, to the extent applicable, securities comprising any Alternate Consideration) to which such Floating Shareholder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect to such Canopy Shares (or, to the extent applicable, securities comprising any Alternate Consideration).

OTHER BUSINESS
Management is not aware of any matters to come before the Meeting other than those set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the Persons named in the form of proxy to vote the Floating Shares represented thereby in accordance with their best judgment on such matter.
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
Other than as set forth herein, management of Acreage is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any Person who has been a director or executive officer of Acreage at any time since the beginning of Acreage’s last financial year or of any associate or affiliate of any such Persons, in any matter to be acted upon at the Meeting.
See “The Floating Share Arrangement — Interests of Certain Persons in the Floating Share Arrangement” and “Securities Law Matters — Canadian Securities Laws”.
INDEBTEDNESS OF DIRECTORS AND OFFICERS
None of Acreage’s directors, executive officers or employees, or former directors, executive officers or employees, nor any associate of such individuals, is as at the date hereof, or has been, during the financial year ended December 31, 2021, indebted to Acreage or any of the Subsidiaries of Acreage in connection with a purchase of securities or otherwise. In addition, no indebtedness of these individuals to another entity has been the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding of Acreage or any of the Subsidiaries of Acreage.
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
Other than as set forth herein, no informed person of Acreage, or any associate or affiliate of any informed person of Acreage has any material interest, direct or indirect, in any transaction within Acreage’s three most recently completed financial years or in any proposed transaction which has materially affected or would materially affect Acreage. An “informed person” means (i) a director or executive officer of Acreage; (ii) a director or executive officer of a Person or company that is itself an informed person or Subsidiary of Acreage; any Person or company who beneficially owns, directly or indirectly, voting Acreage Shares or who exercises control or direction over Acreage Shares or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of Acreage; and (iii) Acreage itself, to the extent that Acreage has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.
See “The Floating Share Arrangement — Interests of Certain Persons in the Floating Share Arrangement” and “Securities Law Matters — Canadian Securities Laws”.
STATEMENT OF RIGHTS
Securities legislation in the provinces and territories of Canada provides securityholders of Acreage with, in addition to any other rights they may have at Law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or notice that is required to be delivered to those securityholders. However, such rights must be exercised within prescribed time limits. Securityholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.
SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
Under Acreage’s Articles, for director nominations to be presented at the Acreage 2023 annual general meeting of shareholders (the “2023 Annual Meeting”), the Corporate Secretary of Acreage must receive notice in accordance with the Articles at Acreage’s principal executive offices not later than the close of business on the 40th day before the 2023 Annual Meeting. The notice must include all of the information required by the Articles. Shareholder proposals intended for inclusion in Acreage’s proxy materials under Rule 14a-8 under the U.S. Exchange Act, for the 2023 Annual Meeting must be received at Acreage’s headquarters no later than

December 27, 2022. Proposals and notices of proposals should be delivered to Acreage’s principal executive office at: Office of the Corporate Secretary, 366 Madison Avenue, 14th Floor, New York, New York 10017.
HOUSEHOLDING
As permitted under the U.S. Exchange Act, in those instances where we are mailing a printed copy of this Circular, only one copy of this Circular is being delivered to shareholders that reside at the same address and share the same last name, unless such shareholders have notified Acreage of their desire to receive multiple copies of this Circular. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
Acreage will promptly deliver, upon written request, a separate copy of this Circular to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies and for separate copies in the future should be sent by mail to:
Acreage Holdings, Inc.
366 Madison Avenue, 14th Floor
New York, New York, 10017
Attention: Corporate Secretary
Shareholders residing at the same address and currently receiving multiple copies of this Circular may send a written request by mail to the address above to request that only a single copy of a proxy statement be mailed in the future.
If your shares are held in “street name,” you may contact your bank, broker, or other nominee to request information about householding.

WHERE YOU CAN FIND MORE INFORMATION
Acreage files annual, quarterly and current reports, proxy statements and other information with the Canadian Securities Regulators under applicable Canadian Securities Laws and the SEC under the U.S. Exchange Act. Acreage’s public filings are also available in electronic format under Acreage’s profile on SEDAR at www.sedar.com and at the website maintained by the SEC at http://www.sec.gov. You can also review Acreage’s filings on its website at http://investors.acreageholdings.com or obtain copies of such filings by writing to the Corporate Secretary of Acreage at 366 Madison Avenue, 14th Floor, New York, New York, 10017, Attn: Corporate Secretary. The website address of SEDAR, the SEC and Acreage are included as inactive textual references only. Information included on Acreage’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into this or any other filing on SEDAR or with the SEC.
The Canadian Securities Regulators and the SEC allow the Company to “incorporate by reference” information into this Circular, which means that the Company can disclose important information to you by referring you to another document filed separately with the Canadian Securities Regulators and the SEC. The information incorporated by reference is deemed to be part of this Circular, except for any information superseded by information contained directly in this Circular or incorporated by reference subsequent to the date of this Circular. This Circular incorporates by reference the documents described below that the Company has previously filed with the Canadian Securities Regulators and the SEC, and the annexes to this Circular. These documents contain important information about the Company and its financial condition.
The following documents listed below that the Company has previously filed with the Canadian Securities Regulators and the SEC are incorporated by reference:
•
the Acreage Annual Report;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the SEC on May 10, 2022; Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, filed with the SEC on August 9, 2022; Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022, filed with the SEC on November 9, 2022;

•
the Acreage Interim MD&A;

•
the Acreage Annual MD&A;

•
Current Report on Form 8-K filed with the SEC on March 4, 2022; Current Report on Form 8-K filed with the SEC on April 6, 2022; Current Report on Form 8-K filed with the SEC on June 1, 2022; Current Report on Form 8-K filed with the SEC on July 8, 2022; Current Report on Form 8-K filed with the SEC on July 15, 2022; and Current Report on Form 8-K filed with the SEC on October 31, 2022;

•
the management information circular of the Company dated April 26, 2022 and filed with the SEC on Schedule 14A on April 26, 2022, in connection with the Company’s annual general meeting held on May 26, 2022;

•
the material change report of the Company dated February 18, 2020 in respect of the Credit Agreement, available in electronic format under the Company’s profile on SEDAR at www.sedar.com; and

•
the material change report of the Company dated November 3, 2022 in respect of the Floating Share Plan of Arrangement available in electronic format under the Company’s profile on SEDAR at www.sedar.com.

All documents that the Company files pursuant to Sections 13(a), 13(c), 14 or 15(d) under the U.S. Exchange Act from the date of this Circular to the date of the Meeting is held, including any adjournment or postponement thereof, will also be deemed to be incorporated by reference in this Circular. Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 or Item 7.01 of the Company’s Current Reports on Form 8-K and any other information which is furnished, but not filed with the SEC, is not incorporated by reference herein.
Any documents of the type described in Section 11.1 of Form 44-101F1 of NI 44-101 filed by Acreage with a securities commission or any similar authority in Canada or the U.S. after the date of this Circular and prior to the Effective Date are deemed to be incorporated by reference in this Circular.

In accordance with Staff Notice 51-352 (Revised) — Issuers with U.S. Marijuana-Related Activities issued by the Canadian Securities Administrators on February 8, 2018, a discussion of the federal and state-level regulatory regimes in those jurisdictions in which Acreage was then involved through its Subsidiaries can be found in the Acreage Annual Report, which is available under Acreage’s profile on SEDAR at www.sedar.com.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Circular, to the extent that a statement contained in this Circular or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Circular, except as so modified or superseded.
You may obtain any of the documents incorporated by reference in this Circular from the SEC website described above. Documents incorporated by reference in this Circular are also available from the Company without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Shareholders may obtain documents incorporated by reference in this Circular by requesting them in writing or by telephone from the Company at the following address:
Acreage Holdings, Inc.
366 Madison Avenue, 14th Floor
New York, New York, 10017
Attention: Corporate Secretary
Telephone: 646-600-9181
If you would like to request copies of documents incorporated by reference in this Circular, please do so by March 1, 2023 in order to receive them before the Meeting. If you request any documents incorporated by reference, the Company will strive to mail them to you by first-class mail, or another equally prompt means, within one Business Day of receipt of your request.
You should rely only on the information contained in this Circular, including the appendices attached hereto or the information incorporated by reference herein, to vote your Floating Shares at the Meeting. The Company has not authorized anyone to provide you with information that differs from that contained in this Circular. This Circular is dated February 14, 2023. You should not assume that the information contained in this Circular is accurate as of any date other than such date, and the mailing of this Circular to Floating Shareholders shall not create any implication to the contrary.
EXPERTS
Eight Capital is named as having prepared or certified a report, statement or opinion in this Circular, specifically the Eight Capital Fairness Opinion. See “The Floating Share Arrangement — Eight Capital Fairness Opinion”. Except for the fees to be paid to Eight Capital, to the knowledge of Acreage, neither Eight Capital nor its directors, officers, employees and partners, as applicable, or their respective associates or affiliates, beneficially owns, directly or indirectly, 1% or more of the securities of Acreage or any of its associates or affiliates, has received or will receive any direct or indirect interests in the property of Acreage or any of its associates or affiliates, or is expected to be elected, appointed or employed as a director, officer or employee of Acreage or any associate or affiliate thereof.
Canaccord Genuity is also named as having prepared or certified a report, statement or opinion in this Circular, specifically the Canaccord Genuity Fairness Opinion. See “The Floating Share Arrangement — Canaccord Genuity Fairness Opinion”. Except for the fees to be paid to Canaccord Genuity, to the knowledge of Acreage, neither Canaccord Genuity nor its directors, officers, employees and partners, as applicable, or their respective associates or affiliates, beneficially owns, directly or indirectly, 1% or more of the securities of Acreage or any of its associates or affiliates, has received or will receive any direct or indirect interests in the property of Acreage or any of its associates or affiliates, or is expected to be elected, appointed or employed as a director, officer or employee of Acreage or any associate or affiliate thereof.
Marcum LLP have been the auditors of Acreage since October 3, 2019 and are the independent registered public accounting firm of Acreage. The consolidated financial statements of Acreage for the year ended December 31, 2021 incorporated by reference in this Circular have been audited by Marcum LLP, as stated in their report which is also incorporated by reference herein.
The following table sets forth, by category, the fees for all services rendered by Acreage’s current auditor, Marcum LLP, for the fiscal years ended December 31, 2020 and December 31, 2021, all of which were approved by Acreage’s audit committee:
	January 1 – December 31 2020 ($)	January 1 – December 31 2021 ($)
Audit Fees	$636,367	$603,332
Audit Related Fees	$46,764	$66,127
Tax Fees	—	—
All Other Fees	—	—
LEGAL MATTERS
Certain legal matters in connection with the Floating Share Arrangement have been reviewed and passed upon, on behalf of Acreage, by DLA Piper (Canada) LLP with respect to Canadian Law, and by Cozen O’Connor P.C., with respect to U.S. Law. None of DLA Piper (Canada) LLP, Cozen O’Connor P.C., their respective directors, officers, employees and partners, as applicable, or their respective associates or affiliates, beneficially owns, directly or indirectly, 1% or more of the securities of Acreage or any of its associates or affiliates, has received or will receive any direct or indirect interests in the property of Acreage or any of its associates or affiliates, or is expected to be elected, appointed or employed as a director, officer or employee of Acreage or any associate or affiliate thereof.
QUESTIONS AND FURTHER ASSISTANCE
If you have any questions about the information contained in this Circular or require assistance in completing your Proxy, please contact Morrow Sodali, the strategic shareholder advisor and proxy solicitation agent for Acreage, by telephone at 1.888.444.0623 toll-free in North America (+1.289.695.3075 collect) or by e-mail at assistance@morrowsodali.com.

APPROVAL OF THE ACREAGE BOARD
The contents and sending of this Circular, including the Notice of Meeting, have been approved and authorized by the Acreage Board.
DATED at New York, New York this 14th day of February, 2023.
BY ORDER OF THE BOARD OF DIRECTORS
“Peter Caldini”

Peter Caldini
Chief Executive Officer
Acreage Holdings, Inc.

CONSENT OF EIGHT CAPITAL
To:   The Board of Directors and the Special Committee of Acreage Holdings, Inc.
We refer to the fairness opinion dated October 24, 2022 (the “Fairness Opinion”) which we prepared for the Special Committee of the Board of Directors of Acreage Holdings, Inc. (“Acreage”) in connection with the proposed acquisition of the Class D subordinate voting shares of Acreage (the “Floating Shares”) by Canopy USA, LLC (“Canopy USA”) pursuant to the plan of arrangement under the Business Corporations Act (British Columbia) (the “Floating Share Arrangement”) contemplated by the arrangement agreement between Acreage, Canopy Growth Corporation and Canopy USA dated October 24, 2022.
We consent to the filing of the Fairness Opinion with applicable securities regulatory authorities; the inclusion of a summary of the Fairness Opinion in the proxy statement and management information circular with respect to the special meeting of holders of Floating Shares to be held to approve the Floating Share Arrangement (the “Information Circular”); the inclusion of the Fairness Opinion as an Appendix to the Information Circular; to being named in the Information Circular; and the inclusion of all other references to the Fairness Opinion in the Information Circular.
“Eight Capital”
EIGHT CAPITAL
Toronto, Ontario February 14, 2023

CONSENT OF CANACCORD GENUITY
To:   The Board of Directors of Acreage Holdings, Inc.
We refer to the fairness opinion dated October 24, 2022 (the “Fairness Opinion”) relating to the plan of arrangement under the Business Corporations Act (British Columbia) (the “Floating Share Arrangement”) contemplated by the arrangement agreement among Acreage Holdings, Inc., Canopy Growth Corporation and Canopy USA, LLC.
We consent to the filing of the Fairness Opinion with applicable securities regulatory authorities; the inclusion of a summary of the Fairness Opinion in the proxy statement and management information circular with respect to the special meeting of holders of Class D subordinate voting shares of Acreage to be held to approve the Floating Share Arrangement (the “Information Circular”); the inclusion of the Fairness Opinion as an Appendix to the Information Circular; to being named in the Information Circular; and the inclusion of all other references to the Fairness Opinion in the Information Circular.
The Fairness Opinion was given as at October 24, 2022 and remains subject to the assumptions, qualifications, explanations and limitations set forth therein. In providing our consent, we do not intend that any person other than the board of directors of Acreage shall be entitled to rely upon the Fairness Opinion.
“Canaccord Genuity Corp.”
CANACCORD GENUITY CORP.
Toronto, Ontario February 14, 2023

APPENDIX “A”
GLOSSARY OF TERMS
In the Circular and accompanying Notice of Meeting, unless there is something in the subject matter inconsistent therewith, the following terms shall have the respective meanings set out below, words importing the singular number shall include the plural and vice versa and words importing any gender shall include all genders.
“2022E”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Canaccord Genuity Fairness Opinion”.
“2023 Annual Meeting”	has the meaning ascribed thereto under the heading “Shareholder Proposals For The 2023 Annual Meeting”.
“2023E”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Canaccord Genuity Fairness Opinion”.
“2024E”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Canaccord Genuity Fairness Opinion”.
“Acceptable Confidentiality Agreement”

means a confidentiality agreement between Acreage and a third-party other than Canopy USA: (i) that is entered into in accordance with the Floating Share Arrangement Agreement; (ii) that contains confidentiality and standstill restrictions that are no less restrictive than those set out in the Confidentiality Agreement, including, without limitation, a standstill provision that only permits the third-party to, either alone or jointly with others, make an Acquisition Proposal to the Acreage Board that is not publicly announced; and (iii) allows and does not preclude or limit the ability of Acreage to disclose such agreement or information relating to such agreement or the negotiations with or information furnished to the other party thereto to Canopy or Canopy USA and which does not otherwise conflict with any of the terms of the Floating Share Arrangement Agreement.

“Ace Valley”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — General”.
“Acquisition”
means the acquisition by Canopy of the issued and outstanding Fixed Shares following the exercise (or deemed exercise) of the Fixed Call Option, pursuant to and in accordance with the Existing Arrangement.

“Acquisition Closing Conditions”	means the Acreage Acquisition Closing Conditions and the Canopy Acquisition Closing Conditions.
“Acquisition Closing Outside Date”

means the Canopy Call Option Expiry Date, or, if (i) the Canopy Call Option is exercised, or (ii) a Triggering Event Date occurs prior to the Canopy Call Option Expiry Date, the date that is 12 months following such exercise of the Canopy Call Option or Triggering Event Date, as applicable; provided that: (a) if the exercise of the Canopy Call Option or Triggering Event Date has occurred prior to the Canopy Call Option Expiry Date and the reason the Acquisition Date has not occurred prior to the Acquisition Closing Outside Date is because all of the Regulatory Approvals included in the Acquisition Closing Conditions (which, for certainty, does not include those Regulatory Approvals, the failure of which to obtain would not reasonably be expected to have an Company Material Adverse Effect (as defined in the Existing Arrangement Agreement)) have not been satisfied or waived and, at such Acquisition Closing Outside Date, the Party responsible for obtaining such outstanding Regulatory Approvals is continuing to use good faith reasonable commercial efforts to obtain such Regulatory Approvals and there is a reasonable prospect that such Regulatory Approvals will be received, then the Acquisition Closing Outside Date shall automatically be extended to the date that is two Business Days following the date all such outstanding Regulatory Approvals are received or waived; or (b) if the exercise of the Canopy Call Option or Triggering Event Date has occurred prior to the Purchaser Call Option Expiry Date and the reason the Acquisition Date has not occurred prior to the Acquisition Closing Outside Date is because all of the Canopy Acquisition Closing Conditions included in the Acquisition Closing Conditions have not been satisfied or waived, then the Acquisition Closing Outside Date shall automatically be extended to the date that is the earliest of (i) two Business Days following the date all such outstanding Canopy Acquisition Closing Conditions are satisfied or waived, or (ii) the date on which Canopy, acting reasonably, determines that there is no longer a reasonable prospect that such outstanding Canopy Acquisition Closing Conditions will be satisfied or waived.

“Acquisition Date”	has the meaning ascribed to such term in the Existing Arrangement, being the date that Canopy acquires the Fixed Shares pursuant to the Existing Arrangement.
“Acquisition Effective Time”	means 12.01 a.m. (Vancouver time) on the Acquisition Date, or such other time on the Acquisition Date as Acreage and Canopy agree.
“Acquisition Proposal”
means, other than the transactions contemplated by the Floating Share Arrangement Agreement and other than any transaction involving Acreage and/or one or more of its wholly-owned Subsidiaries, any: (a) offer, proposal or inquiry (written or oral) from any Person or group of Persons other than Canopy USA (or any affiliate of Canopy USA) after the date of the Floating Share Arrangement Agreement relating to: (i) any sale or disposition, direct or indirect, in a single transaction or a series of related transactions, of 20% or more of the issued and outstanding Floating Shares (or rights or interests in such voting or equity securities); (ii) any direct or indirect take-over bid, exchange offer, treasury issuance or other transaction that, if consummated, would result in such Person or group of Persons beneficially owning 20% or more of Floating Shares (including securities convertible or exercisable or exchangeable for Floating Shares); (iii) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or exclusive license involving Acreage or any of its Subsidiaries (except that this clause (iii) shall in no way preclude or restrict Acreage from incorporating a Subsidiary which may be party to a merger under which such newly incorporated Subsidiary will acquire a corporation or a limited liability company in exchange for the issue by Acreage of Floating Shares) if such acquisitions are otherwise permitted hereunder; or (iv) any other similar transaction or series of transactions involving Acreage or any of its Subsidiaries; (b) inquiry, expression or other indication of interest or offer to, or public announcement of or of an intention to do any of the foregoing; (c) modification or proposed modification of any such proposal, inquiry, expression or indication of interest, in each case excluding the Floating Share Arrangement and the other transactions contemplated by the Floating Share Arrangement Agreement; or (d) any transaction or agreement which would reasonably be expected to materially impede or delay the completion of the Floating Share Arrangement.

“Acquisition Regulatory Approvals”	has the meaning ascribed to the term “Acquisition Regulatory Approvals” in the Existing Arrangement Agreement.
“Acquisition Time”	means 12:01 a.m. (Vancouver time) on the Acquisition Date, or such other time on the Acquisition Date as Acreage and Canopy agree to in writing before the Acquisition Date.
“Acreage Acquisition Closing Conditions”	has the meaning ascribed to the term “Company Acquisition Closing Conditions” in the Existing Arrangement Agreement.
“Acreage Annual Report”	means Acreage’s annual report on Form 10-K for the year ended December 31, 2021 dated March 11, 2022.
“Acreage Annual MD&A”	means the management’s discussion and analysis of financial condition and results of operation of Acreage for the financial years ended December 31, 2021 and 2020.
“Acreage Board”	means the board of directors of Acreage as constituted from time to time.
“Acreage Data Room”	means the electronic data site of Acreage provided to Canopy on October 23, 2022.
“Acreage Debt”	has the meaning ascribed thereto under the heading “Securities Laws Matters — Related Party Transaction and Connected Transaction — Option Agreement — Acreage Debt”
“Acreage Debt Optionholder”	means a wholly-owned Subsidiary of Canopy.
“Acreage Holder Securities”	has the meaning ascribed thereto under the heading “Transaction Agreements — Voting Agreements”.
“Acreage Interim MD&A”	means the management’s discussion and analysis of financial condition and results of operation of Acreage for the three and nine months ended September 30, 2022 and 2021.
“Acreage Locked-Up Shareholders”	means all of the directors, certain senior officers and a consultant of Acreage.
“Acreage Material Adverse Effect”	has the meaning ascribed to the term “Company Material Adverse Effect” in the Floating Share Arrangement Agreement.
“Acreage Options”	means any options to acquire any Acreage Shares.
“Acreage Share Units”
means the restricted share units, performance shares and performance units that may be settled by Acreage in either cash or Acreage Shares issued pursuant to the Amended Equity Incentive Plan, which are outstanding.

“Acreage Shares”	means, collectively, the Fixed Shares, the Floating Shares and the Fixed Multiple Shares, or any one of them, as the context may require.
“Adjusted EBITDA”	means earnings before interest, taxes, depreciation and amortization, as adjusted.
“affiliate”	has the meaning specified in National Instrument 45-106 — Prospectus Exemptions.

“Aggregate Amendment Option Payment”	means an amount, equal to $37,500,024, which was paid at the time the Existing Arrangement was implemented to the holders of Acreage Shares, High Street Holders and USCo2 Holders.
“allowable capital loss”	has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Taxation of Capital Gain or Capital Loss”.
“Alternate Consideration”
means the number of shares or other securities or property (including cash) that a Floating Shareholder would have been entitled to receive on a Canopy Change of Control, if, at the effective time of such Canopy Change of Control, such Floating Shareholder had been the registered holder of that number of Canopy Shares which the Floating Shareholder would otherwise have been entitled to receive in exchange for its Floating Shares pursuant to the Floating Share Arrangement if the Effective Date and the Floating Share Plan of Arrangement had been completed effective immediately prior to the effective time of the Canopy Change of Control.

“Amended Credit Facility”	means the credit facility under the Credit Agreement, as such facility was amended by the Credit Agreement Amendment.
“Amended Equity Incentive Plan”	means Acreage’s amended and restated omnibus equity plan approved by shareholders of Acreage on September 16, 2020.
“Amendments”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Reorganization — Creation of Canopy USA — Credit Facility”.
“Announcement Date”	means October 25, 2022, being the date that Acreage announced the entering into of the Floating Share Arrangement Agreement.
“Approved Business Plan”	means any Business Plan that is approved by the Acreage Board and that contains the Mandatory Requirements and complies with the Initial Business Plan.
“Arrangement Resolution”
means the special resolution approving the Floating Share Arrangement to be considered at the Meeting, substantially in the form attached as Appendix “B” to this Circular, with such amendments or variations as the Court may direct in the Interim Order with the consent of Acreage, Canopy and Canopy USA, each acting reasonably.

“associate”	has the meaning ascribed thereto in the Securities Act.
“Austerity Measures”
means certain additional restrictive covenants as further set out in the Existing Arrangement Agreement that will become operative as austerity measures for Acreage’s business in the event of an Interim Failure to Perform.

“BCBCA”	means the Business Corporations Act (British Columbia).
“BioSteel”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — General”.
“BioSteel Manufacturing”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Purchase of Manufacturing Facility”.
“Board Recommendation”
means the unanimous determination of the Acreage Board (with the directors abstaining or recusing themselves as required), after receiving legal and financial advice that: (i) the Floating Share Arrangement is fair to the Floating Shareholders; (ii) the Floating Share Arrangement and the Floating Share Arrangement Agreement

is in the best interests of Acreage; and (iii) Floating Shareholders vote in favour of the Arrangement Resolution.
“broker non-votes”	has the meaning ascribed thereto under the heading “How to Vote Your Shares — How to Vote — Non-Resident Shareholders — Quorum”.
“Bonus Plans”	Acreage’s existing tax receivable bonus plans.
“Broadridge”	means Broadridge Financial Solutions, Inc.
“Business Day”
means any day of the year, other than a Saturday, Sunday or any day on which major banks are generally closed for business in Toronto, Ontario or Vancouver, British Columbia or New York, New York, as the context requires.

“Business Plan”
means for each fiscal quarter: (i) a description of proposed operations of Acreage and its Subsidiaries; (ii) an estimate of revenue to be received by Acreage and its Subsidiaries; (iii) the capital and operating budget setting out the expenditures of Acreage and its Subsidiaries for operating and capital improvements; and (iv) such other matters as Acreage may reasonably consider to be necessary to illustrate the results intended to be achieved by Acreage during such quarter.

“Canaccord Genuity”	means Canaccord Genuity Corp., financial advisor to the Acreage Board.
“Canaccord Genuity Engagement Agreement”	means the engagement agreement dated October 20, 2022 between Canaccord Genuity and Acreage.
“Canaccord Genuity Fairness Opinion”

means the opinion of Canaccord Genuity to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications, explanations and limitations set forth therein, and such other matters as Canaccord Genuity considered relevant, the number of Consideration Shares to be received by Floating Shareholders (other than Canopy USA, Canopy, and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates), a copy of which is attached as Appendix “E” to this Circular.

“Canadian Holder”	has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada”.
“Canadian Securities Laws”
means the Securities Act, together with all other applicable federal and provincial Securities Laws and the rules and regulations and published policies of the securities authorities thereunder, as now in effect and as they may be promulgated or amended from time to time, and includes the rules and policies of the CSE.

“Canadian Securities Regulators”	means the OSC and the other securities regulatory authorities in the provinces of Canada in which Acreage is a reporting issuer.
“Canopy”	means Canopy Growth Corporation, a corporation organized under the federal laws of Canada.
“Canopy Acquisition Closing Conditions”	has the meaning ascribed to the term “Purchaser Acquisition Closing Conditions” in the Existing Arrangement Agreement.

“Canopy Amendment Proposal”
means a proposed an amendment to the Canopy Articles, in order to: (i) create and authorize the issuance of an unlimited number of Exchangeable Canopy Shares; and (ii) restate the rights of the Canopy Shares to provide for a conversion feature whereby each Canopy Share may at any time, at the option of the holder, be converted into one Exchangeable Canopy Share.

“Canopy Annual Report”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Canopy Documents Incorporated by Reference”.
“Canopy Articles”	means Canopy’s articles of incorporation, as amended.
“Canopy Board”	means the board of directors of Canopy as constituted from time to time.
“Canopy Capital Reorganization”
means the reorganization of Canopy’s share capital to provide for: (i) the creation of an unlimited number of a new class of Exchangeable Canopy Shares and the restatement of the rights of the Canopy Shares to provide for a conversion feature whereby each Canopy Share may at any time, at the option of the holder, be converted into one Exchangeable Canopy Share.

“Canopy Change of Control”
means any business consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction pursuant to which 100% of the shares or all or substantially all of the assets of Canopy are transferred, sold or conveyed, directly or indirectly, to any other Person or group of Persons, acting jointly or in concert.

“Canopy Credit Agreement”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Reorganization — Creation of Canopy USA — Credit Facility”.
“Canopy Elevate Entities”	means, collectively, Canopy Elevate I LLC, Canopy Elevate II LLC and Canopy Elevate III, LLC, Subsidiaries of Canopy.
“Canopy Equity Incentive Plan”
means the Amended and Restated Omnibus Incentive Plan of Canopy as approved by Canopy Shareholders on September 21, 2020, as the same may be amended, supplemented or restated in accordance therewith, prior to the Effective Time.

“Canopy Expense Reimbursement”	means $2 million.
“Canopy Material Adverse Effect”	has the meaning ascribed thereto in the Floating Share Arrangement Agreement.
“Canopy Meeting”	means the special meeting of Canopy Shareholders to consider, and if deemed advisable, pass a special resolution to approve and adopt the Canopy Amendment Proposal.
“Canopy Oak”	means Canopy Oak, LLC, a Subsidiary of Canopy.
“Canopy Shares”	means common shares in the capital of Canopy.
“Canopy Share Consideration”
means that number of Canopy Shares issuable per Floating Share in accordance with the Floating Share Plan of Arrangement and based on the Exchange Ratio; provided that the number of Canopy Shares to be issued pursuant to the Floating Share Arrangement may not exceed the Canopy Share Maximum.

“Canopy Share Maximum”	means 70,713,995 Canopy Shares.
“Canopy Share Range”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Canaccord Genuity Fairness Opinion”.

“Canopy Shareholders”	means a registered or beneficial holder of one or more Canopy Shares, as the context requires.
“Canopy Subco”	means 1208640 BC Ltd., a wholly-owned direct subsidiary of Canopy, incorporated under the BCBCA.
“Canopy USA”	means Canopy USA, LLC, a limited liability company existing under the Laws of State of Delaware.
“Canopy USA Common Shares”	means common shares as such term is defined in the limited liability company agreement of Canopy USA).
“Canopy USA Non-Voting Shares”	means non-voting and non-participating exchangeable shares of Canopy USA (as defined in the limited liability company agreement of Canopy USA).
“Canopy USA Repurchase Right”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Canopy USA”.
“Capex Adjusted EBITDA”	means Adjusted EBITDA as further adjusted for capital expenditures.
“Capex Adjusted TEV”	means TEV as further adjusted for capital expenditures.
“CBCA”	means the Canada Business Corporations Act.
“CBG”	means CBG Holdings LLC, a limited liability company existing under the Laws of the State of Delaware
“CBG Support Agreement”
means the voting support agreement dated October 24, 2022 in favour of Canopy, pursuant to which each of CBG and Greenstar has agreed to vote its Canopy Shares in favour of the resolution approving the Canopy Capital Reorganization.

“CBI”	means Constellation Brands, Inc., a company existing under the Laws of the State of Delaware.
“CBI Group”	means, collectively, CBG and Greenstar.
“Change in Recommendation”
means where the Acreage Board or any committee thereof (a) fails to unanimously (with directors abstaining or recusing themselves as required by Law) recommend or withdraws, amends, modifies or qualifies, or publicly proposes or states an intention to withdraw, amend, modify or qualify, the Board Recommendation, (b) accepts, approves, endorses or recommends, or publicly proposes to accept, approve, endorse or recommend or takes no position or a neutral position, in each case with respect to a publicly announced, or otherwise publicly disclosed, Acquisition Proposal for more than five Business Days, (c) accepts, approves, endorses, recommends or executes or enters into (other than an Acceptable Confidentiality Agreement permitted by and in accordance with the Floating Share Arrangement Agreement), or publicly proposes to accept, approve, endorse, recommend or execute or enter into any agreement, letter of intent, understanding or arrangement relating to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or (d) Acreage or the Acreage Board publicly proposed or announces its intention to do any of the foregoing.

“Circular”
means the accompanying Notice of Meeting and this proxy statement and management information circular, including all schedules, appendices and exhibits hereto, as amended, supplemented or otherwise modified from time to time.

“Code”	means the U.S. Internal Revenue Code of 1986, as amended.

“Common Membership Units”	means the common membership units of High Street outstanding from time to time, other than common membership units held by Acreage Holdings America, Inc. and USCo2.
“Company” or “Acreage”	means Acreage Holdings, Inc., a company organized under the BCBCA and treated as a “domestic corporation” for U.S. federal income tax purposes.
“Company Executives”
means each officer of Acreage as at the Effective Time required to resign upon consummation of the Existing Arrangement pursuant to the Existing Plan of Arrangement which, as of the date of this Circular are: Peter Caldini, Steve Goertz, Corey Sheahan. Bryan Murray, Dennis Curran and Patricia Rosi.

“Confidentiality Agreement”	means the confidentiality agreement dated as of March 19, 2019 between Acreage and Canopy.
“Consent Agreement”	means the Consent Agreement among CBG, Greenstar and Canopy dated October 24, 2022.
“Consideration Shares”	means the Canopy Shares to be received by Floating Shareholders (other than the Canopy, Canopy USA and their respective affiliates) pursuant to the Floating Share Plan of Arrangement.
“Consolidated Adj. EBITDA Target”

means for each of the fiscal years ending December 31, 2020 through December 31, 2029, the Consolidated Adj. EBITDA Target set forth for the applicable fiscal year in the Initial Business Plan, subject to adjustment in accordance with the terms of the Proposal Agreement.

“Consolidated EBITDA”
means EBITDA, excluding, in respect of the fiscal period, the following: (i) income or loss from investments; (ii) security-based compensation; (iii) non-cash impairment losses; (iv) costs associated with the Existing Arrangement Agreement; and (v) other non-recurring expenses as mutually determined by Canopy and Acreage, acting reasonably, including the agreed upon non-recurring expenses set out in the Floating Share Arrangement Agreement, provided that in the event of a disagreement as to the Consolidated EBITDA on the Acquisition Date, such amount of nonrecurring expenses shall be determined by a nationally recognized chartered accounting firm who is independent of Canopy and Acreage.

“Constellation Exchange”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Reorganization — Creation of Canopy USA — Special Shareholder Meeting”.
“Controlled Substances Act”	means the Controlled Substances Act, 21 USC 801 et seq. (including any implementing regulations and schedules in effect at the relevant time).
“Court”	means the Supreme Court of British Columbia.
“CPG”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — General”.
“CRA”	means the Canada Revenue Agency.
“Credit Agreement”	means the credit agreement dated December 16, 2021 among High Street, Acreage, the Lenders, an administrative agent, a co-agent and other parties that are related parties thereto.
“Credit Agreement Amendment”	means the first amendment to the credit agreement and incremental increase activation notice dated October 24, 2022.
“CSA”	means the Controlled Substances Act of 1970.

“CSE”	means the Canadian Securities Exchange.
“Debt-to-Equity Ratio”	has the meaning ascribed to the term “Debt-to-Equity Ratio” in the Existing Arrangement Agreement.
“Depositary”
means Computershare Investor Services Inc., or any other depositary or trust company, bank or financial institution as Canopy USA and Canopy may appoint to act as depositary with the approval of Acreage, acting reasonably, for the purpose of, among other things, exchanging certificates representing Floating Shares for Consideration Shares in connection with the Floating Share Arrangement.

“Dissent Rights”	means the rights of dissent of Floating Shareholders in respect of the Arrangement Resolution as contemplated in the Floating Share Arrangement.
“Dissenting Non-Canadian Holder”	has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders not Resident in Canada”.
“Dissenting Canadian Holder”	means a Canadian Holder who properly exercises Dissent Rights.
“Dissenting Shareholder”
means a registered holder of Floating Shares who has properly exercised its Dissent Rights in respect of the Arrangement Resolution in accordance with the Floating Share Plan of Arrangement and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights and who is ultimately determined to be entitled to be paid the fair value of his, her or its Floating Shares.

“Dissenting Shares”	means the Floating Shares held by Dissenting Shareholders in respect of which such Dissenting Shareholders have given Notice of Dissent.
“DPSPs”	has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Eligibility for Investment in Canada — Canopy Shares”.
“EBITDA”	means earnings before interest, taxes, depreciation and amortization.
“Effective Date”
means the date designated by Canopy, Canopy USA and Acreage by notice in writing as the effective date of the Floating Share Arrangement, after the satisfaction or waiver (subject to applicable Laws) of all of the conditions to completion of the Floating Share Arrangement as set forth in the Floating Share Arrangement Agreement (excluding conditions that by their terms cannot be satisfied until the Effective Date) and delivery of all documents agreed to be delivered thereunder to the satisfaction of the parties thereto, acting reasonably, and in the absence of such agreement, three Business Days following the satisfaction or waiver (subject to applicable Laws) of all conditions to completion of the Floating Share Arrangement as set forth in the Floating Share Arrangement Agreement (excluding conditions that by their terms cannot be satisfied until the Effective Date; provided that the Effective Date shall be the same Business Day as the Acquisition Date, being the date that Canopy acquires the Fixed Shares pursuant to the Existing Plan of Arrangement.

“Effective Time”	means 12:00 a.m. (Vancouver time) on the Effective Date, or such other time on the Effective Date as the Parties agree to in writing before the Effective Date.
“Eight Capital”	means Eight Capital, financial advisor to the Special Committee.

“Eight Capital Engagement Agreement”	means the engagement agreement dated October 17, 2022 between Eight Capital and Acreage.
“Eight Capital Fairness Opinion”
means the opinion of Eight Capital dated October 24, 2022 to the Special Committee in which Eight Capital stated that, as of the date thereof, and based upon and subject to the assumptions, qualifications and limitations contained therein, the number of Canopy Shares per Floating Share to be received by the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates), and a copy of which is attached as Appendix “D” to this Circular.

“End Date”
means, in the event that Canopy acquires all of the Fixed Shares pursuant to the Existing Arrangement and the Floating Share Arrangement is not completed, following the Acquisition Date, the earlier of the date that Canopy: (i) has acquired all of the issued and outstanding Floating Shares; and (ii) no longer holds at least 35% of the Acreage Shares.

“EV”	means Enterprise Value.
“Exchange Ratio”	means 0.4500 of a Canopy Share to be issued for each Floating Share exchanged pursuant to the Floating Share Arrangement.
“Exchange Ratio Adjustment Event”	has the meaning ascribed thereto under the heading “Procedures for Delivery of Canopy Consideration — Adjustment of Consideration — Exchange Ratio Adjustment Event”.
“Exchange Ratio Range”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Canaccord Genuity Fairness Opinion”.
“Exchange Transaction”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Canopy Documents Incorporated by Reference”.
“Exchangeable Canopy Shares”	means a new class of non-voting and non-participating exchangeable shares in the capital of Canopy to be created pursuant to the Canopy Capital Reorganization.
“Executive Floating Options”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Principal Steps of the Floating Share Arrangement — Exchange of Floating Options”.
“Executive Floating Share Units”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Principal Steps of the Floating Share Arrangement — Exchange of Floating Share Units”.
“executive officer”	has the meaning ascribed thereto in National Instrument 51-102 — Continuous Disclosure Obligations.
“Exercise Outside Date”	means March 31, 2023, or such later date as may be agreed to in writing by the Parties.
“Existing Arrangement”	means an arrangement under Section 288 of the BCBCA on the terms and subject to the conditions set out in the Existing Arrangement Agreement, which became effective on September 23, 2020
“Existing Arrangement Agreement”	means the arrangement agreement dated as of April 18, 2019, as amended on May 15, 2019, September 23, 2020 and November 17, 2020, between Canopy and Acreage, including the schedules and exhibits thereto, as the same may be further amended, supplemented or restated.
“Existing Plan of Arrangement”	means the plan of arrangement set out in the Existing Arrangement Agreement implemented on September 23, 2020 under Section 288 of the BCBCA involving Acreage and Canopy.
“Failure to Perform”	has the meaning ascribed to the term “Failure to Perform” in the Existing Arrangement Agreement.
“Fairness Opinions”	means, collectively, the Canaccord Genuity Fairness Opinion and the Eight Capital Fairness Opinion.
“FATCA”
has the meaning ascribed thereto under the heading “Certain United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences Relating to Ownership and Disposition of Canopy Shares by Non-U.S. Holders — Foreign Account Tax Compliance”.

“Failure to Perform”	has the meaning ascribed thereto in the Existing Arrangement Agreement.
“Final Floating Share Proposal”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Background to the Floating Share Arrangement”.
“Final Order”
means the final order of the Court approving the Floating Share Arrangement under Section 291 of the BCBCA, in a form acceptable to Acreage, Canopy and Canopy USA, each acting reasonably, after a hearing upon the procedural and substantive fairness of the terms and conditions of the Floating Share Arrangement, as such order may be amended by the Court (with the consent of Acreage, Canopy and Canopy USA, each acting reasonably) at any time prior to the Effective Time or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to Acreage, Canopy and Canopy USA, each acting reasonably) on appeal.

“First Deferred Payment”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Reorganization — Creation of Canopy USA”.
“First Deferred Payment Period”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Reorganization — Creation of Canopy USA”.
“First Option”	means the option held by Canopy USA to acquire a majority of the issued and outstanding shares of Jetty upon the occurrence of the Triggering Event.
“First Paydown”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Consolidated Capitalization”.
“Fixed Call Option”
means the option of Canopy embedded in the special rights and restrictions of the Fixed Shares to acquire the issued and outstanding Fixed Shares on the basis of 0.3048 of a Canopy Share per Fixed Share (following the automatic conversion of the Fixed Multiple Shares) and subject to adjustment on the terms and conditions set forth in the Existing Plan of Arrangement.

“Fixed Call Option Conditions”
means (a) the approval of the Canopy Amendment Proposal by Canopy Shareholders at the Canopy Meeting, and (b) the election by each of Greenstar and CBG to exchange their respective Canopy Shares into Exchangeable Canopy Shares.

“Fixed Call Option Exercise Notice”

means a notice in writing, substantially in the form attached as Exhibit “C” to the Existing Plan of Arrangement, delivered by Canopy to Acreage (with a copy to the Depositary) stating that the Fixed Call Option has been exercised.

“Fixed Call Option Expiry Date”	means September 23, 2030.
“Fixed Exchange Ratio”
means 0.3048 of a Canopy Share to be issued for each Fixed Share exchanged pursuant to the Existing Arrangement, subject to adjustment in accordance with the Existing Arrangement and the Existing Arrangement Agreement.

“Fixed Multiple Shares”	means the Class F multiple voting shares of Acreage, each entitling the holder thereof to 4,300 votes per share at shareholder meetings of Acreage.
“Fixed Options”	means the options to purchase Fixed Shares issued pursuant to the Amended Equity Incentive Plan, which are outstanding.
“Fixed Share Units”
means a restricted share unit, performance share or performance unit that may be settled by Acreage in either cash or Fixed Shares issued pursuant to the Amended Equity Incentive Plan which is outstanding as of the Effective Time.

“Fixed Shares”	means the Class E subordinate voting shares of Acreage, each entitling the holder thereof to one vote per share at shareholder meetings of Acreage.
“Fixed Warrants”	means the warrants and the compensation options to purchase Fixed Shares issued by Acreage.
“Floating Call Option”
means the option of Canopy embedded in the special rights and restrictions of the Floating Shares to acquire each Floating Share, on the terms and conditions set forth in the Existing Plan of Arrangement.

“Floating Optionholder”	means a holders of Floating Options.
“Floating Options”	means the options to purchase Floating Shares issued pursuant to the Amended Equity Incentive Plan prior to the Effective Time, which are outstanding as of the Effective Time.
“Floating Securities”	means, collectively, Floating Shares, Floating Options, Floating Share Units and Floating Warrants.
“Floating Share Arrangement”	means the arrangement under Section 288 of the BCBCA on the terms and subject to the conditions set out in the Floating Share Plan of Arrangement.
“Floating Share Arrangement Agreement”

means the arrangement agreement dated as of October 24, 2022, among Acreage, Canopy and Canopy USA, including the schedules and exhibits thereto, as the same may be further amended, supplemented or restated.

“Floating Share Arrangement Issued Securities”

means all securities to be issued pursuant to the Floating Share Arrangement, including, for the avoidance of doubt, all Canopy Shares issued pursuant to the Floating Share Plan of Arrangement, Replacement Options, Replacement Share Units and Replacement Warrants.

“Floating Share Arrangement Regulatory Approvals”	means: (i) the grant of the Interim Order and the Final Order; and (ii) all required approvals from the stock exchanges on which the

Canopy Shares are listed, for the listing of the Consideration Shares and any Canopy Shares issuable upon the exercise or vesting, as applicable, of Replacement Options, Replacement Share Units and Replacement Warrants.

“Floating Share Plan of Arrangement”

means the plan of arrangement, substantially in the form attached as Schedule A to the Floating Share Arrangement Agreement and which is attached as Appendix “C” to this Circular, subject to subject to any amendments or variations to such plan made in accordance with the Floating Share Arrangement Agreement or made at the discretion of the Court in the Final Order with prior written consent of Acreage, Canopy and Canopy USA, each acting reasonably.

“Floating Share Range”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Canaccord Genuity Fairness Opinion”.
“Floating Share Replacement Securities”	means, collectively, Floating Options, Floating Share Units and Floating Warrants.
“Floating Share Unit”
means a restricted share unit, performance share or performance unit that may be settled by Acreage in either cash or Floating Shares issued pursuant to the Amended Equity Incentive Plan which is outstanding as of the Effective Time.

“Floating Share Unit Holders”	means the holders of Floating Share Units.
“Floating Shareholder”	means a registered or beneficial holder of one or more Floating Shares, as the context requires.
“Floating Shares”	means the Class D subordinate voting shares of Acreage, each entitling the holder thereof to one vote per share at shareholder meetings of Acreage.
“Floating Warrantholders”	means the holders of Floating Warrants.
“Floating Warrants”	means the warrants and compensation options of Acreage to acquire Floating Shares which are outstanding as of the Effective Time.
“Flow”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Purchase of Manufacturing Facility”.
“FOUR20”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — General”.
“Former MVS”	means the Class C multiple voting shares formerly in the capital of Acreage.
“Former PVS”	means the Class B proportionate voting shares formerly in the capital of Acreage.
“Former SVS”	means the Class A subordinate voting shares formerly in the capital of Acreage.
“FSE”	means the Frankfurt Stock Exchange.
“Governmental Entity”
means any (i) international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, ministry, agency or instrumentality, domestic or foreign, (ii) subdivision or authority of any of the above, (iii) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing or (iv) stock exchange.
“Greenstar”	means Greenstar Canada Investment Limited Partnership, a limited partnership existing under the Laws of the Province of British Columbia.
“High Street”	means High Street Capital Partners, LLC.
“High Street Holders”	means the holders of Common Membership Units or vested Profit Interests.
“High Street Operating Agreement”

means the Fourth Amended and Restated Operating Agreement of High Street, d/b/a Acreage Holdings LLC, a Delaware limited liability company, dated November 14, 2018, as amended on May 10, 2019, June 27, 2019, September 23, 2020 and October 24, 2022, by and among High Street and the members signatory thereto.

“High Street Units”	means, collectively, the Common Membership Units and the Profit Interests.
“Holder”	has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations”.
“Identified States”	means Connecticut, Maine, Massachusetts, New Hampshire, New York, New Jersey, Pennsylvania, Illinois and Ohio.
“Initial Arrangement Agreement”	means the arrangement agreement dated as of April 18, 2019, as amended on May 15, 2019, between Acreage and Canopy, including the schedules and exhibits thereto.
“Initial Business Plan”	means Acreage’s business plan for the fiscal years ending December 31, 2020 through December 31, 2029, a copy of which is attached as a schedule to the Proposal Agreement.
“Initial Floating Share Proposal”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Background to the Floating Share Arrangement”.
“Initial Plan of Arrangement”	means the plan of arrangement set out in the Initial Arrangement Agreement implemented on June 27, 2019 under Section 288 of the BCBCA involving Acreage and Canopy.
“Initial SPV Proposal”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Background to the Floating Share Arrangement”.
“Insolvency Event”	has the meaning ascribed to the term “Insolvency Event” in the Existing Arrangement Agreement.
“Interested Parties”	has the meaning ascribed thereto under the heading “Securities Laws Matters — Canadian Securities Laws — Multilateral Instrument 61-101”.
“Interim Failure to Perform”
means that: (a) an Approved Business Plan does not comply with the Mandatory Requirements; or (b) Acreage and the Subsidiaries have not complied with an Approved Business Plan as determined at the Quarterly Determination Date and either: (i) the Pro-Forma Revenue at the Quarterly Determination Date is less than 90% of the Pro-Forma Net Revenue Target for the relevant fiscal year, as determined on a year-to-date basis; or (ii) the Consolidated EBITDA at the Quarterly Determination Date is less than 90% of the Consolidated Adj. EBITDA Target for the relevant fiscal year, as determined on a year-to-date basis.

“Interim Order”
means the interim order of the Court dated January 18, 2023, as varied on February 13, 2023 issued following the application therefor contemplated by the Floating Share Arrangement Agreement, after informing the Court of the intention of the Parties to rely upon the exemption from registration under U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of the Floating Share Arrangement Issued Securities to be issued pursuant to the Floating Share Arrangement in a form acceptable to Acreage, Canopy and Canopy USA, each acting reasonably, providing for, among other things, the calling and holding of the Meeting, as such order may be further varied by the Court with the consent of Acreage, Canopy and Canopy USA, each acting reasonably.

“Interim Period”
means the period from April 18, 2019 until the earlier of (i) the date the Acquisition is completed pursuant to the Existing Arrangement; and (ii) the date that the Existing Arrangement Agreement is terminated in accordance with its terms.

“Intermediary”
means an intermediary such as a bank, trust company, securities dealer, broker, trustee or administrator of a self-administered registered retirement savings plan, registered retirement income fund, registered education savings plan or similar plan or other nominee.

“IRS”	has the meaning ascribed thereto under the heading “Certain United States Federal Income Tax Considerations”.
“Jetty”	means Lemurian, Inc.
“Jetty Agreements”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — General”.
“Jetty Deferred Payments”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Reorganization — Creation of Canopy USA”.
“Jetty Option”	means the option held by Canopy USA to acquire 100% of the shares of Jetty.
“knowledge of Acreage”	means the actual knowledge, after due and reasonable inquiry, of Acreage’s Chief Executive Officer, Chief Financial Officer and General Counsel.
“Law” or “Laws”
means, with respect to any Person, any and all applicable law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, official guidance, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended.

“Lenders”	means AFC Gamma, Inc., Viridescent Realty Trust, Inc., AFC Institutional Fund LLC, and the other the lenders under the Amended Credit Facility.
“Letter Agreement”	means a letter agreement dated October 24, 2022 between the Acreage Debt Optionholder and the Lenders.
“Letter of Transmittal”	means the letter of transmittal to be sent by Acreage to Floating Shareholders following the receipt by Acreage of a Fixed Call Option Exercise Notice or Triggering Event Notice, as the case may be.

“Listing Application”	has the meaning ascribed thereto under the heading “Risk Factors — Risks Relating to the Floating Share Arrangement”.
“Managed Entities”	means Persons (other than Subsidiaries) where Acreage or its Subsidiaries fully operate all aspects of the business of such Persons through management service or other contracts.
“Management Forecasts”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Certain Financial Projections”.
“Mandatory Requirements”
means a Business Plan that (i) limits operations to the Identified States and the State of Florida if the Acreage Board approves expanding the operations of Acreage or any of its Subsidiaries to the State of Florida; (ii) is fully funded from a liquidity perspective with the necessary levels of working capital in order to achieve the Business Plan; (iii) ensures Acreage will generate positive Consolidated EBITDA by the fiscal quarter commencing January 1, 2021 and every fiscal quarter thereafter in accordance with the Consolidated Adj. EBITDA Target; (iv) ensures Acreage will generate positive Operating Cash Flow from operations by the fiscal quarter commencing January 1, 2021 and every fiscal quarter thereafter; (v) ensures Acreage generate Pro-Forma Revenue in accordance with the Pro-Forma Net Revenue Target; (vi) limits capital expenditures to the Identified States with a prohibition on new capital expenditures and capital leases outside of the Identified States; (vii) limits corporate overhead expenditures as a percentage of consolidated revenue of Acreage and its Subsidiaries calculated in accordance with U.S. GAAP to 25.0%, 20.0% and 15.0% for the fiscal years ending December 31, 2021, December 31, 2022 and December 31, 2023, respectively; (viii) maintains a minimum net working capital amount of $10,000,000 and a minimum non-restricted cash and cash equivalent balance of $5,000,000; and (ix) limits Company Debt (as defined in the Existing Arrangement Agreement) such that the Interest Coverage Ratio (as defined in the Existing Arrangement Agreement) during the applicable fiscal quarter is at least 4.0.

“Matching Period”	has the meaning ascribed thereto under the heading “Transaction Agreements — The Floating Share Arrangement Agreement — Right to Match”.
“Material Failure to Perform”	has the meaning ascribed thereto in the Existing Arrangement Agreement.
“Material Representations”	has the meaning ascribed to the term “Material Representations” in the Existing Arrangement Agreement.
“Meeting”
means the special meeting of Floating Shareholders, including any adjournment or postponement thereof in accordance with the terms of the Floating Share Arrangement Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution.

“Meeting Materials”	has the meaning ascribed thereto under the heading “How to Vote — Non-Registered Shareholders”.
“MI 61-101”	means Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions.
“Minimum Share Price Listing Standard”	has the meaning ascribed thereto under the heading “Risk Factors — Risks Relating to the Floating Share Arrangement — Nasdaq Listing and Share Consolidation”.

“misrepresentation”
means an untrue statement of a material fact or an omission to state a material fact required or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made.

“Modified SPV Proposal”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Background to the Floating Share Arrangement”.
“Morrow Sodali”	means Morrow Sodali, Acreage’s strategic shareholder advisor and proxy solicitation agent.
“Nasdaq”	means the Nasdaq Global Select Market.
“NI 62-104”	means National Instrument 62-104 — Take-over Bids and Issuer Bids.
“NOBO”	means non-objecting beneficial owners, being Non-Registered Shareholders that do not object to their names being made known to Acreage.
“Non-Canadian Holder”	has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders not Resident in Canada”.
“Non-Registered Shareholder”	means a non-registered holder of Floating Shares whose Floating Shares are registered in the name of an Intermediary.
“Non-U.S. Holder”	has the meaning ascribed thereto under the heading “Certain United States Federal Income Tax Considerations”.
“Noteholders”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Canopy Documents Incorporated by Reference”.
“Notes”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Reorganization — Creation of Canopy USA — Relationship with CBI”.
“Notice of Dissent”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Dissent Rights”.
“Notice of Meeting”	means the Notice of Special Meeting of Floating Shareholders that accompanies this Circular.
“OEGRC”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — General”.
“officer”	has the meaning ascribed thereto in the Securities Act.
“Operating Cash Flow”	means cash flows from operating activities as calculated in accordance with U.S. GAAP.
“Option Agreement”	has the meaning ascribed thereto under the heading “Securities Laws Matters — Related Party Transaction and Connected Transaction — Option Agreement — Acreage Debt”
“Option Premium”	means an option premium payment of $28.5 million.
“OTCQX”	means the OTCQX® Best Market by OTC Markets Group.
“Parties”	Means, collectively, Acreage, Canopy and Canopy USA, and “Party” means any one of them.
“Paydown”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Reorganization — Creation of Canopy USA — Credit Facility”.

“Payout Value”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Dissent Rights”.
“Per Share Consideration”	means following a Canopy Change of Control, the Alternate Consideration that Floating Shareholders are entitled to receive in accordance with the Floating Share Arrangement Agreement.
“Person”
includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“PFIC”
has the meaning ascribed thereto under the heading “Certain United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences Relating to Ownership and Disposition of Canopy Shares by U,S, Holders — Passive Foreign Investment Company”.

“Pre-Acquisition Reorganization”	means any reorganizations of Acreage’s corporate structure, capital structure, business, operations and assets or such other transactions as Canopy may request, acting reasonably.
“Precedent Transaction Analysis”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Eight Capital Fairness Opinion”.
“Prime”
means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by the administrative agent and co-agent under the Amended Credit Facility).

“Pro-Forma Net Revenue Target”
means for each of the fiscal years ending December 31, 2020 through December 31, 2029, the Pro-Forma Net Revenue Target set forth for the applicable fiscal year in the Initial Business Plan, subject to adjustment in accordance with the terms of the Existing Arrangement Agreement.

“Pro-Forma Revenue”
means the sum of (i) gross revenue for Acreage and its Subsidiaries from results of operations as calculated in accordance with U.S. GAAP (and for greater certainty, net of discounts, buy-downs, promotions, bona fide returns and refunds and exclusive of the amount of any tax or fee imposed by any federal, provincial, state, local or municipal Governmental Entity directly on sales, including any excise taxes and/or taxes collected from customers if such tax is added to the selling price actually remitted to such Governmental Entity); and (ii) gross revenue of Managed Entities from results of operations as calculated in accordance with U.S. GAAP (and for greater certainty, net of discounts, buy-downs, promotions, bona fide returns and refunds and exclusive of the amount of any tax or fee imposed by any federal, provincial, state, local or municipal Governmental Entity directly on sales, including any excise taxes and/or taxes collected from customers if such tax is added to the selling price actually remitted to such Governmental Entity), provided that such amounts from Managed Entities are not included in clause (i).

“Profit Interests”	means the Class C-1 units in the capital of High Street outstanding from time to time.

“Proposal Agreement”	means the proposal agreement dated June 24, 2020 between Acreage and Canopy.
“Protection Agreement”	means the protection agreement entered into among Canopy, 11065220 Canada Inc. and Canopy USA dated October 24, 2022.
“proxyholder”	means a Person that is duly appointed by a Floating Shareholder to be that Floating Shareholder’s representative at the Meeting.
“Quarterly Determination Date”	means the end of each fiscal quarter commencing following September 23, 2020, commencing with the fiscal quarter ended December 31, 2020.
“RDSPs”	has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Eligibility for Investment in Canada — Canopy Shares”.
“Record Date”	means February 10, 2023.
“Registered Shareholder”
means a registered holder of Floating Shares who is in possession of a physical share certificate or who is entitled to receive a physical share certificate and whose name and address are recorded in Acreage’s shareholders’ register maintained by the Transfer Agent.

“Regulatory Approval”
means any consent, waiver, permit, exemption, review, order, decision or approval of, or any registration and filing with, any Governmental Entity, or the expiry, waiver or termination of any waiting period imposed by Law or a Governmental Entity, and with respect to such consent, waiver, permit, exemption, review, order, decision or approval of, or any registration and filing with, any Governmental Entity, it shall not have been withdrawn, terminated, lapsed, expired or is otherwise no longer effective.

“Reorganization”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — General”.
“Replacement Option”	means an option or right to purchase Canopy Shares granted by Canopy in exchange for Floating Options in accordance with the Floating Share Plan of Arrangement.
“Replacement Securities”	means, collectively, the Replacement Options, Replacement Warrants and Replacement Share Units.
“Replacement Share Unit”
means a restricted share unit, performance share or performance unit that may be settled in cash or Canopy Shares granted by Canopy in exchange for Floating Share Units in accordance with the Floating Share Plan of Arrangement.

“Replacement Warrant”	means a warrant or right to purchase Canopy Shares granted by Canopy in replacement of Floating Warrants in accordance with the Floating Share Plan of Arrangement.
“RESPs”	has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Eligibility for Investment in Canada — Canopy Shares”.
“Response”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Court Approval of the Floating Share Arrangement and Completion of the Floating Share Arrangement”.
“Revised Terms”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Background to the Floating Share Arrangement”.
“RRIFs”	has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Eligibility for

Investment in Canada — Canopy Shares”.
“RRSPs”	has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Eligibility for Investment in Canada — Canopy Shares”.
“RTO”	means the reverse takeover of Applied Inventions Management Corp. by the Company on November 14, 2018.
“SEC”	means the Securities Exchange Commission of the United States of America.
“Second Option”
means the option held by Canopy USA to acquire the remaining issued and outstanding shares of Jetty at any time during the period commencing on the later of: (i) the date that is 24 months from May 17, 2022; and (ii) the date that is 18 months following the date on which the First Option is exercised, and ending on the date that is 12 months after such commencement date.

“Section 3(a)(10) Exemption”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Court Approval of the Floating Share Arrangement and Completion of the Floating Share Arrangement”.
“Second Amended and Restated Investor Rights Agreement”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Reorganization — Creation of Canopy USA — Relationship with CBI”.
“Second Deferred Payment”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Reorganization — Creation of Canopy USA”.
“Second Deferred Payment Period”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Reorganization — Creation of Canopy USA”.
“Securities”	means, collectively, Fixed Shares, Fixed Multiple Shares, Floating Shares, Fixed Options, Floating Options, Fixed Share Units, Floating Share Units, Fixed Warrants and Floating Warrants
“Securities Act”	means the Securities Act (Ontario), as amended from time to time.
“Securities Laws”	means Canadian Securities Laws and U.S. Securities Laws and all applicable stock exchange rules and listing standards.
“SEDAR”
means the System for Electronic Document Analysis and Retrieval as outlined in National Instrument 13-101 — System for Electronic Document Analysis and Retrieval, which can be accessed online at www.sedar.com.

“senior officer”	has the meaning ascribed thereto in MI 61-101.
“Shareholder Approval”
means approval of the Arrangement Resolution must by: (i) not less than 66 2∕3% of the votes cast on the Arrangement Resolution by Floating Shareholders present virtually or represented by proxy and entitled to vote at the Meeting; and (ii) not less than a simple majority of votes cast by the holders of Floating Shares, present virtually or represented by proxy and entitled to vote at the Meeting , excluding the votes of the Interested Parties pursuant to MI 61-101.

“Smiths Falls Facility”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Cost Saving Initiatives”.

“Special Committee”	means the special committee of independent members of the Acreage Board formed in connection with the proposal to effect the transactions contemplated by the Floating Share Arrangement Agreement.
“SPV”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Background to the Floating Share Arrangement”.
“Subsidiary”	has the has the meaning specified in National Instrument 45-106 — Prospectus Exemptions as in effect on the date of this Agreement.
“Superior Proposal”
means any unsolicited bona fide written Acquisition Proposal from a third-party or parties, made after the date of the Floating Share Arrangement Agreement, to acquire not less than all of the outstanding Floating Shares that: (i) complies with Canadian Securities Laws and did not result from or involve a breach of the Floating Share Arrangement Agreement or any other agreement between the Person making the Acquisition Proposal and Acreage; (ii) is reasonably capable of being completed without undue delay relative to the Floating Share Arrangement, taking into account all financial, legal, regulatory and other aspects of such proposal and the Person making such proposal; (iii) is not subject to any financing condition and in respect of which adequate arrangements have been made to ensure that the required consideration will be available to effect payment in full for all of the Floating Shares and the Termination Fee; (iv) is not from a “related party” (as defined under MI 61-101) of Acreage or any “associate” (as defined under Canadian Securities Laws), affiliate or Person acting jointly and in concert with a “related party” of Acreage; (v) is not subject to any due diligence or access condition; (vi) in respect of which the Acreage Board determines in good faith (after receipt of advice from its outside legal counsel with respect to (x) below and financial advisors with respect to (y) below) that (x) failure to recommend such Acquisition Proposal to the Floating Shareholders would be inconsistent with its fiduciary duties and (y) which would, taking into account all of the terms and conditions of such Acquisition Proposal, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction more favourable to the Floating Shareholders, taken as a whole, from a financial point of view, than the Floating Share Arrangement (after taking into account any adjustment to the terms and conditions of the Floating Share Arrangement proposed by Canopy USA pursuant to the Floating Share Arrangement Agreement; and (vii) the terms of such Acquisition Proposal provide that the Person making such Superior Proposal shall pay the Termination Fee to Canopy USA or otherwise provide Acreage the cash equal to the Termination Fee, by way of either (x) a subscription for Floating Shares at a price per Floating Share no less than the trading price of the Floating Shares at the time of such payment, or (y) a non-recourse payment pursuant to which Acreage shall have no repayment obligation, such amount to be advanced or provided on or before the date such Termination Fee becomes payable.

“Superior Proposal Notice”	means a written notice of the determination of the Acreage Board that an Acquisition Proposal constitutes a Superior Proposal and of the intention of the Acreage Board to make a Change in

Recommendation and/or enter into a definitive agreement promptly following the making of such determination.
“Supreme”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — General”.
“Supreme Arrangement Agreement”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — General”.
“Tax Act”	means the Income Tax Act (Canada).
“Tax Proposals”	has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations”.
“taxable capital gain”	has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada”.
“Termination Date”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Reorganization — Creation of Canopy USA — Relationship with CBI”.
“Termination Fee”	means $3,000,000.
“TerrAscend”	means TerrAscend Corp.
“TEV”	means total enterprise value, calculated as fully-diluted equity value, plus debt, less cash and cash equivalents, and, if applicable, adjusted for any minority interests.
“TFSAs”	has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Eligibility for Investment in Canada”.
“THC”	means tetrahydrocannabinol.
“Third Amendment”	means the third amendment to tax receivable agreement dated October 24, 2022 among USCo, High Street, the TRA Members, Canopy and Canopy USA.
“TRA”
means the tax receivable agreement dated November 14, 2018 among USCo, High Street, the TRA Members and certain other individuals, as amended by a first amendment to tax receivable agreement dated June 27, 2019 among the parties thereto, a second amendment to tax receivable agreement dated September 23, 2020 among the parties thereto and the Third Amendment.

“TRA Bonuses”	a payment with a value of approximately $19.5 million in Canopy Shares to be issued by Canopy to certain eligible participants under the amended Bonus Plans.
“TRA Members”	means the individuals party to the TRA.
“TRA Payment”	has the meaning ascribed thereto under the heading “Securities Laws Matters — Canadian Securities Laws — Multilateral Instrument 61-101”.
“TRA Proposal”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Background to the Floating Share Arrangement”.
“Transaction Agreements”	means the Floating Share Arrangement Agreement, Credit Agreement Amendment, Consent Agreement, Protection Agreement, CBG Support Agreement and Voting Agreements.
“Transactions”	means the transactions contemplated by the Transaction Agreements.

“Transfer Agent”	means Odyssey Trust Company.
“Treasury Regulations”	has the meaning ascribed thereto under the heading “Certain United States Federal Income Tax Considerations”.
“Triggering Event”
means amendments in federal Laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in 21 U.S.C 802) or to remove the regulation of such activities from the federal laws of the United States.

“Triggering Event Date”	means the date on which the Triggering Event occurs.
“Triggering Event Notice”
means a notice in writing, substantially in the form attached as Exhibit “D” to the Existing Plan of Arrangement, delivered by Acreage to Canopy (with a copy to the Depositary) stating that the Triggering Event Date has occurred and specifying a Business Day (to be not less than 61 days and not more than 90 days following the date such Triggering Event Notice is delivered to Canopy) on which the closing of the Acquisition is to occur, subject to the satisfaction or waiver of the closing conditions set forth in the Existing Arrangement Agreement.

“TSX”	means the Toronto Stock Exchange.
“TSX Listing Requirements”	has the meaning ascribed thereto under the heading “Risk Factors — Risks Relating to the Floating Share Arrangement”.
“TSX Staff Notice”	has the meaning ascribed thereto under the heading “Risk Factors — Risks Relating to the Floating Share Arrangement”.
“U.S. Cannabis Business”	has the meaning ascribed thereto under the heading “Risk Factors — Risks Relating to the Floating Share Arrangement”.
“U.S. Exchange Act”	means the United States Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
“U.S. GAAP”
means generally accepted accounting principles in the United States for an entity that, in accordance with applicable corporate and securities Laws, prepares its financial statements in accordance with generally accepted accounting principles in the United States.

“U.S. Holder”	has the meaning ascribed thereto under the heading “Certain United States Federal Income Tax Considerations”.
“U.S. Securities Act”	means the United States Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
“U.S. Securities Laws”
means all applicable securities legislation in the U.S., including the U.S. Securities Act, the U.S. Exchange Act, and the rules and regulations promulgated thereunder, including judicial and administrative interpretations thereof, and the Securities Laws of the states of the U.S.

“U.S. Treaty”	has the meaning ascribed thereto under the heading “Certain United States Federal Income Tax Considerations”.
“United States” or “U.S.”	means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.
“United States Persons”	has the meaning ascribed thereto under the heading “Certain United States Federal Income Tax Considerations”.
“Updated Canopy Proposal”	has the meaning ascribed thereto under the heading “The Floating Share Arrangement — Background to the Floating Share

Arrangement”.
“USCo2”	means Acreage Holdings WC Inc., a subsidiary of Acreage.
“USCo2 Constating Documents”	means the constating documents of USCo2.
“USCo2 Holders”	means the holders of USCo2 Shares.
“USCo2 Shares”	means Class B non-voting common shares in the capital of USCo2 outstanding as of the date of the Floating Share Arrangement Agreement.
“VCo Ventures”	means VCo Ventures LLC.
“VIF”	means a voting instruction form.
“Viridescent”	means Viridescent Realty Trust, Inc.
“Voting Agreements”
means, collectively, the respective voting support agreements dated October 24, 2022, among Canopy, Canopy USA and each of the Acreage Locked-Up Shareholders setting forth the terms and conditions upon which the Acreage Locked-Up Shareholders have agreed, among other things, to vote their Floating Shares FOR the Arrangement Resolution.

“VWAP”	means volume-weighted average trading price.
“Wana”	means, collectively, Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC.
“Wana Agreements”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — General”.
“Wana Amendments”
has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Reorganization — Creation of Canopy USA — Ownership of United States Cannabis Investments”.

“Wana Deferred Payments”	has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Reorganization — Creation of Canopy USA”
“Wana Option”	means the option held by Canopy USA to acquire 100% of the membership interests of Wana.
“Wana Value Payment”
has the meaning ascribed thereto in Appendix “G” under the heading “Information Concerning Canopy — Recent Developments — Reorganization — Creation of Canopy USA — Ownership of United States Cannabis Investments”.

APPENDIX “B”
ARRANGEMENT RESOLUTION
BE IT RESOLVED THAT:

1.
The arrangement (the “Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) (the “BCBCA”) of Acreage Holdings, Inc. (the “Company”), as more particularly described and set forth in the proxy statement of the Company dated February 14, 2023 (the “Circular”) accompanying the corresponding notice of meeting (as the Arrangement may be amended, modified or supplemented in accordance with the arrangement agreement among the Company, Canopy USA, LLC and Canopy Growth Corporation dated October 24, 2022 (as it may be amended, modified or supplemented, the “Arrangement Agreement”)), is hereby authorized, approved and adopted.

2.
The plan of arrangement of the Company (as it has been or may be amended, modified or supplemented in accordance with its terms and the Arrangement Agreement, the “Plan of Arrangement”), the full text of which is set out in Appendix “C” to the Circular, is hereby authorized, approved and adopted.

3.
The (i) Arrangement Agreement and the transactions provided for therein, (ii) actions of the directors of the Company in approving the Arrangement Agreement, and (iii) actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement, are hereby ratified, confirmed and approved.

4.
The Company is hereby authorized to apply for a final order from the Supreme Court of British Columbia to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement.

5.
Notwithstanding that these resolutions, and the Arrangement, have been adopted by the holders of Class D subordinate voting shares of the Company or that the Arrangement may be approved by the Supreme Court of British Columbia, the directors of the Company are hereby authorized and empowered, without notice to or approval of such shareholders of the Company, to (i) authorize and approve further amendments, modifications or supplements to the Arrangement Agreement or the Plan of Arrangement to the extent permitted thereby; and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and related transactions.

6.
Any one officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver and file such documents as may be required to be delivered and filed with the Registrar of Companies under the BCBCA in accordance with the Arrangement Agreement.

7.
Any one officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed and to deliver or cause to be delivered all such other documents and instruments and to perform or cause to be performed all such other acts and things as such Person determines may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

B-1

APPENDIX “C”
FLOATING SHARE PLAN OF ARRANGEMENT
PLAN OF ARRANGEMENT UNDER DIVISION 5 OF PART 9
OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)
ARTICLE 1
INTERPRETATION
Certain Rules of Interpretation.
Unless indicated otherwise, where used in this Plan of Arrangement, capitalized terms used but not defined shall have the meanings ascribed thereto in the Arrangement Agreement and the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings):
“affiliate” has the meaning specified in National Instrument 45-106 — Prospectus Exemptions.
“Alternate Consideration” has the meaning specified in Section 2.13 of the Arrangement Agreement.
“Amended Equity Incentive Plan” means the Company’s amended and restated omnibus equity plan approved by shareholders of the Company on September 16, 2020.
“Arrangement” means an arrangement under Section 288 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations to this Plan of Arrangement made in accordance with the terms of the Arrangement Agreement or Section 6.1 of this Plan of Arrangement or made at the direction of the Court in the Final Order with the prior written consent of the Company, Canopy and the Purchaser, each acting reasonably.
“Arrangement Agreement” means the arrangement agreement dated as of October 24, 2022 among the Purchaser, Canopy and the Company, including the schedules and exhibits thereto, as the same may be further amended, supplemented or restated.
“BCBCA” means the Business Corporations Act (British Columbia).
“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are generally closed for business in Vancouver, British Columbia.
“Canopy” means Canopy Growth Corporation, a corporation organized under the federal laws of Canada.
“Canopy Call Option Exercise Notice” means a notice in writing, substantially in the form attached as Exhibit C to the Existing Plan of Arrangement, delivered by Canopy to the Company (with a copy to the Depositary) stating that Canopy is exercising its rights embedded in the special rights and restrictions of the Company Fixed Shares to acquire the Company Fixed Shares on the terms set forth therein.
“Canopy Change of Control” means any business consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction pursuant to which 100% of the shares or all or substantially all of the assets of Canopy are transferred, sold or conveyed, directly or indirectly, to any other Person or group of Persons, acting jointly or in concert.
“Canopy Equity Incentive Plan” means the Amended and Restated Omnibus Incentive Plan of Canopy as approved by shareholders of Canopy on September 21, 2020, as the same may be amended, supplemented or restated in accordance therewith, prior to the Effective Time.
“Canopy Shares” means the common shares in the capital of Canopy.
“Canopy Share Consideration” means that number of Canopy Shares issuable per Company Floating Share in accordance with Section 3.2(b) of this Plan of Arrangement and based on the Exchange Ratio; provided that the number of Canopy Shares to be issued pursuant to the Arrangement shall not exceed the Canopy Share Maximum.

“Canopy Share Maximum” means 70,713,995 Canopy Shares.
“Circular” means the notice of the Meeting and accompanying proxy statement, including all schedules, appendices and exhibits to, and information incorporated by reference in, such proxy statement, sent to the Company Floating Shareholders in connection with the Meeting.
“Common Membership Units” means the common membership units of High Street outstanding from time to time, other than common membership units held by Acreage Holdings America, Inc. and USCo2.
“Company” means Acreage Holdings, Inc., a corporation organized under the BCBCA and treated as a “domestic corporation” for U.S. federal income tax purposes.
“Company Executives” means each officer of the Company as at the Effective Time required to resign upon consummation of the Existing Arrangement pursuant to the Existing Plan of Arrangement which, as of the date here of are: Peter Caldini, Steve Goertz, Corey Sheahan. Bryan Murray, Dennis Curran and Patricia Rosi.
“Company Fixed Shares” means the shares of the Company designated as Class E subordinate voting shares, each entitling the holder thereof to one vote per share at shareholder meetings of the Company.
“Company Floating Option In-The-Money-Amount” in respect of a Company Floating Option means the amount, if any, determined immediately before the Effective Time, by which the total Fair Market Value of the Company Floating Shares that a holder is entitled to acquire on exercise of the Company Floating Option, exceeds the aggregate exercise price payable to acquire such Company Floating Shares at that time.
“Company Floating Optionholder” means a holder of Company Floating Options.
“Company Floating Options” means the options to purchase Company Floating Shares issued pursuant to the Amended Equity Incentive Plan prior to the Effective Time, which are outstanding as of the Effective Time.
“Company Floating Share Unit Holders” means the holders of Company Floating Share Units.
“Company Floating Share Units” means the restricted share units, performance shares and performance units that may be settled by the Company in either cash or Company Floating Shares which are outstanding as of the Effective Time.
“Company Floating Shareholder” means a registered or beneficial holder of one or more Company Floating Shares, as the context requires.
“Company Floating Shares” means the shares of the Company designated as Class D subordinate voting shares, each entitling the holder thereof to one vote per share at shareholder meetings of the Company.
“Company Floating Warrants” means the warrants and compensation options of the Company to acquire Company Floating Shares which are outstanding as of the Effective Time.
“Company Floating Warrant Holder” means a holder of one or more Company Floating Warrants.
“Consideration Shares” means the Canopy Shares to be received by Company Floating Shareholders (other than the Purchaser, Canopy and their respective affiliates) pursuant to Section 3.2(b) of this Plan of Arrangement.
“Court” means the Supreme Court of British Columbia.
“CSE” means Canadian Securities Exchange.
“Depositary” means Computershare Investor Services Inc., or any other depositary or trust company, bank or financial institution as the Purchaser and Canopy may appoint to act as depositary with the approval of the Company, acting reasonably, for the purpose of, among other things, exchanging certificates representing Company Floating Shares for Consideration Shares in connection with the Arrangement.
“Dissent Rights” has the meaning specified in Section 4.1 of this Plan of Arrangement.
“Dissenting Company Floating Shareholder” means a registered holder of Company Floating Shares who has properly exercised its Dissent Rights in respect of the Resolution in accordance with Section 4.1 of this Plan of Arrangement and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights and who is ultimately determined to be entitled to be paid the fair value of his, her or its Company Floating Shares.
“Dissenting Shares” means the Company Floating Shares held by Dissenting Company Floating Shareholders in respect of which such Dissenting Company Floating Shareholders have given Notice of Dissent.
“Effective Date” means the date designated by Canopy, the Purchaser and the Company by notice in writing as the effective date of the Arrangement, after the satisfaction or waiver (subject to applicable Laws) of all of the conditions to completion of the Arrangement as set forth in the Arrangement Agreement (excluding conditions that by their terms cannot be satisfied until the Effective Date) and delivery of all documents agreed to be delivered thereunder to the satisfaction of the parties thereto, acting reasonably, and in the absence of such agreement, three Business Days following the satisfaction or waiver (subject to applicable Laws) of all conditions to completion of the Arrangement as set forth in the Arrangement Agreement (excluding conditions that by their terms cannot be satisfied until the Effective Date; provided that the Effective Date shall be the same Business Day as the Acquisition Date (as defined in the Existing Plan of Arrangement), being the date that Canopy acquires the Company Fixed Shares pursuant to the Existing Plan of Arrangement.
“Effective Time” means 12:00 a.m. (Vancouver time) on the Effective Date, or such other time on the Effective Date as the Parties agree to in writing before the Effective Date.
“Exchange Ratio” means 0.4500 of a Canopy Share to be issued for each Company Floating Share exchanged pursuant to the Arrangement.
“Executive Company Floating Options” has the meaning specified in Section 3.2(c)(ii) hereof.
“Executive Company Floating Share Units” has the meaning specified in Section 3.2(e)(ii) hereof;
“Existing Agreement” means the arrangement agreement dated as of April 18, 2019, as amended on May 15, 2019, September 23, 2020 and November 17, 2020, between Canopy and the Company, including the schedules and exhibits thereto, as the same may be further amended, supplemented or restated.
“Existing Plan of Arrangement” means the plan of arrangement set out in the Existing Agreement implemented on September 23, 2020 under Section 288 of the Business Corporations Act (British Columbia) involving the Company and Canopy.
“Fair Market Value” means (i) in respect of the Company Floating Shares, the volume weighted average trading price of the applicable share on the CSE (or other recognized stock exchange on which the applicable shares are primarily traded as determined by volume); and (ii) in respect of the Canopy Shares, the volume weighted average trading price of the Canopy Shares on the Nasdaq (or other recognized stock exchange on which the Canopy Shares are primarily traded if not then traded on the Nasdaq, as determined by volume, and denominated in US$), in each case, for the five trading day period immediately prior to the Effective Date.
“Final Order” means the final order of the Court approving the Arrangement under Section 291 of the BCBCA, in a form acceptable to the Company, the Purchaser and Canopy, each acting reasonably, after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, as such order may be amended by the Court (with the consent of the Company, the Purchaser and Canopy, each acting reasonably) at any time prior to the Effective Time or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to the Company, the Purchaser and Canopy, each acting reasonably) on appeal.
“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, ministry, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or (iv) any stock exchange.
“High Street” means High Street Capital Partners, LLC.
“High Street Holders” means the holders of Common Membership Units and vested Class C-1 Membership Units (as defined in the Third Amended and Restated Limited Liability Company Agreement of High Street, as may be amended).
“Interim Order” means the interim order of the Court, to be issued following the application therefor contemplated by Section 2.2 of the Arrangement Agreement, after being informed of the intention of the Parties to rely upon the exemption from registration under U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of the Issued Securities to be issued pursuant to the Arrangement in a form acceptable to the Company, the Purchaser and Canopy, each acting reasonably, providing for, among other things, the calling and holding of the Meeting, as such order may be amended by the Court with the consent of the Company, the Purchaser and Canopy, each acting reasonably.
“Issued Securities” means all securities to be issued pursuant to the Arrangement, including, for the avoidance of doubt, all Canopy Shares issued pursuant to Section 3.2(b) of this Plan of Arrangement, Replacement Options, Replacement Share Units and Replacement Warrants.
“Law” means, with respect to any Person, any and all applicable law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, official guidance, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended.
“Letter of Transmittal” means the letter of transmittal to be sent by the Company to Company Floating Shareholders following the receipt by the Company of a Canopy Call Option Exercise Notice or Triggering Event Notice, as the case may be.
“Lien” means any mortgage, charge, pledge, hypothec, security interest, prior claim, encroachment, option, right of first refusal or first offer, occupancy right, covenant, assignment, lien (statutory or otherwise), defect of title, or restriction or adverse right or claim, or other third party interest or encumbrance of any kind, in each case, whether contingent or absolute.
“Meeting” means the special meeting of Company Floating Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Arrangement Agreement, to be called and held in accordance with the Interim Order to consider the Resolution.
“Nasdaq” means the Nasdaq Global Select Market.
“Notice of Dissent” means a notice of dissent duly and validly given by a registered holder of Company Floating Shares exercising Dissent Rights as contemplated in the Interim Order and as described in Article 4.
“Parties” means the Company, Canopy and the Purchaser and “Party” means any one of them.
“Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“Per Share Consideration” means following a Canopy Change of Control, the Alternate Consideration that Company Floating Shareholders are entitled to receive in accordance with Section 2.13 of the Arrangement Agreement.
“Plan of Arrangement” means this plan of arrangement and any amendments or variations made in accordance with Section 6.1 of this Plan of Arrangement or made at the direction of the Court in the Final Order with the prior written consent of the Company, Canopy and the Purchaser, each acting reasonably.
“Purchaser” means Canopy USA, LLC, a limited liability company organized under the laws of the State of Delaware.
“Registrar” means the person appointed as the Registrar of Companies pursuant to Section 400 of the BCBCA.
“Replacement Option” means an option or right to purchase Canopy Shares granted by Canopy in exchange for Company Floating Options in accordance with Section 3.2(c) of this Plan of Arrangement.
“Replacement Option In-The-Money Amount” means, in respect of a Replacement Option, the amount, if any, determined immediately after the exchange in Section 3.2(c) of this Plan of Arrangement, by which the total Fair Market Value of the Canopy Shares that a holder is entitled to acquire on exercise of the Replacement Option exceeds the aggregate exercise price payable to acquire such Canopy Shares at that time.
“Replacement Share Unit” means a restricted share unit, performance share or performance unit that may be settled in cash or Canopy Shares granted by Canopy in exchange for Company Floating Share Units in accordance with Section 3.2(e) of this Plan of Arrangement.
“Replacement Warrant” means a warrant or right to purchase Canopy Shares granted by Canopy in replacement of Company Floating Warrants in accordance with Section 3.2(d) of this Plan of Arrangement.
“Resolution” means the special resolution approving this Plan of Arrangement to be considered at the Meeting, substantially in the form attached as Schedule B to the Arrangement Agreement, with such amendments or variations as the Court may direct in the Interim Order with the consent of the Company, Canopy and the Purchaser, each acting reasonably.
“Tax Act” means the Income Tax Act (Canada).
“Triggering Event Date” means the date federal laws in the United States are amended to permit the general cultivation, distribution and possession of marijuana (as defined in 21 U.S.C 802) or to remove the regulation of such activities from the federal laws of the United States.
“Triggering Event Notice” means a notice in writing, substantially in the form attached as Exhibit D to the Existing Plan of Arrangement, delivered by the Company to Canopy (with a copy to the Depositary) stating that the Triggering Event Date has occurred and specifying a Business Day (to be not less than 61 days and not more than 90 days following the date such Triggering Event Notice is delivered to Canopy) on which the closing of the purchase and sale of the Company Fixed Shares is to occur, subject to the satisfaction or waiver of the closing conditions set forth in the Existing Agreement.
“TSX” means the Toronto Stock Exchange.
“United States” and “U.S.” each mean the United States of America, its territories and possessions, any State of the United States and the District of Columbia.
“US$” means the lawful currency of the United States.
“USCo2” means Acreage Holdings WC Inc., a subsidiary of the Company.
“USCo2 Class B Holders” means the holders of USCo2 Class B Shares.

“USCo2 Class B Shares” means Class B non-voting common shares in the capital of USCo2 outstanding as of the date of the Arrangement Agreement.
“U.S. Securities Act” means the United States Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended.
“U.S. Treasury Regulations” means the regulations promulgated under the U.S. Tax Code by the United States Department of the Treasury.
1.2
Certain Rules of Interpretation.

In this Plan of Arrangement, unless otherwise specified:
(1)
Headings, etc.   The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Plan of Arrangement.

(2)
Currency.   All references to dollars or to “$” are references to United States dollars.

(3)
Gender and Number.   Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(4)
Certain Phrases, etc.   The words “including”, “includes” and “include” mean “including (or includes or include) without limitation,” and “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of.”

(5)
Statutes.   Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re- enacted, unless stated otherwise.

(6)
Computation of Time.   A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 4:30 p.m. on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Plan of Arrangement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

(7)
Time References.   References to time are to local time, Toronto, Ontario, unless otherwise indicated.

ARTICLE 2
ARRANGEMENT AGREEMENT AND BINDING EFFECT
2.1
Arrangement Agreement.

This Plan of Arrangement is made pursuant to and subject to the provisions of the Arrangement Agreement, except in respect of the sequence of the transactions and events comprising the Arrangement, which shall occur in the order set forth herein.
2.2
Binding Effect.

As of and from the Effective Time, this Plan of Arrangement will be binding on: (i) the Company, (ii) Canopy, (iii) the Purchaser, (iv) the Depositary, (v) all registered and beneficial Company Floating Shareholders (including Dissenting Company Floating Shareholders), (vii) all High Street Holders and USCo2 Class B Holders, and (viii) all holders of Company Floating Options, Company Floating Share Units and Company Floating Warrants, in each case without any further act or formality required on the part of any Person.

2.3
Time of Arrangement.

The exchanges, issuances and cancellations provided for in Section 3.2 of this Plan of Arrangement shall be deemed to occur at the time and in the order specified in Section 3.2 of this Plan of Arrangement, notwithstanding that certain of the procedures related thereto are not completed until after such time.
2.4
No Impairment.

No rights of creditors against the property and interests of the Company will be impaired by the Arrangement.
ARTICLE 3
THE ARRANGEMENT
3.1
Existing Plan of Arrangement.

The Company, Canopy and the Purchaser hereby acknowledge that pursuant to the terms of the Existing Plan of Arrangement, the provisions of Section 3.2(a) through 3.2(i) of the Existing Plan of Arrangement have already occurred and that the provisions of Section 3.2(j) through 3.2(n) of the Existing Plan of Arrangement (excluding Sections 3.2(k), 3.2(m), 3.2(n)(iv), 3.2(n)(x), 3.2(n)(xi) and 3.2(n)(xii)) shall occur one minute following the Effective Time.
3.2
Arrangement.

Commencing at the Effective Time, each of the transactions or events set out below shall occur and shall be deemed to occur in the following sequence, in each case without any further authorization, act or formality on the part of any Person, and in each case, unless otherwise specifically provided in this Section 3.2, effective as at two-second intervals starting at the Effective Time:
(a)
each Company Floating Share held by a Dissenting Company Floating Shareholder shall be, and shall be deemed to be, transferred to the Purchaser by the holder thereof, free and clear of all Liens, and thereupon:

(i)
each Dissenting Company Floating Shareholder shall cease to have any rights as a holder of such Company Floating Shares other than a claim against Canopy in an amount determined and payable in accordance with Article 4;

(ii)
the name of such Dissenting Company Floating Shareholder shall be removed from the securities register for the Company Floating Shares; and

(iii)
the Purchaser shall be deemed to be the transferee of such Dissenting Shares, free and clear of all Liens, and the Purchaser shall be entered in the Company’s securities register for the Dissenting Shares as the legal owner of such transferred Dissenting Shares;

(b)
each Company Floating Share held by a Company Floating Shareholder (other than the Purchaser, Canopy or their respective affiliates) shall be transferred, and shall be deemed to be transferred, free and clear of all Liens, by the holder thereof to the Purchaser for the Canopy Share Consideration (or, in the event a Canopy Change of Control shall have occurred prior to the Effective Date, the Per Share Consideration), which Canopy Share Consideration or Per Share Consideration, as applicable, shall be paid in accordance with the provisions of Article 5, and upon such transfer:

(A)
each such former holder of such transferred Company Floating Shares shall be removed from the Company’s securities register for the Company Floating Shares;

(B)
the Purchaser shall be entered in the Company’s securities register for the Company Floating Shares as the legal owner of such transferred Company Floating Shares; and

(C)
each such former holder of such transferred Company Floating Shares shall, subject to Section 5.1 of this Plan of Arrangement, be entered in Canopy’s securities register for the Canopy Shares in respect of the Consideration Shares issued to such holder pursuant to this

Section 3.2(b), or, to the extent applicable, in the securities register of the issuer of any Alternate Consideration that such former holder of Company Floating Shares is entitled to receive in lieu of the Consideration Shares;
(c)
each Company Floating Option shall be exchanged for a Replacement Option to acquire from Canopy such number of Canopy Shares as is equal to: (A) the number of Company Floating Shares that were issuable upon exercise of such Company Floating Option immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (provided that if any holder of Replacement Options, following the exchange pursuant to this Section 3.2(c), is holding in aggregate, Replacement Options that would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued pursuant to such Replacement Options shall be rounded down to the nearest whole number). Such Replacement Options shall provide for an exercise price per Replacement Option (rounded up to the nearest whole cent) equal to the quotient obtained when: (i) the exercise price per Company Floating Share that would otherwise be payable pursuant to the Company Floating Option it replaces is divided by (ii) the Exchange Ratio, and any document evidencing a Company Floating Option shall thereafter evidence and be deemed to evidence such Replacement Option.

(i)
Except as provided herein, all terms and conditions of a Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Company Floating Option for which it was exchanged, and shall be governed by the terms of the Canopy Equity Incentive Plan, and the exchange shall not provide any optionee with any additional benefits as compared to those under his or her original Company Floating Option.

(ii)
Notwithstanding clause (i) immediately above, the terms and conditions of those Replacement Options exchanged for Company Floating Options held by the Company Executives (the “Executive Company Floating Options”) pursuant to this Plan of Arrangement shall be deemed to provide that such Replacement Options shall continue to vest according to the terms of the Executive Company Floating Options as at the date of the Arrangement Agreement, regardless of the resignation of the Company Executives from their positions or offices with the Company, provided that such Company Executives retain a position of employment with Acreage or an affiliate thereof.

It is intended that subsection 7(1.4) of the Tax Act and Sections 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D) of the U.S. Treasury Regulations, as applicable, apply to the exchange of Company Floating Options provided for in this Section 3.2(c). Accordingly, and notwithstanding the foregoing, if required, the exercise price of a Replacement Option will be increased such that the Replacement Option In-The-Money Amount immediately after the exchange does not exceed the Company Floating Option In-The-Money Amount of the Company Floating Option (or a fraction thereof) exchanged for such Replacement Option immediately before the exchange and so on a share-by-share basis, the ratio of the exercise price to the fair market value of the Company Floating Options being exchanged shall not be less favourable to the optionee than the ratio of the exercise price to the fair market value of the Replacement Options immediately following the exchange;
(d)
each Company Floating Warrant shall be exchanged for a Replacement Warrant to acquire from Canopy such number of Canopy Shares as is equal to: (A) the number of Company Floating Shares that were issuable upon exercise of such Company Floating Warrant immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (provided that if any holder of Replacement Warrants, following the exchange pursuant to this Section 3.2(d), is holding in aggregate, Replacement Warrants that would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued pursuant to such Replacement Warrants shall be rounded down to the nearest whole number). Such Replacement Warrants shall provide for an exercise price per whole Replacement Warrant (rounded up to the nearest whole cent) equal to the quotient obtained when: (i) the exercise price per Company Floating Share that would otherwise be payable pursuant to the Company Floating Warrant it replaces is divided by (ii) the Exchange Ratio, and any document evidencing a Company Floating Warrant shall thereafter evidence and be deemed to evidence such Replacement Warrant. Except as provided herein, all terms and conditions of a Replacement Warrant, including the term to expiry, conditions to and manner of exercising, will be the same as the Company Floating Warrant for which it was exchanged, and the exchange shall not provide any optionee with any additional benefits as compared to those under his or her original Company Floating Warrant; and
(e)
each Company Floating Share Unit shall be exchanged for a Replacement Share Unit to acquire from Canopy such number of Canopy Shares as is equal to: (A) the number of Company Floating Shares that were issuable upon vesting of such Company Floating Share Unit immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (provided that if any holder of Replacement Share Units, following the exchange pursuant to this Section 3.2(e), is holding in aggregate, Replacement Share Units that would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued pursuant to such Replacement Share Units shall be rounded down to the nearest whole number). Any document evidencing a Company Floating Share Unit shall thereafter evidence and be deemed to evidence such Replacement Share Unit.

(i)
Except as provided herein, all terms and conditions of a Replacement Share Unit, including the term to expiry, conditions to and manner of exercising, will be the same as the Company Floating Share Unit for which it was exchanged, and the exchange shall not provide any holder with any additional benefits as compared to those under his or her original Company Floating Share Unit.

(ii)
Notwithstanding clause (i) immediately above, the terms and conditions of those Replacement Share Units exchanged for Company Floating Share Units held by the Company Executives (the “Executive Company Floating Share Units”) pursuant to this Plan of Arrangement shall be deemed to provide that such Replacement Share Units shall continue to vest according to the terms of the Executive Company Floating Options as at the date of the Arrangement Agreement, regardless of the resignation of the Company Executives from their positions or offices with the Company, provided that such Company Executives retain a position of employment with Acreage or an affiliate thereof.

3.3
Letter of Transmittal.

The Company shall send a Letter of Transmittal to each Company Floating Shareholder within 15 Business Days following the receipt by the Company of a Canopy Call Option Exercise Notice or delivery by the Company of a Triggering Event Notice, as the case may be.
3.4
No Fractional Canopy Shares.

No fractional Canopy Shares will be issued to any Person in connection with this Plan of Arrangement. Where the aggregate number of Canopy Shares to be issued to a Company Floating Shareholder pursuant to this Arrangement would otherwise result in a fraction of a Canopy Share being issuable, then the aggregate number of Canopy Shares to be issued to such Company Floating Shareholder shall be rounded down to the closest whole number and no compensation shall be payable to such Company Floating Shareholder in lieu of any such fractional Canopy Share.
3.5
Currency Conversion.

Where it is necessary to convert any sum from United States dollars to Canadian dollars, or vice versa, any such sum shall (unless otherwise provided hereby or required by law) be converted by applying the closing rate, as determined by the Bank of Canada, in effect on the date immediately preceding the relevant date. The determination of the rate of conversion of any currency hereunder by the Company, Canopy and the Purchaser shall be conclusive, absent manifest error.
ARTICLE 4
RIGHTS OF DISSENT
4.1
Rights of Dissent.

Pursuant to the Interim Order, each registered Company Floating Shareholder may exercise rights of dissent (“Dissent Rights”) under Section 238 of the BCBCA and in the manner set forth in Sections 242 to 247 of the BCBCA, all as modified by this Article 4 as the same may be modified by the Interim Order or the Final Order in respect of the Arrangement, provided that the written notice of dissent from the Resolution contemplated by Section 242 of the BCBCA must be sent to and received by the Company not later than 5:00 p.m. (Vancouver time) on the Business Day that is two Business Days before the Meeting. Company Floating Shareholders who validly exercise such rights of dissent and who:
(a)
are ultimately determined to be entitled to be paid fair value for the Dissenting Shares in respect of which they have exercised Dissent Rights, notwithstanding anything to the contrary contained in Section 245 of the BCBCA, will be deemed to have irrevocably transferred such Dissenting Shares to the Purchaser pursuant to Section 3.2(a) of this Plan of Arrangement in consideration of such fair value, and in no case will the Company, Canopy or the Purchaser or any other Person be required to recognize such holders as holders of Company Floating Shares after the Effective Time, and each Dissenting Company Floating Shareholder will cease to be entitled to the rights of a Company Floating Shareholder in respect of the Company Floating Shares in relation to which such Dissenting Company Floating Shareholder has exercised Dissent Rights and the securities register of the Company will be amended to reflect that such former holder is no longer the holder of such Company Floating Shares as at and from the Effective Time; or

(b)
are ultimately not entitled, for any reason, to be paid fair value for the Dissenting Shares in respect of which they have exercised Dissent Rights, will be deemed to have participated in the Arrangement on the same basis as a Company Floating Shareholder who has not exercised Dissent Rights.

In addition to any other restrictions set forth in the BCBCA, none of the following Persons shall be entitled to exercise Dissent Rights: (i) Company Floating Optionholders (with respect to any Company Floating Options); (ii) Company Floating Share Unit Holders (with respect to any Company Floating Share Units); (iii) Company Floating Warrant Holders (with respect to any Company Floating Warrants); and (iv) Company Floating Shareholders who vote in favour of, or who have instructed a proxyholder to vote in favour of, the Resolution.
ARTICLE 5
CERTIFICATES AND PAYMENTS
5.1
Payment and Delivery of Consideration.

(a)
Following receipt by the Depositary of a Canopy Call Option Exercise Notice or a Triggering Event Notice, as the case may be, and prior to the Effective Date, Canopy shall deliver, or cause to be delivered, to the Depositary a sufficient number of Canopy Shares (or, to the extent applicable, any Alternate Consideration) to satisfy the Purchaser’s obligation to cause Canopy to issue Consideration Shares (or, to the extent applicable, any Alternate Consideration) to Company Floating Shareholders in accordance with Section 3.2(b) of this Plan of Arrangement.

(b)
Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Company Floating Shares, together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such Company Floating Shareholder(s), a certificate representing the Consideration Shares (or, to the extent applicable, securities comprising any Alternate Consideration) which such holder is entitled to receive pursuant to this Plan of Arrangement, which Consideration Shares (or, to the extent applicable, securities comprising any Alternate Consideration) will be registered in such name or names and either (A) delivered to the address or addresses as such Company Floating Shareholder directed in their Letter of Transmittal; or (B) made available for pick up at the office of the Depositary in accordance with the instructions of the Company Floating Shareholder in the Letter of Transmittal, and any certificate representing Company Floating Shares so surrendered shall forthwith thereafter be cancelled.

(c)
Until surrendered as contemplated by Section 5.1(b) of this Plan of Arrangement, each certificate that immediately prior to the Effective Time represented Company Floating Shares shall be deemed after the Effective Time to represent only the right to receive upon such surrender the Consideration Shares (or, to the extent applicable, any Alternate Consideration) in lieu of such certificate as contemplated in Section 5.1(b) of this Plan of Arrangement, less any amounts withheld pursuant to Section 5.3 of this Plan of Arrangement. Any such certificate formerly representing Company Floating Shares not duly surrendered on or before the third anniversary of the Effective Date shall cease to represent a claim by or interest of any former Company Floating Shareholder of any kind or nature against or in the Company, Canopy or the Purchaser. On such date, all Consideration Shares (or, to the extent applicable, securities representing any Alternate Consideration) to which such Company Floating Shareholder was entitled shall be deemed to have been surrendered to Canopy and shall be paid over by the Depositary to Canopy or as directed by Canopy.
(d)
No dividends or other distributions declared or made after the Effective Date with respect to Canopy Shares (or, to the extent applicable, securities representing any Alternate Consideration) with a record date on or after the Effective Date will be payable or paid to the holder of any unsurrendered certificate or certificates which, immediately prior to the Effective Date, represented outstanding Company Floating Shares, until the surrender of such certificates to the Depositary. Subject to applicable Law and to Section 5.3 of this Plan of Arrangement, at the time of such surrender, there shall, in addition to the delivery of the Canopy Shares (or, to the extent applicable, securities comprising any Alternate Consideration) to which such Company Floating Shareholder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect to such Canopy Shares (or, to the extent applicable, securities comprising any Alternate Consideration).

(e)
No holder of Company Floating Shares shall be entitled to receive any consideration or entitlement with respect to such Company Floating Shares in connection with the transactions or events contemplated by this Plan of Arrangement other than any consideration or entitlement to which such holder is entitled to receive in accordance with Section 3.2 of this Plan of Arrangement, this Section 5.1 and the other terms of this Plan of Arrangement.

5.2
Lost Certificates.

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Company Floating Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, the Consideration Shares (or, to the extent applicable, any Alternate Consideration) that such Company Floating Shareholder has the right to receive pursuant to this Plan of Arrangement, delivered in accordance with such Company Floating Shareholder’s Letter of Transmittal. When authorizing such exchange for any lost, stolen or destroyed certificate, the Person to whom such Consideration Shares (or, to the extent applicable, any Alternate Consideration) are to be delivered shall as a condition precedent to the delivery of such Consideration Shares (or, to the extent applicable, any Alternate Consideration), give a bond satisfactory to Canopy, the Purchaser and the Depositary (each acting reasonably) in such sum as Canopy may direct (acting reasonably), or otherwise indemnify Canopy, the Purchaser and the Company in a manner satisfactory to Canopy (acting reasonably) against any claim that may be made against Canopy, the Purchaser and the Company with respect to the certificate alleged to have been lost, stolen or destroyed.
5.3
Withholding Rights.

(a)
Canopy, the Purchaser, the Company and the Depositary shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Person under this Plan of Arrangement (including, without limitation, any amounts payable pursuant to Section 4.1 of this Plan of Arrangement), such amounts as Canopy, the Purchaser, the Company or the Depositary (as applicable) determines, acting reasonably, are required to be deducted and withheld with respect to such payment under the Tax Act, the U.S. Tax Code or any provision of any other Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such withholding was made, provided that such amounts are actually remitted to the appropriate Governmental Entity.

(b)
Not later than 10 Business Days prior to the Effective Date, Canopy shall give written notice to the Company of any deduction or withholding set forth in Section 5.3(a) of this Plan of Arrangement that Canopy intends to make or that it anticipates the Depositary making and afford the Company a reasonable opportunity to dispute any such deduction or withholding.

(c)
Each of the Company, Canopy, the Purchaser and the Depositary is hereby authorized to sell or otherwise dispose of such portion of Canopy Shares (or, to the extent applicable, any Alternate Consideration) payable to any Company Floating Shareholder pursuant to this Plan of Arrangement as is necessary to provide sufficient funds to the Company, Canopy, the Purchaser or the Depositary, as the case may be, to enable it to implement such deduction or withholding, and the Company, Canopy, the Purchaser or the Depositary will notify the holder thereof and remit to the holder any unapplied balance of the net proceeds of such sale.

5.4
No Liens.

Any exchange or transfer of securities pursuant to this Plan of Arrangement, including the surrender of Company Floating Shares by Dissenting Company Floating Shareholders, shall be free and clear of any Liens or other claims of third parties of any kind.
5.5
Paramountcy.

From and after the Effective Time, this Plan of Arrangement shall take precedence and priority over any and all Company Floating Shares, Company Floating Options, Company Floating Share Units and Company Floating Warrants issued or outstanding at or following the Effective Time.
ARTICLE 6
AMENDMENTS
6.1
Amendments to Plan of Arrangement.

(a)
The Company, Canopy and the Purchaser may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by Canopy, the Purchaser and the Company (subject to the Arrangement Agreement), each acting reasonably, (iii) filed with the Court and, if made following the Meeting, approved by the Court, and (iv) communicated to or approved by the Company Floating Shareholders if and as required by the Court.

(b)
Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company, Canopy or the Purchaser at any time prior to the Meeting (provided that Canopy, the Purchaser or the Company, subject to the Arrangement Agreement, have each consented in writing thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)
Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Meeting shall be effective only if (i) it is consented to in writing by each of the Company, Canopy and the Purchaser (in each case, acting reasonably), and (ii) if required by the Court, it is consented to by some or all of the Company Floating Shareholders voting in the manner directed by the Court.

(d)
Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date by Canopy, the Purchaser and the Company, provided that it concerns a matter which, in the reasonable opinion of Canopy, the Purchaser and the Company and on the advice of counsel, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any Company Floating Shareholder, High Street Holder or USCo2 Class B Shareholder.

ARTICLE 7
FURTHER ASSURANCES
Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order further to document or evidence any of the transactions or events set out in this Plan of Arrangement.
ARTICLE 8
U.S. SECURITIES LAW EXEMPTION
Notwithstanding any provision herein to the contrary, the Company, Canopy and the Purchaser each agree that the Plan of Arrangement will be carried out with the intention that, and they will use their commercially reasonable best efforts to ensure that, all: (a) Consideration Shares to be issued in exchange for Company Floating Shares; (b) Replacement Options to be issued to holders of Company Floating Options in exchange for Company Floating Options pursuant to Section 3.2(c) of this Plan of Arrangement; (c) Replacement Warrants to be issued to holders of Company Floating Warrants in exchange for Company Floating Warrants pursuant to Section 3.2(d) of this Plan of Arrangement; and (d) Replacement Share Units to be issued to holders of Company Floating Share Units in exchange for Company Floating Share Units pursuant to Section 3.2(e) of this Plan of Arrangement, whether in the United States, Canada or any other country, will be issued in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof and similar exemptions under applicable state securities laws, and pursuant to the terms, conditions and procedures set forth in the Arrangement Agreement and this Plan of Arrangement. Holders of Company Floating Options, Company Floating Warrants and Company Floating Share Units entitled to receive Replacement Options, Replacement Warrants and Replacement Share Units, respectively, will be advised that the exemption provided by the U.S. Securities Act pursuant to Section 3(a)(10) thereof, will not be available for the issuance of any Canopy Shares issuable upon the exercise or vesting of the applicable Replacement Options, Replacement Warrants or Replacement Share Units, if any.

APPENDIX “D”
EIGHT CAPITAL FAIRNESS OPINION
October 24, 2022
Acreage Holdings, Inc.
366 Madison Avenue, 11th Floor
New York, New York
10017
To the special committee (the “Special Committee”) of the Board of Directors (the “Board”) of Acreage Holdings, Inc. (“Acreage” or the “Corporation”):
Eight Capital (“Eight Capital”, “we” or “us”) understands that Acreage proposes to enter into an arrangement agreement (the “Floating Share Arrangement Agreement”) with Canopy Growth Corporation (“Canopy Growth”) and Canopy USA, LLC (“Canopy USA”) on October 24, 2022, pursuant to which, subject to the approval of the holders of the issued and outstanding Class D subordinate voting shares of Acreage (the “Floating Shares” and such holders, the “Floating Shareholders”) and the terms and conditions of the Floating Share Arrangement Agreement, Canopy USA will acquire all of the issued and outstanding Floating Shares (other than Canopy USA, Canopy Growth and/or their respective affiliates) by way of a court-approved plan of arrangement under the Business Corporations Act (British Columbia) (the “Floating Share Arrangement”) in exchange for 0.45 of a common share of Canopy Growth (the “Canopy Shares”) for each Floating Share held (the “Consideration”). Eight Capital further understands that concurrently with the entering into of the Floating Share Arrangement Agreement, Canopy Growth will irrevocably waive its option to acquire the Floating Shares pursuant to the plan of arrangement implemented on September 23, 2020 (the “Existing Arrangement”) pursuant to the arrangement agreement between Canopy Growth and Acreage dated April 18, 2019, as amended (the “Existing Arrangement Agreement”).
Subject to the provisions of the Floating Share Arrangement Agreement, Canopy Growth will agree to exercise its option pursuant to the Existing Arrangement Agreement (the “Fixed Option”) to acquire Acreage’s outstanding Class E subordinate shares (the “Fixed Shares”), representing approximately 70% of the total shares of Acreage as at the date hereof, at a fixed exchange ratio of 0.3048 of a Canopy Share for each Fixed Share which, in connection with the completion of the Floating Share Arrangement, will result in Canopy USA owning 100% of all outstanding Fixed Shares and Floating Shares of Acreage.
The Floating Share Arrangement is subject to the satisfaction or waiver of certain closing conditions, including without limitation, the following: (i) the approval of at least 66 2∕3% of the votes cast by Floating Shareholders and a majority of the votes cast by Floating Shareholders, excluding the votes of any Floating Shareholder whose votes are required to be excluded pursuant to Multilateral Instrument 61-101 —  Protection of Minority Security Holders in Special Transactions; and (ii) the completion of Canopy Growth’s proposed capital reorganization pursuant to which, among other things, Canopy Growth’s articles will be amended to create a series of non-voting and non-participating exchangeable shares.
We also understand that Canopy Growth and Canopy USA have entered into voting support agreements with certain of Acreage’s directors and current and former officers holding approximately 7.3% of the issued and outstanding Floating Shares pursuant to which they have agreed to, among other things, vote their Floating Shares in favour of the Floating Share Arrangement.
We further understand that, in connection with the Floating Share Arrangement, Acreage will amend its existing US$150 million credit facility (the “Amended Credit Facility”) with AFC Gamma, Inc. (“AFC Gamma”) and Viridescent Realty Trust, Inc. (“Viridescent” and together with AFC Gamma, the “Lenders”). Under the terms of the Amended Credit Facility, Acreage will exercise US$25 million for immediate draw with a further US$25 million available in future periods under a committed accordion option once certain predetermined milestones are achieved. In conjunction with entering into the Amended Credit Facility, the Lenders will waive the requirements for Acreage to comply with all financial debt covenants, except a minimum cash requirement, until December 31, 2023, and new covenants will be agreed upon in respect of all periods beginning on or after December 31, 2023, reflecting Acreage’s growth plan, financial position, and current market conditions.
You have requested Eight Capital’s opinion (the “Opinion”) with respect to the fairness, as of the date hereof, of the Consideration, from a financial point of view, to be received by the Floating Shareholders (other than Canopy USA, Canopy Growth and/or their respective affiliates). This Opinion is provided pursuant to a letter agreement between Eight Capital and the Corporation dated September 28, 2022 (the “Engagement Agreement”). In that regard, pursuant to the Engagement Agreement, on October 24, 2022, at the request of the Special Committee of Acreage, Eight Capital verbally delivered the Opinion to the Special Committee based upon and subject to the scope of review, analyses, assumptions, limitations, qualifications and other matters described herein. This Opinion provides the same opinion, in writing, as that given verbally by Eight Capital to the Special Committee on October 24, 2022. This Opinion has been prepared in accordance with the Disclosure Standards for Formal Valuations and Fairness Opinions of Investment Industry Regulatory Organization of Canada (“IIROC”) but IIROC has not been involved in the preparation or review of this Opinion.
Eight Capital Engagement and Background
The Special Committee of Acreage first contacted Eight Capital on September 26, 2022 regarding a possible engagement of Eight Capital in connection with the Floating Share Arrangement, and Eight Capital was formally engaged pursuant to the Engagement Agreement. Eight Capital will receive a fixed fee from Acreage for the delivery of the Opinion. In addition, Eight Capital is to be reimbursed for its reasonable out-of-pocket expenses and is to be indemnified by Acreage as described in the indemnity that forms part of the Engagement Agreement. The fees payable to Eight Capital by Acreage in respect of the delivery of the Opinion are not contingent upon the conclusions reached by Eight Capital or the consummation of the Floating Share Arrangement.
Independence of Eight Capital
None of Eight Capital, its affiliates or associates, is an insider, associate or affiliate (as such terms are defined in the Securities Act (Ontario)) of Acreage, Canopy Growth or Canopy USA, or any of their respective associates or affiliates (the “Interested Parties”).
Eight Capital has neither provided financial advisory services nor participated in any financings involving Acreage, Canopy Growth, Canopy USA or their Interested Parties over the past 24 months.
Eight Capital has not entered into any other agreements or arrangements with any Interested Party with respect to any future dealings. Eight Capital may however, in the ordinary course of its business, provide financial advisory or investment banking services to one or more of the Interested Parties from time to time. Eight Capital believes that it does not have any conflicts of interest (real or perceived) with regard to any Interested Party in providing this Opinion.
Credentials of Eight Capital
Eight Capital is one of Canada’s leading independent full-service investment dealers with operations in mergers and acquisitions, corporate finance, equity sales and trading and investment research and a member of the Investment Industry Regulatory Organization of Canada and the Canadian Investor Protection Fund. The Opinion expressed herein is the opinion of Eight Capital, the form and content of which have been approved for release by a committee of its executives, each of whom is experienced in merger, acquisition, divestiture and valuation matters.
Scope of Review
The assessment of fairness, from a financial point of view, must be determined in the context of the Floating Share Arrangement. In connection with rendering our Opinion, we have reviewed or carried out (as applicable), considered and relied upon, among other things, the following:
1.
draft Arrangement Agreement between Canopy USA, Canopy Growth, and Acreage;

2.
draft Term Sheet between Canopy USA, AFC Gamma and Viridescent dated October 14, 2022;

3.
Canopy Growth’s Draft 2022 Proxy Statement Schedule 14A;

4.
First Amendment to Credit Agreement and Incremental Increase Activation Notice between Acreage, AFC Gamma and Viridescent;

5.
Certificate of Formation of Canopy USA dated September 1, 2022;

6.
Credit Agreement between Acreage, AFC Gamma and Viridescent dated December 16, 2021;

7.
Second Amendment to Arrangement Agreement between Canopy Growth and Acreage dated September 23, 2020;

8.
Proposal Agreement between Acreage and Canopy Growth dated June 24, 2020;

9.
First Amendment to Arrangement Agreement between Acreage and Canopy Growth dated May 15, 2019;

10.
initial Arrangement Agreement between Acreage and Canopy Growth dated April 18, 2019;

11.
internal financial model prepared by management of Acreage;

12.
annual information form of Acreage for the year ended December 31, 2021;

13.
audited consolidated financial statements of Acreage as at and for the years ended December 31, 2021 and December 31, 2020;

14.
management’s discussion and analysis of the financial condition and results of the operations of Acreage for the year ended December 31, 2021;

15.
unaudited interim consolidated financial statements of Acreage as at and for the three and six months ended June 30, 2022;

16.
management’s discussion and analysis of the financial condition and results of the operations of Acreage for the three and six months ended June 30, 2022;

17.
certain additional public filings submitted by Acreage to securities commissions or similar regulatory authorities in Canada and the U.S. that Eight Capital considered relevant in the circumstances, which public filings are available on SEDAR and EDGAR, including audited annual financial statements, management information circulars, prospectuses, material change reports, press releases and interim financial statements;

18.
certain other internal financial, operational, corporate and other information prepared or provided by the management of Acreage;

19.
annual information form of Canopy Growth for the year ended December 31, 2021;

20.
audited consolidated financial statements of Canopy Growth as at and for the years ended December 31, 2021 and December 31, 2020;

21.
management’s discussion and analysis of the financial condition and results of the operations of Canopy Growth for the year ended December 31, 2021;

22.
unaudited interim consolidated financial statements of Canopy Growth as at and for the three and six months ended June 30, 2022;

23.
management’s discussion and analysis of the financial condition and results of the operations of Canopy Growth for the three and six months ended June 30, 2022;

24.
certain additional public filings submitted by Canopy Growth to securities commissions or similar regulatory authorities in Canada and the U.S. that Eight Capital considered relevant in the circumstances, which public filings are available on SEDAR and EDGAR, including audited annual financial statements, management information circulars, prospectuses, material change reports, press releases and interim financial statements;
25.
discussions with senior management of Acreage, members of the Special Committee, counsel to the Special Committee, and counsel to Acreage with respect to the information referred to herein and other issues considered by Eight Capital to be relevant;

26.
certain public information relating to the business, financial and operating performance and equity trading history of Acreage, Canopy Growth and other selected public companies, to the extent considered by Eight Capital to be relevant;

27.
public information with respect to certain change of control transactions considered by Eight Capital to be relevant;

28.
selected investment research reports published by equity research analysts and industry sources regarding Acreage and Canopy Growth;

29.
such other economic, financial market, industry and corporate information, investigations and analyses as Eight Capital considered necessary and appropriate in the circumstances.

Eight Capital has not, to the best of its knowledge, been denied access by Acreage to any information requested.
Assumptions and Limitations
Eight Capital not been asked to prepare and has not prepared a formal valuation or appraisal of Acreage, Canopy USA, Canopy Growth, or any of their respective affiliates or of any of the assets, liabilities or securities of Acreage Canopy USA, or Canopy Growth or any of their respective affiliates, and our Opinion should not be construed as such. In addition, our Opinion is not, and should not be construed as, advice as to the price at which securities of either Acreage, Canopy USA, or Canopy Growth may trade or be valued at any future date.
With Acreage’s approval, we have relied upon and have assumed the completeness, accuracy and fair presentation of all financial and other information, data, advice, opinions and representations obtained by us from public sources, or provided to us by Acreage and its respective affiliates or otherwise obtained pursuant to our engagement and our Opinion is conditional upon such completeness, accuracy and fair presentation. Subject to the exercise of professional judgement and except as expressly described herein, we have not been requested to, or attempted to verify independently the completeness, accuracy or fairness of presentation of any of such information. We have not conducted or provided any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of Acreage, Canopy USA, Canopy Growth or any of their respective affiliates under any provincial or federal laws relating to bankruptcy, insolvency or similar matters. Without limiting the foregoing, we have not separately met with the independent auditor of Acreage, Canopy USA or Canopy Growth in connection with preparing our Opinion and with Acreage’s permission we have assumed the accuracy and fair presentation, and relied upon, Acreage’s audited financial statements and the reports of auditors thereon, Canopy Growth’s audited financial statements, and the interim unaudited financial statements of each of Acreage and Canopy Growth.
With respect to historical financial data, operating and financial forecasts and budgets and other forward-looking information provided to us concerning Acreage, Canopy USA, Canopy Growth and/or the proposed Floating Share Arrangement and relied upon in our analysis, we have assumed that they have been reasonably prepared on a basis reflecting the most reasonable assumptions, estimates and judgments of management of Acreage, Canopy USA, and Canopy Growth, respectively, having regard to their business, plans, financial conditions and future prospects.
In providing our Opinion, we have also assumed that: (i) each of Acreage, Canopy USA, and Canopy Growth will comply in all material respects with the terms of the Floating Share Arrangement; (ii) any governmental, regulatory or other consents and approvals necessary for the completion of the Floating Share Arrangement will be waived or satisfied without any adverse effect on Acreage, Canopy USA, Canopy Growth or the Floating Share Arrangement; and (iii) the Floating Share Arrangement will be completed substantially in accordance with its terms as set forth in the Floating Share Arrangement and without any adverse waiver or amendment of any material term or condition thereof and all applicable laws.
Except as expressly noted above and under “Scope of Review”, we have not conducted any investigation concerning the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of Acreage, Canopy Growth or any of their respective affiliates.
Acreage has represented to us, in a certificate of the Chief Financial Officer and the General Counsel of Acreage, among other things, that the information (financial or otherwise), data, documents and other materials of whatsoever nature or kind provided to us by or on behalf of Acreage regarding Acreage and its subsidiaries and their respective assets, including, without limitation, the written information and discussions concerning Acreage referred to above under the heading “Scope of Review” (collectively, the “Information”), are true, complete and correct at the date the Information was provided to us and that, since the date on which the Information was provided to us, there has been no material change, financial or otherwise.
We are not legal, tax or accounting experts and we express no opinion concerning any legal, tax or accounting matters concerning the Floating Share Arrangement or the sufficiency of our Opinion for Acreage’s purposes.
In rendering our Opinion, we express no view as to the likelihood that the conditions to the completion of the Floating Share Arrangement will be satisfied or waived.
Our Opinion does not address the relative merits of the Floating Share Arrangement as compared to any strategic alternatives that may be available to Acreage, nor does it address the relative merits of any transactions entered into by Acreage in connection with the Floating Share Arrangement. Our Opinion is limited to the fairness, as of the date hereof, of the Consideration, from a financial point of view, to be received by the Floating Shareholders (other than Canopy USA, Canopy Growth and/or their respective affiliates), assuming such consideration was paid on the date hereof, and we express no opinion as to any decision which Acreage, the Board or the Special Committee may make regarding the Floating Share Arrangement.
Our Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of Acreage, as they are reflected in the Information or otherwise obtained by us from public sources including the materials noted above under “Scope of Review”, and as they were represented to us in our discussions with management of Acreage and its affiliates and advisors. Our Opinion is conditional on all assumptions being correct.
This Opinion is provided to the Special Committee for its exclusive use only in considering the Floating Share Arrangement and may not be relied upon by any other person, used for any other purpose or published or disclosed to any other person without the prior written consent of Eight Capital; provided that under the terms of the Engagement Agreement, Eight Capital has consented to the inclusion of the text and description of the Opinion in any disclosure document to be mailed to Floating Shareholders in connection with the Floating Share Arrangement so long as such disclosure document is provided to Eight Capital and the disclosure therein relating to Eight Capital and the Opinion is approved by us, acting reasonably. Our Opinion is not intended to be and does not constitute a recommendation to the Special Committee, the Board or to any Floating Shareholder (including, as applicable, Canopy USA, Canopy Growth and/or their respective affiliates), security holder or creditor.
Eight Capital believes that its financial analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying our Opinion. The preparation of a fairness opinion is complex and is not necessarily susceptible to partial analysis or summary description and any attempt to carry this out could lead to undue emphasis on any particular factor or analysis.
Approach to Fairness
In considering the fairness, from a financial point of view, of the Consideration to be received by Floating Shareholders (other than Canopy USA, Canopy Growth and/or their respective affiliates) pursuant to the Floating Share Arrangement, Eight Capital reviewed, considered and relied upon or carried out, among other things, the following: (i) the historical trading value and ranges of the Floating Shares and the Canopy Shares over a relevant time period; (ii) the 12-month price targets of equity research analysts covering Acreage and Canopy Growth; (iii) the implied public market value of Acreage and Canopy Growth based on publicly available business and financial data and derived valuation multiples of certain publicly traded companies in the cannabis sector that were deemed comparable and relevant; (iv) the implied public market value of Acreage from an “en bloc” perspective based on premiums paid for certain publicly traded companies that were deemed comparable and relevant (“Precedent Transaction Analysis”). Specifically with respect to our Precedent Transaction Analysis, we considered three distinct groups of transactions: (A) acquisitions of certain publicly traded companies in the U.S. cannabis sector; (B) to account for Canopy Growth’s option to purchase a 70% ownership interest in Acreage pursuant to the Fixed Option, which in our view limits any “control premium” that would otherwise be payable to Floating Shareholders, we considered a group of related-party transactions whereby a large / controlling shareholder acquired the balance of the outstanding ownership interest of certain publicly traded companies; and (C) we also considered a group of transactions resulting in the acquisition of a group of publicly traded companies experiencing some level of financial and/operational distress, to account for certain challenges being experienced by Acreage, including its inability to access additional capital to execute its business plan, its inability to maintain certain financial covenants set out in its existing US$150 million credit facility, and financial and operational limitations set out in the Existing Arrangement that have been a burden on Acreage’s ability to successfully grow and operate its business. All financial analyses were conducted with information available as of market close on October 21, 2022.
Eight Capital notes that the selection of comparable companies and precedent transactions involves considerable subjectivity, in particular among companies engaged in an emerging industry, operating in a rapidly evolving regulatory environment, and having low or negative earnings before interest, tax, depreciation and amortization (“EBITDA”), earnings or free cash flows and significant stock price volatility. While none of the comparable companies or precedent transactions are identical to Acreage or Canopy Growth (as applicable) or the Floating Share Arrangement and certain of them may have characteristics that are materially different from that of Acreage or Canopy Growth (as applicable) and the Floating Share Arrangement, Eight Capital believes that they share certain business, financial, operational, and/or structural characteristics with those of Acreage or Canopy Growth (as applicable) and the Floating Share Arrangement and Eight Capital used its professional judgment in selecting such comparable companies and precedent transactions.
Key Considerations
Eight Capital based its conclusion in the Opinion upon a number of quantitative and qualitative factors including, but not limited to:
•
the Consideration compares favourably with Eight Capital’s analysis using the historical trading analysis approach;

•
the Consideration compares favourably with Eight Capital’s analysis of comparable company metrics by applying a range of both Enterprise Value (“EV”) to revenue and EV to EBITDA multiples to Acreage’s 2022 and 2023 fiscal year estimates. Comparable companies that were considered relevant were Planet 13 Holdings, Inc., TerrAscend Corp., 4Front Ventures Corp., Ayr Wellness, Inc., MariMed Inc. and Cansortium, Inc. Eight Capital compared the trading multiples observed for the selected comparable companies with Acreage, taking into account a number of factors including market capitalization, revenue and EBITDA profile and other financial metrics that Eight Capital considered relevant;

•
the Consideration compares favourably with Eight Capital’s analysis of precedent transactions that it considered most relevant by assessing the premium paid relative to a target company’s 10-day volume-weighted average trading price (“VWAP”) and 20-day VWAP. Eight Capital compared the transaction premiums observed for the selected precedent transactions with the premium implied by the Consideration, taking into account factors such as size and trading liquidity, revenue and EBITDA profile, timing of the precedent transactions and other financial metrics that Eight Capital considered relevant.

Conclusion
Based upon and subject to the assumptions, qualifications and limitations contained herein, Eight Capital is of the opinion that, as of the date hereof, the Consideration to be received by the Floating Shareholders

(other than Canopy USA, Canopy Growth and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy Growth and/or their respective affiliates).
Yours very truly,
Eight Capital

APPENDIX “E”
CANACCORD GENUITY FAIRNESS OPINION
CANACCORD GENUITY CORP. 40 Temperance Street, Suite 2100 Toronto, ON M5H 0B4 Canada T: 416.869.7368 www.canaccordgenuity.com
October 24, 2022
Acreage Holdings, Inc.
366 Madison Avenue, 14th Floor
New York, New York 10017
United States
To the Board of Directors:
Canaccord Genuity Corp. (“Canaccord Genuity” or “we”) understands that Acreage Holdings, Inc. (the “Company” or “Acreage”) intends to enter into a definitive arrangement agreement to be dated October 24, 2022 (the “Floating Share Agreement”) with Canopy Growth Corporation (“Canopy”) and Canopy USA, LLC (“Canopy USA”), a newly-created limited liability company domiciled in the United States, providing for, among other things, the acquisition by Canopy USA of all of the issued and outstanding class D subordinate voting shares of Acreage (the “Floating Shares”) from the holders of such Floating Shares (the “Floating Shareholders”) pursuant to an arrangement carried out under the provisions of section 288 of the Business Corporations Act (British Columbia) (the “Arrangement”). Pursuant to the Arrangement, Floating Shareholders will be entitled to receive 0.4500 of a common share in the capital of Canopy (each whole share, a “Canopy Share”) for each Floating Share held by such Floating Shareholder (the “Consideration Shares”).
Canaccord Genuity further understands that, concurrently with the entering into of the Floating Share Agreement, Canopy intends to irrevocably waive its option to acquire the Floating Shares pursuant to the plan of arrangement implemented on September 23, 2020 pursuant to the arrangement agreement between Canopy and Acreage dated April 18, 2019, as amended on May 15, 2019, September 23, 2020 and November 17, 2020 (the “Existing Arrangement Agreement”). In addition, Canaccord Genuity also understands that Canopy intends to exercise its option pursuant to the Existing Arrangement Agreement (the “Fixed Option”) to acquire Acreage’s outstanding Class E subordinate voting shares (the “Fixed Shares”), representing approximately 70% of the total shares of Acreage as at the date hereof, at a fixed exchange ratio of 0.3048 of a Canopy Share for each Fixed Share. Canaccord Genuity further understands that, upon the acquisition of the Fixed Shares pursuant to the exercise of the Fixed Option and completion of the Floating Share Agreement, Canopy USA will own all of the outstanding Fixed Shares and Floating Shares.
Canaccord Genuity also understands that Canopy and Canopy USA propose to enter into voting support agreements (the “Company Voting Support Agreements”) with certain of the Company’s directors and current and former officers of the Company (collectively, the “Company Supporting Shareholders”) whereby such Company Supporting Shareholders will agree, among other things, to vote their Floating Shares in favor of the Arrangement (subject to the terms and conditions of the applicable Company Voting Support Agreement). Canaccord Genuity further understands that the Company Supporting Shareholders hold approximately 7.3% of the issued and outstanding Floating Shares. Canaccord Genuity also understands that Canopy proposes to enter into voting support agreements (the “Canopy Voting Support Agreement”) with each of CBG Holdings LLC (“CBG”) and Greenstar Canada Investment Limited Partnership (“Greenstar”) (collectively, the “Canopy Supporting Shareholders”), both of which are indirect, wholly owned subsidiaries of Constellation Brands, Inc., whereby such Canopy Supporting Shareholders will agree, among other things, to vote their Canopy Shares in favor of the Canopy Capital Reorganization (as defined below) (subject to the terms and conditions of the applicable Canopy Voting Support Agreement).
Canaccord Genuity further understands that, concurrently with the entering into of the Floating Share Agreement, Canopy will agree to issue (i) Canopy Shares with a value of approximately $30.5 million to certain current or former unitholders (the “HSCP Holders”) of High Street Capital Partners, LLC (“HSCP”), a subsidiary of Acreage, pursuant to HSCP’s existing amended tax receivable agreement (the “TRA”) and (ii) a payment with a value of approximately $19.5 million in Canopy Shares to certain directors, officers or consultants of Acreage pursuant to HSCP’s existing tax receivable bonus plans (the “Bonus Plans”) under further amendment to each, both to reduce a potential liability of approximately $121 million. Pursuant to the TRA, Canopy Shares with a value of approximately $15.3 million will be issued to certain HSCP Holders as soon as practicable as the first installment under the amended TRA, with a second payment of approximately $15.3 million in Canopy Shares to occur on the earlier of (a) the second business day following the date on which Floating Shareholders approve the Arrangement; or (b) April 24, 2023. In addition, a payment with a value of approximately $19.5 million in Canopy Shares will be issued by Canopy to certain eligible participants under the amended Bonus Plans immediately prior to the completion of the Arrangement.
Canaccord Genuity further understands that the Company intends to amend its existing $150 million credit facility (the “Existing Credit Agreement”, and as amended, the “Amended Credit Agreement”) with AFC Gamma, Inc. (“AFC Gamma”) and Viridescent Realty Trust, Inc. (“Viridescent” and together with AFC Gamma, the “Lenders”). In connection with the Amended Credit Agreement, Canaccord Genuity understands that the Lenders intend to waive the requirement for Acreage to comply with all financial debt covenants, except a minimum cash requirement, until December 31, 2023, and that new covenants have been agreed upon in respect of all periods beginning on or after December 31, 2023.
Canaccord Genuity also understands that the Company will hold a meeting of Floating Shareholders for the purpose of obtaining the requisite Floating Shareholder approval for the Arrangement, consisting of the approval of at least: (i) 66 2/3% of the votes cast on the resolution approving the Arrangement by Floating Shareholders; and (ii) a simple majority of the votes cast on the resolution approving the Arrangement by Floating Shareholders, excluding the votes attached to Floating Shares that are required to be excluded pursuant to the Canadian Securities Administrators’ Multilateral Instrument 61-101 — Protection of Minority Shareholders in Special Transactions (“MI 61-101”). We further understand that Canopy will hold a meeting of its shareholders for the purpose of obtaining the requisite shareholder approval with respect to the resolution authorizing the amendment to Canopy’s articles of incorporation in order to (i) create a new class of non-voting and non-participating exchangeable shares in the capital of Canopy (the “Canopy Exchangeable Shares”); and (ii) restate the rights of the Canopy Shares to provide for a conversion feature whereby each Canopy Share may, at any time and at the option of the holder, be converted into one Canopy Exchangeable Share, and vice versa (the “Canopy Capital Reorganization” and together with the Arrangement, the “Transactions”).
The terms and conditions of the Arrangement will be set out in more detail in the Floating Share Agreement and the Transactions will be further described in proxy statements of each of Acreage and Canopy, to be mailed to their respective shareholders, relating to each of the meetings of Floating Shareholders and existing Canopy shareholders, respectively, to be held in connection with the Arrangement and Canopy Capital Reorganization, respectively.
The Company has retained Canaccord Genuity to provide advice and assistance to the Company and to the board of directors of the Company (the “Board of Directors”), including the preparation and delivery to the Board of Directors of Canaccord Genuity’s opinion (the “Opinion”) as to the fairness to Floating Shareholders (other than Canopy USA, Canopy and / or their respective affiliates), from a financial point of view, of the number of Consideration Shares to be received by Floating Shareholders (other than Canopy USA, Canopy and / or their respective affiliates) pursuant to the Arrangement. Canaccord Genuity understands that the Opinion will be for the use of the Board of Directors and will be one factor, among others, that the Board of Directors will consider in determining whether to approve or recommend the Arrangement.
All dollar amounts herein are expressed in United States dollars, unless otherwise indicated.
Engagement
Canaccord Genuity was formally engaged by the Company through an agreement between the Company and Canaccord Genuity (the “Engagement Agreement”) dated October 20, 2022. The Engagement Agreement provides the terms upon which Canaccord Genuity has agreed to act as a financial advisor to the Company in connection with the Arrangement during the term of the Engagement Agreement. The terms of the Engagement Agreement provide that Canaccord Genuity is to be paid certain fees for its services as financial advisor, including (i) a fee due upon delivery of the Opinion, no part of which is contingent upon the Opinion being favorable or upon the successful completion of the Arrangement or any alternative transaction; and (ii) a fee payable upon completion of the Arrangement or any alternative transaction. In addition, the Company has agreed to reimburse Canaccord Genuity for its reasonable out-of-pocket expenses and to indemnify Canaccord Genuity in respect of certain liabilities that might arise in connection with its engagement.
Relationship with Interested Parties
Neither Canaccord Genuity nor any of its affiliates (as such term is defined in the Securities Act (Ontario)) is an insider, associate, or affiliate of the Company or Canopy. Canaccord Genuity and its affiliates have not been engaged to provide any financial advisory services, have not acted as lead or co-lead manager on any offering of securities of the Company, Canopy or their respective affiliates during the 24 months preceding the date on which Canaccord Genuity was first contacted by the Company in respect of the Transactions, other than the services provided pursuant to the Engagement Agreement or as otherwise described herein. Canaccord Genuity acted as investment advisor to the Company on the investment of a portion of the proceeds received by Universal Hemp, LLC, an affiliate of the Company, on September 28, 2020, as well as investment advisor to the Company pursuant to its 7.50% loan due April 2026, which closed on September 28, 2020.
In addition, Canaccord Genuity and its affiliates act as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have long or short positions in the securities of the Company, Canopy or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it receives or may receive commission(s). As an investment dealer, Canaccord Genuity and its affiliates conduct research on securities and may, in the ordinary course of their business, provide research reports and investment advice to their clients on investment matters, including with respect to the Company, Canopy and the Transactions. In addition, Canaccord Genuity and its affiliates may, in the ordinary course of their business, provide other financial services to the Company, Canopy or any of their associates or affiliates, including financial advisory, investment banking and capital market activities such as raising debt or equity capital. In addition, Canaccord Genuity and / or certain employees of Canaccord Genuity may currently own or may have owned securities of the Company and / or Canopy.
Credentials of Canaccord Genuity
Canaccord Genuity is an independent investment bank which provides a full range of corporate finance, merger and acquisition, financial restructuring, sales and trading, and equity research services. Canaccord Genuity operates in North America, the United Kingdom, Europe, Asia, Australia and the Middle East.
The Opinion expressed herein represents the views and opinions of Canaccord Genuity, and the form and content of the Opinion have been approved for release by a committee of Canaccord Genuity’s managing directors, each of whom is experienced in merger, acquisition, divestiture, fairness opinion, and capital markets matters.
Scope of Review
In arriving at its Opinion, Canaccord Genuity has reviewed, analysed, considered and relied upon (without attempting to independently verify the completeness or accuracy thereof) or carried out, among other things, the following:
1.
draft version of the Floating Share Agreement (including accompanying schedules and disclosure schedules), dated October 24, 2022;

2.
execution versions of the Company Voting Support Agreements, dated October 24, 2022;

3.
draft form of the Canopy Voting Support Agreement;

4.
draft version of the TRA in respect of the Floating Share Agreement (including exhibits, schedules, and amendments thereto), dated October 23, 2022;

5.
draft Amended Credit Agreement, dated October 21, 2022;

6.
non-binding proposals submitted by Canopy to Acreage, dated October 20, 2022; October 18, 2022; and September 11, 2022;

7.
draft letter agreement among 11065220 Canada Inc., AFC Gamma, Viridescent and AFC Institutional Fund LLC, dated October 20, 2022;

8.
draft version of the consent agreement among CBG, Greenstar and Canopy, dated October 17, 2022 (the “Consent Agreement”);

9.
draft version of the protection agreement among Canopy, Canopy USA and 11065220 Canada Inc., dated October 2022 (the “Protection Agreement”);

10.
draft version of Canopy’s proxy statement, received October 24, 2022 and dated November 21, 2022, for the special meeting of its shareholders to be held on January 10, 2023;

11.
executed version of the Existing Arrangement Agreement;

12.
executed version of the debenture agreement between 11065220 Canada Inc. and Universal Hemp, LLC, dated September 23, 2020;

13.
executed version of the Existing Credit Agreement;

14.
executed version of the TRA dated November 14, 2018 (including related schedules, exhibits, and amendments);

15.
Acreage’s unaudited condensed consolidated financial statements and associated management’s discussion and analysis as at and for the periods ended June 30, 2022; and March 31, 2022;

16.
Acreage’s audited consolidated financial statements and associated management’s discussion and analysis as at and for the periods ended December 31, 2021; and December 31, 2020;

17.
Acreage’s annual report on form 10-K for the fiscal year ended December 31, 2021, dated March 8, 2022;

18.
Acreage’s management information circular dated April 26, 2022, for the annual general and special meeting of its shareholders to be held on May 26, 2022;

19.
Canopy’s unaudited condensed interim consolidated financial statements and associated management’s discussion and analysis as at and for the period ended June 30, 2022;

20.
Canopy’s audited consolidated financial statements and associated management’s discussion and analysis as at and for the periods ended March 31, 2022; and March 31, 2021;

21.
Canopy’s annual report on form 10-K for the fiscal year ended March 31, 2022, dated May 26, 2022;

22.
Canopy’s 2022 proxy statement dated July 28, 2022, for the annual general and special meeting of its shareholders to be held on September 15, 2022;

23.
recent press releases, material change reports and other public documents filed by Acreage and Canopy on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) at www.sec.gov/edgar.shtml;

24.
discussions with Acreage’s management concerning Acreage’s financial condition, the industry and its future business prospects;

25.
discussions with Canopy’s management concerning Canopy’s financial condition, the industry and its future business prospects;

26.
financial projections for Acreage, provided by Acreage’s management, for the fiscal years ending December 31, 2022 and December 31, 2023, and discussions surrounding same;

27.
certain other internal financial, operational and corporate information prepared or provided by Acreage’s and Canopy’s senior management;

28.
discussions with Acreage’s legal counsel relating to legal matters, including with respect to the Floating Share Agreement and the Transactions;

29.
selected public market trading statistics and other public / non-public relevant financial information in respect of both Acreage and Canopy, as well as other comparable public entities considered by Canaccord Genuity to be relevant;

30.
representations contained in a certificate, addressed to Canaccord Genuity and dated as of the date hereof, from senior officers of Acreage, as to the completeness and accuracy of the information upon which this Opinion is based and certain other matters; and

31.
such other corporate, industry and financial market information, investigations and analyses as Canaccord Genuity considered necessary or appropriate at the time and in the circumstances.

Canaccord Genuity has not, to the best of its knowledge, been denied access by the Company or Canopy to any information requested by Canaccord Genuity. Canaccord Genuity did not meet with the auditors of the Company or Canopy and has assumed the accuracy and fair presentation of, and has relied upon, without independent verification, the audited consolidated financial statements of the Company and Canopy, and the reports of the auditors thereon, as well as the unaudited condensed interim consolidated financial statements and projections of the Company and Canopy, respectively.
Prior Valuations
Senior officers of the Company have represented to Canaccord Genuity, in a certificate delivered as of the date hereof, that, to the best of their knowledge, information and belief after due inquiry, there have not been any prior valuations (as defined in MI 61-101) of the Company or any of its affiliates or any of their respective material assets, securities or liabilities in the past two years and which have not been provided to Canaccord Genuity.
Assumptions and Limitations
The Opinion is subject to the assumptions, qualifications, explanations and limitations set forth herein.
Canaccord Genuity has not been requested to conduct and we have not conducted or prepared, nor have we relied upon, any formal valuation or independent appraisal of the Company or Canopy or any of their respective securities, assets or liabilities (whether accrued, absolute, contingent, derivative, off-balance sheet or otherwise), and the Opinion should not be construed as such. We have also not evaluated and do not express any opinion as to the solvency of any party to the Floating Share Agreement, or the ability of the Company or Canopy to pay its obligations when they become due, or as to the impact of the Transactions on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Canaccord Genuity has, however, conducted such analyses as it considered necessary and appropriate at the time and in the circumstances. In addition, the Opinion is not, and should not be construed as, advice as to the price at which any securities of the Company or Canopy may trade at any future date. We are not legal, tax or accounting experts, have not been engaged to review any legal, tax or accounting aspects of the Transactions and express no opinion concerning any legal, tax or accounting matters concerning the Transactions. Without limiting the generality of the foregoing, Canaccord Genuity has not reviewed and is not opining upon the tax treatment under the Transactions. We have also assumed that, in the course of obtaining necessary governmental, regulatory, shareholder and third-party approvals and consents for the Transactions, as applicable, that no modification, delay, limitation, restriction or conditions will be imposed which would have an adverse effect on the Company or Canopy or be in any way meaningful to our analysis or this Opinion.
As provided for in the Engagement Agreement, Canaccord Genuity has relied upon the completeness, accuracy and fair presentation of all of the financial and other information, data, documents, advice, opinions or representations, whether in written, electronic, graphic, oral or any other form or medium, including as it relates to the Company and Canopy, obtained by it from public sources, or provided to it by the Company, Canopy and their respective associates, affiliates, agents, consultants and advisors (collectively, the

“Information”), and we have assumed that this Information did not omit to state any material fact or any fact necessary to be stated to make such Information not misleading. The Opinion is conditional upon the completeness, accuracy and fair presentation of such Information. Subject to the exercise of our professional judgment, we have not attempted to verify independently the completeness, accuracy and fair presentation of any of the Information. With respect to the financial projections provided to Canaccord Genuity used in the analysis supporting the Opinion, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of management of the Company and Canopy, as applicable, as to the matters covered thereby and which, in the opinion of the Company, are (and were at the time of preparation and continue to be) reasonable in the circumstances. By rendering the Opinion, we express no view as to the reasonableness of such forecasts, projections, estimates or the assumptions on which they are based.
In preparing the Opinion, Canaccord Genuity has made several assumptions, including that all of the conditions required to implement the Transactions will be met, that the final versions of the Floating Share Agreement, Amended Credit Agreement, Consent Agreement, Protection Agreement, Canopy Voting Support Agreement and Company Voting Support Agreements (collectively, the “Transaction Agreements”) will be identical to the most recent versions thereof reviewed by us, that all of the representations and warranties contained in the Transaction Agreements are true and correct as of the date hereof, that the Transactions will be completed substantially in accordance with their terms and all applicable laws, that the accompanying proxy statements in connection with the Arrangement and Canopy Capital Reorganization, respectively, will disclose all material facts relating thereto and will satisfy all applicable legal requirements, and that the Company and Canopy will each disclose all material facts relating to the Arrangement and Canopy Capital Reorganization, respectively, to their respective shareholders. Additionally, we have assumed that the Transactions will be consummated in a manner that complies with all applicable securities laws and regulations in Canada and the United States.
In preparing and arriving at its Opinion, as it relates to information provided to Canaccord Genuity by Canopy and its affiliates, Canaccord Genuity has not independently verified the completeness or accuracy of, and, subject to the exercise of its professional judgement, has relied upon, such information, and we have assumed that all such information is complete and accurate in all material respects.
Senior officers of the Company have represented to Canaccord Genuity in a certificate delivered as of the date hereof, among other things, that (i) with the exception of Company FOFI (as defined below), the Information provided orally by, or in the presence of an officer or employee of the Company or any of its affiliates, or in writing by the Company or any of its affiliates, to Canaccord Genuity by the Company or its affiliates or its or their representatives, agents or advisors, for the purpose of preparing the Opinion, was, at the date the information was provided to Canaccord Genuity, and is at the date hereof, complete, true and correct in all material respects and did not and does not contain any untrue statement of a material fact in respect of the Company or its affiliates or the Transactions; (ii) the Information did not and does not omit to state a material fact in relation to the Company or its affiliates or the Transactions necessary to make the Information not misleading in light of the circumstances under which the Information was provided; (iii) since the dates on which the Information was provided to Canaccord Genuity, except as publicly disclosed, there has been no material change or change in material facts, financial or otherwise, in or relating to the financial condition, assets, liabilities (whether accrued, absolute, contingent or otherwise), business, operations or prospects of the Company or any of its affiliates, and no material change or change in material facts has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Opinion; (iv) since the dates on which the Information was provided to Canaccord Genuity, except for the Transactions, no material transaction has been entered into by the Company or its affiliates which has not been publicly disclosed; (v) the certifying officers have no knowledge of any facts not contained in or referred to in the Information provided to Canaccord Genuity by the Company or its affiliates or as publicly disclosed which would reasonably be expected to affect the Opinion, including the assumptions used, the procedures adopted, the scope of the review undertaken or the conclusion reached; (vi) the Company has not filed any confidential material change reports or any confidential filings pursuant to the Securities Act (Ontario), or analogous legislation in any jurisdiction in which it is a reporting issuer or the equivalent, that remain confidential; (vii) other than as disclosed in the Information or the Transaction Agreements, to the best of the knowledge, information and belief of the certifying officers after reasonable inquiry, the Company does not have any material contingent liabilities and there are no actions, suits, claims, arbitrations, proceedings, investigations or inquiries pending or threatened against or affecting the Transactions, the Company or any of its affiliates, at law or in equity or before or by any international, multi-national, national, federal, provincial, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality or stock exchange which may in any way materially affect the Company or its subsidiaries, taken as a whole; (viii) all financial material, documentation and other data concerning the Transactions or the Company and its affiliates, including any projections, budgets, strategic plans, financial forecasts, models, estimates and other future-oriented financial information (“FOFI”) concerning the Company and its affiliates (collectively, “Company FOFI”), provided to Canaccord Genuity were prepared on a basis consistent in all material respects with the accounting policies applied in the most recent audited consolidated financial statements of the Company and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make such financial material, documentation or other data not misleading in light of the circumstances in which such financial material, documentation and other data were provided to Canaccord Genuity; (ix) all Company FOFI provided to Canaccord Genuity (a) was reasonably prepared on bases reflecting reasonable estimates, assumptions, and judgements of the Company; (b) was prepared using assumptions which are (and were at the time of preparation) and continue to be, reasonable in the circumstances, having regard to the Company’s industry, business, financial condition, plans and prospects, as applicable; and (c) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such Company FOFI (as of the date of preparation thereof) not misleading in light of the assumptions used at the time or the circumstances in which such Company FOFI was provided to Canaccord Genuity; (x) no verbal or written offers or serious negotiations for, at any one time, all or a material part of the properties and assets owned by, or the securities of, the Company or any of its affiliates have been received, made or occurred within the two years preceding the date hereof which have not been disclosed to Canaccord Genuity; (xi) there are no agreements, undertakings, commitments or understandings (written or oral, formal or informal) materially relating to the Transactions, except as have been disclosed in writing and in complete detail to Canaccord Genuity; (xii) the contents of any and all documents prepared or to be prepared in connection with the Transactions by the Company for filing with regulatory authorities or delivery or communication to securityholders of the Company (collectively, the “Disclosure Documents”) are and will be true and correct in all material respects and do not and will not contain any misrepresentation (as defined in the Securities Act (Ontario)) and the Disclosure Documents have complied, comply and will comply with all requirements under applicable laws; (xiii) to the best of the knowledge of the certifying officers (a) the Company has no information or knowledge of any facts, public or otherwise, not specifically provided to Canaccord Genuity relating to the Company or any of its affiliates which would reasonably be expected to materially affect the Opinion; (b) with the exception of financial forecasts, budgets, models, projections or estimates referred to in (d), below, the Information provided by or on behalf of the Company to Canaccord Genuity, in connection with the Transactions is, or in the case of Disclosure Documents or data, was, at the date of preparation, true, correct and accurate in all material respects, and no additional material, data or information would be required to make such data provided to Canaccord Genuity by or on behalf of the Company not misleading in light of the circumstances in which it was prepared as at such date; (c) to the extent that any of the information in the Disclosure Documents identified in (b), above, is historical, there have been no changes in material facts or new material facts of which the Company is aware since the respective dates thereof which have not been updated by more current Disclosure Documents which have been filed on SEDAR or otherwise disclosed to Canaccord Genuity; and (d) any portions of the information in the Disclosure Documents provided to Canaccord Genuity which constitute financial forecasts, budgets, models, projections or estimates were prepared using the assumptions identified therein, which, in the reasonable opinion of the Company, are (and were at the time of preparation) reasonable in the circumstances.
The Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as of the date hereof and the conditions and prospects, financial and otherwise, of the Company, Canopy and their respective subsidiaries and affiliates, as they were reflected in the Information and as they have been represented to Canaccord Genuity in discussions with management of the Company and Canopy. In its analyses and in preparing the Opinion, Canaccord Genuity made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, which Canaccord Genuity believes to be reasonable and appropriate in the exercise of its professional judgement, many of which are beyond the control of Canaccord Genuity or any party involved in the Transactions.
The Opinion has been provided to the Board of Directors (solely in its capacity as directors of the Company) for its sole use and benefit in connection with, and for the purpose of, its consideration of the

Arrangement, and is limited to and only addresses the fairness to Floating Shareholders (other than Canopy USA, Canopy and / or their respective affiliates), from a financial point of view, of the number of Consideration Shares to be received by Floating Shareholders (other than Canopy USA, Canopy and / or their respective affiliates) pursuant to the Arrangement. The Opinion may not be relied upon by any other person or entity (including, without limitation, securityholders, creditors or other constituencies of the Company) or used for any other purpose or published without the prior written consent of Canaccord Genuity, provided that Canaccord Genuity consents to the inclusion of the Opinion in its entirety and a summary thereof (provided that any such summary or reference language will be subject to our prior approval (not to be unreasonably withheld, conditioned or delayed)) in any proxy statement of the Company to be mailed to Floating Shareholders in connection with the Arrangement and to the filing thereof, as necessary, by the Company on SEDAR and EDGAR, as applicable, in accordance with applicable securities laws.
Canaccord Genuity has not been asked to, nor does Canaccord Genuity offer an opinion as to the terms of the Arrangement (other than in respect of the fairness to Floating Shareholders (other than Canopy USA, Canopy and / or their respective affiliates), from a financial point of view, of the number of Consideration Shares to be received by Floating Shareholders (other than Canopy USA, Canopy and / or their respective affiliates) pursuant to the Arrangement) or the aspects or forms of agreements or documents related to the Arrangement. The Opinion does not constitute a recommendation as to how the Board of Directors (or any director), management or any securityholder should vote or otherwise act with respect to any matters relating to the Arrangement, or whether to proceed with the Arrangement or any related transaction. The Opinion does not address the relative merits of the Arrangement as compared to other transactions or business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Arrangement, or any views on any other terms or aspects of the Arrangement. In considering fairness from a financial point of view, Canaccord Genuity considered the Arrangement from the perspective of Floating Shareholders generally and did not consider the specific circumstances of any particular Floating Shareholder, including with regard to tax considerations. The Opinion is given as of the date hereof, and it should be understood that (i) subsequent developments may affect the conclusions expressed in this Opinion, if this Opinion were rendered as of a later date, and (ii) Canaccord Genuity disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come, or be brought, to the attention of Canaccord Genuity after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Opinion after the date hereof, including, without limitation, the terms and conditions of the Arrangement, or if Canaccord Genuity learns that the Information relied upon in rendering the Opinion was inaccurate, incomplete or misleading in any material respect, Canaccord Genuity reserves the right to change, modify or withdraw the Opinion after the date hereof.
Canaccord Genuity believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the Opinion. The preparation of an Opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.
Conclusion
Based upon and subject to the foregoing, and such other matters as Canaccord Genuity considered relevant, Canaccord Genuity is of the opinion that, as of the date hereof, the number of Consideration Shares to be received by Floating Shareholders (other than Canopy USA, Canopy and / or their respective affiliates) pursuant to the Arrangement is fair, from a financial point of view, to Floating Shareholders (other than Canopy USA, Canopy and / or their respective affiliates).
Yours truly,
CANACCORD GENUITY CORP.

APPENDIX “F”
COURT MATERIALS
No. S230277
Vancouver Registry
IN THE SUPREME COURT OF BRITISH COLUMBIA
IN THE MATTER OF SECTIONS 288-291 OF THE
BUSINESS CORPORATIONS ACT,
S.B.C. 2002, c. 57, AS AMENDED
AND
IN THE MATTER OF A PROPOSED ARRANGEMENT BETWEEN
ACREAGE HOLDINGS, INC. AND HOLDERS OF CLASS D SUBORDINATE VOTING SHARES
OF ACREAGE HOLDINGS, INC. AND CANOPY USA, LLC
AND CANOPY GROWTH CORPORATION
ACREAGE HOLDINGS, INC.
PETITIONER
NOTICE OF HEARING OF APPLICATION (FOR FINAL ORDER).
TO:   The Shareholders, Securityholders, Directors and Auditor of Acreage Holdings, Inc.
TAKE NOTICE that an application by the Petitioner herein, Acreage Holdings, Inc., will be heard at the courthouse at 800 Smithe Street, Vancouver, BC V6Z 2E1 on Monday, March 20, 2023 at 9:45 a.m.

1
Date of hearing

☒
The application is unopposed, by consent or without notice.

2
Duration of hearing

☒
It has been agreed by the parties that the hearing will take 20 minutes.

3
Jurisdiction

☒
This matter is not within the jurisdiction of a master.

NOTICE IS HEREBY GIVEN that an application will be made by the petitioner, Acreage Holdings, Inc. (“Acreage”) to the presiding Judge in the Supreme Court of British Columbia (the “Court”) at the courthouse at 800 Smithe Street, Vancouver, BC, V6Z 2E1 on Monday, March 20, 2023 at 9:45 a.m. for an order (the “Final Order”) approving a plan of arrangement (the “Plan of Arrangement”), or at such other date and time as the Court may direct (the “Final Application”), pursuant to the Business Corporations Act, S,B.C., 2002, c. 57, as amended (the “BCBCA”).
AND NOTICE IS FURTHER GIVEN that by Varied Interim Order of the Court, pronounced February 13, 2023, the Court has given directions as to the calling of a meeting (the “Special Meeting”) of the holders of Class D subordinate voting shares of Acreage, for the purpose of, inter alla, considering, voting upon and approving the Plan of Arrangement;
AND NOTICE IS FURTHER GIVEN that the Court has been advised that, if granted, the Final Order approving the Plan of Arrangement and the declaration that the Plan of Arrangement is substantively and procedurally fair and reasonable to those who will receive securities of Canopy Growth Corporation in exchange for their securities of Acreage in connection with the Plan of Arrangement, will serve as a basis of a claim for the exemption from the registration requirements of the United States Securities Act of 1933, as amended, set forth in Section 3(a)(10) thereof with respect to the issuance and exchange of such securities under the proposed Plan of Arrangement.
IF YOU WISH TO BE HEARD, any person affected by the Final Order sought may appear (either in person or by counsel) and make submissions at the hearing of the Final Application if such person has filed with the Court at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, a Response to Application (“Response”) pursuant to Rule 16-1(4) of, and in the form prescribed by, the Supreme Court Civil Rules and delivered a copy of the filed Response, together with all material on which such person intends to rely at the hearing of the Final Application, including an outline of such person’s proposed submissions, to Acreage at its address for delivery set out below by or before 4:00 p.m. (Vancouver time) on Friday, March 17, 2023.
Acreage’s address for delivery is:
DLA Piper (Canada) LLP
Barristers & Solicitors
Suite 2800 – Park Place
666 Burrard Street,
Vancouver, B.C. V6C 2Z7
Attention: J. Brent MacLean
Fax number: (604) 687-1612
Email address: brent.maclean@ca.dlapiper.com
With a copy to:
CASSELS, BROCK & BLACKWELL LLP
2200 – 885 W Georgia Street
Vancouver, BC V6C 3E8
Attention: Jessica Lewis
Email address: jlewis@cassels.com
Lawyers for Canopy Growth Corporation
IF YOU WISH TO BE NOTIFIED OF ANY ADJOURNMENT OF THE FINAL APPLICATION, YOU MUST GIVE NOTICE OF YOUR INTENTION by filing and delivering the form of “Response” as aforesaid. You may obtain a form of Response at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, V6Z 2E1.
AT THE HEARING OF THE FINAL APPLICATION the Court may approve the Plan of Arrangement as presented, or may approve it subject to such terms and conditions as the Court deems fit.
IF YOU DO NOT FILE A RESPONSE and attend either in person or by counsel at the time of such hearing, the Court may approve the Plan of Arrangement, as presented, or may approve it subject to such terms and conditions as the Court shall deem fit, all without any further notice to you. If the Plan of Arrangement is approved, it will significantly affect the rights of the holders of securities of Acreage or rights to acquire securities of Acreage.
A copy of the Petition filed herein, Notice of Application (for Final Order) and other documents in the proceeding will be furnished to any Shareholder upon request in writing addressed to the solicitors of the Acreage at its address for delivery set out above.
February 13, 2023
Dated	Signature of ☒ lawyer for petitioner DLA Piper (Canada) LLP (J. Brent MacLean)

No. S230277
Vancouver Registry
IN THE SUPREME COURT OF BRITISH COLUMBIA
IN THE MATTER OF SECTIONS 288-291 OF THE
BUSINESS CORPORATIONS ACT,
S.B.C. 2002, c. 57, AS AMENDED
AND
IN THE MATTER OF A PROPOSED ARRANGEMENT
BETWEEN
ACREAGE HOLDINGS, INC. AND HOLDERS OF CLASS D
SUBORDINATE VOTING SHARES OF ACREAGE HOLDINGS,
INC. AND CANOPY USA, LLC
AND CANOPY GROWTH CORPORATION
ACREAGE HOLDINGS, INC,
PETITIONER

NOTICE OF HEARING OF APPLICATION (FOR FINAL ORDER)

DLA Piper (Canada) LLP
Barristers & Solicitors
2800 Park Place
666 Burrard Street
Vancouver, BC V6C 2Z7
Tel. No. 604.687.9444
Fax No. 604.687.1612
Client Matter No.: 101053-00043                     BZM/Jid

No. S230277 Vancouver Registry
IN THE SUPREME COURT OF BRITISH COLUMBIA
IN THE MATTER OF SECTIONS 288-291 OF THE
BUSINESS CORPORATIONS ACT,
S.B.C. 2002, c. 57, AS AMENDED
AND
IN THE MATTER OF A PROPOSED ARRANGEMENT BETWEEN
ACREAGE HOLDINGS, INC. AND HOLDERS OF CLASS D SUBORDINATE VOTING SHARES
OF ACREAGE HOLDINGS, INC. AND CANOPY USA, LLC
AND CANOPY GROWTH CORPORATION
ACREAGE HOLDINGS, INC.
PETITIONER
REQUISITION
Filed by:   the Petitioner
Required:   To adjourn of the Petition, by consent, and reset the hearing of the Petition filed January 16, 2023.
New date and time for the hearing: March 20, 2023 at 9:45 a.m.
Place of hearing: Vancouver, B.C.
Description of the nature of the relief sought on the petition: Final order approving a plan of arrangement.
Estimate of the time that the hearing will require: 20 minutes.
This matter is within the jurisdiction of a master: No.
This requisition is supported by the following:

1.
Notice of Hearing of Application (For Final Order) filed January 18, 2023; and

2.
Notice of Hearing of Application (For Final Order) dated February 13, 2023.

February 13, 2023
Dated	Signature of ☒ lawyer for filing party DLA Piper (Canada) LLP (Michael Lisanti) Lawyer for the Petitioner
.

APPENDIX “G”
INFORMATION CONCERNING CANOPY
The following information concerning Canopy should be read in conjunction with the documents incorporated by reference into this Appendix “G”.
The following section of this Circular contains forward-looking information. Readers are cautioned that actual results may vary. See “Cautionary Note Regarding Forward-Looking Statements”.
Cautionary Note Regarding Forward-Looking Statements
The following section of this Circular contains or incorporates by reference “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian Securities Laws. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Canopy or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this section of the Circular. Forward-looking statements and forward-looking information are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Examples of such statements include statements with respect to: Canopy’s ability to execute on its strategy to accelerate its entry into the U.S. cannabis industry, Canopy’s ability to capitalize on the opportunity for growth in the U.S. cannabis sector and the anticipated benefits of such strategy; the timing and outcome of the Floating Share Arrangement; the anticipated benefits of the Floating Share Arrangement; the issuance of additional Canopy Shares to satisfy the payments to the High Street Holders; the acquisition of an option to acquire the Acreage Debt from certain lenders of Acreage for the Option Premium; the satisfaction or waiver of the closing conditions set out in the Floating Share Arrangement Agreement and the Existing Arrangement Agreement, including receipt of all Regulatory Approvals; the anticipated timing and occurrence of the exercise of the Fixed Call Option and the closing of the Acquisition; the issuance of additional Canopy Shares to satisfy any deferred and/or option exercise payments to the shareholders of Wana and Jetty and the Canopy USA Non-Voting Shares issuable to Canopy from Canopy USA in consideration thereof; the issuance of additional Canopy Shares and Canopy USA Common Shares in connection with the Wana Amendments, including the number of Canopy Shares and Canopy USA Common Shares to be issued and the timing of such issuance; expectations regarding the potential success of, and the costs and benefits associated with, the formation of Canopy USA; the anticipated timing and occurrence of the Canopy Meeting to approve the Canopy Amendment Proposal; the timing of the Paydown and the reduction in interest costs; Canopy’s ability to pursue growth investments, acquisitions and other strategic initiatives; the potential settlement of the Notes following the Canopy Meeting; the potential Constellation Exchange, including the termination of the Second Amended and Restated Investor Rights Agreement between Canopy and the CBI Group; the implementation and ultimate success of Canopy’s cost saving initiatives; and expectations for other economic, business, and/or competitive factors.
Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including: Canopy’s limited operating history; if Canopy USA acquires Wana, Jetty or the Fixed Shares of Acreage without structural amendments to Canopy’s interest in Canopy USA, the listing of the Canopy Shares on the Nasdaq Stock Market may be jeopardized; the risk that Canopy will be unable to renegotiate $100 million in debt owing to Greenstar which matures on July 15, 2023; the inherent uncertainty associated with projections; the diversion of management time on issues related to Canopy USA; the ability of parties to certain transactions to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and shareholder approvals; the risks that Canopy’s restructuring actions will not result in the expected cost-savings, efficiencies and other benefits or will result in greater than anticipated turnover in personnel; risks that Canopy may be required to write down intangible assets, including goodwill, due to impairment; changes in laws, regulations and guidelines and Canopy’s compliance with such laws, regulations and guidelines; the risk that the COVID-19 pandemic may disrupt Canopy’s operations and those of Canopy’s suppliers and distribution channels and negatively impact the demand for and use of

Canopy’s products; consumer demand for cannabis and U.S. hemp products; inflation risks; the risks and uncertainty regarding future product development; Canopy’s reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; the risk that cost savings and any other synergies from certain investments in Canopy made by the CBI Group may not be fully realized or may take longer to realize than expected; the implementation and effectiveness of key personnel changes; risks associated with jointly owned investments; risks relating to Canopy’s current and future operations in emerging markets; risks relating to inventory write downs; future levels of revenues and the impact of increasing levels of competition; risks relating to the protection and enforcement of Canopy’s intellectual property rights; Canopy’s ability to manage disruptions in credit markets or changes to Canopy’s credit ratings; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; risks relating to the integration of acquired businesses; the timing and manner of any federal legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; the adequacy of Canopy’s capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute Canopy’s business plan (either within the expected timeframe or at all); counterparty risks and liquidity risks that may impact Canopy’s ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, or threatened litigation or proceedings, on Canopy’s business, financial condition, results of operations and cash flows; risks relating to stock exchange restrictions; risks associated with divestment and restructuring; volatility in and/or degradation of general economic, market, industry or business conditions; Canopy’s exposure to risks relating to an agricultural business, including wholesale price volatility and variable product quality; third-party manufacturing risks; third-party transportation risks; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; changes in regulatory requirements in relation to Canopy’s business and products; and such other risks contained in the public filings of Canopy filed with the SEC and available on EDGAR at www.sec.gov/edgar and with Canadian securities regulators and available on the issuer profile of Canopy on SEDAR at www.sedar.com, including in the Canopy Annual Report.
Certain of the forward-looking statements or forward-looking information contained or incorporated by reference herein concerning the industries in which Canopy conducts its business are based on estimates prepared by Canopy using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which Canopy believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which Canopy conducts its business involve risks and uncertainties that are subject to change based on various factors, including those described below and in the Canopy Annual Report.
In respect of the forward-looking statements and information contained in this section of the Circular, Canopy has provided such statements and information in reliance on certain assumptions that Canopy believes are reasonable at this time. The forward-looking statements and forward-looking information contained and incorporated by reference herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) Canopy’s ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which Canopy operates; (iv) the production and manufacturing capabilities and output from Canopy’s facilities and its joint ventures, strategic alliances and equity investments; (v) consumer interest in Canopy’s products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of Canopy’s activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) Canopy’s ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) Canopy’s ability to conduct operations in a safe, efficient and effective manner; (xii) Canopy’s ability to realize anticipated benefits, synergies or generate revenue, profits or value from its recent acquisitions into existing operations; (xiii) Canopy’s ability to continue to operate in light of the COVID-19 pandemic and the impact of the pandemic on demand for, and sales of, Canopy’s products and its distribution channels; and (xiv) other considerations that management believes to be appropriate in the circumstances.
While management considers these assumptions to be reasonable based on information currently available to them, there is no assurance that such expectations will provide to be correct. Accordingly, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking statements or forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although Canopy has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking statements and forward-looking information included in this section of the Circular are made as of the date hereof and Canopy does not undertake any obligation to publicly update such forward-looking statements or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable Securities Laws.
General
Canopy is a world-leading cannabis consumer packaged goods (“CPG”) company which produces, distributes, and sells a diverse range of cannabis, hemp, and CPG products. Cannabis products are principally sold for recreational and medical purposes under a portfolio of distinct brands in Canada pursuant to the Cannabis Act, and globally pursuant to applicable international legislation, regulations, and permits. Canopy’s other product offerings, which are sold by Canopy’s subsidiaries in jurisdictions where it is permissible to do so, include: (i) Storz & Bickel vaporizers; (ii) BioSteel Sports Nutrition Inc. (“BioSteel”) sports nutrition beverages, mixes, protein, gum and mints, some of which have been infused with hemp-derived CBD isolate; and (iii) This Works beauty, skincare, wellness and sleep products, some of which have been blended with hemp-derived CBD isolate. Canopy’s core operations are in Canada, the United States and Germany.
On October 17, 2018, the Cannabis Act came into effect in Canada, regulating both the medical and recreational cannabis markets in Canada and providing provincial, territorial and municipal governments the authority to prescribe regulations regarding the distribution and sale of recreational cannabis. On October 17, 2019, the second phase of recreational cannabis products was legalized pursuant to certain amendments to the regulations under the Cannabis Act. Canopy currently offers product varieties in dried flower, oil, softgels, vape pen power sources, pod-based vape devices, vape cartridges, cannabis-infused beverages and cannabis-infused edibles, with product availability varying based on provincial and territorial regulations. Canopy’s recreational cannabis products are predominantly sold to provincial and territorial agencies under a “business-to-business” wholesale model, with those provincial and territorial agencies then being responsible for the distribution of our products to brick-and-mortar stores and for online retail sales. On September 27, 2022, Canopy announced that it entered into agreements to divest its retail business in Canada, which includes the retail stores operating under the Tweed and Tokyo Smoke banners. In connection with such divestiture, Canopy entered into an agreement with OEG Retail Cannabis (“OEGRC”), a former Canopy licensee partner that owned and operated Canopy’s franchised Tokyo Smoke stores in Ontario. OEGRC acquired ownership of 23 retail stores in Manitoba, Saskatchewan and Newfoundland and Labrador as well as all Tokyo Smoke-related intellectual property. Any retail stores branded as Tweed are required to be rebranded by OEGRC and the master franchise agreement between Canopy and OEGRC pursuant to which OEGRC licensed the Tokyo Smoke brand in Ontario was terminated. In addition, Canopy sold five corporate-owned retail stores in Alberta to 420 Investments Ltd. (“FOUR20”), which are being, or have been, rebranded under FOUR20’s retail banner, and terminated the master license agreement with Alimentation Couche-Tard Inc. with respect to the use of the Tweed brand for brick-and-mortar retail stores operating in Ontario.
In June 2021, Canopy implemented a plan of arrangement pursuant to an arrangement agreement (the “Supreme Arrangement Agreement”) dated April 7, 2021 with The Supreme Cannabis Company, Inc. (“Supreme”). Pursuant to the Supreme Arrangement Agreement, Canopy acquired all of the issued and outstanding common shares of Supreme. The acquisition of Supreme resulted in the expansion of Canopy’s recreational, wholesale and medical cannabis product offerings with a diversified portfolio of distinct cannabis products and brands. In April 2021, Canopy completed its acquisition of AV Cannabis Inc. (“Ace Valley”), an

Ontario-based cannabis brand focused on premium, ready-to-enjoy products including vapes, pre-roll joints and gummies. The acquisition of Ace Valley has allowed Canopy to further expand its product portfolio across Canada.
Canopy’s Spectrum Therapeutics medical division is a global leader in medical cannabis. Spectrum Therapeutics produces and distributes a diverse portfolio of medical cannabis products to healthcare practitioners and medical customers in Canada, and in several other countries where it is federally permissible to do so.
Subsequent to the passage of the U.S. Agricultural Improvement Act of 2018 in December 2018, Canopy began building its hemp supply chain in the United States through its investment in processing, extraction and finished goods manufacturing facilities. In the United States, Canopy currently offers: (i) a line of premium quality, hemp-derived wellness gummies, oils, softgels and topicals under the Martha Stewart CBD brand; (ii) a line of premium, ready-to-drink CBD-infused sparkling waters under the Quatreau brand; and (iii) whisl, a CBD vape.
Throughout 2021, as cannabis regulatory advancements continued across various U.S. states, Canopy continued to evaluate potential accretive growth opportunities in the United States. Canopy considered a wide variety of target companies and on October 14, 2021, Canopy entered into definitive option agreements (the “Wana Agreements”) with Wana, pursuant to which certain subsidiaries of Canopy, being the Canopy Elevate Entities, were granted the Wana Option. Wana manufactures and sells gummies in the State of Colorado and licenses its intellectual property to partners, who manufacture, distribute, and sell Wana-branded gummies across the United States, including in California, Arizona, Illinois, Michigan and Florida, and across Canada. As consideration for the Wana Option, Canopy made an upfront cash payment of $297.5 million. The estimated deferred payments associated with the exercise of the Wana Option as of September 30, 2022 were approximately $44.4 million, which can be satisfied either in cash or Canopy Shares at the election of the Canopy Elevate Entities.
To further enhance Canopy’s conditional exposure to the U.S. cannabis sector, on May 17, 2022, Canopy and Jetty entered into definitive agreements (the “Jetty Agreements”) pursuant to which a subsidiary of Canopy, Canopy Oak, was granted the right to acquire up to 100% of the outstanding equity interests in Jetty upon the occurrence of the Triggering Event. Jetty is a California-based producer of high-quality cannabis extracts and a pioneer of clean vape technology. Pursuant to the terms of the Jetty Agreements, Canopy Oak made an upfront cash payment of $67,995,028.75 and Canopy issued 8,426,539 Canopy Shares. The estimated deferred payments associated with the exercise of the Jetty Option as of September 30, 2022 were approximately C$1.5 million, which can be satisfied either in cash or Canopy Shares at the election of Canopy Oak.
As described below under “Recent Developments”, on October 24, 2022, Canopy implemented a strategy to accelerate its entry into the United States cannabis industry through the creation of Canopy USA (the “Reorganization”). Following the implementation of the Reorganization, Canopy USA, as of October 24, 2022, holds Canopy’s United States cannabis investments, which is expected to enable Canopy USA, following the completion of certain conditions precedent, to acquire Acreage, Wana, and Jetty. See “Recent Developments — Reorganization — Creation of Canopy USA”.
The majority of Canopy’s products contain THC, CBD, or a combination of these two cannabinoids, which are found in the cannabis sativa plant species. THC is the primary psychoactive or intoxicating cannabinoid found in cannabis. References throughout this Circular to “hemp” are used to classify varieties of the cannabis sativa plant that contain CBD and 0.3% or less THC content (by dry weight). Conversely, references to the term “marijuana” refer to varieties of the cannabis sativa plant with more than 0.3% THC content and moderate levels of CBD.
Canopy’s licensed operational capacity in Canada includes indoor and greenhouse cultivation space; post-harvest processing and cannabinoid extraction capability; advanced manufacturing capability for softgel encapsulation and pre-rolled joints; a beverage production facility; and confectionary manufacturing. These capabilities allow Canopy to supply the recreational and medical markets with a complimentary balance of flower products and extracted cannabinoid input for our oil, CBD, ingestible cannabis, cannabis extracts and cannabis topical products.

Recent Developments
Reorganization — Creation of Canopy USA
Following completion of the various strategic U.S. transactions by Canopy over the last four years, Canopy began to consider structural options to consolidate such investments as the time, complexity and cost associated with monitoring and valuing each underlying asset became increasingly onerous. In addition, as the cost of capital globally, but in particular in the cannabis sector, increased and new financing opportunities became increasingly limited, management of Canopy believed that consolidation of its U.S. investments would also provide Acreage, Wana and Jetty with cost-saving opportunities through the realization of potential synergies that may be developed across the broader Canopy USA platform. After several months of analysis and structuring with legal counsel and financial and tax advisors, Canopy finalized a structural path in August 2022 to form and transfer its U.S. investments to Canopy USA and to complete the Reorganization.
On October 24, 2022, Canopy completed the Reorganization. Following the implementation of the Reorganization, Canopy USA holds the U.S. cannabis investments previously held by Canopy, and the Canopy Elevate Entities and Canopy Oak have become wholly-owned subsidiaries of Canopy USA. The transfer of Canopy’s U.S. cannabis investments to Canopy USA is expected to enable Canopy USA, following, among other things, the Meeting, to acquire Acreage, Wana and Jetty. In addition, as of December 9, 2022, Canopy USA controls approximately 25.3% of the issued and outstanding common shares of TerrAscend on a partially-diluted basis, assuming the conversion of 63,492,037 exchangeable shares of TerrAscend into common shares of TerrAscend and the exercise of 22,474,130 common share purchase warrants and an option to acquire 1,072,450 common shares of TerrAscend. Canopy USA also holds an option to acquire 19.99% of the membership interests of Cultiv8 Interests, LLC. As consideration therefor, Canopy made an upfront cash payment of $5,000,000.
If the Canopy Amendment Proposal is approved and the Constellation Exchange is completed, Canopy USA is expected to exercise the Wana Option. Upon exercise of the Wana Option, the Canopy Elevate Entities will be required to make an aggregate payment to the shareholders of Wana equal to $3.00. In addition, the Canopy Elevate Entities will be required to make deferred payments (the “Wana Deferred Payments”) on the dates that are 2.5 years and 5 years following October 14, 2021, the date upon which Canopy entered into the Wana Agreements. The Wana Deferred Payments may be satisfied, at the option of the Canopy Elevate Entities, in cash or Canopy Shares, computed based on a pre-determined contractual formula as follows:
a)
25% of the amount computed as the estimated fair value of Wana as of April 14, 2024 as determined by an appraiser appointed by the Canopy Elevate Entities and an appraiser appointed by the shareholders of Wana (and, if required, a third appraiser to be appointed by the initial two appraisers) less $297.5 million, less any net debt of Wana as of April 14, 2024, plus any net cash of Wana as of April 14, 2024 and less certain other deductions; and

b)
25% of the amount computed as the estimated fair value of Wana as of October 14, 2026 as determined by an appraiser appointed by the Canopy Elevate Entities and an appraiser appointed by the shareholders of Wana (and, if required, a third appraiser to be appointed by the initial two appraisers) less the greater of (i) $297.5 million and (ii) the estimated fair value of Wana as of April 14, 2024 as determined in subsection (a) above, less any net debt of Wana incurred between the date of the first Wana Deferred Payment and the second Wana Deferred Payment, plus any net cash of Wana as of October 14, 2026 (above the amount of cash as of April 14, 2024) and less certain other deductions.

Certain modifications to the Wana Deferred Payments may be made in accordance with the terms of the Wana Amendments.
If the Canopy Amendment Proposal is approved and the Constellation Exchange is completed, Canopy USA is also expected to exercise the Jetty Option. Upon exercise of the Jetty Option, Canopy Oak will be required to make a payment to the shareholders of Jetty equal to: (i) in respect of the First Option, $2.00; and (ii) in respect of the Second Option, the product of (A) the average fair market value of Jetty as of the date of the exercise of the Second Option, subject to a floor of 3.25 times Jetty’s net revenue during the 12 month period immediately preceding such date of exercise, and (B) the percentage obtained by dividing (x) the total number of shares of Jetty subject to the Second Option as of the date of exercise of the Second Option, by (y) the total number of issued and outstanding securities of Jetty (including securities convertible or exercisable for capital stock of Jetty, but excluding any “out-of-the-money” options, warrants and other rights or securities outstanding) as of the applicable date.
In addition, Canopy Oak will be required to make a first deferred payment (the “First Deferred Payment”) and a second deferred payment (the “Second Deferred Payment”, together with the First Deferred Payment, the “Jetty Deferred Payments”) for the periods between June 1, 2022 and May 31, 2023 (the “First Deferred Payment Period”) and between June 1, 2023 and May 31, 2024 (the “Second Deferred Payment Period”) in the event that: (i) in respect of the First Deferred Payment, (A) Jetty’s net revenue during the First Deferred Payment Period exceeds $25 million and (B) Jetty’s realized gross margin during the First Deferred Payment Period is at least 38.5%; and (ii) in respect of the Second Deferred Payment, (A) Jetty’s net revenue during the Second Deferred Payment Period exceeds $35 million and (B) Jetty’s realized gross margin during the Second Deferred Payment Period is at least 38.5%. The Jetty Deferred Payments may be satisfied, at the option of Canopy Oak, in cash or in Canopy Shares.
Canopy USA is the general partner of various limited partnerships that own and control approximately 25.3% of the issued and outstanding common shares of TerrAscend on a partially-diluted basis, assuming the conversion of 63,492,037 exchangeable shares of TerrAscend into common shares of TerrAscend and the exercise of 22,474,130 common share purchase warrants and an option to acquire 1,072,450 common shares of TerrAscend. If the Canopy Amendment Proposal is approved and CBG and Greenstar have converted their Canopy Shares into Exchangeable Canopy Shares, Canopy USA is expected to cause the limited partnerships to convert the exchangeable shares of TerrAscend into common shares of TerrAscend. No cash consideration will be payable in connection with such conversion. In addition, Canopy USA is expected to cause the limited partnerships to exercise the option to acquire 1,072,450 common shares of TerrAscend. Canopy USA is expected to pay the aggregate exercise price of $1.00 in cash.
If the Canopy Amendment Proposal is approved and CBG and Greenstar have converted their Canopy Shares into Exchangeable Canopy Shares, Canopy USA is expected to exercise its option to acquire 19.99% of the membership interests of Cultiv8 Interests, LLC. Canopy USA is expected to pay the aggregate exercise price of $1.00 in cash.
Ownership of U.S. Cannabis Investments
Canopy holds Canopy USA Non-Voting Shares, representing approximately 99.3% of the issued and outstanding shares of Canopy USA on an as-converted basis. The Canopy USA Non-Voting Shares do not carry voting rights, rights to receive dividends or other rights upon dissolution of Canopy USA, but are exchangeable into Canopy USA Common Shares. On October 24, 2022, Canopy USA issued 1,000,000 Canopy USA Common Shares to VCo Ventures, a former shareholder of Jetty, in exchange for US$1,000,000. As of the date hereof, VCo Ventures holds all of the outstanding Canopy USA Common Shares. Canopy USA retains the Canopy USA Repurchase Right to repurchase all shares of Canopy USA that have been issued to VCo Ventures at a price per Canopy USA Common Share equal to the greater of fair market value as determined by an appraiser appointed by Canopy USA and US$2,000,000 in the aggregate; provided that if the repurchase occurs prior to March 31, 2023, the Canopy USA Repurchase Right can be exercised at the initial aggregate subscription price of US$1,000,000. VCo Ventures has also been granted the right to appoint one member to the Canopy USA board of managers and has been granted a put right following Canopy’s conversion of the Canopy USA Non-Voting Shares into Canopy USA Common Shares on the same terms and conditions as the Canopy USA Repurchase Right.
Canopy also agreed to: (i) issue Canopy USA Common Shares to the shareholders of Wana as additional consideration in exchange for the Wana Option; and (ii) reduce the future payments owed in connection with the exercise of the Wana Option to $1.00 per option, resulting in an aggregate exercise price of $3.00 (the “Wana Amendments”). The value of the Canopy USA Common Shares to be issued to the shareholders of Wana will be equal to 7.5% of the fair market value of Wana as of no earlier than January 1, 2023 (the “Wana Value Payment”). In connection with the Wana Amendments, Canopy has also agreed to issue Canopy Shares to the shareholders of Wana with a value equal to the Wana Value Payment as of no earlier than January 1, 2023, subject to certain limitations. Canopy has also agreed to register the resale of the Canopy Shares issued in connection with the Wana Amendments. The Wana Amendments may be terminated, and no Canopy USA

Common Shares or Canopy Shares will be issued to Ms. Nancy Whiteman, the controlling shareholder of Wana, or entities controlled by Ms. Whiteman in the event that the Constellation Exchange has not been completed by the later of: (i) sixty days after the Canopy Meeting; or (ii) March 31, 2023. As part of the Wana Amendments, Canopy granted Ms. Whiteman the right to appoint one member to the Canopy USA board of managers.
Canopy USA retains a call right to repurchase all Canopy USA Common Shares that have been, or will be in connection with the Wana Amendments, issued to third parties, subject to certain time limitations. Canopy and Canopy USA have also entered into the Protection Agreement, which provides for certain covenants in order to preserve the value of the Canopy USA Non-Voting Shares held by Canopy and provides Canopy with the ability to restrict the operations of Canopy USA. Canopy also has the right to appoint two designees on the four-person board of managers of Canopy USA, only one of whom, David Klein, has been appointed as of the date of this Circular. The Protection Agreement also includes various information rights that require Canopy USA to notify Canopy of certain specified developments and provide ongoing monthly and annual financial information. Canopy USA is also required to prepare and operate in accordance with an approved annual budget that complies with certain mandatory requirements for liquidity, EBITDA and cash flow as set forth in the Protection Agreement. It is anticipated that Canopy USA will hire certain executives of Acreage, Wana and/or Jetty, following completion of the acquisitions of such entities, as officers of Canopy USA. Until such time, it is anticipated that the Canopy USA board of managers will make any decisions necessary for Canopy USA as there are no current employees of Canopy USA given that Canopy USA currently does not have any business operations and is merely a holding company for the Wana Option, Jetty Option, the various TerrAscend securities and Canopy USA’s other interests in U.S. entities.
Upon closing of Canopy USA’s acquisition of Acreage, Canopy will receive additional Canopy USA Non-Voting Shares from Canopy USA in consideration for the issuance of Canopy Shares that shareholders of Acreage will receive in accordance with the terms of the Existing Arrangement Agreement and the Floating Share Arrangement Agreement. Based on the number of issued and outstanding Fixed Shares as of October 24, 2022, it is anticipated that approximately 30,962,375 Canopy Shares would be required to be issued in connection with the acquisition of the Fixed Shares by Canopy USA. Based on the number of issued and outstanding Floating Shares as of October 24, 2022, it is anticipated that approximately 15,351,568 Canopy Shares would be required to be issued in connection with the acquisition of the Floating Shares by Canopy USA.
In addition, subject to the terms and conditions of the Protection Agreement and the terms of the Wana Agreements and Jetty Agreements, as applicable, Canopy may be required to issue additional Canopy Shares in satisfaction of certain deferred and/or option exercise payments to the shareholders of Wana and Jetty. Canopy will receive additional Canopy USA Non-Voting Shares from Canopy USA as consideration for any Canopy Shares issued in the future to the shareholders of Wana and Jetty.
Canopy USA is presently a holding company with no external capital requirements. In the event that the Exchangeable Canopy Shares are not created or the Constellation Exchange is not completed, Canopy USA’s only capital requirements are to repay $1 million to VCo Ventures on or before March 31, 2023, at which point, Canopy USA would become a wholly-owned subsidiary of Canopy. Any repurchase of the Canopy USA Common Shares from VCo Ventures following March 31, 2023 will be at a price per Canopy USA Common Share equal to the greater of fair market value as determined by an appraiser appointed by Canopy USA and $2,000,000 in aggregate.
If the Canopy Amendment Proposal is approved and the Constellation Exchange is completed, Canopy USA is expected to exercise the Wana Option, the Jetty Option, the option to acquire 19.99% of the membership interests of Cultiv8 Interests, LLC and the option to acquire 1,072,450 common shares of TerrAscend and to convert the exchangeable shares of TerrAscend into common shares of TerrAscend. The aggregate cost of these actions is $5.00. The value of the exchangeable shares of TerrAscend, assuming they are converted into common shares of TerrAscend, which are listed publicly on the CSE, is approximately C$129 million as of the date hereof.
If and when Canopy USA has acquired Acreage, Wana and Jetty, it is anticipated that Canopy USA will be able to generate sufficient funds from operations without the necessity to raise additional debt or equity capital from third-parties. In the event that Canopy USA had acquired Acreage, Wana and Jetty as of

September 30, 2022, Canopy USA, on a consolidated basis, would have had approximately $63.2 million of cash and cash equivalents. In the event that additional funds are required, Canopy USA would be required to seek consent from Canopy in accordance with the Protection Agreement in order to issue additional equity securities or incur additional debt.
Until such time as Canopy converts the Canopy USA Non-Voting Shares into Canopy USA Common Shares, Canopy will have no economic or voting interest in Canopy USA, Wana, Jetty, TerrAscend or Acreage, or Canopy USA’s other interests in U.S. entities. Canopy USA, Wana, Jetty, TerrAscend, Acreage and such other U.S. entities will continue to operate independently of Canopy. It is expected that Canopy will only convert the Canopy USA Non-Voting Shares into Canopy USA Common Shares once federal laws in the United States have been amended to permit the production, distribution and sale of cannabis. At that time, it is expected that Canopy will exercise Canopy USA’s rights to repurchase all of the Canopy USA Common Shares held by third parties, such that Canopy will own 100% of and control Canopy USA.
Acreage Related Agreements
On October 24, 2022, Canopy and Canopy USA entered into the Third Amendment with, among others, the High Street Holders, pursuant to the TRA and related Bonus Plans. Pursuant to the Third Amendment, Canopy, on behalf of Canopy USA, agreed to issue Canopy Shares with a value of approximately US$30.4 million to the High Street Holders as consideration for the assignment of such High Street Holders’ rights under the TRA to Canopy USA. As a result of the Third Amendment, Canopy USA is the sole member and beneficiary under the TRA. In connection with the foregoing, Canopy issued 5,648,927 Canopy Shares with a value of C$20.6 million (US$15.2 million) to certain Holders on November 4, 2022 as the first installment under the Third Amendment with the second payment of approximately US$15.2 million in Canopy Shares to occur on the earlier of: (i) the second business day following the date on which the shareholders of Acreage approve the Floating Share Arrangement; or (ii) April 24, 2023. Canopy agreed to register the resale of such Canopy Shares under the Securities Act of 1933, as amended.
Canopy, on behalf of Canopy USA, also agreed to issue Canopy Shares with a value of approximately $19.5 million to certain directors and current and former officers or consultants of Acreage pursuant to High Street’s existing tax receivable bonus plans to be issued immediately prior to completion of the Floating Share Arrangement. Canopy has also agreed to register the resale of such Canopy Shares under the U.S. Securities Act.
Given Canopy’s previous cash payments totaling $337.5 million to shareholders of Acreage in order to acquire the Acreage Option and the qualification in Acreage’s financial statements raising doubt about Acreage’s ability to continue as a going concern, Canopy determined that it was prudent that the Acreage Debt Optionholder enter into the Option Agreement with the Lenders on November 15, 2022, pursuant to which the Acreage Debt Optionholder was granted the right to purchase the Acreage Debt from the Lenders in exchange for the Option Premium, which was deposited into an escrow account. The Acreage Debt Optionholder has the right to exercise its option at its discretion, and the Option Premium will be used towards settlement of the Acreage Debt. In the event that Acreage repays the Acreage Debt on or prior to maturity, the Option Premium will be returned to the Acreage Debt Optionholder. In the event that Acreage defaults on the Acreage Debt and the Acreage Debt Optionholder does not exercise its option to acquire the Acreage Debt, the Option Premium will be released to the Lenders.
Special Shareholder Meeting
In connection with the Reorganization, Canopy expects to hold the Canopy Meeting. At the Canopy Meeting, Canopy Shareholders will be asked to consider and, if deemed appropriate, to pass the Canopy Amendment Proposal, in order to: (i) create and authorize the issuance of an unlimited number of Exchangeable Canopy Shares; and (ii) restate the rights of the Canopy Shares to provide for a conversion feature whereby each Canopy Share may at any time, at the option of the holder, be converted into one Exchangeable Canopy Share. The Exchangeable Canopy Shares will not carry voting rights, rights to receive dividends or other rights upon dissolution of Canopy, but will be convertible into Canopy Shares.
The Canopy Amendment Proposal must be approved by at least 66 2∕3% of the votes cast on a special resolution by Canopy Shareholders present in person or represented by proxy at the Canopy Meeting. On

October 24, 2022, Greenstar and CBG entered into a voting support agreement with Canopy, pursuant to which they have agreed, subject to the terms and conditions thereof, among other things, to vote all of the Canopy Shares beneficially owned, directed or controlled, directly or indirectly, by them for the Canopy Amendment Proposal.
In the event that the Canopy Amendment Proposal is approved, and subject to the conversion by CBG and Greenstar of their respective Canopy Shares into Exchangeable Canopy Shares (the “Constellation Exchange”), Canopy USA is expected to exercise the options to acquire Wana and Jetty. If the Canopy Amendment Proposal is not approved or the Constellation Exchange is not completed, Canopy USA will not be permitted to exercise the rights to acquire Wana or Jetty and the Floating Share Arrangement Agreement will be terminated. In such circumstances, Canopy will retain its option to acquire the Fixed Shares under the Existing Arrangement Agreement and Canopy USA will continue to hold an option to acquire Wana and Jetty, as well as exchangeable shares in the capital of TerrAscend. In addition, Canopy is contractually required pursuant to an agreement with CBI, to convert its Canopy USA Non-Voting Shares into Canopy USA Common Shares and cause Canopy USA to repurchase the Canopy USA Common Shares held by the third-party investors in the event that CBI has not converted its Canopy Shares into Exchangeable Canopy Shares by the later of (i) sixty days after the Canopy Meeting or (ii) February 28, 2023.
It is intended that the Fixed Call Option will be exercised in accordance with the terms of the Existing Arrangement Agreement after the Canopy Meeting and no later than five business days following the satisfaction of all required conditions. Canopy will not hold any Fixed Shares or Floating Shares. Completion of the acquisition of the Fixed Shares following exercise of the Fixed Call Option is subject to the satisfaction of certain conditions set forth in the Existing Arrangement Agreement. The acquisition of the Floating Shares pursuant to the Floating Share Arrangement is anticipated to occur concurrently immediately prior to with the acquisition of the Fixed Shares pursuant to the Existing Arrangement Agreement, such that 100% of the issued and outstanding Acreage Shares will be owned by Canopy USA on closing of the acquisition of both the Fixed Shares and the Floating Shares. Completion of the acquisition of the Fixed Shares following exercise of the Fixed Call Option is subject to the satisfaction or waiver of certain conditions set forth in the Existing Arrangement Agreement.
Credit Facility
On October 24, 2022, Canopy entered into agreements with certain of its lenders under its term loan credit agreement dated March 18, 2021 (the “Canopy Credit Agreement”), pursuant to which Canopy has agreed to tender $187.5 million of the principal amount outstanding thereunder at a discounted price of $930 per $1,000 or $174.4 million in the aggregate (the “Paydown”). The First Paydown was made on November 10, 2022 and the second payment pursuant to the Paydown will be made by no later than April 17, 2023.
Canopy also agreed with its lenders to amend certain terms of the Canopy Credit Agreement (collectively, the “Amendments”). The Amendments include, among other things, reductions to the minimum Liquidity (as defined in the Canopy Credit Agreement) covenant to $100 million, which is to be reduced as payments are made in accordance with the Paydown, certain changes to the application of net proceeds from asset sales and the establishment of a new committed delayed draw term credit facility in an aggregate principal amount of $100 million. In addition, the Amendments include the elimination of the additional $500 million incremental term loan facility.
Relationship with CBI
In connection with the Reorganization, and assuming approval and adoption of the Canopy Amendment Proposal, CBI has expressed its current intention to complete the Constellation Exchange. However, any decision to convert will be made by CBI in its sole discretion, and CBI is not obligated to effect any such conversion.
In connection with the foregoing, on October 24, 2022, Canopy entered into the Consent Agreement, pursuant to which CBG, Greenstar and Canopy agreed, among other things, that following the Constellation Exchange, other than the senior notes of Canopy due July 2023 (the “Notes”) held by CBI, all agreements between Canopy and CBI, including the second amended and restated investor rights agreement, dated as of April 18, 2019, by and among CBG, Greenstar and Canopy (the “Second Amended and Restated Investor

Rights Agreement”) will be terminated. Pursuant to the terms of the Consent Agreement, CBG and Greenstar also agreed, among other things, that at the time of the Constellation Exchange: (i) CBG will surrender the warrants held by CBG to purchase 139,745,453 Canopy Shares for cancellation for no consideration; and (ii) all nominees of CBI that are currently sitting on the Canopy Board will resign from the Canopy Board. In addition, pursuant to the Consent Agreement, Canopy is contractually required to convert its Canopy USA Non-Voting Shares into Canopy USA Common Shares and cause Canopy USA to repurchase the Canopy USA Common Shares held by certain third-party investors in Canopy USA in the event the Constellation Exchange is not completed by the later of: (i) 60 days after the Canopy Meeting; or (ii) February 28, 2023 (the “Termination Date”). The Consent Agreement will automatically terminate on the Termination Date.
In the event that Constellation Exchange is not completed, Canopy USA will not be permitted to exercise the rights to acquire Acreage, Wana or Jetty and the Floating Share Arrangement Agreement will be terminated. In such circumstances, Canopy will retain its option to acquire the Fixed Shares under the Existing Arrangement Agreement and Canopy USA will continue to hold an option to acquire Wana and Jetty, as well as exchangeable shares and other securities in the capital of TerrAscend. In addition, Canopy USA will exercise its repurchase rights to acquire the Canopy USA Common Shares held by the third-party investors.
Purchase of Manufacturing Facility
On November 8, 2022, Canopy, through its affiliate, BioSteel Manufacturing LLC (“BioSteel Manufacturing”), completed an acquisition of all of the assets of the Tetra Pak manufacturing and packaging business of Flow Beverages Inc. (“Flow”) in its facility located in Verona, Virginia for a purchase price of $19.5 million. As part of the transaction, the parties entered into a co-manufacturing agreement whereby BioSteel Manufacturing will produce Flow’s portfolio of branded water at the Verona facility in addition to the BioSteel-branded sports hydration drinks.
Cost Saving Initiatives
On February 9, 2023, Canopy announced that it is transitioning to an asset-light model in Canada by: (i) exiting cannabis flower cultivation at its facility located in Smiths Falls, Ontario (the “Smiths Falls Facility”); (ii) ceasing the sourcing of cannabis flower from its facility located in Mirabel, Quebec; and (iii) moving to a third-party sourcing model for cannabis beverages, edibles, vapes and extracts.
The foregoing are in addition to multiple cost reduction activities that were already underway during the current fiscal year, including: (i) the divestiture of Canopy’s retail operations; (ii) the organizational restructuring of certain corporate functions; and (iii) the closure of Canopy’s research facility located in Scarborough, Ontario. As a result of the cost saving initiatives undertaken in the fiscal year ending March 31, 2023, Canopy intends to close the Smiths Falls Facility and reduce headcount across the business by approximately 60%.
Canopy Documents Incorporated by Reference
Information has been incorporated by reference in this Circular from documents filed with the Canadian Securities Authorities and the SEC.   Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Legal Officer of Canopy at 1 Hershey Drive, Smiths Falls, Ontario K7A 0A8, telephone (855) 558-9333, and are also available electronically under Canopy’s SEDAR profile at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov/edgar. The filings of Canopy through SEDAR and EDGAR are not incorporated by reference in this Circular except as specifically set out herein.
The following documents, filed by Canopy with the Canadian Securities Authorities and the SEC, are specifically incorporated by reference into, and form an integral part of, this Circular:
(a)
Canopy’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on May 31, 2022, which report contains the audited consolidated financial statements of Canopy as at March 31, 2022 and 2021 and for the years ended March 31, 2022, 2021 and 2020, and the notes thereto, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations as at and for the year ended March 31, 2022 (the “Canopy Annual Report”);
(b)
Canopy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 9, 2022, which report contains the unaudited condensed interim consolidated financial statements of Canopy as at June 30, 2022 and for the quarters ended June 30, 2022 and 2021, and the notes thereto, and the related management’s discussion and analysis of financial condition and results of operations for the quarters ended June 30, 2022 and 2021;

(c)
Canopy’s Quarterly Report on Form 10-Q and for the quarter ended September 30, 2022, filed with the SEC on November 9, 2022, which report contains the unaudited condensed interim consolidated financial statements of Canopy as at September 30, 2022 and for the quarters ended September 30, 2022 and 2021, and the notes thereto, and the related management’s discussion and analysis of financial condition and results of operations for the quarters ended September 30, 2022 and 2021;

(d)
Canopy’s Quarterly Report on Form 10-Q and for the quarter ended December 31, 2022, filed with the SEC on February 9, 2023, which report contains the unaudited condensed interim consolidated financial statements of Canopy as at December 31, 2022 and for the quarters ended December 31, 2022 and 2021, and the notes thereto, and the related management’s discussion and analysis of financial condition and results of operations for the quarters ended December 31, 2022 and 2021;

(e)
Canopy’s Current Reports on Form 8-K as filed with the SEC on April 4, 2022 (excluding information under Item 7.01), April 29, 2022 (excluding information under Item 2.02), May 18, 2022, May 18, 2022, May 26, 2022, June 17, 2022, July 5, 2022 (excluding information under Item 7.01), July 22, 2022, September 19, 2022, September 28, 2022 (excluding information under Item 7.01), October 26, 2022, November 14, 2022, November 30, 2022, December 15, 2022 and January 3, 2023;

(f)
Canopy’s definitive proxy statement on Schedule 14A filed with the SEC on July 29, 2022 (solely to the extent incorporated by reference into Part III of the Canopy Annual Report);

(g)
Canopy’s Material Change Report dated April 5, 2022, relating to the appointment of Ms. Hong as Chief Financial Officer of Canopy, as filed on SEDAR on April 5, 2022;

(h)
Canopy’s Material Change Report dated July 5, 2022, relating to Canopy entering into exchange agreements with a limited number of holders (the “Noteholders”) of Notes, to acquire approximately $262.65 million aggregate principal amount of the Notes from the Noteholders in exchange for Canopy Shares and approximately $3.2 million in cash for accrued and unpaid interest (the “Exchange Transaction”), as filed on SEDAR on July 5, 2022;

(i)
Canopy’s Material Change Report dated July 22, 2022, relating to the final tranche closing of the Exchange Transaction, as filed on SEDAR on July 22, 2022;

(j)
Canopy’s Material Change Report dated October 26, 2022, relating to the implementation of the Reorganization, as filed on SEDAR on October 26, 2022;

(k)
the description of the Canopy Shares contained in Canopy’s Registration Statement on Form 8-A/A (File No. 001-38496), filed with the SEC on November 13, 2020, and any amendment or report filed for the purpose of updating any such description; and

(l)
any documents that Canopy files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Circular and before the Meeting.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this Circular.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Circular to the extent that a statement contained in this Circular or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Circular, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Making such a modifying or superseding statement shall not be deemed to be an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, untrue statement of a material fact, nor an omission to state a material fact that is required to be stated or necessary to make a statement not misleading in light of the circumstances in which it is made.
Consolidated Capitalization
There have been no material changes in the share and loan capital of Canopy, on a consolidated basis, since September 30, 2022, the date of Canopy’s most recent interim financial statements, other than with respect to the repayment on November 10, 2022 of approximately $94.4 million of indebtedness pursuant to the Canopy Credit Agreement in exchange for approximately $87.8 million in cash (the “First Paydown”). See “Recent Developments — Reorganization — Creation of Canopy USA — Credit Facility”.
Description of Share Capital
The authorized share capital of Canopy consists of an unlimited number of Canopy Shares. As of the date of the Record Date, 494,894,047 Canopy Shares were issued and outstanding. In addition, as of the Record Date, there were 15,031,788 Canopy Shares issuable on the exercise of stock options, 141,011,195 Canopy Shares issuable on the exercise of common share purchase warrants, 1,078,598 Canopy Shares issuable on the vesting of performance share units, 3,158,254 Canopy Shares issuable on the vesting of restricted share units and 1,102,271 Canopy Shares issuable on the conversion of convertible debentures.
Holders of Canopy Shares are entitled to receive notice of any meetings of shareholders of Canopy and to attend and cast one vote per Canopy Share at all such meetings. Holders of Canopy Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Canopy Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Canopy Shares are entitled to receive on a pro-rata basis such dividends, if any, as and when declared by the board of directors of Canopy at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of Canopy are entitled to receive on a pro-rata basis the net assets of Canopy after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of Canopy Shares with respect to dividends or liquidation. The Canopy Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. The Canopy Shares do not carry any provisions permitting or restricting the issuance of additional securities or other material restrictions, nor do they contain any provisions requiring a securityholder to contribute additional capital. In connection with the Reorganization, Canopy expects to hold the Meeting at which Canopy shareholders will be asked to consider and, if deemed appropriate, to pass the Canopy Amendment Proposal in order to: (i) create and authorize the issuance of an unlimited number of Exchangeable Canopy Shares; and (ii) restate the rights of the Canopy Shares to provide for a conversion feature whereby each Canopy Share may at any time, at the option of the holder, be converted into one Exchangeable Canopy Share. The Exchangeable Canopy Shares will not carry voting rights, rights to receive dividends or other rights upon dissolution of Canopy, but will be convertible into Canopy Shares. See “Recent Developments — Reorganization — Creation of Canopy USA — Special Shareholder Meeting”.
Pursuant to the Second Amended and Restated Investor Rights Agreement, the CBI Group has certain pre-emptive and top-up rights in order to maintain its pro rata equity ownership position in Canopy in connection with any offering or distribution of securities by Canopy (subject to certain exceptions). As of the Record Date, the CBI Group holds, in the aggregate, 34.7% of the outstanding Canopy Shares on a non-diluted basis. Pursuant to the terms of the Consent Agreement, Canopy, CBG and Greenstar have agreed, among other things, that following the Constellation Exchange, the Second Amended and Restated Investor Rights Agreement will be terminated. See “Recent Developments — Reorganization — Creation of Canopy USA — Relationship with CBI”.

Price Range and Trading Volumes of the Canopy Shares
The Canopy Shares are listed and posted for trading on the TSX under the symbol “WEED” and on the Nasdaq under the symbol “CGC”.
The following table sets forth information relating to the trading of the Canopy Shares on the TSX for the months indicated.
Month	High (C$)	Low (C$)	Volume
February 2022	12.18	8.23	52,630,103
March 2022	10.95	7.22	74,201,254
April 2022	10.00	6.48	45,765,974
May 2022	8.57	5.85	57,126,284
June 2022	6.43	3.52	41,696,194
July 2022	4.08	2.79	59,994,930
August 2022	5.55	3.25	68,547,267
September 2022	4.995	3.51	41,735,208
October 2022	5.29	3.08	88,490,008
November 2022	6.06	4.01	81,088,065
December 2022	6.44	7.29	77,600,629
January 2023	4.05	3.005	43,373,711
February 2023(1)	4.28	2.95	25,831,733

(1)
From February 1, 2023 to February 10, 2023.

The following table sets forth information relating to the trading of the Canopy Shares on the Nasdaq for the months indicated.
Month	High (US$)	Low (US$)	Volume
February 2022	9.61	6.417	151,340,900
March 2022	8.79	5.62	207,857,900
April 2022	8.01	5.05	133,586,900
May 2022	6.71	4.60	134,256,500
June 2022	5.10	2.72	119,091,500
July 2022	3.175	2.13	277,268,100
August 2022	4.30	2.50	321,321,900
September 2022	3.845	2.60	158,277,100
October 2022	3.89	2.23	408,609,000
November 2022	4.56	2.98	311,904,600
December 2022	4.77	2.09	315,147,500
January 2023	3.05	2.23	191,182,700
February 2023(1)	3.22	2.21	78,057,110

(1)
From February 1, 2023 to February 10, 2023.

Prior Sales
For the 12-month period prior to the date of this Circular, Canopy issued or granted Canopy Shares and securities convertible into Canopy Shares as listed in the table below. Other than the issuances listed in the table below, Canopy has not issued any Canopy Shares or securities convertible into Canopy Shares within the 12 months preceding the date of this Circular.
Date of Issuance	Security	Price per Security (C$)		Number of Securities
February 14, 2022	Canopy Shares(1)		3.71	6,000
February 14, 2022	Options(2)		11.71	9,269
February 15, 2022	Canopy Shares(1)		8.18	270
February 15, 2022	Canopy Shares(5)		11.09	137,398
February 17, 2022	Restricted Stock Units(2)		11.20	11,594
February 28, 2022	Canopy Shares(1)		2.95	5,000
March 1, 2022	Canopy Shares(1)		2.95	1,667
March 3, 2022	Canopy Shares(1)		2.95	1,667
March 25, 2022	Canopy Shares(1)		3.71	433
March 28, 2022	Canopy Shares(1)		21.34	98,753
March 29, 2022	Restricted Stock Units(2)		10.09	2,677,927
April 1, 2022	Canopy Shares(1)		3.71	1,117
April 1, 2022	Canopy Shares(1)		8.18	3,500
April 1, 2022	Canopy Shares(1)		30.87	4,252
May 17, 2022	Canopy Shares(6)	USD$	5.5065	4,257,129
May 25, 2022	Canopy Shares(6)	USD$	5.4065	4,169,410
June 2, 2022	Canopy Shares(1)		31.14	170,369
June 7, 2022	Canopy Shares(1)		3.96	34,110
June 8, 2022	Restricted Stock Units(2)		5.60	93,751
June 9, 2022	Canopy Shares(1)		30.87	70,084
June 14, 2022	Options(2)		4.84	3,091,018
June 14, 2022	Restricted Stock Units(2)		4.84	1,593,654
June 14, 2022	Performance Stock Units(2)		4.84	1,214,157
June 16, 2022	Canopy Shares(1)		2.68	3,084
June 27, 2022	Canopy Shares(1)		2.68	1,667
June 28, 2022	Canopy Shares(1)		2.68	4,000
June 29, 2022	Canopy Shares(1)		2.68	6,592
June 30, 2022	Canopy Shares(1)		2.68	500
June 30, 2022	Canopy Shares(7)	USD$	3.50	14,069,353
July 1, 2022	Canopy Shares(1)		2.68	2,233
July 1, 2022	Canopy Shares(1)		5.60	23,439
July 4, 2022	Canopy Shares(1)		2.68	400
July 4, 2022	Canopy Shares(7)	USD$	3.50	1,589,260
July 5, 2022	Canopy Shares(7)	USD$	3.50	19,016,743
July 6, 2022	Canopy Shares(7)	USD$	3.50	987,064
July 18, 2022	Canopy Shares(7)	USD$	2.6245	41,141,992
August 10, 2022	Options(2)		3.70	262,162
August 12, 2022	Canopy Shares(1)		3.71	9,117

Date of Issuance	Security	Price per Security (C$)		Number of Securities
August 12, 2022	Canopy Shares(1)		0.06	5,476
August 15, 2022	Canopy Shares(1)		22.89	21,657
August 17, 2022	Canopy Shares(5)		5.23	237,802
August 17, 2022	Restricted Stock Units(2)		4.472	33,035
August 17, 2022	Performance Stock Units(2)		4.472	108,453
September 1, 2022	Canopy Shares(1)		3.71	1,366
September 2, 2022	Canopy Shares(1)		3.71	3,767
September 21, 2022	Canopy Shares(1)		21.57	2,795
October 4, 2022	Canopy Shares(1)		5.60	23,437
November 4, 2022	Canopy Shares(8)	USD$	2.6944	5,648,927
November 14, 2022	Options(2)		5.61	150,299
November 17, 2022	Canopy Shares(1)		17.28	4,517
November 18, 2022	Canopy Shares(9)		4.6567	147,636
November 21, 2022	Performance Stock Units(2)		5.50	73,013
November 21, 2022	Restricted Stock Units(2)		5.50	8,261
November 21, 2022	Restricted Stock Units(2)		4.84	3,874
November 22, 2022	Options(2)		5.39	1,147,697
December 5, 2022	Canopy Shares(1)		37.32	8,779
December 6, 2022	Canopy Shares(1)		37.32	2,376
December 9, 2022	Canopy Shares(10)		4.18	8,692,128
December 12, 2022	Canopy Shares(3)		9.85	74,785
December 21, 2022	Canopy Shares(1)		30.87	4,485
December 30, 2022	Canopy Shares(1)		5.60	23,438
February 6, 2023	Canopy Shares(1)		3.96	2,657

Notes:
(1)
Issued upon the exercise of stock options or vesting of restricted stock units granted under either the Canopy Equity Incentive Plan or the prior stock option plan, including the exercise of options held by former officers, directors, employees or consultants of Canopy Health Innovations Inc., Beckley Canopy Therapeutics Limited and Supreme, which were adjusted in accordance with the respective plans of arrangement with respect to such securities.

(2)
Issued pursuant to Canopy’s equity incentive plan.

(3)
Issued to former shareholders of 2344823 Ontario Inc. d/b/a Bodystream in connection with the achievement of certain milestones pursuant to a share purchase agreement.

(4)
Issued to former shareholders of Apollo Applied Research Inc. and Apollo CRO Inc. in connection with the achievement of certain milestones pursuant to a share purchase agreement.

(5)
Issued pursuant to Canopy’s employee stock purchase plan.

(6)
Issued to certain shareholders of Jetty in connection with a portion of the purchase price payable pursuant to the Jetty Agreements.

(7)
Issued in connection with the Exchange Transaction.

(8)
Issued to the High Street Holders pursuant to the Third Amendment.

(9)
Issued to the minority shareholder of Les Serres Vert Cannabis Inc. in connection with the achievement of certain milestones.

(10)
Issued in connection with the exercise of certain rights contained in the shareholders agreement of BioSteel pursuant to which Canopy acquired additional shares of BioSteel.

Risk Factors
There are a number of risk factors that could cause future results to differ materially from those described herein, including without limitation, the risk factors described under the heading “Risk Factors” in Part I, Item 1A in the Canopy Annual Report, which is available on EDGAR at www.sec.gov/edgar and under Canopy’s profile on SEDAR at www.sedar.com (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in Canopy’s other filings that are incorporated by reference in this Circular. See “Canopy Documents Incorporated by Reference”. Such risk factors include, without limitation, Canopy’s limited operating history; the risk that Canopy will be unable to renegotiate $100 million in debt owing to Greenstar which matures on July 15, 2023; if Canopy USA acquires Wana, Jetty or the Fixed Shares of Acreage without structural amendments to Canopy’s interest in Canopy USA, the listing of the Canopy Shares on the Nasdaq Stock Market may be jeopardized; inherent uncertainty associated with projections; the diversion of management time on issues related to Canopy USA; the ability of parties to certain transactions to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and shareholder approvals; the risks that Canopy’s restructuring actions will not result in the expected cost-savings, efficiencies and other benefits or will result in greater than anticipated turnover in personnel; risks that Canopy may be required to write down intangible assets, including goodwill, due to impairment; changes in laws, regulations and guidelines and Canopy’s compliance with such laws, regulations and guidelines; the risk that the COVID-19 pandemic may disrupt Canopy’s operations and those of Canopy’s suppliers and distribution channels and negatively impact the demand for and use of Canopy’s products; consumer demand for cannabis and U.S. hemp products; inflation risks; the risks and uncertainty regarding future product development; Canopy’s reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; the risk that cost savings and any other synergies from certain investments in Canopy made by the CBI Group may not be fully realized or may take longer to realize than expected; the implementation and effectiveness of key personnel changes; risks associated with jointly owned investments; risks relating to Canopy’s current and future operations in emerging markets; risks relating to inventory write downs; future levels of revenues and the impact of increasing levels of competition; risks relating to the protection and enforcement of Canopy’s intellectual property rights; Canopy’s ability to manage disruptions in credit markets or changes to Canopy’s credit ratings; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; risks relating to the integration of acquired businesses; the timing and manner of any legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; the adequacy of Canopy’s capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute Canopy’s business plan (either within the expected timeframe or at all); counterparty risks and liquidity risks that may impact Canopy’s ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, or threatened litigation or proceedings, on Canopy’s business, financial condition, results of operations and cash flows; risks relating to stock exchange restrictions; risks associated with divestment and restructuring; volatility in and/or degradation of general economic, market, industry or business conditions; Canopy’s exposure to risks relating to an agricultural business, including wholesale price volatility and variable product quality; third-party manufacturing risks; third-party transportation risks; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; and changes in regulatory requirements in relation to Canopy’s business and products. These risks and uncertainties, those described in the Canopy Annual Report and those described in Item IA of Part II of Canopy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 are not the only ones Canopy faces. Additional risks and uncertainties, including those that Canopy does not currently know about or that it currently deems immaterial, may also adversely affect Canopy’s business. If any of the following risks actually occur, Canopy’s business may be harmed, and its financial condition and results of operations may suffer significantly.

APPENDIX “H”
DIVISION 2 OF PART 8 OF THE BCBCA
Definitions and application

(1) In this Division:

“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;
“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;
“payout value” means,
(a) in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,
(b) in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement,
(c) in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, or
(d) in the case of a dissent in respect of a community contribution company, the value of the notice shares set out in the regulations, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.
(2) This Division applies to any right of dissent exercisable by a shareholder except to the extent that
(a) the court orders otherwise, or
(b) in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.
Right to dissent

(1) A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:

(a) under section 260, in respect of a resolution to alter the articles
(i) to alter restrictions on the powers of the company or on the business the company is permitted to carry on, or
(ii) without limiting subparagraph (i), in the case of a community contribution company, to alter any of the company’s community purposes within the meaning of section 51.91;
(b) under section 272, in respect of a resolution to adopt an amalgamation agreement;
(c) under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;
(d) in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;
(e) under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

(f) under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;
(g) in respect of any other resolution, if dissent is authorized by the resolution;
(h) in respect of any court order that permits dissent.
(2) A shareholder wishing to dissent must
(a) prepare a separate notice of dissent under section 242 for
(i) the shareholder, if the shareholder is dissenting on the shareholder’s own behalf, and
(ii) each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting,
(b) identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and
(c) dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.
(3) Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must
(a) dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and
(b) cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.
Waiver of right to dissent

(1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2) A shareholder wishing to waive a right of dissent with respect to a particular corporate action must
(a) provide to the company a separate waiver for
(i) the shareholder, if the shareholder is providing a waiver on the shareholder’s own behalf, and
(ii) each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is providing a waiver, and
(b) identify in each waiver the person on whose behalf the waiver is made.
(3) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder’s own behalf, the shareholder’s right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to
(a) the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and
(b) any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.
(4) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.
Notice of resolution

(1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a) a copy of the proposed resolution, and
(b) a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.
(2) If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,
(a) a copy of the proposed resolution, and
(b) a statement advising of the right to send a notice of dissent.
(3) If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors’ resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,
(a) a copy of the resolution,
(b) a statement advising of the right to send a notice of dissent, and
(c) if the resolution has passed, notification of that fact and the date on which it was passed.
(4) Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.
Notice of court orders
241 If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent
(a) a copy of the entered order, and
(b) a statement advising of the right to send a notice of dissent.
Notice of dissent

(1) A shareholder intending to dissent in respect of a resolution referred to in section 238(1) (a), (b), (c), (d), (e) or (f) must,

(a) if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,
(b) if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c) if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of
(i) the date on which the shareholder learns that the resolution was passed, and
(ii) the date on which the shareholder learns that the shareholder is entitled to dissent.
(2) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company
(a) on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or
(b) if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.
(3) A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company
(a) within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or
(b) if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.
(4) A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:
(a) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;
(b) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and
(i) the names of the registered owners of those other shares,
(ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and
(iii) a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;
(c) if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and
(i) the name and address of the beneficial owner, and
(ii) a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder’s name.
(5) The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

(1) A company that receives a notice of dissent under section 242 from a dissenter must,

(a) if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of
(i) the date on which the company forms the intention to proceed, and
(ii) the date on which the notice of dissent was received, or
(b) if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.
(2) A notice sent under subsection (1) (a) or (b) of this section must
(a) be dated not earlier than the date on which the notice is sent,
(b) state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and
(c) advise the dissenter of the manner in which dissent is to be completed under section 244.
Completion of dissent

(1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a) a written statement that the dissenter requires the company to purchase all of the notice shares,
(b) the certificates, if any, representing the notice shares, and
(c) if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.
(2) The written statement referred to in subsection (1) (c) must
(a) be signed by the beneficial owner on whose behalf dissent is being exercised, and
(b) set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out
(i) the names of the registered owners of those other shares,
(ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and
(iii) that dissent is being exercised in respect of all of those other shares.
(3) After the dissenter has complied with subsection (1),
(a) the dissenter is deemed to have sold to the company the notice shares, and
(b) the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.
(4) Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.
(5) Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.
(6) A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.
Payment for notice shares

(1) A company and a dissenter who has complied with section 244(1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a) promptly pay that amount to the dissenter, or
(b) if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.
(2) A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may
(a) determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,
(b) join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and
(c) make consequential orders and give directions it considers appropriate.
(3) Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must
(a) pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or
(b) if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.
(4) If a dissenter receives a notice under subsection (1) (b) or (3) (b),
(a) the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or
(b) if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.
(5) A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that
(a) the company is insolvent, or
(b) the payment would render the company insolvent.
Loss of right to dissent

The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:
(a) the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;
(b) the resolution in respect of which the notice of dissent was sent does not pass;
(c) the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;
(d) the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;
(e) the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;
(f) a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;
(g) with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;
(h) the notice of dissent is withdrawn with the written consent of the company;
(i) the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.
Shareholders entitled to return of shares and rights

If, under section 244(4) or (5), 245(4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a) the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,
(b) the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and
(c) the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

APPENDIX “I”
COMPARISON OF SHAREHOLDER RIGHTS UNDER THE BCBCA AND CBCA
Following is a summary of certain differences between the BCBCA and the CBCA, but it is not intended to be a comprehensive review of the two statutes. Reference should be made to the full text of both statutes and the regulations thereunder for particulars of any differences between them, and Floating Shareholders should consult their own legal or other professional advisors with regard to all of the implications of the Acquisition which may be of importance to them.
Charter Documents
Under the BCBCA, the charter documents consist of a “notice of articles”, which sets forth, among other things, the name of the corporation and the amount and type of authorized capital, and “articles” which govern the management of the corporation. The notice of articles is filed with the Registrar of Companies under the BCBCA, while articles are filed only with the corporation’s records office. A public corporation is required to file the “notice of articles” and “articles” on its SEDAR profile at www.sedar.com.
Under the CBCA, a corporation’s charter documents consist of “articles of incorporation”, which set forth, among other things, the name of the corporation, the province in Canada where the registered office is to be situated, the amount and type of authorized capital, and the “by-laws,” which govern the management of the corporation. The articles are filed with the Director under the CBCA and the by-laws are filed at the corporation’s registered office, or at another place in Canada designated by the corporation’s directors. A public corporation is required to file its “articles of incorporation” and its “bylaws” on its SEDAR profile at www.sedar.com.
Ability to Set Necessary Levels of Shareholder Consent
Under the BCBCA, a corporation, in its articles, can establish levels for various shareholder approvals (other than those prescribed by the BCBCA). The percentage of votes required for a “special resolution” can be specified in the articles and may be no less than two-thirds and no more than three-quarters of the votes cast. The CBCA does not provide for flexibility on shareholder approvals, which are either ordinary resolutions passed by a majority of the votes cast or, where specified in the CBCA, special resolutions which must be passed by two-thirds of the votes cast.
Amendments to the Charter Documents of a Corporation
Changes to the notice of articles of a corporation under the BCBCA will be effected by the type of resolution specified in the articles of a corporation, which, for many alterations, including change of name, consolidation, creation of new classes or series of shares or alterations to the articles, could provide for approval solely by a resolution of the directors. In the absence of anything in the articles, most corporate alterations will require a special resolution of the shareholders to be approved by not less than 66 2∕3% of the votes cast by the shareholders voting on the resolution. Alteration of the special rights and restrictions attached to issued shares requires, subject to the requirements set forth in the corporation’s articles, approval by a special resolution of the holders of the class or series of shares affected. A proposed amalgamation or continuation of a corporation out of the jurisdiction generally requires that shareholders approve the adoption of the amalgamation agreement or the continuance by way of a special resolution.
Under the CBCA, certain amendments to the charter documents of a corporation require a resolution passed by not less than 66 2∕3% of the votes cast by the shareholders voting on the resolution authorizing the amendments and, where certain specified rights of the holders of a class or series of shares are affected by the amendments differently than the rights of the holders of other classes or series of shares, such holders are entitled to vote separately as a class or series, whether or not such class or series of shares otherwise carry the right to vote. A resolution to amalgamate a CBCA corporation requires a special resolution passed by the holders of each class or series of shares, whether or not such shares otherwise carry the right to vote, if such class or series of shares are affected differently.

Change of Name and Consolidation
The CBCA provides that a special resolution is required in order to change a corporation’s name or to consolidate or split its issued and outstanding capital. Under the BCBCA, if specified in a corporation’s articles, such changes may be approved by a directors’ resolution.
Sale of Business or Assets
Under the BCBCA, the directors of a corporation may sell, lease or otherwise dispose of all or substantially all of the undertaking of the corporation only if it is in the ordinary course of the corporation’s business or with shareholder approval authorized by special resolution. Under the BCBCA, a special resolution requires the approval of a “special majority”, which means the majority specified in a corporation’s articles, if such specified majority is at least two-thirds and not more than by three-quarters of the votes cast by those shareholders voting in person or by proxy at a general meeting of the corporation. If the articles do not contain a provision stipulating the special majority, then a special resolution is passed by at least two-thirds of the votes cast on the resolution.
The CBCA requires approval of the holders of two-thirds of the shares of a corporation represented at a duly called meeting to approve a sale, lease or exchange of all or substantially all of the property of the corporation that is other than in the ordinary course of business of the corporation. Holders of shares of a class or series, whether or not they are otherwise entitled to vote, can vote separately only if that class or series is affected by the sale, lease or exchange in a manner different from the shares of another class or series.
Rights of Dissent and Appraisal
The BCBCA provides that shareholders, including beneficial holders, who dissent from certain actions being taken by a corporation, may exercise a right of dissent and require the corporation to purchase the shares held by such shareholder at the fair value of such shares. The dissent right is applicable where the corporation proposes to:
(a)
alter the articles to alter restrictions on the powers of the corporation or on the business it is permitted to carry on;

(b)
adopt an amalgamation agreement;

(c)
approve an amalgamation whereby the corporation will be amalgamated to form an amalgamated foreign corporation under Division 4 of Part 9 of the BCBCA;

(d)
approve an arrangement, the terms of which arrangement permit dissent;

(e)
authorize or ratify the sale, lease or other disposition of all or substantially all of the corporation’s undertaking; or

(f)
authorize the continuation of the corporation into a jurisdiction other than British Columbia.

In certain circumstances, shareholders may also be entitled to dissent in respect of a resolution if dissent is authorized by such resolution, or if permitted by court order.
The CBCA contains a similar dissent remedy to that contained in the BCBCA, although the procedure for exercising this remedy is different. Subject to specified exceptions, dissent rights are available where the corporation resolves to:
(a)
amend its articles to add, remove or change restrictions any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b)
amend its articles to add, remove or change any restriction upon the business or businesses that the corporation may carry on;

(c)
amalgamate with another corporation;

(d)
be continued under the Laws of another jurisdiction;

(e)
sell, lease or exchange all or substantially all its property; or

(f)
carry out a going-private transaction or a squeeze-out transaction.

Oppression Remedies
Under the CBCA, a registered shareholder, beneficial shareholder, former registered shareholder or beneficial shareholder, director, former director, officer or former officer of a corporation or any of its affiliates, or any other person who, in the discretion of a court, is a proper person to seek an oppression remedy, may apply to a court for an order to rectify the matters complained of where in respect of a corporation or any of its affiliates:
(a)
any act or omission of a corporation or its affiliates effects a result;

(b)
the business or affairs of a corporation or its affiliates are or have been carried on or conducted in a manner; or

(c)
the powers of the directors of the corporation or any of its affiliates are, have been exercised in a manner,

that is oppressive or unfairly prejudicial to, or that unfairly disregards the interests of any securityholder, creditor, director or officer of the corporation.
On such an application, the court may make such order as it sees fit, including but not limited to, an order restraining the conduct complained of.
The oppression remedy under the BCBCA is similar to the remedy found in the CBCA, with a few differences. Under the CBCA, the applicant can complain not only about acts of the corporation and its directors but also acts of an affiliate of the corporation and the affiliate’s directors, whereas under the BCBCA, the shareholder can only complain of oppressive conduct of the corporation. Under the BCBCA the applicant must bring the application in a timely manner, which is not required under the CBCA, and the court may make an order in respect of the complaint if it is satisfied that the application was brought by the shareholder in a timely manner. As with the CBCA, the court may make such order as it sees fit, including an order to prohibit any act proposed by the corporation. Under the CBCA a corporation is prohibited from making a payment to a successful applicant in an oppression claim if there are reasonable grounds for believing that (a) the corporation is, or after the payment, would be unable to pay its liabilities as they become due, or (b) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities; under the BCBCA, if there are reasonable grounds for believing that the corporation is, or after a payment to a successful applicant in an oppression claim would be, unable to pay its debts as they become due in the ordinary course of business, the corporation must make as much of the payment as possible and pay the balance when the corporation is able to do so.
Shareholder Derivative Actions
Under the BCBCA, a shareholder, defined as including a beneficial shareholder and any other person whom the court considers to be an appropriate person to make an application under the BCBCA, or a director of a corporation may, with leave of the court, bring a legal proceeding in the name and on behalf of the corporation to enforce an obligation owed to the corporation that could be enforced by the corporation itself, or to obtain damages for any breach of such an obligation. An applicant may also, with leave of the court, defend a legal proceeding brought against a corporation.
A broader right to bring a derivative action is contained in the CBCA than is found in the BCBCA, and this right extends to former shareholders, directors or officers of a corporation or its affiliates, and any person who, in the discretion of the court, is a proper person to make an application to court to bring a derivative action. In addition, the CBCA permits derivative actions to be commenced in the name and on behalf of a corporation or any of its Subsidiaries. The complainant must provide the directors of the corporation or its Subsidiary with fourteen days’ notice of the complainant’s intention to apply to the court to bring a derivative action.

Requisition of Meetings
The BCBCA provides that one or more shareholders of a corporation holding not less than 5% of the issued voting shares of the corporation may give notice to the directors requiring them to call and hold a general meeting which meeting must be held within 4 months. Subject to certain exceptions, if the directors fail to provide notice of a meeting within 21 days of receiving the requisition, the requisitioning shareholders, or any one or more of them holding more than 2.5% of the issued shares of the corporation that carry the right to vote at general meetings may send notice of a general meeting to be held to transact the business stated in the requisition.
The CBCA permits the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a meeting to require the directors to call and hold a meeting of the shareholders of the corporation for the purposes stated in the requisition. Subject to certain exceptions, if the directors fail to provide notice of a meeting within 21 days of receiving the requisition, any shareholder who signed the requisition may call the meeting.
Form and Solicitation of Proxies, Information Circular
Under the BCBCA, the management of a public corporation, concurrently with sending a notice of meeting of shareholders, must send a form of proxy to each shareholder who is entitled to vote at the meeting and an information circular containing prescribed information regarding the matters to be dealt with at the meeting. The required information is substantially the same as the requirements that apply to the corporation under applicable securities Laws. The BCBCA does not place any restriction on the method of soliciting proxies.
The CBCA also contains provisions prescribing the form and content of notices of meeting and information circulars. Under the CBCA, a person who solicits proxies, other than by or on behalf of management of the corporation, must send a dissident’s proxy circular in prescribed form to each shareholder whose proxy is solicited, to each director and to the corporation. Pursuant to the CBCA a person may solicit proxies without sending a dissident’s proxy circular if either (i) the total number of shareholders whose proxies solicited is 15 or fewer (with two or more joint holders being counted as one shareholder), or (ii) the solicitation is, in certain prescribed circumstances, conveyed by public broadcast, speech or publication.
Place of Shareholders’ Meetings
The BCBCA requires all meetings of shareholders to be held in British Columbia unless: (i) a location outside the province of British Columbia is provided for in the articles; (ii) the articles do not restrict the corporation from approving a location outside of the province of British Columbia for holding of the general meeting and the location of the meeting is approved by the resolution required by the articles for that purpose or by ordinary resolution if no resolution is required for that purpose by the articles; or (iii) if the location for the meeting is approved in writing by the registrar before the meeting is held.
The CBCA requires all meetings of shareholders to be held at a place within Canada provided in the by-laws unless a location outside of Canada is specified in the articles or the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place.
Number of Directors and Residency Requirements
The BCBCA provides that a public corporation must have at least three directors but does not have any residency requirements for directors.
The CBCA also requires a minimum of three directors for a public corporation, but requires that at least two of those directors be unrelated parties. Further, at least 25% of directors be resident Canadians, unless the corporation has less than four directors, in which case at least one director must be a resident Canadian.
Removal of Directors
The BCBCA provides that the shareholders of a corporation may remove one or more directors by a special resolution or by any other method specified in the articles. If holders of a class or series of shares have the exclusive right to elect or appoint one or more directors, a director so elected or appointed may only be removed by a separate special resolution of the shareholders of that class or series or by any other method specified in the articles.
The CBCA provides that the shareholders of a corporation may by ordinary resolution at an annual or special meeting remove any director or directors from office. An ordinary resolution under the CBCA requires the resolution to be passed by a majority of votes cast by the shareholders who voted in respect of that resolution. The CBCA further provides that where the holders of any class or series of shares of a corporation have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.
Meaning of “Insolvent”
Under the BCBCA, for purposes of the insolvency test that must be passed for the payment of dividends and purchases and redemptions of shares, “insolvent” is defined to mean when a corporation is unable to pay its debts as they become due in the ordinary course of its business. Unlike the CBCA, the BCBCA does not impose a net asset solvency test for these purposes. For purposes of proceedings to dissolve or liquidate, the definition of “insolvent” from federal bankruptcy legislation applies.
Under the CBCA, a corporation may not pay dividends or purchase or redeem its shares if there are reasonable grounds for believing (i) it is or would be unable to pay its liabilities as they become due; or (ii) it would not meet a net asset solvency test. The net asset solvency tests for different purposes vary somewhat.
Reduction of Capital
Under the BCBCA, capital may be reduced by special resolution or court order. A court order is required if the realizable value of the corporation’s assets would, after the reduction of capital, be less than the aggregate of its liabilities.
Under the CBCA, capital may be reduced by special resolution but not if there are reasonable grounds for believing that (i) the corporation is, or would after the reduction be, unable to pay its liabilities as they become due, or (ii) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.
Shareholder Proposals
The BCBCA includes a more detailed regime for shareholders’ proposals than the CBCA. For example, a person submitting a proposal must have been the registered or beneficial owner of one or more voting shares for at least two years before signing the proposal. In addition, the proposal must be signed by shareholders who, together with the submitter, are registered or beneficial owners of (i) at least 1% of the corporation’s voting shares, or (ii) shares with a fair market value exceeding an amount prescribed by regulation (at present, C$2,000).
The CBCA allows a registered holder or beneficial owner of shares that are entitled to be voted at an annual meeting of shareholders submit a notice of a proposal.
Compulsory Acquisition
The CBCA provides a right of compulsory acquisition for an offeror that acquires 90% of the target securities pursuant to a take-over bid or issuer bid, other than securities held at the date of the bid by or on behalf of the offeror.
The BCBCA provides a substantively similar right although there are differences in the procedures and process. Unlike the CBCA, the BCBCA provides that where an offeror does not use the compulsory acquisition right when entitled to do so, a securityholder who did not accept the original offer may require the offeror to acquire the securityholder’s securities on the same terms contained in the original offer.
Investigation/Appointment of Inspectors
Under the BCBCA, a corporation may appoint an inspector to investigate the affairs and management of a corporation by special resolution. Shareholders holding at least 20% of the issued shares of a corporation may apply to the court for the appointment of an inspector. The court must consider whether there are reasonable grounds for believing there has been oppressive, unfairly prejudicial, fraudulent, unlawful or dishonest conduct.
Under the CBCA, shareholders can apply to the court for the appointment of an inspector. Unlike the BCBCA, the CBCA does not require an applicant to hold a specified number of shares for a court order application, nor does it permit the corporation to commence an investigation by way of approval by special resolution of a corporation’s shareholders.
Dividends
Under the BCBCA, a corporation may pay dividends to its shareholders by shares or property, including money, unless the corporation is insolvent or the payment of the dividends would render the corporation insolvent.
Under the CBCA, a corporation may pay dividends in the same forms as are permitted under the BCBCA, however, a corporation must not pay dividends if the corporation is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

If you have any questions or require any assistance in executing your proxy or voting instruction form, please call Morrow Sodali at:
North American Toll-Free Number: 1.888.444.0623
Outside North America, Banks, Brokers and Collect Calls: 1.289.695.3075
Email: assistance@morrowsodali.com
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ACREAGE HOLDINGS, INC.
366 Madison Avenue, 14th Floor
New York, New York 10017
P: 1.646.600.9181| E: investors@acreageholdings.com
Acreage Holdings, Inc. is traded on the CSE under the symbols “ACRG.A.U” and “ACRG.B.U” and on the OTCQX under the symbols “ACRHF” and “ACRDF”.

Acreage Holdings, Inc.Form of Proxy — Special Meeting to be held on March 15, 2023Trader’s Bank Building702, 67 Yonge St.Toronto, ON M5E 1J8Appointment of ProxyholderI/We being the undersigned holder(s) of Acreage Holdings, Inc. hereby appoint Peter Caldini or failing this person, Steve GoertzORPrint the name of the person you are appointing if this person is someone other than the Management Nominees listed herein:as my/our proxyholder with full power of substitution and to attend, act, and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the special meeting of holders of the issued and outstanding Class D subordinate voting shares of Acreage Holdings, Inc. (the “Special Meeting”) to be held virtually at https://web.lumiagm.com/244671399 or at any adjournment thereof.1.Arrangement Resolution.To consider pursuant to an interim order of the Supreme Court of British Columbia dated January 18, 2023, as varied on February 13, 2023, and, if thought advisable, to pass, with or without variation, a special resolution, the full text of which is set forth in Appendix “B” to the accompanying proxy statement and management information circular (the “Circular”), authorizing and approving, among other things, an arrangement under Section 288 of the Business Corporations Act (British Columbia) involving Acreage Holdings, Inc., Canopy Growth Corporation and Canopy USA, LLC, as more particularly set out in the Circular under the heading “The Floating Share Arrangement”.For>Against☐>☐Authorized Signature(s) — This section must be completed for your instructions to be executed.I/we authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Special Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Acreage’s management (“Management”).Signature(s):Date//MM / DD / YY

This form of proxy is solicited by and on behalf of Management.Proxies must be received by 12:00 p.m. (New York time), on March 13, 2023.Notes to Proxy1.Each holder has the right to appoint a person, who need not be a holder, to attend and represent him or her at the Special Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse.2.If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all of the registered owners must sign this proxy in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.3.This proxy should be signed in the exact manner as the name appears on the proxy.4.If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.5.The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.6.The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.7.This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Special Meeting of Floating Shareholders that accompanies the Circular or other matters that may properly come before the Special Meeting.8.This proxy should be read in conjunction with the accompanying documentation provided by Management.INSTEAD OF MAILING THIS PROXY, YOU MAY SUBMIT YOUR PROXY USING SECURE ONLINE VOTING AVAILABLE ANYTIME:To Vote Your Proxy Online please visit:https://login.odysseytrust.com/pxloginYou will require the CONTROL NUMBER printed with your address to the right. If you vote by Internet, do not mail this proxy.To Virtually Attend the Special Meeting:You can attend the meeting virtually by visiting https://web.lumiagm.com and entering the meeting ID 244-671-399. For further information on the virtual Special Meeting and how to attend it, please view the Circular. The password to join the meeting is acreage2023.To request the receipt of future documents via email and/or to sign up for Securityholder Online services, you may contact Odyssey Trust Company at www.odysseycontact.comVoting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. A return envelope has been enclosed for voting by mail.>Shareholder Address and Control Number Here